As filed with the Securities and Exchange Commission on December 6, 2002


                    Investment Company Act File No. 811-7885
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM N-1A


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               Amendment No. 12 [X]
                             (Check appropriate box
                                    or boxes)


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                        Quantitative Master Series Trust

               (Exact Name of Registrant as Specified in Charter)

              800 Scudders Mill Road, Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

       (Registrant's Telephone Number, Including Area Code) (609) 282-2800

                                 TERRY K. GLENN
                             800 Scudders Mill Road,
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                     (Name and Address of Agent for Service)

                             ----------------------

                                   Copies to:

        Counsel for the Fund:                    Philip L. Kirstein, Esq.
       Joel H. Goldberg, Esq.                    FUND ASSET MANAGEMENT, L.P.
        Shearman & Sterling                           P.O. Box 9011
        599 Lexington Avenue                  Princeton, New Jersey 08543-9011
         New York, NY 10022

                                EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

      This Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand alone document.

                               TABLE OF CONTENTS

PART A. INFORMATION REQUIRED IN A PROSPECTUS

Item 1. Front and Back Cover Pages ........................................    *

Item 2. Risk/Return Summary: Investments, Risk and Performance ............    *

Item 3. Risk/Return Summary: Fee Table ....................................    *

Item 4. Investment Objectives, Principal Investment Strategies,
        and Related Risks .................................................    3

Item 5. Management's Discussion of Fund Performance .......................    *

Item 6. Management, Organization, and Capital Structure ...................   19

Item 7. Shareholder Information ...........................................   21

Item 8. Distribution Arrangements .........................................   22

Item 9. Financial Highlights Information ..................................    *

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. Cover Page and Table of Contents .................................    1

Item 11. Trust History ....................................................    1


Item 12. Description of the Series and their Investments and Risks ........    1


Item 13. Management of the Registrant .....................................   32

Item 14. Control Persons and Principal Holders of Securities ..............   38

Item 15. Investment Advisory and Other Services ...........................   39

Item 16. Brokerage Allocation and Other Practices .........................   43

Item 17. Capital Stock and Other Securities ...............................   47

Item 18. Purchase, Redemption and Pricing of Securities ...................   48

Item 19. Taxation of the Trust ............................................   50

Item 20. Underwriters .....................................................   52

Item 21. Calculation of Performance Data ..................................   52

Item 22. Financial Statements..............................................   53

PART C.  OTHER INFORMATION

Item 23. Exhibits..........................................................  C-1

Item 24. Persons Controlled by or under Common Control with
         Registrant........................................................  C-2

Item 25. Indemnification ..................................................  C-3

Item 26. Business and Other Connections of Investment Adviser .............  C-5

Item 27. Principal Underwriters ...........................................  C-9

Item 28. Location of Accounts and Records ................................. C-10

Item 29. Management Services .............................................. C-10

Item 30. Undertakings ..................................................... C-10


*Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

                                     PART A

Item 4. Investment Objectives, Principal Investment Strategies, and
        Related Risks.


      Quantitative Master Series Trust (the "Trust" or the "Registrant") is a no-load, open-end management investment company which was organized as a Delaware business trust on August 28, 1996. Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (together, the "Series" and each, a "Series") are each separate series of the Trust. Each Series, except for the Extended Market Index Series, is a non-diversified investment company and the Extended Market Index Series is a diversified investment company, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved.

            INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

                                    * * * *

                                  INDEX SERIES

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series and International Index Series (each an "Index Series" and collectively, the "Index Series").

      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P 500") as closely as possible before the deduction of Series expenses.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's(R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses.

      International Index Series


      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East Index (Capitalization Weighted Version in U.S. dollars with net dividends) (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index.


      There can be no assurance that the investment objectives of the Index Series will be achieved.


      The Index Series will not attempt to buy or sell securities based on the Investment Adviser's (as defined below) economic, financial or market analysis, but will instead employ a "passive" investment approach. This means that the Investment Adviser will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the respective index before deduction of expenses. An Index Series will buy or sell securities only when the Investment Adviser believes it is necessary to do so in order to match the performance of the respective index. Accordingly, it is anticipated that an Index Series' portfolio turnover and trading costs will be lower than that of an "actively" managed fund. However, the Index Series have operating and other expenses, while an index does not. Therefore, each Index Series may tend to underperform its target index to some degree over time.

      Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its total assets in securities or other financial instruments which are components of or correlated with the applicable index (or portions thereof). An Index Series may change its target index if the Investment Adviser believes a different index would better enable the Index Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Index Series may be changed without shareholder approval.


      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:


      Each Index Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity Funds. To the extent an Index Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index. The Index Series will not invest in options, futures, other derivative instruments or short term money market instruments in order to lessen the Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times. Each Index Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending.


      S&P 500 Index Series

      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. A market-weighted index is an index in which the weighting of each security is based on its market capitalization, which is the number of a company's outstanding shares multiplied by a share's current market value and is a measure of a company's size. In a market-weighted index, changes in the price of a company with a large capitalization affect the level of the index more than changes in the price of a company with a smaller market capitalization. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by the Standard & Poor's Rating Group ("S&P"), a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment.

      The Series may invest in all 500 stocks in the S&P 500 in roughly the same proportions as their weightings in the S&P 500. For example, if 2% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient, the Investment Adviser is authorized to deviate from full replication and instead invest in a statistically selected sample of the 500 stocks in the S&P 500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole, but which involves less transaction cost than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 500 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500's performance to do so.


      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:

      The Series may invest in derivative instruments, and normally will invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 500. Derivatives allow the Series to increase or decrease its exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Mid Cap Index Series.


      The S&P 400 is composed of 400 common stocks issued by U.S. mid-capitalization companies in a wide range of businesses. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks. As of the most recent update of the S&P 400 as of October 22, 2002, the largest stock in the index had a market capitalization of $3 billion and the smallest stock in the index had a market capitalization of $900 million. The S&P 400 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 400 are chosen by S&P. S&P chooses stocks for inclusion in the S&P 400 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 400 does not mean that S&P believes the stock to be an attractive investment.

      The Series may invest in all 400 stocks in the S&P 400 in roughly the same proportions as their weightings in the S&P 400. For example, if 2% of the S&P 400 is made up of the stock of a particular company, the Series may invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient the Series may deviate from full replication and instead invest in a sample of 400 stocks in the S&P 400 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 400 as a whole, but which involves fewer transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 400 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 400 when it believes that it would be a cost efficient way of approximating the S&P 400's performance to do so.

      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:

      The Series may invest in derivative instruments, and normally will invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 400. Derivatives allow the Series to increase or decrease its exposure to the S&P 400 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Extended Market Index Series


      The Wilshire 4500 is composed of all of the equity securities which are issued by companies headquartered in the U.S. and regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500. The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 6,500 stocks (the number of stocks has grown since the index was created in 1983). As of the most recent update of the Wilshire 4500 as of September 30, 2002, the largest stock in the index had a market capitalization of approximately $113.3 billion, the smallest stock in the index had a market capitalization of less than approximately $1 million and the weighted average market capitalization of stocks in the index was approximately $8.4 billion.


      Additions to the index are made once a month after the month-end close, and initial public offerings are generally added at the end of the month (provided there is a shares outstanding value that Wilshire in its judgment believes to be credible). Issues spun-off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index on the day it fails index inclusion guidelines when it does not price.


      The Series will not invest in all of the common stocks in the Wilshire 4500, or in the same weightings as in the Wilshire 4500. Instead, the Series will invest in a sample of the stocks included in the Wilshire 4500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Wilshire 4500 as a whole.


      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:

      The Series may invest in derivative instruments, and normally will invest a significant portion of its assets in options and futures contracts linked to the performance of the Wilshire 4500 or other indices that are highly correlated with the Wilshire 4500. Derivatives allow the Series to increase or decrease its exposure to the Wilshire 4500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Small Cap Index Series


      The Russell 2000 is composed of the common stocks of the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. As of the most recent update of the Russell 2000 as of June 30, 2002, the largest stock in the index had a market capitalization of approximately $1.3 billion and the average market capitalization of stocks in the index was approximately $490 million. The

Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company's selection of a stock for the Russell 2000 does not mean that Frank Russell Company believes the stock to be an attractive investment.

      The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.


      The Series will not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series will invest in a sample of the stocks included in the Russell 2000 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.


      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:

      The Series may invest in derivative instruments, and normally will invest a significant portion of its assets in options and futures contracts linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Aggregate Bond Index Series

      The Aggregate Bond Index is a market-weighted index comprised of 6,500 dollar-denominated investment grade bonds with maturities greater than one year, as chosen by Lehman Brothers Holdings Inc. ("Lehman Brothers"). The Aggregate Bond Index includes:

         o    U.S. government and government agency securities

         o securities issued by supranational entities, such as the World Bank

         o securities issued by foreign governments and U.S. and foreign corporations

         o mortgage-backed securities (securities that give their holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans)

Lehman Brothers' selection of a bond for the Aggregate Bond Index does not mean that Lehman Brothers believes the security to be an attractive investment.


      The Series will not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Instead, the Series will invest in a sample of bonds included in the Aggregate Bond Index, or in a sample of bonds not included in the index but correlated with bonds that are in the index, and in derivative instruments correlated with the Aggregate Bond Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. Because the Aggregate Bond Index typically includes securities not readily available in the market, the Series may invest in bonds not included in the index but that are selected to reflect, as closely as practicable, characteristics such as maturity, duration, or credit quality similar to bonds in the index. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Aggregate Bond Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Aggregate Bond Index Series may have a higher portfolio turnover rate than the other Index Series.


      Because the Aggregate Bond Index is composed of investment grade bonds, the Series will invest in corporate bonds rated investment grade (rated at least Baa3 by Moody's Investors Services, Inc. or BBB- by S&P) at the time of purchase, or if unrated, of comparable quality. The Series may continue to hold a security that is downgraded below investment grade.


      The Series usually will invest a substantial portion of its assets in mortgage-backed securities. Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie
Mac) or Fannie Mae. Principal and interest payments on mortgage-backed securities issued by the Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk. Mortgage-backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk.



      The Series may also purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. This is when the Series buys or sells securities with payment and delivery taking place in the future so that the Series can lock in a favorable yield and price at the time of entering into the transaction. The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a future date from the same party. During the period between the Series' sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series may also enter into standby commitment agreements in which the Series is committed, for a stated period of time, to buy a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment, and the Series is paid a commitment fee whether the security is issued or not.


      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:


      The Series may invest in derivative instruments, and normally will invest a significant portion of its assets in options and futures contracts correlated with the performance of the Aggregate Bond Index. Derivatives may allow the Series to increase or decrease its exposure to the Aggregate Bond Index quickly and at less cost than buying or selling bonds. The Series may invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      International Index Series


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by Morgan Stanley Capital International, Inc. ("MSCI"). MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the developed international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      The Series will, under normal circumstances, invest in all of the countries represented in the EAFE Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of equity securities included in the EAFE Index and in derivative instruments correlated with countries within the EAFE Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.


      In addition to the Series' principal strategies described above, the Series may also employ the following investment strategies:


      The Series may invest in derivative instruments, and normally will invest a significant portion of its assets in options and futures contracts correlated with market indices or countries included within the EAFE Index. Derivatives allow the Series to increase or decrease its exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

                                    * * * *

                                ENHANCED SERIES


      Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series (each an "Enhanced Series" and collectively, the "Enhanced Series")

      Each Enhanced Series seeks to provide a total return exceeding its benchmark index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Each Enhanced Series invests, under normal circumstances, at least 80% of its total assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments correlated with components of that index. Each Enhanced Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of its respective index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to its benchmark index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage (for example, arbitrage between different share classes of a company or a single share class listed on different exchanges), (3) overweighting or underweighting certain securities (relative to their weightings in the index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes may enhance performance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur, in order to profit from volatility relating to the index change and/or seek better executions than the price levels used to compute the index's performance.

      Each Enhanced Series will invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements or commingled short-term liquidity funds. To the extent an Enhanced Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain exposure to the index.

      An Enhanced Series may change its benchmark index if the Investment Adviser believes a different index would better enable the Enhanced Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Enhanced Series may be changed without shareholder approval. In addition to the investment strategies described below, each Enhanced Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending.


      Enhanced S&P 500 Series


      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment.

      The Enhanced S&P 500 Series may invest in derivative instruments, and will normally invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the weightings of stocks in the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will overweight or underweight stocks in the portfolio (relative to their weightings in the S&P 500) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, please see Part B.

      Enhanced Small Cap Series

      The Standard & Poor's(R) Smallcap 600 Index (the "S&P 600") is composed of 600 common stocks issued by small-capitalization U.S. companies in a wide range of businesses. The S&P 600 is generally considered broadly representative of the performance of publicly traded U.S. small-capitalization stocks. As of the most recent update of the S&P 600 as of October 22, 2002, the largest stock in the index has a market capitalization of $900 million and the smallest stock in the index had a market capitalization of $250 million. The S&P 600 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 600 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 600 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 600 does not mean that S&P believes the stock to be an attractive investment.

      The Enhanced Small Cap Series may invest in derivative instruments, and will normally invest a significant portion of its assets in options and futures contracts correlated with small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the weightings of stocks in the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the S&P 600) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, please see Part B.


      Enhanced International Series


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by MSCI. MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      The Enhanced International Series may invest in derivative instruments, and will normally invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees an opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      In addition to the principal strategies referenced above, the Series may also employ the following non-principal strategies: investing in new issues and foreign currency exchange contracts, and selling covered call options. For more information on these and other investments of the Series, please see Part B.

                                INVESTMENT RISKS


      This section contains a summary discussion of the principal risks of investing in a Series. As with any fund, the value of a Series' investments - and therefore the value of a Series' shares - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. At other times, there are specific factors that may affect the value of a particular investment. Also, with respect to the Enhanced Series, fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of a Series' investments goes down, you may lose money. This section also discusses additional risks of investing in the Series.


            S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, International Index Series and Enhanced Series.

      A principal risk of investing in the Index Series (other than the Aggregate Bond Index Series) and Enhanced Series is stock market risk.


      Stock Market Risk -- Stock market risk is the risk that a stock market in one or more countries in which a Series invests will go down in value, including the possibility that a market will go down sharply and unpredictably.

            Aggregate Bond Index Series


      The principal risks of investing in the Aggregate Bond Index Series are interest rate risk, credit risk and mortgage-backed securities risk. Each of these principal risks as well as additional risks of investing in the Series are discussed below.

      Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

      Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Series will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. While the Series invests only in money market securities of investment grade issuers, those issuers may still default on their obligations.


      Event Risk -- Event risk is of a type of credit risk that occurs when corporate issuers undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events, which may be financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds may decline significantly.


      Mortgage-Backed Securities -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Series has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as extension risk.

      Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

      Dollar Rolls -- Dollar rolls involve the risk that the market value of the securities that the Series is committed to buy may decline below the price of the securities the Series has sold. These transactions may involve leverage. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

      Standby Commitment Agreements -- Standby commitment agreements involve the risk that the security will lose value prior to its delivery to the Series. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security, in which case the Series has lost the investment opportunity for the assets it had set aside to pay for the security and any gain in the security's price.

      When Issued Securities, Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Series both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

      Foreign Government Debt -- The Aggregate Bond Index Series may invest in debt securities issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) or their agencies and instrumentalities. Investments in these securities subject the Series to the risk that a government entity may delay or refuse to pay interest or repay principal on its debt for various reasons, including cash flow problems, insufficient foreign currency reserves, political considerations, or the relative size of its debt position to its economy. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding that the Series can use to collect payments on debt securities that a government entity has not repaid.

            Aggregate Bond Index Series, International Index Series and Enhanced International Series

      A principal risk of investing in the International Index Series and Enhanced International Series is foreign market risk. This principal risk as well as additional risks of investing in the Series are discussed below.


      Foreign Market Risk -- Since a Series may invest in non-U.S. securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Series will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

      o The economies of certain foreign markets often do not compare favorably with the economy of the United States in areas such as growth of gross domestic product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

      o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

      o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Series' ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect a Series' operations.

      o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

      o Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for a Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and a Series' assets may be uninvested and not earning returns. A series may miss investment opportunities or be unable to sell an investment because of these delays.

      Governmental Supervision and Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Investment Adviser to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Series can earn on its investments.

            International Index Series and Enhanced International Series

      A principal risk of investing in the International Index Series and Enhanced International Index Series is currency risk. This principal risk as well as additional risks of investing in these Series are described below.

      Currency Risk -- Securities in which a Series invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Certain Risks of Holding Series Assets Outside the United States -- The Series generally hold their foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Series to buy, sell, and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Series can earn on its investments and typically results in a higher operating expense ratio for the Series than for investment companies invested only in the United States.

            Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and Enhanced Small Cap Series

      The principal risks of investing in the Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and Enhanced Small Cap Series are small cap risk and volatility.


      Small Cap Risk -- Small cap companies and, to a lesser extent, mid cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Series' investment in a small cap or mid cap company may lose substantial value.

      The securities of small cap companies and, to a lesser extent, mid cap companies generally trade in lower volumes and are subject to greater and less predictable price changes than securities of larger, more established companies. Investing in smaller and, to a lesser extent, mid cap companies requires a long term view.

      Volatility -- Stocks of small and medium companies tend to be more volatile than stocks of larger companies and can be particularly sensitive to expected changes in interest rates, borrowing costs and earnings.


            Index Series (not including the Extended Market Index Series) and Enhanced Series


      A principal risk of investing in the Index Series (other than the Extended Market Index Series) and Enhanced Series is non-diversification risk.

      Non-Diversification Risk -- Each Series is a non-diversified series. If a Series invests in securities of a smaller number of issuers, a Series' risk is increased because developments affecting an individual issuer have a greater impact on the Series' performance.

            Enhanced Series


      An additional non-principal risk of investing in the Enhanced Series is arbitrage/correlation risk, which is discussed below.

      Arbitrage/Correlation Risk -- Each Series may engage in index arbitrage and other types of arbitrage. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets. Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Investment Adviser. Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear. In the event the price discrepancies do not disappear or widen, however, a Series could lose money on an arbitrage trade.


            All Series


      A principal risk of investing in the Index Series and Enhanced Series is selection risk. This principal risk as well as additional risks of investing in the Series are described below.


      Selection Risk -- Selection risk is the risk that the securities that each Series' management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. This risk is greater for the Enhanced Series, because of their strategy of overweighting or underweighting companies relative to their respective index.


      Derivatives -- A Series may use derivative instruments including futures, forwards and options, options on futures, swaps and indexed securities. Futures are exchange-traded contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Forwards are private contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Options are exchange-traded or private contracts involving the right of a holder to deliver (a "put") or receive (a "call") certain assets (or a money payment based on the change in value of certain assets or an index) from another party at a specified price within a specified time period. Options on futures are options in which the underlying asset is a futures contract. Swaps are private contracts involving the obligation of a party to exchange specified payments (which may be based on the value of an index or asset) with another party at specified times. Indexed securities are debt obligations that return a variable amount of principal or interest based on the value of an index at a specified time.

      Derivatives are volatile and involve significant risks, including:

         o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Series.

         o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

            A Series may use derivatives for anticipatory hedging. Anticipatory hedging is a strategy in which a Series uses a derivative to offset the risk that securities in which the Series intends to invest will increase in value before the Series has an opportunity to purchase the securities. A Series will use derivatives for anticipatory hedging in order to gain exposure efficiently to their underlying indices or market segments in the event the Series receive cash inflows. Derivatives may not always be available or cost efficient. If a Series invests in derivatives, the investments may not be as effective as a hedge against price movements.

      Short Sales -- When a Series makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale.

      If the price of the security sold short increases between the time of the short sale and the time the Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although the Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own.

      Borrowing and Leverage Risk -- The Series may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Series shares and in the return on a Series' portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series' return. Certain securities that a Series buys may create leverage including, for example, options and indexed securities.

      Illiquid Securities -- Each Series may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If a Series buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

      Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Series buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

      Restricted securities may be illiquid. A Series may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Series may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Series management or the Investment Adviser receives material adverse nonpublic information about the issuer, a Series will not be able to sell the securities.

      Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.


      Securities Lending -- Each Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Series.


      If you would like further information about the Series, including how they invest, please see Part B.

Investment Adviser

Item 6.  Management, Organization, and Capital Structure.

      Fund Asset Management, L.P. (the "Investment Adviser" or "FAM") serves as the investment adviser of all of the Series. The Investment Adviser manages all of the Series' investments and their business operations under the overall supervision of the Board of Trustees (the "Trustees") of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Series. The principal business address of the Investment Adviser is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

      The table below shows the fee earned by the Investment Adviser and its affiliate at the annual rates of the average daily net assets of each of the Series listed below as follows:


 Series                        Actual                           Fee Rate for the Period Ended
                             Current Fee   Contractual      December 31, 2001 (reflects voluntary
                               Rate        Fee Rate(2)            waiver where applicable)
Master S&P 500 Index Series(1)  0.005%        0.05%                     0.005%

Master Small Cap Index
Series(1)                       0.01%         0.08%                      0.01%

Master Aggregate Bond Index
Series(1)                       0.01%         0.06%                      0.01%

Master International
Index Series                    0.01%         0.01%                      0.00%

Master Enhanced S&P 500
Series                          0.01%         0.01%                      0.01%


Master Enhanced Small Cap
Series                          0.01%         0.01%                       N/A


Master Enhanced International
Series                          0.01%         0.01%                      0.01%

Master Mid Cap
Index Series                    0.01%         0.01%                      0.01%

Master Extended Market
Index Series                    0.01%         0.01%                      0.01%

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(1) The Investment Adviser has entered into a contract with the Trust on behalf of each Series designated above and certain corresponding "feeder" funds that are registered investment companies (each a "Feeder Fund") that provides that the management fee for each Series when combined with the administrative fee of each such corresponding Feeder Fund, will not exceed 0.25% of the Merrill Lynch S&P 500 Index Feeder Fund, 0.30% of the Merrill Lynch Small Cap Index Feeder Fund and 0.20% of the Merrill Lynch Aggregate Bond Index Feeder Fund. In addition, the Investment Adviser has entered into a contract that provides that it will waive a portion of its advisory and administrative fees and/or reimburse the expenses of either the Master Aggregate Bond Index Series or the corresponding Feeder Fund to ensure that the net total operating expenses incurred by such corresponding Feeder Fund (excluding 12b-1 fees) do not exceed 0.35% of the daily net assets of such corresponding Feeder Fund. As a result of these contractual arrangements, the current fee rate payable to the Investment Adviser is: S&P 500 Index Series: 0.005%; Small Cap Index Series: 0.01% and Aggregate Bond Index Series: 0.01%, as shown above.

(2) Excluding fee waivers.


      FAM was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. FAM and its affiliates, including Merrill Lynch Investment Managers, L.P. ("MLIM"), had approximately $451 billion in investment company and other portfolio assets under management as of September, 2002. This amount includes assets managed for affiliates.


      Jeffrey B. Hewson is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Hewson has been a Director (Global Fixed Income) of FAM since 1998, a Vice President from 1989 to 1998 and a Portfolio Manager of FAM since 1985. Mr. Hewson has been responsible for the management of the Aggregate Bond Index Series' portfolio since April, 1997.

      Frank Viola is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Viola has been a Director of FAM and certain of its affiliates and a Portfolio Manager thereof since 1997. He was the Treasurer of Merrill Lynch Bank & Trust from 1996 to 1997 and a Vice President of Merrill Lynch Capital Markets from 1993 to 1996. Mr. Viola has been responsible for the management of the Aggregate Bond Index Series portfolio since October, 2001.


      Richard Vella is the Portfolio Manager of each Enhanced Series. Mr. Vella has been a First Vice President of the Investment Adviser and certain of its affiliates since 1999, a Managing Director of Global Index Funds of Bankers Trust from 1997 to 1999 and a Managing Director of International Index Funds of Bankers Trust from 1995 to 1999. He has been primarily responsible for the management of the portfolios of the Enhanced International Series and the Enhanced S&P 500 Series since August, 1999.

      Each Index Series (other than the Aggregate Bond Index Series) is managed by the Merrill Lynch Investment Managers Index Management Team.


      Capital Stock.

      Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or any Series, investors would be entitled to share, in proportion to their investment in the Trust or Series (as the case may be), in the assets of the Trust or Series available for distribution to investors.


      The Trust is organized as a Delaware business trust and consists of nine Series. Each investor is entitled to a vote in proportion to its investment in the Trust or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Trust reserves the right to create and issue interests in additional Series.


      Except as set forth below, investments in the Trust may not be transferred except with the prior written consent of all of the Trustees, but an investor may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange (the "Exchange") is open at net asset value. Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Trustees.

Item 7. Shareholder Information.

      Pricing.


      Each Series calculates its net asset value (generally by using market quotations) each day the Exchange is open for trading ("Pricing Day"), as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The Exchange is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Series is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Series may trade on weekends or other days when the Series does not price its shares. As a result, a Series' net asset value may change on days when an investor will not be able to purchase or redeem the Series' beneficial interests.


      Each investor in the Trust may add to or reduce its investment in a Series on each Pricing Day. The value of each investor's beneficial interest in a Series will be determined by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the Exchange on the next Pricing Day of the Series.

      Purchase of Securities.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the respective Series.

      Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

      Redemption.

      An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder without such consent.

      Distributions; Tax Consequences.

      Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.

      It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of shares of the Series. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

Item 8. Distribution Arrangements.

      Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day. The Trust's placement agent is FAM Distributors, Inc. ("FAMD").

                                     PART B

      Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10.


      Quantitative Master Series Trust (the "Trust") currently consists of nine series: Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (each, a "Series" and together, the "Series").


      This Registration Statement has been prepared as a single document consisting of parts A, B, and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") and copies can be obtained, without charge, by calling the Trust at (800) MER-FUND, or by writing to Quantitative Master Series Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011.

A consolidated table of contents for this Registration Statement is included on page 2 of Part A.

Item 11. Trust History


The Trust is a Delaware business trust organized on August 28, 1996. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series are each separate series of the Trust. Effective January 14, 2002, QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Series, QA Mid Cap Series, QA Small Cap Series, and QA International Series were terminated as separate series of the Trust. Effective February 15, 2002, International (GDP Weighted) Index Series was terminated as a separate series of the Trust. From August 2, 1999 through February 15, 2002, the International Index Series was named the International (Capitalization Weighted) Index Series. Prior to August 2, 1999, the Trust was named Merrill Lynch Index Trust. From August 2, 1999 through December 21, 1999, the Trust was named Index Master Series Trust, at which time, the Trust's name was changed to Quantitative Master Series Trust.


Item 12. Description of the Series and Their Investments and Risks

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series and International Index Series (collectively, the "Index Series")

      Each Index Series (except for the Extended Market Index Series) is classified as a non-diversified mutual fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Extended Market Index Series is classified as a diversified mutual fund under the Investment Company Act. The investment objective of each Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of a specified securities index.

      The Index Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust (the "Trustees"), without shareholder approval. The Trustees may also change the target index of an Index Series if they consider that a different index would facilitate the management of the Index Series in a manner which better enables the Index Series to seek to replicate the total return of the market segment represented by the current index.

      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P 500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 500, Fund Asset Management, L.P. (previously defined as the "Investment Adviser" or "FAM"), generally will allocate the S&P 500 Index Series' investments among common stocks in approximately the same weightings as the S&P 500. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Series may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The S&P 500 Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange (the "Exchange"). A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's (R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 400, the Investment Adviser generally will allocate the Mid Cap Index Series' investments among common stocks in approximately the same weightings as the S&P 400. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 400. At times the Series may not invest in all of the common stocks in the S&P 400, or in the same weightings as in the S&P 400. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 400 as a whole. The Mid Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 400 is composed of 400 common stocks issued by U.S.
mid-capitalization companies in a wide range of businesses. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Wilshire 4500, the Investment Adviser may not allocate the Extended Market Index Series' investments among all of the common stocks in the Wilshire 4500, or in the same weightings as the Wilshire 4500. Instead, the Extended Market Index Series may invest in a sample of the stocks included in the Wilshire 4500 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments. The investments to be included in the Extended Market Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Wilshire 4500, with the objective of reducing the selected investment portfolio's deviation from the performance of the Wilshire 4500 (this deviation is referred to as "tracking error"). The Extended Market Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Wilshire 4500 contains all of the U.S. headquartered equity securities regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500 (totaling approximately 6,500 stocks because the number of stocks has grown since the index was created in 1983). The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. A company's stock market capitalization is the total market value of its outstanding shares.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Russell 2000, the Investment Adviser may not allocate the Small Cap Index Series' investments among all of the common stocks in the Russell 2000, or in the same weightings as the Russell 2000. Instead, the Small Cap Index Series may invest in a sample of the stocks included in the Russell 2000 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Russell 2000. The investments to be included in the Small Cap Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Russell 2000 (tracking error). The Small Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Aggregate Bond Index, the Investment Adviser may not allocate the Aggregate Bond Index Series' investments among all of the bonds in the Aggregate Bond Index, or in the same weightings as the Aggregate Bond Index. Instead, the Aggregate Bond Index Series may invest in a statistically selected sample of the bonds included in the Aggregate Bond Index, or in a statistically selected sample of bonds not included in the Aggregate Bond Index but correlated with bonds that are in the Aggregate Bond Index, and in derivative instruments linked to the Aggregate Bond Index. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Aggregate Bond Index. The Series may invest in bonds not included in the Aggregate Bond Index, but which are selected to reflect characteristics such as maturity, duration or credit quality similar to bonds in the Aggregate Bond Index. The investments to be included in the Aggregate Bond Index Series will be selected with the objective of reducing the selected investment portfolio's deviation from the performance of the Aggregate Bond Index (tracking error). Selection of bonds other than those included in the Aggregate Bond Index, or in different weightings from the index, may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Other Investments Policies, Practices and Risk Factors -- Investment in Fixed-Income Securities." The Aggregate Bond Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Aggregate Bond Index is composed primarily of dollar-denominated investment grade bonds in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the Aggregate Bond Index represent issuers from various industrial sectors.

      The Aggregate Bond Index Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Aggregate Bond Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.


      Because the Aggregate Bond Index is composed of investment grade bonds, the Aggregate Bond Index Series will invest in corporate bonds rated investment grade, i.e., those rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB-, by Standard & Poor's Ratings Group ("S&P"), the equivalent by another nationally recognized statistical rating organization ("NRSRO") at the time of purchase or, if unrated, of equal quality in the opinion of the Investment Adviser. Corporate bonds ranked in the fourth highest rating category, while considered "investment grade," have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index Series is lowered below Baa or BBB, the Aggregate Bond Index Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in Appendix A.


      The Aggregate Bond Index Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").

      International Index Series


      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East Index (Capitalization Weighted Version) in U.S. dollars with net dividends (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the EAFE Index, the International Index Series will, under normal circumstances, invest in all of the countries in the EAFE Index, but the Investment Adviser may not allocate the Series' investments among all of the companies within a country, represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of the equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE Index. The investments to be included in the International Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE Index (tracking error). The Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE (Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization. Gross domestic product is the basis for country weightings in the EAFE (GDP Weighted) Index. Using the market capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

      Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series (collectively, the "Enhanced Series").


      Each Enhanced Series is classified as a non-diversified mutual fund under the Investment Company Act whose investment objective is to provide total return exceeding the performance of a specified securities index while actively seeking to reduce downside risks as compared with the index.

      The Enhanced Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust, without shareholder approval. The Trustees may also change the target index of an Enhanced Series if they consider that a different index would facilitate the management of the Enhanced Series in a manner which better enables the Enhanced Series to seek total return exceeding the performance of the market segment represented by the current index.

      The investment objective of the Enhanced S&P 500 Series is to provide a total return exceeding the performance of the S&P 500 while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Enhanced S&P 500 Series


      In seeking to provide a total return exceeding the performance of the S&P 500, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 500 and options, futures and other derivative instruments based on that index. The Enhanced S&P 500 Series' 80% policy will apply to the S&P 500 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced S&P 500 Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 500 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 500. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced S&P 500 Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will bias the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."


      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Enhanced Small Cap Series

      In seeking to provide a total return exceeding the performance of the Standard & Poor's(R) Smallcap 600 Index (the "S&P 600"), under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 600 and options, futures and other derivative instruments based on that index. The Enhanced Small Cap Series' 80% policy will apply to the S&P 600 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced Small Cap Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 600 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 600. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced Small Cap Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with the small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 600 is composed of the common stocks of 600 small-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares.


      Enhanced International Series


      The investment objective of the Enhanced International Series is to provide a total return exceeding the performance of the EAFE Index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the EAFE Index, under normal circumstances, the Series will invest at least 80% of its total assets in stocks of companies in the EAFE Index and options, futures and other derivative instruments based on that index. The Enhanced International Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the EAFE Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the EAFE Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced International Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and foreign currency exchange contracts and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The EAFE Index is composed of approximately 1,000 equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon market capitalization, rather than its gross domestic product. Using the capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.


About Indexing and Management of the Index Series

      About Indexing. The Index Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Index Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.

      Indexing and Managing the Series. Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its net assets in securities or other financial instruments which are contained in or correlate with securities in the applicable index (equity securities, in the case of the S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and

      International Index Series and fixed-income securities, in the case of the Aggregate Bond Index Series). Each Index Fund's 80% policy will apply to the Index Fund's net assets plus any borrowings for investment purposes, calculated at the time the Fund invests its assets.


      Because each Index Series seeks to replicate the total return of its respective index, generally the Investment Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Investment Adviser may omit or remove a security which is included in an index from the portfolio of an Index Series if, following objective criteria, the Investment Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

      The Investment Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to an Index Series or by an Index Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Investment Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Investment Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.

      Each Index Series' ability to replicate the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Index Series, taxes (including foreign withholding taxes, which will affect the International Index Series and the Aggregate Bond Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Index Series, and the timing and amount of Index Series investors' contributions and withdrawals, if any. In addition, each Index Series' total return will be affected by incremental operating costs (e.g., transfer agency, accounting) that will be borne by the Index Series. Under normal circumstances, it is anticipated that each Index Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a feeder fund level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 50 basis points for the Mid Cap Index Series, 50 basis points for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, 50 basis points for the International Index Series, 50 basis points for the Aggregate Bond Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees will consider alternative strategies for the Index Series. Information regarding correlation of an Index Series' performance to that of a target index may be found in the Index Series' annual report.

About Enhanced Indexing and Management of the Enhanced Series

      About Enhanced Indexing. In seeking to provide a total return exceeding the respective index, the Enhanced Series utilize essentially a "passive" or "indexing" investment approach which for the most part does not involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. However, each Enhanced Series does perform some analysis by screening the companies in its index to identify those that, on an overall basis, exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.

      Each Enhanced Series' ability to exceed the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Enhanced International Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Enhanced Series, and the timing and amount of Enhanced Series investor contributions and withdrawals, if any. There can be no assurance that an Enhanced Series will exceed the total return of its respective index. In the event that an Enhanced Series, over time, does not exceed the total return of its index, the Trustees will consider alternative strategies for the Enhanced Series. Information regarding an Enhanced Series' performance relative to that of a target index may be found in the Enhanced Series' annual report.

      Certain types of securities in which an Enhanced Series may invest and certain investment practices that the Enhanced Series may employ are discussed more fully below.

              Other Investment Policies, Practices and Risk Factors

      Cash Management. Generally, the Investment Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Investment Adviser, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of:
(i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by Standard & Poor's Rating Group ("S&P") or, if unrated, of comparable quality in the opinion of the Investment Adviser; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time the Series invest in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short term obligations rated Prime-1 by Moody's or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser.

      Dollar Rolls. The Aggregate Bond Index Series may enter into dollar rolls, in which the Aggregate Bond Index Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Aggregate Bond Index

Series forgoes principal and interest paid on the securities sold. The Aggregate Bond Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

      Dollar rolls involve the risk that the market value of the securities subject to the Aggregate Bond Index Series' forward purchase commitment may decline below the price of the securities the Aggregate Bond Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Aggregate Bond Index Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Aggregate Bond Index Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. The Aggregate Bond Index Series will establish a segregated account with its custodian in which it will maintain liquid securities in an aggregate amount equal to the amount of the forward commitment. The Aggregate Bond Index Series will engage in dollar roll transactions to enhance return and not for the purpose of borrowing. Each dollar roll transaction is accounted for as a sale of a portfolio security and a subsequent purchase of a substantially similar security in the forward market.

      Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Investment Adviser may sell a security a Series does not own, or in an amount greater than the Series owns (i.e., make short sales). With respect to the Index Series and the Enhanced Series, such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index. Additionally, the Enhanced Series may use short sales to bias the portfolio to enhance performance or in connection with arbitrage transactions. Generally, to complete a short sale transaction, a Series will borrow the security to make delivery to the buyer. A Series is then obligated to replace the security borrowed. The price at the time of replacement may be more or less than the price at which the security was sold by a Series. If the price of a security sold short increases between the time of the short sale and the time a Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although a Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own. Until the security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b) otherwise cover its short position.

      Cash Flows; Expenses. The ability of the Index Series and the Enhanced Series to satisfy their respective investment objectives depends to some extent on the Investment Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Investment Adviser will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency and accounting costs) that will be borne by the Series. Finally, since each Index Series seeks to replicate the total return of its target index, the Investment Adviser generally will not attempt to judge the merits of any particular security as an investment. With respect to the Enhanced Series, the Investment Adviser does perform some analysis by screening the companies in its index to identify those that exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.

      Investment in Fixed-Income Securities. Because the Aggregate Bond Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and prepayment risk.

      Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

      Credit risk is the possibility that an issuer of securities held by the Aggregate Bond Index Series will be unable to make payments of either interest or principal when due or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Aggregate Bond Index Series is a function of the diversification and credit quality of its underlying securities.

      The Aggregate Bond Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Aggregate Bond Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

      Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Aggregate Bond Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, certain types of mortgage-backed securities may be paid off more slowly, with the effect that the mortgage-backed securities held by the Aggregate Bond Index Series may exhibit price characteristics of longer-term debt securities.


      Extension risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be repaid more slowly than anticipated. As a general rule, extensions increase during a period of rising interest rates, and decrease during a period of falling interest rates. As a result, during periods of rising interest rates the average maturity of the Aggregate Bond Index Series' portfolio may increase, thus increasing the Series' exposure to interest rate risk.

      The corporate substitution strategy used by the Aggregate Bond Index Series (discussed above) may increase or decrease the Aggregate Bond Index Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.

      Foreign Investment Risks.


      The U.S. Government has from time to time imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the International Series and Enhanced International Series (together, the "International Series"). If such restrictions should be reinstituted, it might become necessary for each International Index Series to invest all or substantially all of its assets in U.S. securities. In such event, the International Series would review its investment objective and investment policies to determine whether changes are appropriate.

      An International Series' ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertability and repatriation of assets. Because the shares of an International Series are redeemable on a daily basis in U.S. dollars, each International Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy although there can be no assurance in this regard.

      Foreign Market Risk. Since an International Series may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that an International Series will lose money. In particular, an International Series is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for an International Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair an International Series' ability to purchase or sell foreign securities or transfer an International Series' assets or income back into the United States, or otherwise adversely affect an International Series' operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

      Currency Risk. Securities in which an International Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of an International Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Sovereign Debt. The Aggregate Bond Index Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt, including the Aggregate Bond Index Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

      Certain Risks of Holding Fund Assets Outside the United States. An International Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on an International Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for an International Series to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces the amount an International Series can earn on its investments and typically results in a higher operating expense ratio for an International Series than investment companies invested only in the U.S.

      Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for an International Series to carry out transactions. If an International Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If an International Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, an International Series could be liable to that party for any losses incurred.

      Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Series can earn on its investments.

      Risks Associated with Portfolio Securities.

      When Issued Securities, Delayed Delivery and Forward Commitments. The Aggregate Bond Index Series may purchase or sell securities that they are entitled to receive on a when issued basis. The Aggregate Bond Index Series may also purchase or sell securities on a delayed delivery basis and/or through a forward commitment. These transactions involve the purchase or sale of securities by a Series at an established price with payment and delivery taking place in the future. The Aggregate Bond Index Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Aggregate Bond Index Series has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Aggregate Bond Index Series purchases securities in these transactions, the Series segregate liquid securities in an amount equal to the amount of its purchase commitments.

      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series' purchase price. The Aggregate Bond Index Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

      Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series' assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Series' operations require cash, such as when the Series redeems shares or pays dividends, and could result in the Series borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

      Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act") or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the

Series may be required to bear the expenses of registration. Certain of a Series' investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series' ability to conduct portfolio transactions in such securities.

      144A Securities. Each Series may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Trustees. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor each Series' investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

      Standby Commitment Agreements. The Aggregate Bond Index Series may enter into standby commitment agreements. These agreements commit the Aggregate Bond Index Series for a stated period of time, to purchase a stated amount of securities which may be issued and sold to a Series at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Aggregate Bond Index Series is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Aggregate Bond Index Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Series. The Aggregate Bond Index Series will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Aggregate Bond Index Series segregates liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

      There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Aggregate Bond Index Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Aggregate Bond Index Series' net asset value, as the case may be. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.


      Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government Securities, or an affiliate thereof, or with other entities which the Investment Adviser otherwise deems to be creditworthy. Under a repurchase agreement, the seller agrees, upon entering into the contract with a Series, to repurchase the security at a mutually agreed upon time and price in a specified currency thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although, with respect to the International Index Series and Enhanced International Series, it may be affected by currency fluctuations. The price at which the trades are conducted do not reflect accrued interest or dividends on the underlying obligation. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days together with all other illiquid securities.


      Convertible Securities. The Enhanced Small Cap Series may invest in convertible securities. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.


      Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

      In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

      Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Series are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Series are authorized to enter into foreign hedging transactions in which they may seek to reduce the effect of such fluctuations.

      Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value move than the securities' investment value.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Series is called for redemption, the Series will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      Warrants. The Enhanced Series may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Series a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

      New Issues. The Enhanced Series may seek to purchase "hot issues" that is, newly issued securities, sometimes with the intent of quickly selling such securities in the secondary market for an amount higher than the issue price ("Hot IPOs"). Newly issued securities lack established trading histories and may be issued by companies with limited operating histories. The Enhanced Series also would bear the risk of the security trading at a discount to the issue price. The Enhanced Series may not be able to obtain an allocation of a Hot IPO, or in the amount that it would like.


      Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, a Series receives collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. A Series receives the income on the loaned securities. Where a Series receives securities as collateral, the Series receives a fee for its loans from the borrower and does not receive income on the collateral. Where a Series receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Series' yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Series is obligated to return the collateral to the borrower at the termination of the loan. A Series could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Series could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. A Series could also experience delays and costs in gaining access to the collateral. A Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates, and to retain an affiliate of the Trust as lending agent. See "Portfolio Transactions and Brokerage."


      Borrowing and Leverage. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series' shares and in the yield on a Series' portfolio. Although the principal of such borrowings will be fixed, a Series' assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series' return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain a Series' leveraged position if it expects that the benefits to the Series' shareholders of maintaining the leveraged position will outweigh the current reduced return.

      Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing a Series' portfolio in accordance with the Series' investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

      A Series at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace. As discussed under "Investment Advisory and Other Services," the fee paid to the Investment Adviser will be calculated on the basis of a Series' assets including proceeds from borrowings.


      Securities of Smaller Companies. An investment in the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. Because of these factors, these Series believe that their shares may be suitable for investment by persons who can invest without concern for current income and who are in a financial position to assume above-average investment risk in search of above-average long-term reward. It is not intended as a complete investment program but is designed for those long-term investors who are prepared to experience above-average fluctuations in net asset value.

      While the issuers in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series should be considered as a long term investment and not as a vehicle for seeking short term profits.

      The securities in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series invest will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.


      While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis.

      Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long term growth to the portfolio.

      Equity securities of specific small cap issuers may present different opportunities for long term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

      Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

      Mortgage-Backed Securities. The Aggregate Bond Index Series may invest in mortgage-backed securities. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Aggregate Bond Index Series. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Aggregate Bond Index Series for its mortgage-backed securities, the yield the Aggregate Bond Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Aggregate Bond Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

      To the extent that the Aggregate Bond Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Aggregate Bond Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long term securities generally fluctuate more widely in response to changes in interest rates than short term securities, maturity extension risk could increase the inherent volatility of the Aggregate Bond Index Series. See "--Investment in Fixed-Income Securities" and "Illiquid or Restricted Securities" above.


      Non-Diversified Status. Each Index Series (except for the Extended Market Index Series) and each Enhanced Series is classified as non-diversified within the meaning of the Investment Company Act, which means that each Series is not limited by the Investment Company Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that a Series assumes large positions in the securities of a small number of issuers, the Series' net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Series may be more susceptible to any single economic or regulatory occurrence than a diversified company.


      Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

      Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series' particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for bona fide hedging purposes in the case of the Index Series and non-bona fide hedging purposes in the case of the Enhanced Series and in connection with short term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

      In addition, the International Index Series and Enhanced International Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

      The Investment Adviser will choose among the foregoing instruments based on its judgment of how best to meet each Series' goal. In connection therewith, the Investment Adviser will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series' cash flow and cash management needs.

      Indexed Securities

      The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Index Series will invest in indexed securities for bona fide hedging (and for non-bona fide hedging purposes in the case of the Enhanced Series). When used for anticipatory hedging purposes, indexed securities involve correlation risk.

      Options on Securities and Securities Indices

      Purchasing Put Options. Each Series may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When a Series purchases a put option, in consideration for an upfront payment (the "option premium") the Series acquires a right to sell to another party specified securities owned by the Series at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Series' risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, a Series will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

      Writing Call Options. Each Series may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Series writes a call option, in return for an option premium, the Series gives another party the right to buy specified securities owned by the Series at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Series will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Series limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Additional Options on Securities Indices

      Purchasing Call Options on Indices. Each Series may also purchase call options on securities indices that are correlated with the types of securities it intends to purchase. When a Series purchases a call option, in consideration for the option premium the Series acquires a right to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date. The purchase of a call option may protect the Series from having to identify specific securities in which to invest in a market the Series believes to be attractive, in the case of an option on an index (a bona fide hedge in the case of the Index Series and a non-bona fide hedge in the case of the Enhanced Series). In the event a Series determines not to purchase a security underlying a call option, however, the Series may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

      Writing Put Options on Indices. Each Series may also write put options on securities indices. When a Series writes a put option on an index, in return for an option premium the Series agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Series will profit by the amount of the option premium. By writing a put option, however, a Series will be obligated to make a cash payment reflecting any decline in the index. Accordingly, when a Series writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Series for writing the put option. A Series will write a put option on a securities index to hedge against the risks of market-wide stock movements in the securities in which the Series invests. Writing a put option may involve substantial leverage risk.

      Each Series is also authorized to purchase or sell call or put options in connection with closing out call or put options it has previously purchased or sold.

      Other than with respect to closing transactions, a Series will only write call or put options that are "covered." A call or put option will be considered covered if a Series has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if, as required by the policies stated above, a Series owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.


      Types of Options. Each Series may engage in transactions in options on securities or securities indices on exchanges and in the OTC markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.


      Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.

No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

      The sale of a futures contract limits a Series' risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

      The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value for such securities during a period when such Series was attempting to identify specific securities in which to invest in a market such Series believes to be attractive. In the event that such securities decline in value or an Index Series determines not to complete a bona fide hedge transaction or an Enhanced Series determines not to complete a non-bona fide hedge transaction relating to a futures contract, however, such Series may realize a loss relating to the futures position.

      Each of the Index Series and Enhanced Series will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a securities or interest rate index) purchased or sold for anticipatory hedging purposes. Each Series will further limit transactions in futures and options on futures to the extent necessary to prevent the Series from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

      Swaps. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

      A Series will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series' net assets. Swap agreements entail the risk that a party will default on its payment obligations to the Series thereunder. Each Series will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its obligations to the counterparty. Each Series, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement.

      Foreign Exchange Transactions. The International Index Series and Enhanced International Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell listed or OTC options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline on the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effectuated with respect to hedges on non-U.S. dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series. The International Index Series and Enhanced International Series are not required to engage in futures contracts, and may not do so. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The International Index Series and Enhanced International Series will enter into foreign exchange transactions only for purposes of bona fide hedging (non-bona fide hedging in the case of the Enhanced International Series) either a specific transaction or a portfolio position. Such Series may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Series has received or anticipates receiving a dividend or distribution.

      Risk Factors in Derivatives

      The Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allows each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

      The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Derivatives are volatile and involve significant risks, including:

      Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series.

      Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Use of derivatives for anticipatory hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments the Series will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

      Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses which may exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Series' exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

      Each Series intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such investments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

      Certain derivatives traded in OTC markets, including OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.


      Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.


      Merger Transaction Risk -- A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company's stock. However, a Series is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series' holding of the target company's stock may not result in any profit for the Series and may lose significant value.

      Additional Limitations on the Use of Derivatives

      The Series may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Enhanced Series may use derivatives relating to assets not included in the relevant index in connection with arbitrage transactions or other permitted enhancement strategies.

      Additional Information Concerning the Indices or Market Segments


      S&P 600, S&P 500 and S&P 400. "Standard & Poor's(R)," "S&P(R)," "S&P
Smallcap 600 Index(R)," "S&P 500(R)," "S&P MidCap 400 Index(R)," "Standard & Poor's Smallcap 600 Index," "Standard & Poor's 500," "Standard & Poor's MidCap 400 Index," "600," "500" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Index Funds, Inc., Mercury Index Funds, Inc. and/or the Trust. The S&P 500 Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Mid Cap Index Series are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's" or "S&P"). Standard & Poor's makes no representation regarding the advisability of investing in the Series. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 600, S&P 500 and the S&P 400 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 600, S&P 500 and the S&P 400 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 600, S&P 500 and the S&P 400. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance or sale of shares of the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.


      Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 600, S&P 500 and the S&P 400 or any data included therein and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 600, S&P 500 and the S&P 400 or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability of fitness for a particular purpose or use with respect to the S&P 600, S&P 500 and the S&P 400 or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.


      Wilshire 4500. "Wilshire 4500" is a trademark and "Wilshire" is a service mark of Wilshire Associates Incorporated ("Wilshire") and they have been licensed for use by the Investment Adviser and its affiliates. The Trust and the Series are not sponsored, endorsed, sold or promoted by Wilshire Associates Incorporated or any of its subsidiaries or affiliates, and they make no representation regarding the advisability of investing in the Trust or the Series.

      The Extended Market Index Series is not sponsored, endorsed, sold or promoted by Wilshire. Wilshire makes no representation or warranty, express or implied, to the owners of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the Wilshire 4500 Index to track general stock market performance. Wilshire's only relationship to the Trust is the licensing of certain trademarks and trade names of Wilshire and the use of the Wilshire Indices. The Wilshire 4500 Index are composed and calculated without regard to the Trust or the Series. Wilshire has no obligation to take the needs of the Series or the owners of Series into consideration in determining, composing or calculating the Wilshire 4500 Index. Wilshire does not guarantee the accuracy or the completeness of the 4500 Index or any data included therein, and Wilshire shall have no liability for any errors, omissions, or interruptions therein. Wilshire makes no warranty, express or implied, as to results to be obtained by the Series, owners of the Series, or any other person or entity from the use of the Wilshire 4500 Index or any data included therein. Wilshire makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Wilshire 4500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Wilshire have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Russell 2000. The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

      Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

      Frank Russell Company's publication of the Russell 2000 in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

      EAFE Index. The EAFE Index (the "EAFE Index") is the exclusive property of Morgan Stanley Capital International, Inc. ("Morgan Stanley"). The EAFE Index is a service mark of Morgan Stanley Group Inc. and has been licensed for use by the Investment Adviser and its affiliates.

      None of the Series are sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of the EAFE Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the EAFE Index. Morgan Stanley has no obligation to take the needs of any Series or the owners of shares of any Series into consideration in determining, composing or calculating the EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of any Series to be issued or in the determination or calculation of the equation by which the shares of any Series is redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of any Series in connection with the administration, marketing or trading of any Series.

      Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the EAFE Index from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the EAFE Index or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of shares of any Series, or any other person or entity from the use of the EAFE Index or any data included therein in connection with the rights licensed hereunder or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Index or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.


Investment Restrictions

      The Trust has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Series' assets and activities. The fundamental policies set forth below may not be changed with respect to a Series without the approval of the holders of a majority of the Series' outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or
(ii) more than 50% of the outstanding shares). Under the fundamental investment restrictions each Series may not:


      1. Make any investment inconsistent with the Index Series' (except for the Extended Market Index Series) and Enhanced Series' classification as a non-diversified company under the Investment Company Act; and make any investment inconsistent with the Extended Market Index Series' classification as a diversified company under the Investment Company Act.


      2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Index Series' and the Enhanced Series' target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry when the assets of companies included in the target index that are in the industry represent more than 25% of the total assets of all companies included in the index.

      3. Make investments for the purpose of exercising control or management.

      4. Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

      5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Trust's Registration Statement, as it may be amended from time to time.

      6. Issue senior securities to the extent such issuance would violate applicable law.

      7. Borrow money, except that (i) a Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

      8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

      9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Trust's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

      Under the Trust's non-fundamental restrictions, which may be changed by the Trustees without shareholder approval, a Series may not:


      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Series' shares are owned by another investment company that is part of the same group of investment companies as the Series.

      (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Trust's Registration Statement.

      (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

      (d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

      (e) Change its policy of investing, under normal circumstances, at least 80% of its net assets in securities or other financial instruments in, or correlated with, its target index without providing shareholders with at least 60 days' prior written notice of such change (except for the Enhanced International Series).



      If a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

      The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Trust has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Series and margin deposits on the Series' outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's exercise price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in the money." This policy as to OTC options is not a fundamental policy of the Series and may be amended by the Board of Trustees without the approval of the Series' interestholders. However, the Series will not change or modify this policy prior to the change or modification by the Commission staff of its position.

      Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

      Because of the affiliation of Merrill Lynch with the Investment Adviser, a Series is prohibited from engaging in certain transactions involving such firm, or any of its affiliates, except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Brokerage Allocation and Other Practices." Without such an exemptive order, the Series would be prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal.

      In addition, each Series, including the Index Series (except for the Extended Market Index Series) and the Enhanced Series which are classified as a non-diversified Series under the Investment Company Act and are not subject to the diversification requirements of the Investment Company Act, is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Series satisfy these requirements, the Declaration of Trust requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.

      Portfolio Turnover

      Although the Index Series and the Enhanced Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Investment Adviser considers whether to purchase or sell securities for any Series only to the extent that the Investment Adviser will consider the impact of transaction costs on any Series' tracking error. Changes in the securities comprising such Series' index or market segment, as the case may be, will tend to increase that Series' portfolio turnover rate, as the Investment Adviser restructures the Series' holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See "Taxation of the Trust."

Item 13. Management of the Registrant

         Trustees and Officers


      The Trustees consist of six individuals, five of whom are not "interested persons" of the Trust as defined in the Investment Company Act ("non-interested Trustees"). The Trustees are responsible for the overall supervision of the operations of each Series and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

      Each non-interested Trustee is a member of the Trust's Audit and Nominating Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Trust's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit;
(iii) discuss with the independent auditors certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls. The Board of the Trust has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Trustees. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties. The Committee met four times during the fiscal year ended December 31, 2001.

      Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("FAM and Affiliate-Advised Funds") and other public directorships.

                                              Term of                                   Number of FAM and
                                            Office and                                  Affiliate-Advised
                       Positions(s) With     Length of     Principal Occupation(s)          Funds and            Public
Name, Address and Age*     the Trust        Time Served**    During the Past 5 Years     Portfolios Overseen    Directorships
---------------------  -----------------   -------------- --------------------------    --------------------    -------------
Donald W. Burton (58)     Trustee          Trustee since   General Partner of The      23 registered          ITC DeltaCom, Inc.
                                           2002            Burton Partnership,         investment             (telecommunications);
                                                           Limited Partnership (an     companies              ITC Holding Company,
                                                           investment partnership)     consisting of          Inc.
                                                           since 1979; Managing        34 portfolios          (telecommunications);
                                                           General Partner of The                             Knology, Inc.
                                                           South Atlantic Venture                             (telecommunications);
                                                           Funds since 1983; Member                           MainBancorp, N.A.
                                                           of the Investment                                  (bank holding
                                                           Advisory Committee of                              company); PriCare,
                                                           the Florida State Board                            Inc. (health care);
                                                           of Administration since                            Sumbion, Inc.
                                                           2001.                                              (health care).

M. Coyler Crum (69)       Trustee          Trustee since   James R. Williston          23 registered          Cambridge
                                           1996            Professor of Investment     investment             Bancorp
                                                           Management Emeritus,        companies
                                                           Harvard Business School     consisting of
                                                           since 1996, James R.        34 portfolios
                                                           Williston Professor of
                                                           Investment Management,
                                                           Harvard Business School
                                                           from 1971 to 1996;
                                                           Director of Cambridge
                                                           Bancorp.

Laurie Simon Hodrick (40) Trustee          Trustee since   Professor of Finance and    23 registered          None
                                           2002            Economics, Graduate School  investment
                                                           of Business, Columbia       companies
                                                           University since 1998;      consisting of
                                                           Associate Professor of      34 portfolios
                                                           Finance and Economics,
                                                           Graduate School of
                                                           Business, Columbia
                                                           University from 1996 to
                                                           1998.


J. Thomas Touchton (63)   Trustee          Trustee since   Managing Partner of The     23 registered          TECO Energy, Inc.
                                           1996            Witt-Touchton Company and   investment companies   (electric utility
                                                           its predeccessor, The Witt  consisting of 34       holding company)
                                                           Co. (a private investment   portfolios
                                                           partnership) since 1972;
                                                           Trustee Emeritus of
                                                           Washington and Lee
                                                           University; Director of
                                                           TECO Energy, Inc. (an
                                                           electric utility holding
                                                           company)

Fred G. Weiss (60)        Trustee          Trustee since   Managing Director of FGW    23 registered          Watson
                                           2000            Associates since 1997;      investment companies   Pharmaceutical,
                                                           Vice President, Planning,   consisting of 34       Inc.
                                                           Investment and Development  portfolios             (pharmaceutical
                                                           of Warner Lambert Co. from                         company)
                                                           1979 to 1997; Director of
                                                           Watson Pharmaceutical,
                                                           Inc. (a pharmaceutical
                                                           company) since 2000;
                                                           Director of Michael J. Fox
                                                           Foundation for Parkinson's
                                                           Research; Director of BTG
                                                           International PLC (a
                                                           global technology
                                                           commercialisation company)
                                                           since 2001.

      Certain biographical and other information relating to the Trustee who is an officer and an "interested person" of the Trust as defined in the Investment Company Act (the "interested Trustee") and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in FAM and Affiliate-Advised Funds and public directorships held:

                                              Term of                                   Number of FAM and
                                            Office and                                  Affiliate-Advised
                       Positions(s) With     Length of     Principal Occupation(s)          Funds and            Public
Name, Address and Age      the Trust        Time Served**  During the Past 5 Years     Portfolios Overseen    Directorships
---------------------  -----------------   --------------  -----------------------     -------------------    -------------
Terry K. Glenn*** (62)    President and    President       Chairman (Americas Region)  119 registered         None
                          Trustee          and             of Merrill Lynch            investment
                                           Trustee         Investment Managers, L.P.   companies
                                           since           ("MLIM") since 2001;        consisting of
                                           1996+           Executive Vice President    170 portfolios
                                                           of FAM and certain of its
                                                           affiliates (which terms as
                                                           used herein include their
                                                           corporate predecessors)
                                                           since 1983; President,
                                                           Merrill Lynch Mutual Funds
                                                           since 1999; President of
                                                           FAM Distributors, Inc.
                                                           (the "Distributor" or
                                                           "FAMD") since 1986 and
                                                           Director thereof since
                                                           1991; Executive Vice
                                                           President and Director of
                                                           Princeton Services, Inc.
                                                           ("Princeton Services")
                                                           since 1993; President of
                                                           Princeton Administrators,
                                                           L.P. since 1988; Director
                                                           of Financial Data
                                                           Services, Inc. ("FDS" or
                                                           the "Transfer Agent")
                                                           since 1985.


                                                Term of                                   Number of FAM and
                                              Office and                                  Affiliate-Advised
                         Positions(s) With     Length of     Principal Occupation(s)          Funds and            Public
Name, Address and Age*       the Trust        Time Served**  During the Past 5 Years     Portfolios Overseen    Directorships
---------------------    -----------------   -------------   -----------------------     -------------------    -------------
Jeffrey B. Hewson (49)      Vice President   Vice President  Director (Global Fixed      3 registered            None
                                             since 2000+     Income) of FAM and certain  investment
                                                             of its affiliates since     companies
                                                             1998; Vice President of     consisting of
                                                             FAM and certain of its      3 portfolios
                                                             affiliates from 1989 to
                                                             1998; Portfolio Manager
                                                             FAM and certain of its
                                                             affiliates since 1985.



                                              Term of                                   Number of FAM and
                                            Office and                                  Affiliate-Advised
                       Positions(s) With     Length of     Principal Occupation(s)          Funds and            Public
Name, Address and Age*     the Trust        Time Served**  During the Past 5 Years     Portfolios Overseen    Directorships
---------------------  -----------------   -------------   -----------------------     -------------------    -------------
Robert C. Doll, Jr. (48)   Senior Vice     Senior Vice     President of FAM and        51 registered            None
                           President       President       certain of its affiliates   investment
                                           since 2000+     since October 2001;         companies
                                                           Director of Princeton       consisting of
                                                           Services since 2001;        71 portfolios
                                                           Co-Head (Americas Region
                                                           of MLIM from 2000 to 2001
                                                           and Senior Vice President
                                                           thereof from 1999 to
                                                           2001; Chief Investment
                                                           Officer of
                                                           OppenheimerFunds, Inc. in
                                                           1999 and Executive Vice
                                                           President thereof from
                                                           1991 to 1999.

Philip Green (38)          Senior Vice     Senior Vice     Senior Vice President of    2 registered             None
                           President       President       FAM and certain of its      investment
                                           since 1999+     affiliates since 1999;      companies
                                                           Managing Director and       consisting of
                                                           Portfolio Manager of        9 portfolios
                                                           Global Institutional
                                                           Services at Bankers Trust
                                                           from 1997 to 1999; Vice
                                                           President of Quantitative
                                                           Equities at Bankers Trust
                                                           in 1996; Vice President
                                                           of Asset Allocations
                                                           Strategies at Bankers
                                                           Trust from 1994 to 1996;
                                                           Vice President of Foreign
                                                           Exchange and Currency
                                                           Overlay Strategies at
                                                           Bankers Trust from 1988
                                                           to 1999; Assistant
                                                           Treasurer of Asset
                                                           Management Group at
                                                           Bankers Trust from 1985
                                                           to 1998.

Frank Salerno (42)         Senior Vice     Senior Vice     Chief Operating Officer,    5 registered             None
                           President       President       Institutional for MLIM      investment
                                           since 1999+     (Americas Region); First    companies
                                                           Vice President of FAM and   consisting of
                                                           certain of its affiliates   40 portfolios
                                                           since 1999; Managing
                                                           Director and Chief
                                                           Investment Officer of
                                                           Structured Investments at
                                                           Bankers Trust from 1995
                                                           to 1999; Managing
                                                           Director and Head of
                                                           Structured Investments at
                                                           Bankers Trust from 1993
                                                           to 1995; Domestic Head of
                                                           Structured Investments at
                                                           Bankers Trust from 1991
                                                           to 1993; Assistant Vice
                                                           President of Structured
                                                           Investments at Bankers
                                                           Trust from 1985 to 1991.

Donald C. Burke (42)       Vice President  Vice President  First Vice President of     119 registered           None
                           and Treasurer   and Treasurer   FAM and certain of its      investment
                                           since 1999+     affiliates since 1997 and   companies
                                                           Treasurer thereof since     consisting of
                                                           1999; Senior Vice           170 portfolios
                                                           President and Treasurer
                                                           of Princeton Services
                                                           since 1999; Vice
                                                           President of FAMD since
                                                           1999; Vice President of
                                                           FAM and certain of its
                                                           affiliates from 1990 to
                                                           1997; Director of
                                                           Taxation of FAM and
                                                           certain of its affiliates
                                                           since 1990.

Sidney Hoots (41)          Senior Vice     Senior Vice     Senior Vice President of    5 registered             None
                           President       President       FAM and certain of its      investment
                                           since 1999+     affiliates since 1999;      companies
                                                           Managing Director of        consisting of
                                                           Global Institutional        40 portfolios
                                                           Services at Bankers Trust
                                                           from 1992 to 1999;
                                                           Manager of Quantitative
                                                           U.S. Equities Group at
                                                           Bankers Trust from 1991
                                                           to 1992; Manager of Bond
                                                           Index Funds at Bankers
                                                           Trust from 1986 to 1991;
                                                           Quantitative Analyst of
                                                           Index Funds at Bankers
                                                           Trust from 1984 to 1986.

Stephen M. Benham (42)     Secretary       Secretary       Vice President (Legal       17 registered            None
                                           since 2002+     Advisory) of FAM and        investment
                                                           certain of its affiliates   companies
                                                           since 2000; Associate,      consisting of
                                                           Kirkpatrick & Lockhart      44 portfolios
                                                           LLP from 1997 to 2000.

----------
  * The address of each Trustee and Officer of the Trust is P.O. Box 9011, Princeton, New Jersey 08543-9011.

 ** Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

*** Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as an investment adviser. Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Trust based on his positions as Chairman (Americas Region) of MLIM and Executive Vice President of FAM and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.

  +   Elected by and serves at the pleasure of the Board of Trustees.

      Share Ownership. Information relating to each Trustee's share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below. The Enhanced Small Cap Series has not commenced operating as of the date of this Registration Statement and, therefore, no shares of the Enhanced Small Cap Series are beneficially owned by any Trustee.

                                                              Aggregate Dollar Range of Equity in the
                                  -----------------------------------------------------------------------------------------------
                                                        Extended               Aggregate
                                  S&P 500    Mid Cap     Market    Small Cap     Bond      International  Enhanced     Enhanced
                                   Index      Index      Index       Index       Index         Index      S&P 500   International
Name                              Series     Series      Series     Series      Series        Series       Series      Series
----                              -------    -------    --------   ---------    ------     -------------  --------  -------------
Interested Trustee:
    Terry K. Glenn .............   $0        $0          $0         $0          $0         $0             $0        $0
Non-Interested Trustee:
    Donald W. Burton............   $0        $0          $0         $0          $0         $0             $0        $0
    M. Colyer Crum .............   $0        $0          $0         $0          $0         $0             $0        $0
    Laurie Simon Hodrick .......   $0        $0          $0         $0          $0         $0             $0        $0
    J. Thomas Touchton .........   $0        $0          $0         $0          $0         $0             $0        $0
    Fred G. Weiss ..............   $0        $0          $0         $0          $0         $0             $0        $0


                                      Aggregate Dollar
                                     Range of Securities
                                    in Supervised Merrill
Name                                    Lynch Funds
----                               ---------------------
Interest Trustee:
    Terry K. Glenn ..............      over $100,000
Non-Interested Trustee:
    Donald W. Burton ............      None
    M. Colyer Crum ..............      over $100,000
    Laurie Simon Hodrick ........      over $100,000
    J. Thomas Touchton ..........      over $100,000
    Fred G. Weiss ...............      over $100,000






      As of December 2, 2002, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of any Series. As of December 31, 2001, none of the non-interested Trustees of the Trust nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").



Compensation of Trustees

      The Trust expects to pay each individual who serves as a Trustee not affiliated with the Investment Adviser or with an affiliate of the Investment Adviser (each a "non-affiliated Trustee") for services to all Series a fee of $6,000 per year plus $1,000 per in person Board meeting attended. The Trust also compensates each member of the Committee which consists of the non-affiliated Trustees, an annual retainer fee of $4,000 per year plus $1,000 per in person Committee meeting attended for service to all Series. The Chairman of the Committee is paid an additional annual fee of $2,000. The Trust reimburses each non-affiliated Trustee for his out-of-pocket expenses relating to attendance at Board and Committee meetings.

      The following table shows the aggregate compensation earned by the non-interested Trustees and the aggregate compensation paid to them by all FAM and Affiliate-Advised Funds in each case for the calendar year ended December 31, 2001.


                                                                     Aggregate
                                                                   Compensation
                                                                    From the
                                                   Pension or        Trust and
                                                   Retirement         FAM and
                                                Benefits Accrued     Affiliate-
                                   Aggregate       as Part of         Advised
                                  Compensation        Trust        Funds Paid to
Name                               from Trust       Expenses        Trustees(2)
----                              ------------  -----------------  -------------
Donald W. Burton(1)                  None             None          None
M. Colyer Crum                       $20,000          None          $215,500.00
Laurie Simon Hodrick                 $18,000          None          $195,000.00
Stephen B. Swensrud(3)               $18,000          None          $406,083.34
J. Thomas Touchton                   $18,000          None          $195,000.00
Fred G. Weiss                        $18,000          None          $195,000.00


---------------
(1) Mr. Burton was elected as a Trustee of the Trust and a Director/Trustee of certain FAM and Affiliate-Advised Funds on April 1, 2002.


(2) The Trustees serve on the boards of MLIM/FAM-advised funds as follows: Mr. Burton (23 registered investment companies consisting 34 portfolios); Mr. Crum (23 registered investment companies consisting of 34 portfolios); Ms. Hodrick (23 registered investment companies consisting of 34 portfolios); Mr. Touchton (23 registered investment companies consisting of 34 portfolios); and Mr. Weiss (23 registered investment companies consisting of 34 portfolios).

(3)   Mr. Swensrud retired as a Trustee effective March 15, 2002.


      Code of Ethics

      The Board of Trustees of the Trust, the Directors of each Feeder Fund, the Investment Adviser and the Distributor have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Series and the Series' Investment Adviser and Distributor (the "Code of Ethics"). The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Series.

Item 14. Control Persons and Principal Holders of Securities.


The following table sets forth control persons and principal holders of beneficial interests of the Series as of December 4, 2002.


-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Control Person                 of the Series(1)          of the Trust              (Of Record/
                                                                                                                   Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
S&P 500 Index Series            Merrill Lynch S&P 500 Index
                                Fund of Merrill Lynch Index
                                Funds, Inc. ("MLIF"), P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               92.82%(2)                42.64%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Small Cap Index Series          Merrill Lynch Small Cap
                                Index Fund of MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               37.45%(2)                1.76%

                                Merrill Lynch Small Cap
                                Index Trust, P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      49.32%(2)                2.31%                     Beneficial

                                Merrill Lynch Small Cap
                                Index Series AMR
                                Private Label RIC                6.48%                    .30%                     Beneficial
                                4151 Amoncarter Blvd.
                                Merrrill Drop 2450
                                Fort Worth, Texas 76155
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Aggregate                       Merrill Lynch Aggregate Bond
Bond Index Series               Index Fund of  MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               68.58%(2)                10.68%                    Beneficial

                                Merrill Lynch Aggregate
                                Bond Index Series of
                                Merrill Lynch Index Trust,
                                P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      21.25%                   3.31%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
International                   Merrill Lynch International
Index Series                    Index Fund of MLIF, P.O.
                                Box 9011,
                                Princeton, New Jersey
                                08543-9011                      48.84%(2)                2.07%                     Beneficial

                                Merrill Lynch International
                                Index Series of Merrill Lynch
                                Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           36.18%                   1.53%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced S&P 500 Series         Enhanced S&P 500 Trust
                                of Merrill Lynch QA
                                Collective Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           59.84%                   2.00%                     Beneficial

                                Enhanced S&P 500 Series of
                                Merrill Lynch Quantitative
                                Investors, LLC,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           35.10%                   1.17%                     Beneficial

                                Enhanced S&P 500 Series of
                                Merrill Lynch Quantitative
                                Partners, L.P.                   5.06%                    .17%                     Beneficial
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced International Series   Merrill Lynch Enhanced
                                International Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           93.42%(2)                21.58%                    Beneficial

                                Enhanced International Trust
                                of Merrill Lynch QA
                                Collective Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           6.58%                    1.52%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Control Person                 of the Series(1)          of the Trust              (Of Record/
                                                                                                                   Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Mid Cap Index Series            Mid Cap Index Trust of
                                Merrill Lynch QA Collective
                                Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           60.68%                   0.47%                     Beneficial

                                Merrill Lynch Strategy
                                All-Equity Fund of
                                Merrill Lynch Strategy
                                Series, Inc.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           14.40%                   0.11%

                                Merrill Lynch Strategy
                                Long-Term Growth Fund of
                                Merrill Lynch Strategy
                                Series, Inc.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           16.18%                   0.13%

                                Merrill Lynch Growth and
                                Income Fund of
                                Merrill Lynch Strategy
                                Series, Inc.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011            8.74%                   0.07%
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Extended Market Index Series    Extended Market Index Trust
                                of Merrill Lynch QA
                                Collective Trust Series
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           72.43%                   1.70%                     Beneficial

                                Extended Market Index Series
                                USAA Private Label RIC          27.57%                    .65%                     Beneficial
                                9800 Fredericksburg Road,
                                BKB O4N
                                San Antonio, Texas 78288
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------


----------
1 Reflects either direct ownership of the Series, or indirect ownership through one of a Series' beneficial owners.

2     Ownership of beneficial interests of the Series is direct.

      Except as set forth in the table above, no entity or individual owns between 5% and 25% of the outstanding beneficial interests of any Series.

      The jurisdiction of organization of the following persons are as set forth below:


Entity                                                         Jurisdiction
------                                                         ------------
MLIF                                                           Maryland
Merrill Lynch QA Collective Trust Series                       New Jersey
Merrill Lynch Index Trust                                      Delaware
Merrill Lynch Quantitative Investors, LLC                      Delaware
Extended Market Index Series USAA                              Maryland
Private Label RIC


      All holders of beneficial interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Series or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 15.  Investment Advisory and Other Services.

      The Trust has entered into an amended and restated investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"). The Investment Adviser provides the Trust with investment advisory and management services. Subject to the supervision of the Board of Trustees, the Investment Adviser is responsible for the actual management of each Series' portfolio and constantly reviews the Series' holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

      Securities held by the Series of the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities by the Investment Adviser for the Series or other funds for which it acts as investment adviser or for its advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold there may be an adverse effect on price.

      As discussed in Part A, the Investment Adviser receives for its services to the Series monthly compensation at the annual rates of the average daily net assets of each Series as set forth below.


                                                                                 Fee Rate for the
                                                                                  Period Ended
                                                                                December 31, 2001
                                                       Actual    Contractual   (reflects voluntary
                                                       Current      Fee           waiver where
Name of Series                                        Fee Rate     Rate(2)         applicable)
--------------                                     ------------  -----------   -------------------
Master S&P 500 Index Series(1).....................     0.005%       0.05%            0.005%
Master Small Cap Index Series(1)...................     0.01%        0.08%            0.01%
Master Aggregate Bond Index Series(1)..............     0.01%        0.06%            0.01%
Master International Index Series .................     0.01%        0.01%            0.00%
Master Enhanced S&P 500 Series ....................     0.01%        0.01%            0.01%
Master Enhanced Small Cap Series ..................     0.01%        0.01%             N/A
Master Enhanced International Series ..............     0.01%        0.01%            0.01%
Master Mid Cap Index Series .......................     0.01%        0.01%            0.01%
Master Extended Market Index Series ...............     0.01%        0.01%            0.01%


----------
(1) The Investment Adviser has entered into a contract with the Trust on behalf of certain Series and the corresponding Feeder Funds that provides that the management fee for each such Series when combined with the administrative fee of each such corresponding Feeder Fund will not exceed 0.25% of the Merrill Lynch S&P 500 Index Feeder Fund, 0.30% of the Merrill Lynch Small Cap Index Feeder Fund and 0.20% of the Merrill Lynch Aggregate Bond Index Feeder Fund. In addition, the Investment Adviser has entered into a contract that provides that it will waive a portion of its advisory and administrative fees and/or reimburse the expenses of either the Master Aggregate Bond Index Series or the corresponding Feeder Fund to ensure that the net total operating expenses incurred by such corresponding Feeder Fund (excluding 12b-1 fees) do not exceed 0.35% of the daily net assets of such corresponding Feeder Fund. As a result of these contractual arrangements, the current fee rate payable to the Investment Adviser is:
      Master S&P 500 Index Series: 0.005%; Master Small Cap Index Series: 0.01%; Master Aggregate Bond Index Series: 0.01%, as shown above.

(2)   Excluding fee waivers.

      The tables below set forth information about the total investment advisory fees paid by the Series indicated below to the Investment Adviser, and any amount voluntarily waived by the Investment Adviser. The Enhanced Small Cap Series has not commenced operating as of the date of this Registration Statement and, therefore, has not paid any investment advisory fees to the Investment Adviser for the periods set forth below.



                                                       Aggregate     Enhanced      Mid Cap
                        S&P 500 Index    Small Cap    Bond Index   International    Index       International
Period Ending              Series      Index Series     Series        Series       Series       Index Series
-------------           -------------  ------------   ----------   -------------   ---------- ------------------
December 31, 1999*
Contractual Amount ....   $479,793        $46,744     $185,365       $ 9,369**        $  3***        $    6***

Amount waived
(if applicable)........     $ 0           $23,839       $ 0          $ 9,369**        $  3***        $    6***

December 31, 2000
Contractual Amount        $ 89,483        $15,024     $ 28,804       $61,312          $744           $1,201

Amount waived
(if applicable)........     $ 0           $15,024       $ 0          $61,312          $744           $1,201

December 31, 2001
Contractual Amount        $91,454         $19,227     $41,577        $50,469        $1,351           $3,694

Amount waived
(if applicable)........     $0            $0          $0              $0             $0              $3,694

-------------------
* Until August 2, 1999, MLIM, an affiliate of the Investment Adviser, served as investment adviser to the Index Series (other than the Extended Market Index Series) and the Enhanced Series, when the management responsibilities were assumed by the Investment Adviser on the same terms and conditions.

**    Period is from commencement of operations (August 2, 1999).

***   Period is from commencement of operations (December 30, 1999).


                              Enhanced          Extended
                               S&P 500           Market
Period Ending                  Series         Index Series
-------------                 --------        ------------
December 31, 2000
Contractual Amount.....       $1,481*            $357**

Amount waived
(if applicable)........       $1,481*            $357**

December 31, 2001
Contractual Amount            $6,166             $4,976

Amount waived
(if applicable)........         $0                 $0


---------------
*     Period is from commencement of operations (September 1, 2000).

**    Period is from commencement of operations (October 30, 2000).

      Payment of Series Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Investment Adviser or any of its affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust and the Series (except to the extent paid by the Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports, copies of the Registration Statements, charges of the custodian and sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and out-of-pocket expenses of non-affiliated Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or a Series. Certain accounting services are provided for the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for the cost of other accounting services. The Placement Agent will pay certain of the expenses of the Trust incurred in connection with the offering of its shares of beneficial interest of each of the Series.

      Organization of the Investment Adviser. Fund Asset Management L.P., (previously defined as the "Investment Adviser" or "FAM") has an address at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.


At a meeting of the Board of Trustees held on May 8, 2002, the Board approved the continuation of the Trust's Investment Advisory Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Trust. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services under the Investment Advisory Agreement, but also the Trust's profitability to the Investment Adviser and the compensation paid to the Investment Adviser or its affiliates for other, non-advisory services provided to the Trust. The Trustees also considered the Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Trust's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Trust's assets.

      Based on the information reviewed and the discussions, the Board, including a majority of the non-interested Trustees concluded that the management fee rate was reasonable in relation to such services. The non-interested Trustees were represented by independent counsel who assisted the non-interested Trustees in their deliberations.


      Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date of its commencement. Thereafter, it will remain in effect from year to year with respect to each Series if approved annually (a) by the Board of Trustees or with respect to any Series, by the vote of a majority of the outstanding voting securities of such Series and (b) by a majority of those Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. Such contract is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the majority of the outstanding voting securities of such Series.

      Independent Auditors.

      Deloitte & Touche LLP, Two World Financial Center, New York, NY 10281-1008 has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Series.

      Custodian.


      Merrill Lynch Trust Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the custodian of the assets of the S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series. JPMorgan Chase Bank, 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acts as the custodian of the assets of the Mid Cap Index Series, Extended Market Index Series, International Index Series and Enhanced Series. Under the contracts with the Trust, the JPMorgan Chase Bank is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. Each Custodian is responsible for safeguarding and controlling the Series' cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series' investments.


      Transfer Agent.

      Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly-owned subsidiary of ML & Co., acts as the Transfer Agent for the Index Series. The Transfer Agent is responsible for the issuance, transfer and redemption of interests and the opening, maintenance and servicing of interestholder accounts.

      Legal Counsel.

      Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust.

      Accounting Services.

      The Trust entered into an agreement with State Street effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Series and was reimbursed by the Series at its cost in connection with such services. The Investment Adviser continues to provide certain accounting services to each Series and each Series reimburses the Investment Adviser for the cost of these services.

      The table below shows the amounts paid by each Series to State Street and to the Investment Adviser for accounting services for the periods indicated. The Enhanced Small Cap Series has not commenced operating as of the date of this Registration Statement and, therefore, has not paid any fees to State Street or to the Investment Adviser for accounting services for the periods set forth below.


                                      Fiscal year ended        Fiscal year ended     Fiscal year ended
                                      December 31, 2001        December 31, 2000     December 31, 1999
                                      -----------------        -----------------     -----------------
S&P 500 Index Series
  Paid to State Street*                   $326,238                 $    N/A              $    N/A
  Paid to the Investment Adviser          $147,644                 $772,542              $374,872

Small Cap Index Series
  Paid to State Street*                   $ 34,658                 $    N/A              $    N/A
  Paid to the Investment Adviser          $ 20,356                 $ 60,596              $    321

Aggregate Bond Index Series
  Paid to State Street*                   $226,103                 $    N/A              $    N/A
  Paid to the Investment Adviser          $ 32,135                 $146,598              $ 97,195

International Index Series
  Paid to State Street*                   $  5,795                 $    N/A              $    N/A
  Paid to the Investment Adviser          $    953                 $ 28,144              $    150


Enhanced S&P 500 Series
  Paid to State Street*                   $  7,089                 $    N/A              $    N/A
  Paid to the Investment Adviser          $  1,351                 $ 25,461**            $    N/A


Enhanced International Series
  Paid to State Street*                   $ 44,199                 $    N/A              $    N/A
  Paid to the Investment Adviser          $  8,490                 $188,552              $ 24,401***

Mid Cap Index Series
  Paid to State Street*                   $  2,352                 $    N/A              $    N/A
  Paid to the Investment Adviser          $    253                 $ 27,094              $    110****

Extended Market Index Series
  Paid to State Street*                   $  8,550                 $    N/A              $    N/A
  Paid to the Investment Adviser          $  1,105                 $  6,948*****         $    N/A

----------
* Represents payments pursuant to the agreement with State Street commencing January 1, 2001

**    Period is from commencement of operations (September 1, 2000)

***   Period is from commencement of operations (August 2, 1999)

****  Period is from commencement of operations (December 30, 1999)

***** Period is from commencement of operations (October 30, 2000)

Item 16.   Brokerage Allocation and Other Practices.

      Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Series' portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Series do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based upon brokerage or research services provided to the Investment Adviser and its clients, including the Trust. The Investment Adviser may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

      Section 28(e) ("Section 28(e)") of the Securities Exchange Act of 1934 (the "Exchange Act") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.

     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might utilize Series commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Trust to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

     In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     From time to time, a Series may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

     In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees and subject to best execution, the Investment Adviser may consider sales of shares of a Series as a factor in the selection of brokers or dealers to execute portfolio transactions for the Series; however, whether or not a particular broker or dealer sells shares of the Series neither qualifies nor disqualifies such broker or dealer to execute transactions for the Series.

      Each Series anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Series will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

      Foreign equity securities may be held by a Series in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and Global Depository Receipts ("GDRs") or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

      A Series' ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of a Series are redeemable on a daily basis in U.S. dollars, the Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.


      Information about the brokerage commissions paid by the Trust, including to Merrill Lynch, is set forth in the following table. The Enhanced Small Cap Series has not commenced operating as of the date of this Registration Statement and, therefore has paid no brokerage commissions for the periods set forth below.


                                                             Aggregate     Enhanced     Mid Cap
                              S&P 500 Index    Small Cap    Bond Index   International   Index      International
                                 Series      Index Series     Series        Series      Series      Index Series
                              -------------  ------------   ----------   -------------  ----------  -------------
For the fiscal year
  ended December 31, 1999*      $145,795       $ 20,124        $  0        $134,043**    $ 2,763***     $ 5,917***
For the fiscal year
  ended December 31, 2000****   $ 71,466       $ 47,880        $  0        $926,981      $ 8,575        $11,665
For the fiscal year
  ended December 31, 2001+      $ 90,754       $100,123        $  0        $556,280      $ 8,066        $72,458

-------------
   *  The Series paid no brokerage commissions to Merrill Lynch.

  **  Commenced operations on August 2, 1999.

 ***  Commenced operations on December 30, 1999.

**** The Master Small Cap Index Series and the Master Enhanced International Series paid $51 and $6,775, respectively, in brokerage commissions to Merrill Lynch.

   + The Master Enhanced International Series paid $5,240 in brokerage commissions to Merrill Lynch. Each of Master S&P 500 Index Series, Master Small Cap Index Series, Master Aggregate Bond Index Series, Master Mid Cap Index Series and Master International Index Series paid no brokerage commissions to Merrill Lynch. For the fiscal year ended December 31, 2001, the brokerage commissions paid to Merrill Lynch represented 0.94% of the aggregate brokerage commissions paid and involved 0.28% of the Master Enhanced International Series' dollar amount of transactions involving payment of commissions during the year.

                                                 Enhanced          Extended
                                                 S&P 500            Market
                                                  Series         Index Series
                                                -----------      ------------
For the fiscal year
  ended December 31, 2000###                     $36,112#         $41,621##
For the fiscal year
  ended December 31, 2001####                    $83,682          $71,064

-------------
#     Commenced operations on September 1, 2000.

##    Commenced operations on October 30, 2000.

###   The Series paid no brokerage commissions to Merrill Lynch.

#### The Master Enhanced S&P 500 Series and the Master Extended Market Index Series paid $274 and $331, respectively, in brokerage commissions to Merrill Lynch. For the fiscal year ended December 31, 2001, the brokerage commissions paid to Merrill Lynch represented 0.33% and 0.47%, respectively, of the aggregate brokerage commissions paid and involved 10.04% and 22.31%, respectively, of the Series' dollar amount of transactions involving payment of commissions during the year.

      The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market are usually with dealers acting as principal for their own accounts, affiliated persons of the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates in such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Restrictions."

      Because of the affiliation of Merrill Lynch with the Investment Adviser, the Trust is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.


      The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of a Series, invest cash collateral received by that Series for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates. For the fiscal year ended December 31, 2001, that affiliated entity received no such fees for each Series.


      Section 11(a) of the Exchange Act generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

      The Board of Trustees has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Series to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

      Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Series or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 17.  Capital Stock and Other Securities.

      Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Series of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

      Each investor is entitled to a vote in proportion to the amount of its interest in a Series or in the Trust, as the case may be. Investors in the Trust, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

      A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the beneficial interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Series, or (ii) by unanimous consent of the Trustees by written notice of such dissolution to the Holders in such Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

      The Declaration of Trust provides that obligations of the Trust and the Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities. Pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of the Trust shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.


      The Trust consists of nine Series. The Trust reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.


Item 18.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of each Series is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange ("NYSE") on each day the NYSE is open for trading, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The net asset value is computed by deducting the amount of the Portfolio's total liabilities from the value of its total assets. Expenses, including the fees payable to the Investment Adviser, are accrued daily.

      A Series' securities that are traded on stock exchanges (including NASDAQ National Market System) are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Trustees as the primary market. Securities traded on the NASDAQ National Market are valued at the last sale price as of the close of business on the day the securities are being valued, or lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. Long positions in securities traded in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Trustees. Portfolio securities that are traded both in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, are valued at the last available ask price. When the Series writes an option, the amount of the premium received is recorded on the books of the Series as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Series are valued at their last price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Trustees, including valuations furnished by a pricing service retained by the Trust. Such valuations and procedures will be reviewed periodically by the Trustees. Generally, trading in foreign securities, as well as U.S. Government Securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Series' shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Series' net asset value. If events that are expected to materially affect the value of such securities occur during such period, then these securities may be valued at their fair value as determined in good faith by the Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trustees.


      Each investor in the Trust may add to or reduce its investment in any Series on each day the NYSE is open for trading. The value of each investor's interest in a Series will be determined after the close of business on the NYSE by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. The close of business on the NYSE is generally 4:00 p.m. Eastern time. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series after the close of business of the NYSE on the next determination of net asset value of the Series. For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.

      Redemptions.

      An investor in the Trust may withdraw all or a portion of its investment in any Series on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, an investor requests redemption-in-kind or a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series.

      If redemption-in-kind is made, shareholders who receive securities and sell them could receive proceeds equal to less than the redemption value of their securities due to transaction costs. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder with such consent.

      The Trust, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series Shareholders in extraordinary or emergency circumstances.

Item 19.  Taxation of the Trust

      The Trust is organized as a Delaware business trust. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any federal income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

      Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

      Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last business day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

      Foreign currency gains or losses from non-U.S. dollar denominated debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

      The Series may be subject to a withholding tax on dividend or interest income received from securities of a non-U.S. issuer imposed by a foreign country. The United States has entered into tax treaties with many foreign countries which entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known.

      The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount or market discount (if a Series elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

      Each Series' taxable income will in most cases be determined on the basis of reports made to such Series by the issuers of the securities in which such Series invests. The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

      Under the Trust, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 20.  Underwriters.

      The exclusive placement agent for each Series of the Trust is FAMD, which receives no compensation for serving in this capacity. The Placement Agent is located at P.O. Box 9081, Princeton, New Jersey 08543-9081. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Series.

Item 21.  Calculation of Performance Data.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Series' performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

      Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

      Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

      Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22.  Financial Statements.


      The audited and unaudited financial statements of the following Series are incorporated in this Part B by reference to their respective Feeder Fund's 2001 Annual Reports and Semi-Annual Reports for the six months ended June 30, 2002 as set forth below. You may request a copy of the Annual Reports and Semi-Annual Reports at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                                               Feeder Fund's Annual &
       Series                                   Semi-Annual Reports
       ------                                   -------------------
S&P 500 Index Series                    Merrill Lynch S&P 500 Index Fund of
                                        Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 21,
                                          2002
                                          Semi-Annual Report filed on August 21,
                                          2002

Small Cap Index Series                  Merrill Lynch Small Cap Index Fund of
                                        Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 26,
                                          2002
                                          Semi-Annual Report filed on August 13,
                                          2002

Aggregate Bond Index Series             Merrill Lynch Aggregate Bond Index Fund
                                        of Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 26,
                                          2002
                                          Semi-Annual Report filed on August 21,
                                          2002

International Index Series              Merrill Lynch International Index Fund
                                        of Merrill Lynch Index Series, Inc.:
                                          Annual Report filed on February 27,
                                          2002
                                          Semi-Annual Report filed on August 20,
                                          2002

      The audited and unaudited financial statements of Mid Cap Index Series, Extended Market Index Series, Enhanced S&P 500 Series and Enhanced International Series for the fiscal year ended December 31, 2001 and for the six months ended June 30, 2002 are included in Appendix B.

                                   APPENDIX A
                       RATINGS OF FIXED INCOME SECURITIES

Description of Moody's Investors Service Inc.'s ("Moody's") Corporate Ratings

Aaa Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issue.

Aa Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note. Moody's may apply numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier I indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Moody's Commercial Paper Ratings

      The term "commercial paper" as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's makes no representations as to whether such commercial paper is by any other definition "commercial paper" or is exempt from registration under the Securities Act of 1933, as amended ("Securities Act").

      Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law.

      Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:
Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

        -  Leading market positions in well established industries
        -  High rates of return on funds employed
        - Conservative capitalization structures with moderate reliance on debt and ample asset protection
        - Broad margins in earnings coverage of fixed financial charges and high internal cash generation
        - Well established access to a range of financial markets and assured sources of alternate liquidity

      Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

      If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody's Preferred Stock Ratings

      Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

      Preferred stock rating symbols and their definitions are as follows:

aaa An issue that is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa An issue that is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a An issue that is rated "a" is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa An issue that is rated "baa" is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba An issue that is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b An issue that is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa An issue that is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca An issue that is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's may apply numerical modifiers 1, 2 and 3 in each rating classification from "aa" through "b" in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor's Corporate Debt Ratings

      A Standard & Poor's corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

      The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information or for other reasons.

      The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.

         Debt rated BB, B, CCC, CC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

C The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI The rating CI is reserved for income bonds on which no interest is being paid.

D Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

      Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

      Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L The letter "L" indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.

* Continuance of the rating is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

      Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

      Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA," "AA," "A," "BBB," commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor's Commercial Paper Ratings

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

A-l This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

A-2 Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated "A-l."

A-3 Issues carrying this designation have a satisfactory capacity for timely payment. They are however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated "B" are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D This rating indicates that the issue is either in default or is expected to be in default upon maturity.

      The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor's Preferred Stock Ratings

      A Standard & Poor's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

         The preferred stock ratings are based on the following considerations:

         I. Likelihood of payment -- capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

         II.      Nature of, and provisions of, the issue.

         III. Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors' rights.

AAA This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA A preferred stock issue rated "AA" also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

A An issue rated "A" is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB An issue rated "BBB" is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

BB,      Preferred stock rated "BB," "B," and "CCC" are regarded, on balance, as
B,       predominantly speculative with respect to the issuer's capacity to pay
CCC preferred stock obligations. "BB" indicates the lowest degree of speculation and "CCC" the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC The rating "CC" is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C        A preferred stock rated "C" is a non-paying issue.

D A preferred stock rated "D" is a non-paying issue with the issuer in default on debt instruments.

      NR indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

      Plus (+) or minus (-): To provide more detailed indications of preferred stock quality, the ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard Poor's earnings and dividend rankings for common stocks.

      The ratings are based on current information furnished to Standard & Poor's by the issuer, and obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

Description of Fitch IBCA, Inc.'s ("Fitch") Investment Grade Bond Ratings

      Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and of any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

      Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

      Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

      Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

      Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-I+."

A Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

NR           Indicates that Fitch does not rate the specific issue.

Conditional  A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended    A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn    A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

Fitch Alert  Ratings are placed on Fitch Alert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive" indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. Fitch Alert is relatively short-term, and should be resolved within 12 months.

      Ratings Outlook: Au outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

Description of Fitch Speculative Grade Bond Ratings

      Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

      Bonds that have the same rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C        Bonds are in default in payment of interest or principal.

DDD,     Bonds are in default on interest and/or principal payments. Such bonds
DD,D are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

Description of Fitch Investment Grade Short-term Ratings

      Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

      The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-I+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-I+" and "F-I" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

                                   APPENDIX B
                              FINANCIAL STATEMENTS


                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
+3Com Corporation                                             9,500   $   41,800
+99 Cents Only Stores                                         1,666       42,733
A. Schulman, Inc.                                               900       19,304
A.G. Edwards, Inc.                                            1,900       73,853
A.H. Belo Corporation (Class A)                               3,000       67,830
+AGCO Corporation                                             1,900       37,050
AGL Resources Inc.                                            1,300       30,160
AK Steel Holding Corporation                                  3,000       38,430
ALLETE, Inc.                                                  2,300       62,330
AMETEK, Inc.                                                    800       29,800
+Abercrombie & Fitch Co.
  (Class A)                                                   2,500       60,300
+Activision, Inc.                                             1,400       40,684
+Acxiom Corp.                                                 2,300       40,227
+Adtran, Inc.                                                   800       15,199
+AdvancePCS                                                   2,300       55,062
+Advanced Fibre Communications,
  Inc.                                                        2,200       36,388
+Advent Software, Inc.                                          900       23,130
+Affiliated Computer Services,
  Inc. (Class A)                                              3,400      161,432
Airborne, Inc.                                                1,100       21,120
+Airgas, Inc.                                                 1,900       32,870
+Alaska Air Group, Inc.                                         700       18,270
Albany International Corp.
  (Class A)                                                     900       24,219
+Albemarle                                                    1,100       33,825
+Alexander & Baldwin, Inc.                                    1,200       30,636
Alliant Energy Corporation                                    2,300       59,110
Allmerica Financial Corporation                               1,500       69,300
+American Eagle Outfitters, Inc.                              1,950       41,223
American Financial Group, Inc.                                1,700       40,630
American Water Works Company,
  Inc.                                                        2,600      112,346
+AmeriCredit Corp.                                            2,200       61,710
AmerUs Group Co.                                              1,000       37,100
+Apogent Technologies Inc.                                    2,800       57,596
+Apria Healthcare Group Inc.                                  1,300       29,120
Aquila, Inc.                                                  3,400       27,200
Arch Coal, Inc.                                               1,500       34,065
+Arrow Electronics, Inc.                                      2,500       51,875
Arthur J. Gallagher & Co.                                     2,200       76,230
ArvinMeritor, Inc.                                            1,800       43,200
+Ascential Software Corporation                               6,500       18,135
Associated Banc-Corp.                                         2,100       79,191
Astoria Financial Corporation                                 2,100       67,305
+Atlas Air, Inc.                                              1,200        4,440
+Atmel Corporation                                           11,900       74,494
Avnet, Inc.                                                   3,000       65,970
+Avocent Corporation                                          1,200       19,104
+The BISYS Group, Inc.                                        3,000       99,900
+BJ's Wholesale Club, Inc.                                    1,700       65,450
Bandag, Incorporated                                            500       14,160
Banknorth Group, Inc.                                         3,800       98,876
Bank of Hawaii Corporation                                    1,800       50,400
Banta Corporation                                               500       17,950
+Barnes & Noble, Inc.                                         1,700       44,931
+Barr Laboratories, Inc.                                      1,100       69,883
Beckman Coulter Inc.                                          1,500       74,850
Black Hills Corporation                                         700       24,227
+Blyth, Inc.                                                  1,000       31,220
Bob Evans Farms, Inc.                                           900       28,332

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
+Borders Group, Inc.                                          2,100   $   38,640
BorgWarner, Inc.                                                700       40,432
Bowater Incorporated                                          1,400       76,118
+Brinker International, Inc.                                  2,400       76,200
+Broadwing Inc.                                               5,900       15,340
C.H. Robinson Worldwide, Inc.                                 2,200       73,766
CBRL Group, Inc.                                              1,300       39,676
+CDW Computer Centers, Inc.                                   2,100       98,301
CNF Transportation Inc.                                       1,300       49,374
+CSG Systems International, Inc.                              1,400       26,796
Cabot Corporation                                             1,700       48,705
+Cabot Microelectronics
  Corporation                                                   600       25,896
+Cadence Design Systems, Inc.                                 6,100       98,332
Callaway Golf Company                                         2,000       31,680
Carlisle Companies Incorporated                                 800       35,984
Carpenter Technology Corporation                                700       20,167
+Catalina Marketing Corporation                               1,400       39,508
+Ceridian Corporation                                         3,800       72,124
+Certegy Inc.                                                 1,800       66,798
+CheckFree Corp.                                              1,800       28,152
+The Cheesecake Factory
  Incorporated                                                1,600       56,768
+ChoicePoint Inc.                                             2,200      100,034
Church & Dwight Co., Inc.                                     1,000       31,330
+Cirrus Logic, Inc.                                           2,100       15,729
City National Corporation                                     1,200       64,500
Claire's Stores, Inc.                                         1,300       29,770
+Clayton Homes, Inc.                                          3,800       60,040
Cleco Corporation                                             1,100       24,090
+Coach, Inc.                                                  1,100       60,390
The Colonial BancGroup, Inc.                                  2,900       43,500
+CommScope, Inc.                                              1,600       20,000
Commerce Bancorp, Inc.                                        1,600       70,720
Compass Bancshares, Inc.                                      3,400      114,240
Conectiv, Inc.                                                2,400       61,080
+Constellation Brands, Inc.
  (Class A)                                                   2,200       70,400
+Cooper Cameron Corporation                                   1,400       67,788
+Copart, Inc.                                                 2,300       37,329
+Covance Inc.                                                 1,500       28,125
+Credence Systems Corporation                                 1,500       26,655
+Cree, Inc.                                                   1,801       23,827
Crompton Corporation                                          2,600       33,150
+Cypress Semiconductor
  Corporation                                                 3,200       48,576
+Cytec Industries Inc.                                        1,000       31,440
+Cytyc Corporation                                            3,100       23,622
D.R. Horton, Inc.                                             3,550       92,407
DENTSPLY International Inc.                                   2,000       73,820
DPL Inc.                                                      3,400       89,930
DQE, Inc.                                                     1,700       23,800
+DST Systems, Inc.                                            3,100      141,701
+Dean Foods Company                                           2,142       79,897
+DeVry, Inc.                                                  1,800       41,112
The Dial Corporation                                          2,600       52,052
Diebold, Incorporated                                         1,900       70,756
Dime Bancorp (Warrants)(a)                                    2,700          270
Dole Food Company, Inc.                                       1,300       37,505
+Dollar Tree Stores, Inc.                                     2,850      112,318
Donaldson Company, Inc.                                       1,100       38,544
Dreyer's Grand Ice Cream, Inc.                                  800       54,880
+Dycom Industries, Inc.                                       1,300       15,197
+E* TRADE Group, Inc.                                         9,000       49,140
+EGL, Inc.                                                    1,300       22,048

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
ENSCO International
  Incorporated                                                3,400   $   92,684
Eaton Vance Corp.                                             1,800       56,160
+Education Management
  Corporation                                                   700       28,511
+Edwards Lifesciences
  Corporation                                                 1,600       37,120
+Electronic Arts Inc.                                         3,600      237,780
+Emmis Communications
  Corporation (Class A)                                       1,300       27,547
+Energizer Holdings, Inc.                                     2,500       68,550
Energy East Corporation                                       3,100       70,060
+Entercom Communications Corp.                                1,300       59,670
Equitable Resources, Inc.                                     1,600       54,880
Everest Re Group, Ltd.                                        1,200       67,140
Expeditors International of
  Washington, Inc.                                            2,500       82,900
+Express Scripts, Inc. (Class A)                              2,100      105,231
+Extended Stay America, Inc.                                  2,200       35,684
+FEI Company                                                    900       22,059
+FMC Corporation                                                900       27,153
+FMC Technologies,  Inc.                                      1,543       32,033
+Fairchild Semiconductor
  Corporation (Class A)                                       2,800       68,040
Fastenal Company                                              2,000       77,020
Federal Signal Corporation                                    1,300       31,200
Ferro Corporation                                               800       24,120
Fidelity National Financial, Inc.                             2,560       80,896
+First Health Group Corp.                                     2,700       75,708
First Virginia Banks, Inc.                                    1,200       64,344
FirstMerit Corporation                                        2,200       60,676
+Flowserve Corporation                                        1,400       41,720
+Forest Oil Corporation                                       1,100       31,273
+Furniture Brands International,
  Inc.                                                        1,500       45,375
GATX Corporation                                              1,200       36,120
+GTECH Holdings Corporation                                   1,400       35,756
+Gartner Group, Inc. (Class B)                                2,200       20,680
+Gentex Corporation                                           2,000       54,940
+Gilead Sciences, Inc.                                        5,000      164,400
Golden State Bancorp Inc.                                     3,400      123,250
+GrafTech International Ltd.                                  1,500       18,450
Granite Construction Incorporated                             1,200       30,360
+Grant Prideco, Inc.                                          2,700       36,720
Great Plains Energy Incorporated                              1,700       34,595
Greater Bay Bancorp                                           1,100       33,836
+GreenPoint Financial Corp.                                   2,600      127,660
+H.B. Fuller Company                                            600       17,574
HCC Insurance Holdings, Inc.                                  1,700       44,795
HON INDUSTRIES Inc.                                           1,400       38,108
+Hanover Compressor Company                                   1,800       24,300
Harris Corporation                                            1,700       61,608
Harsco Corporation                                            1,000       37,500
Harte-Hanks, Inc.                                             2,550       52,402
Hawaiian Electric Industries, Inc.                              800       34,040
+Health Net Inc.                                              3,300       88,341
Helmerich & Payne, Inc.                                       1,200       42,864
+Henry Schein, Inc.                                           1,100       48,950
Herman Miller, Inc.                                           2,100       42,630
Hibernia Corporation (Class A)                                4,200       83,118
Hillenbrand Industries, Inc.                                  1,500       84,225
+Hispanic Broadcasting Corporation                            2,800       73,080
Horace Mann Educators Corporation                               900       16,803
Hormel Foods Corporation                                      3,500       83,790
Hospitality Properties Trust                                  1,500       54,750
Hubbell Incorporated (Class B)                                1,400       47,810
ICN Pharmaceuticals, Inc.                                     2,200       53,262
IDAcorp Inc.                                                    900       24,759

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
+IDEC Pharmaceuticals Corporation                             3,800   $  134,710
IMC Global Inc.                                               3,000       37,500
+IVAX Corporation                                             4,725       51,030
+Imation Corp.                                                  800       23,808
+Incyte Genomics, Inc.                                        1,900       13,813
+Independence Community Bank Corp.                            1,400       40,222
+IndyMac Bancorp, Inc.                                        1,400       31,752
+InFocus Corporation                                          1,000       11,780
+Integrated Device Technology, Inc.                           2,600       47,164
+International Rectifier Corp.                                1,700       49,555
International Speedway Corp.
  (Class A)                                                   1,500       60,150
+Internet Security Systems, Inc.                              1,000       13,120
+Intersil Holding Corporation
  (Class A)                                                   3,400       72,692
Interstate Bakeries Corporation                               1,000       28,880
+Investment Technology Group, Inc.                            1,200       39,240
Investors Financial Services                                  1,700       57,018
+J.B. Hunt Transport Services, Inc.                             900       26,568
The J.M. Smucker Company                                        967       33,004
Jack Henry & Associates, Inc.                                 2,400       40,056
+Jacobs Engineering Group Inc.                                1,400       48,692
Kaydon Corp.                                                    700       16,527
+Keane, Inc.                                                  1,900       24,225
Kelly Services, Inc. (Class A)                                  800       21,608
+Kemet Corp.                                                  1,900       33,934
Kennametal Inc.                                               1,100       40,260
+Korn/Ferry International                                     1,200       10,920
+L-3 Communications Holdings, Inc.                            2,300      124,200
+LAM Research Corp.                                           3,100       55,738
+LTX Corporation                                              1,400       19,992
+LaBranche & Co. Inc.                                         1,400       32,060
Lancaster Colony Corporation                                    900       32,094
+Lattice Semiconductor Corporation                            2,800       24,472
+Lear Corporation                                             1,700       78,625
Lee Enterprises, Incorporated                                 1,000       35,000
+Legato Systems, Inc.                                         2,700        9,720
Legg Mason, Inc.                                              1,700       83,878
Lennar Corporation                                            1,700      104,040
Leucadia National Corporation                                 1,300       41,158
+LifePoint Hospitals, Inc.                                    1,000       36,310
+Lincare Holdings Inc.                                        2,700       87,210
Longs Drug Stores Corporation                                 1,000       28,290
Longview Fibre Company                                        1,000        9,420
The Lubrizol Corporation                                      1,500       50,250
Lyondell Chemical Company                                     3,400       51,340
M&T Bank Corporation                                          2,400      205,824
MDU Resources Group                                           1,900       49,951
+MIPS Technologies, Inc. (Class B)                            1,300        7,241
The MONY Group Inc.                                           1,300       44,213
+MPS Group, Inc.                                              2,800       23,800
+Macromedia, Inc.                                             1,500       13,305
+Macrovision Corporation                                      1,300       17,043
+Mandalay Resort Group                                        1,800       49,626
Manpower Inc.                                                 2,000       73,500
Martin Marietta Materials, Inc.                               1,400       54,600
McCormick & Company Incorporated                              3,400       87,550
+McDATA Corporation (Class A)                                 2,900       25,549
Media General, Inc. (Class A)                                   500       30,000
+Mentor Graphics Corporation                                  1,800       25,596
Mercantile Bankshares Corporation                             1,900       77,957
Metris Companies Inc.                                         1,600       13,296
+Michael's Stores                                             2,100       81,900

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
+Micrel, Inc.                                                 2,400   $   34,512
+Microchip Technology                                         5,100      139,893
+Millennium Pharmaceuticals, Inc.                             7,094       86,192
Minerals Technologies, Inc.                                     400       19,728
Modine Manufacturing Co.                                        700       17,206
+Mohawk Industries, Inc.                                      1,700      104,601
Murphy Oil Corporation                                        1,200       99,000
Mylan Laboratories, Inc.                                      3,100       97,185
+NCO Group, Inc.                                                700       15,246
NSTAR                                                         1,400       62,692
National Commerce Financial
  Corporation                                                 5,200      136,760
National Fuel Gas Company                                     2,200       49,522
+National Instruments
  Corporation                                                 1,300       42,328
+National-Oilwell, Inc.                                       2,000       42,100
+The Neiman Marcus Group, Inc.
  (Class A)                                                   1,100       38,170
+Network Associates, Inc.                                     3,600       69,372
Neuberger Berman Inc.                                         1,850       67,710
+The New Dun & Bradstreet
  Corporation                                                 1,900       62,795
New Plan Excel Realty Trust                                   2,300       47,909
New York Community Bancorp, Inc.                              2,900       78,590
Newport Corporation                                           1,000       15,660
Noble Energy, Inc.                                            1,500       54,075
Nordson Corporation                                             800       19,728
North Fork Bancorporation                                     4,200      167,202
Northeast Utilities                                           3,600       67,716
OGE Energy Corp.                                              2,100       48,006
ONEOK, Inc.                                                   1,500       32,925
+Ocean Energy Inc.                                            4,300       93,181
+Ohio Casualty Corporation                                    1,400       29,260
Old Republic International
  Corporation                                                 3,000       94,500
Olin Corporation                                              1,000       22,150
Omnicare, Inc.                                                2,300       60,398
+Outback Steakhouse, Inc.                                     2,000       70,200
Overseas Shipholding Group, Inc.                              1,000       21,080
+Oxford Health Plans, Inc.                                    2,300      106,858
P.H. Glatfelter Company                                       1,000       18,800
The PMI Group, Inc.                                           2,100       80,220
PNM Resources Inc.                                              900       21,780
+PacifiCare Health Systems, Inc.                              1,000       27,200
+Packaging Corp. of America                                   2,800       55,692
+Papa John's International, Inc.                                600       20,034
+Park Place Entertainment
  Corporation                                                 7,900       80,975
+Patterson Dental Company                                     1,700       85,561
+Patterson-UTI Energy, Inc.                                   1,900       53,637
+Payless ShoeSource, Inc.                                       600       34,590
+Pennzoil-Quaker State Company                                1,900       40,907
Pentair, Inc.                                                 1,400       67,312
PepsiAmericas, Inc.                                           4,100       61,254
+Perrigo Company                                              2,000       26,000
+Pioneer Natural Resources
  Company                                                     2,800       72,940
Pittston Brink's Group                                        1,200       28,800
+Plantronics, Inc.                                            1,100       20,911
+Plexus Corporation                                           1,000       18,100
+Polycom, Inc.                                                2,700       32,373
Potlatch Corporation                                            600       20,412
Potomac Electric Power Company                                2,800       60,144
+Powerwave Technologies, Inc.                                 1,800       16,488
Precision Castparts Corp.                                     1,400       46,200
+Price Communications Corporation                             1,400       22,400
+Pride International, Inc.                                    3,400       53,244
Protective Life Corporation                                   1,900       62,890

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
+Protein Design Labs, Inc.                                    2,000   $   21,720
Provident Financial Group, Inc.                               1,200       34,812
Puget Energy, Inc.                                            2,400       49,560
+Quanta Services, Inc.                                        1,600       15,792
+Quantum Corporation-DLT &
  Storage Systems                                             4,300       18,060
+Quest Diagnostics
  Incorporated                                                2,500      215,125
Questar Corporation                                           2,100       51,870
R.J. Reynolds Tobacco
  Holdings, Inc.                                              2,400      129,000
+RF Micro Devices, Inc.                                       4,300       32,766
RPM, Inc.                                                     3,000       45,750
+RSA Security Inc.                                            1,700        8,177
Radian Group Inc.                                             2,400      117,240
Rayonier Inc.                                                   700       34,391
The Reader's Digest Association,
  Inc. (Class A)                                              2,700       50,571
+Republic Services, Inc. (Class A)                            4,100       78,187
+Retek Inc.                                                   1,400       34,020
Reynolds & Reynolds
  Company (Class A)                                           1,800       50,310
Rollins, Inc.                                                   600       12,204
Roslyn Bancorp, Inc.                                          2,000       43,660
Ross Stores, Inc.                                             2,100       85,575
Ruddick Corporation                                           1,100       18,656
SCANA Corporation                                             2,800       86,436
SEI Investments Company                                       2,800       78,876
+SPX Corporation                                              1,100      129,250
+STERIS Corporation                                           1,700       32,487
+Saks Incorporated                                            3,600       46,224
+SanDisk Corporation                                          1,900       23,560
+Scholastic Corporation                                       1,000       37,900
+Semtech Corporation                                          1,900       50,730
Sensient Technologies
  Corporation                                                 1,000       22,760
+Sepracor Inc.                                                1,900       18,145
+Sequa Corporation (Class A)                                    300       19,617
Sierra Pacific Resources                                      2,300       17,940
+Silicon Valley Bancshares                                    1,100       28,996
+Six Flags, Inc.                                              2,300       33,235
+Smith International, Inc.                                    1,300       88,647
+Smithfield Foods, Inc.                                       2,900       53,795
Solutia Inc.                                                  3,000       21,060
Sonoco Products Company                                       2,600       73,632
+Sotheby's Holdings, Inc.
  (Class A)                                                   1,500       21,375
Sovereign Bancorp, Inc.                                       6,500       97,175
StanCorp Financial Group, Inc.                                  800       44,400
Stewart & Stevenson Services, Inc.                              700       12,418
+Storage Technology Corporation                               2,700       43,119
+Sungard Data Systems Inc.                                    7,200      190,656
+Superior Industries International,
  Inc.                                                          700       32,291
+Swift Transportation Co., Inc.                               2,300       53,590
+Sybase, Inc.                                                 2,700       28,485
+Sykes Enterprises, Incorporated                              1,200        9,227
+Sylvan Learning System, Inc.                                   900       17,946
+Symantec Corporation                                         3,700      121,545
+Synopsys, Inc.                                               1,700       93,177
TCF Financial Corporation                                     2,000       98,200
+Tech Data Corporation                                        1,500       56,775
Tecumseh Products Company (Class A)                             500       26,540
Teleflex Incorporated                                         1,000       57,150
Telephone and Data Systems, Inc.                              1,500       90,825
The Washington Post Company                                     246      134,070
Tidewater Inc.                                                1,600       52,672
+The Timberland Company (Class A)                             1,100       39,402
+The Titan Corporation                                        2,100       38,409

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COMMON             Issue                                    Shares       Value
STOCKS                                                       Held
--------------------------------------------------------------------------------
Tootsie Roll Industries, Inc.                                 1,290   $   49,742
+Transaction Systems Architects,
  Inc. (Class A)                                              1,000       11,760
+TriQuint Semiconductor, Inc.                                 3,400       21,794
+Triad Hospitals, Inc.                                        1,800       76,284
+Trigon Healthcare, Inc.                                        900       90,522
Trinity Industries, Inc.                                      1,200       24,864
Tyson Foods, Inc. (Class A)                                   9,100      141,141
+Unifi, Inc.                                                  1,500       16,350
+United Rentals, Inc.                                         2,100       45,780
Unitrin, Inc.                                                 1,800       64,386
Universal Corporation                                           600       22,020
+Universal Health Services, Inc.
  (Class B)                                                   1,600       78,400
+VISX, Incorporated                                           1,500       16,350
+Valassis Communications, Inc.                                1,400       51,100
Valero Energy Corporation                                     2,600       97,292
The Valspar Corporation                                       1,300       58,682
+Varco International, Inc.                                    2,300       40,342
+Varian Medical Systems, Inc.                                 1,700       68,935
Vectren Corporation                                           1,900       47,690
+Vertex Pharmaceuticals
  Incorporated                                                2,000       32,560
Viad Corp.                                                    2,300       59,800
+Vishay Intertechnology, Inc.                                 4,000       88,000
WGL Holdings Inc.                                             1,400       36,260
WPS Resources Corporation                                       800       32,664
Waddell & Reed Financial, Inc.
  (Class A)                                                   2,200       50,424
+Wallace Computer Services, Inc.                                900       19,350
Wausau - Mosinee Paper Corporation                            1,100       13,255
+Weatherford International Ltd.                               3,000      129,600
Webster Financial Corporation                                 1,200       45,888
+Westamerica Bancorporation                                     800       31,648
Westar Energy, Inc.                                           1,700       26,095
Western Gas Resources, Inc.                                     900       33,660
+Westwood One, Inc.                                           2,800       93,576
+Whole Foods Market, Inc.                                     1,400       67,508
+Williams-Sonoma, Inc.                                        3,000       91,980
Wilmington Trust Corporation                                  1,500       45,750
+Wind River Systems, Inc.                                     2,000       10,020
Wisconsin Energy Corporation                                  3,100       78,337
York International Corporation                                1,100       37,169
--------------------------------------------------------------------------------
Total Common Stocks  (Cost - $22,246,272) - 97.3%                     20,897,105
--------------------------------------------------------------------------------

SHORT-TERM           Face                  Issue                     Value
OBLIGATIONS         Amount
--------------------------------------------------------------------------------
Commercial          $510,000   General Electric Capital Corp.,      $509,944
Paper*                           1.98% due 7/01/2002
--------------------------------------------------------------------------------
                               Total Short-Term Obligations          509,944
                                 (Cost - $509,944) - 2.4%
--------------------------------------------------------------------------------
                    Total Investments
                      (Cost - $22,756,216) - 99.7%                21,407,049
                    Other Assets Less Liabilities - 0.3%              75,056
                                                                 -----------
                    Net Assets - 100.0%                          $21,482,105
                                                                 ===========

* Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Fund.

                                      Master Mid-Cap Index Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------

(a) Warrants entitle the Fund to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.

+     Non-income producing security.

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS                                      June 30, 2002

Master Mid Cap Index Series

1. Significant Accounting Policies:
Master Mid Cap Index Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options - The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

(c) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income

NOTES TO FINANCIAL STATEMENTS                                      June 30, 2002

dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income -Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

(e) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. For the six months ended June 30, 2002, FAM earned fees of $787. FAM reimbursed the Series $31,282 for operating expenses.

Prior to January 1, 2001, FAM provided accounting services to the Series at its cost and the Series reimbursed FAM for these services. FAM continues to provide certain accounting services to the Series. The Series reimburses FAM at its cost for such services. For the six months ended June 30, 2002, the Series reimbursed FAM an aggregate of $190 or the above-described services. The Series entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services.

At June 30, 2002, 100% of the net assets of the Series was owned by affiliates.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended June 30, 2002 were $21,256,831 and $3,486,563, respectively.

Net realized gains (losses) for the six months ended June 30, 2002 and net unrealized losses as of June 30, 2002 were as follows:

--------------------------------------------------------------------------------
                                                  Realized          Unrealized
                                               Gains (Losses)         Losses
--------------------------------------------------------------------------------
Long-term investments ....................       $  (276,331)       $(1,349,167)
Short-term investments ...................                (9)                --
Financial futures contracts ..............             1,934                 --
                                                 -----------        -----------
Total ....................................       $  (274,406)       $(1,349,167)
                                                 -----------        -----------
--------------------------------------------------------------------------------

As of June 30, 2002, net unrealized depreciation for Federal income tax purposes aggregated $1,349,167, of which $939,679 related to appreciated securities and $2,288,846 related to depreciated securities. At June 30, 2002, the aggregate cost of investments for Federal income tax purposes was $22,756,216.

4. Short-Term Borrowings:
The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Series did not borrow under the credit agreement during the six months ended June 30, 2002.

                                       Master Mid Cap Index Series June 30, 2002

STATEMENT OF ASSETS AND LIABILITIES
MASTER
MID CAP
INDEX SERIES   As of  June 30, 2002
-----------------------------------------------------------------------------------------
Assets:      Investments, at value
               (identified cost-$22,756,216)......                        $21,407,049
             Cash on deposit for financial
               futures contracts .................                             25,000
             Cash.................................                                585
             Receivables:
               Securities sold....................     $3,128,148
               Dividends..........................         19,303
               Investment adviser.................         14,829
               Contributions .....................            129           3,162,409
                                                       ----------
             Prepaid expenses ....................                             31,200
                                                                          -----------
             Total assets.........................                         24,626,243
                                                                          -----------
-----------------------------------------------------------------------------------------
Liabilities: Payables:
               Withdrawals........................      2,536,674
               Securities purchased...............        577,320
               Variation margin...................          8,808           3,122,802
                                                        ---------
             Accrued expenses ....................                             21,336
                                                                          -----------
             Total liabilities....................                          3,144,138
                                                                          -----------
-----------------------------------------------------------------------------------------
Net Assets:  Net assets...........................                        $21,482,105
                                                                          ===========
-----------------------------------------------------------------------------------------
Net Assets   Investors' capital...................                        $22,831,272
Consist of:  Unrealized depreciation on
               investments-net....................                         (1,349,167)
                                                                          -----------
             Net assets...........................                        $21,482,105
                                                                          ===========
-----------------------------------------------------------------------------------------

See Notes to Financial Statements.

                                       Master Mid Cap Index Series June 30, 2002

STATEMENT OF OPERATIONS
MASTER
MID CAP
INDEX SERIES        For the Six Months Ended June 30, 2002
-------------------------------------------------------------------------------------------------
Investment          Dividends.....................................                     $75,368
Income:             Interest......................................                       5,577
                                                                                   -----------
                    Total income..................................                      80,945
                                                                                   -----------
-------------------------------------------------------------------------------------------------
Expenses:           Professional fees.............................       $24,862
                    Custodian fees................................         4,918
                    Accounting services...........................         1,755
                    Investment advisory fees .....................           787
                    Trustees' fees and expenses...................            86
                    Printing and shareholder reports..............            57
                    Other.........................................         5,215
                                                                         -------
                    Total expenses before reimbursement...........        37,680
                    Reimbursement of expenses ....................       (31,282)
                                                                         -------
                    Total expenses after reimbursement............                       6,398
                                                                                   -----------
                    Investment income-net.........................                      74,547
                                                                                   -----------
-------------------------------------------------------------------------------------------------
Realized &          Realized loss from investments-net............                    (274,406)
Unrealized Loss     Change in unrealized appreciation/depreciation
on Investments-Net:   on investments-net..........................                  (1,877,396)
                                                                                   -----------
                    Total realized and unrealized loss
                      on investments-net..........................                  (2,151,802)
                                                                                   -----------
                    Net Decrease in Net Assets Resulting
                      from Operations.............................                 ($2,077,255)
                                                                                   ===========
-------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

                                       Master Mid Cap Index Series June 30, 2002

STATEMENTS OF CHANGES IN NET ASSETS                                       For the Six         For the
MASTER                                                                    Months Ended       Year Ended
MID CAP                                                                     June 30,        December 31,
INDEX SERIES   Increase (Decrease) in Net Assets:                             2002              2001
---------------------------------------------------------------------------------------------------------
Operations:    Investment income-net................................         $74,547           $166,878
               Realized loss on investments-net.....................        (274,406)        (1,810,374)
               Change in unrealized appreciation/depreciation
                 on investments-net ................................      (1,877,396)            53,073
                                                                         -----------        -----------
               Net decrease in net assets resulting
                 from operations....................................      (2,077,255)        (1,590,423)
                                                                         -----------        -----------
---------------------------------------------------------------------------------------------------------
Net Capital    Proceeds from contributions..........................      26,184,709         16,394,330
Transactions:  Fair value of withdrawals............................      (8,227,107)       (22,369,270)
                                                                         -----------        -----------
               Net increase (decrease) in net assets
                 derived from capital transactions .................      17,957,602         (5,974,940)
                                                                         -----------        -----------
---------------------------------------------------------------------------------------------------------
Net Assets:    Total increase (decrease) in net assets..............      15,880,347         (7,565,363)
               Beginning of period..................................       5,601,758         13,167,121
                                                                         -----------        -----------
               End of period........................................     $21,482,105         $5,601,758
                                                                         ===========        ===========
---------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

                                       Master Mid Cap Index Series June 30, 2002

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------------------------------------------------------
MASTER                                                          For the Six      For the Year Ended
MID CAP            The following  ratios have                   Months Ended        December 31,                For the Period
INDEX SERIES       been derived from information                  June 30,      ---------------------        December 30, 1999+
                   provided in the financial statements.            2002         2001          2000         to December 31, 1999
--------------------------------------------------------------------------------------------------------------------------------
Total Investment
Return:                                                             (3.12%)++     (.71%)           --                  --
                                                                  =======       ======        =======              ======
Ratios to          Expenses, net of reimbursement .........           .08%*        .08%           .08%                .08%
Average Net                                                       =======       ======        =======              ======
Assets:            Expenses ...............................           .48%*        .56%          1.37%                .94%
                                                                  =======       ======        =======              ======
                   Investment income-net ..................           .95%*       1.23%          1.71%               3.40%
                                                                  =======       ======        =======              ======
--------------------------------------------------------------------------------------------------------------------------------
Supplemental       Net assets, end of period
Data:                (in thousands) .......................       $21,482       $5,602        $13,167              $5,032
                                                                  =======       ======        =======              ======
                   Portfolio turnover .....................        26.15%        99.59%         50.32%                 --
                                                                  =======       ======        =======              ======
--------------------------------------------------------------------------------------------------------------------------------

 *    Annualized.
 +    Commencement of operations.
++    Aggregate total investment return.

See Notes to Financial Statements.

                                   Master Mid Cap Index Series December 31, 2001

STATEMENT OF ASSETS AND LIABILITIES
MASTER
MID CAP
INDEX SERIES   As of  December 31, 2001
--------------------------------------------------------------------------------
Assets:      Investments, at value (identified cost
               -$4,945,050) ...............................           $5,469,246
             Cash on deposit for financial futures
               contracts ..................................               89,539
             Cash .........................................                  288
             Receivables:
                      Securities sold .....................  $32,089
                      Investment adviser ..................   14,342
                      Variation margin ....................    4,100
                      Dividends ...........................    3,513      54,044
                                                             -------
             Prepaid expenses .............................               31,200
                                                                      ----------
             Total assets .................................            5,644,317
                                                                      ----------
--------------------------------------------------------------------------------
Liabilities: Payable for securities purchased .............               31,605
             Accrued expenses .............................               10,954
                                                                      ----------
             Total liabilities ............................               42,559
                                                                      ----------
--------------------------------------------------------------------------------
Net Assets:  Net assets ...................................           $5,601,758
                                                                      ----------
--------------------------------------------------------------------------------
Net Assets   Investors' capital ...........................           $5,073,529
Consist of:  Unrealized appreciation on investments-net ...              528,229
                                                                      ----------
             Net assets ...................................           $5,601,758
                                                                      ==========
--------------------------------------------------------------------------------

                       See Notes to Financial Statements.

                                   Master Mid Cap Index Series December 31, 2001

STATEMENT OF OPERATIONS
MASTER
MID CAP
INDEX SERIES   For the Year Ended December 31, 2001
-------------------------------------------------------------------------------
Investment   Dividends ...................................          $   123,347
Income:      Interest ....................................               53,985
             Securities lending-net ......................                  356
                                                                    -----------
             Total income ................................              177,688
                                                                    -----------
-------------------------------------------------------------------------------
Expenses:    Professional fees. ..........................  $55,795
             Custodian fees ..............................    6,375
             Accounting services .........................    2,605
             Investment advisory fees ....................    1,351
             Offering costs ..............................      645
             Trustees' fees and expenses .................      320
             Printing and shareholder reports ............      132
             Other .......................................    8,111
                                                            -------
             Total expenses before reimbursement .........   75,334
             Reimbursement of expenses ...................  (64,524)
                                                            -------
             Total expenses after reimbursement. .........               10,810
                                                                    -----------
             Investment income-net .......................              166,878
                                                                    -----------

-------------------------------------------------------------------------------
Realized &   Realized loss from investments-net ..........           (1,810,374)
Unrealized
Gain (Loss)  Change in unrealized appreciation on
on           investments-net .............................               53,073
Investments                                                         -----------
-Net:        Net Decrease in Net Assets Resulting
             from Operations .............................          ($1,590,423)
                                                                    ===========
-------------------------------------------------------------------------------

                       See Notes to Financial Statements.

                                                        Master Mid Cap Index Series December 31, 2001

STATEMENTS OF CHANGES IN NET ASSETS                                             For the Year Ended
MASTER                                                                             December 31,
MID CAP                                                                     -------------------------
INDEX SERIES   Increase (Decrease) in Net Assets:                              2001           2000
=====================================================================================================
Operations:    Investment income-net ....................................   $  166,878   $    127,866
               Realized gain (loss) on investments-net ..................   (1,810,374)       525,303
               Change in unrealized appreciation on investments-net .....       53,073        444,176
                                                                            ----------    -----------
               Net increase (decrease) in net assets resulting
                 from operations ........................................   (1,590,423)     1,097,345
                                                                            ----------    -----------
=====================================================================================================
Net Capital    Proceeds from contributions ..............................   16,394,330      9,234,506
Transactions:  Fair value of withdrawals ................................  (22,369,270)    (2,196,743)
                                                                            ----------    -----------
               Net increase (decrease) in net assets derived from
                  capital transactions ..................................   (5,974,940)     7,037,763
                                                                            ----------    -----------
=====================================================================================================
Net Assets:    Total increase (decrease) in net assets ..................   (7,565,363)     8,135,108
               Beginning of year ........................................   13,167,121      5,032,013
                                                                            ----------    -----------
               End of year ..............................................   $5,601,758    $13,167,121
                                                                            ==========    ===========
=====================================================================================================

                       See Notes to Financial Statements.

                                                                                 Master Mid Cap Index Series December 31, 2001

FINANCIAL HIGHLIGHTS
==============================================================================================================================
                                                                            For the Year Ended
MASTER              The following ratios have                                  December 31,                For the Period
MID CAP             been derived from information provided               -------------------------         December 30, 1999+
INDEX SERIES        in the financial statements.                         2001                 2000        to December 31, 1999
==============================================================================================================================
Total Investment
Return:                                                                    (.71%)               --                   --
                                                                         =======           ========             =======
==============================================================================================================================
Ratios to           Expenses, net of reimbursement ...................      .08%               .08%                .08%*
                                                                         =======           ========             =======
Average Net         Expenses .........................................      .56%              1.37%                .94%*
                                                                         =======           ========             =======
Assets:             Investment income-net ............................     1.23%              1.71%               3.40%*
                                                                         =======           ========             =======
==============================================================================================================================
Supplemental        Net assets, end of period (in thousands) .........   $5,602            $13,167              $5,032
                                                                         =======           ========             =======
Data:               Portfolio turnover ...............................    99.59%             50.32%                 --
                                                                         =======           ========             =======
==============================================================================================================================
                  * Annualized.
                  + Commencement of operations.
                    See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS                                  December 31, 2001

Master Mid Cap Index Series

1. Significant Accounting Policies:

Master Mid Cap Index Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options - The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

       Written and purchased options are non-income producing investments.

(c) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that

NOTES TO FINANCIAL STATEMENTS                                  December 31, 2001

the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income -Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

(e) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. For the year ended December 31, 2001, FAM earned fees of $1,351. FAM reimbursed the Series $64,524 for operating expenses.

Prior to January 1, 2001, FAM provided accounting services to the Series at its cost and the Series reimbursed FAM for these services. FAM continues to provide certain accounting services to the Series. The Series reimburses FAM at its cost for such services. For the year ended December 31, 2001, the Series reimbursed FAM an aggregate of $253 for the above-described services. The Series entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services.

At December 31, 2001, 100% of the net assets of the Series was owned by affiliates.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2001 were $12,083,171 and $18,415,662, respectively.

NOTES TO FINANCIAL STATEMENTS                                  December 31, 2001

Net realized losses for the year ended December 31, 2001, which includes net realized losses of $1,676,000 from redemptions in-kind and net unrealized gains as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
                                                   Realized           Unrealized
                                                    Losses              Gains
--------------------------------------------------------------------------------
Long-term investments ...................        $(1,657,130)        $   524,196
Short-term investments ..................               (138)               --
Financial futures contracts .............           (153,106)              4,033
                                                 -----------         -----------
Total ...................................        $(1,810,374)        $   528,229
                                                 -----------         -----------
--------------------------------------------------------------------------------

As of December 31, 2001, net unrealized appreciation for Federal income tax purposes aggregated $524,196, of which $612,824 related to appreciated securities and $88,628 related to depreciated securities. At December 31, 2001, the aggregate cost of investments for Federal income tax purposes was $4,945,050.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Series did not borrow under the credit agreement during the year ended December 31, 2001.

The Board of Trustees and Investors,
Master Mid Cap Index Series
(One of the Series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Mid Cap Index Series as of December 31, 2001, the related statements of operations for the year then ended and changes in net assets for each of the years in the two year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Mid Cap Index Series of Quantitative Master Series Trust as of December 31, 2001, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
February  25, 2002

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               +3Com Corporation                           2,200        $14,036
               A.G. Edwards, Inc.                            500         22,085
               A.H. Belo Corporation (Class A)               700         13,125
               AGCO Corporation                              400          6,312
               AGL Resources Inc.                            300          6,906
               AK Steel Holding Corporation                  600          6,828
               ALLETE                                        500         12,600
               AMETEK, Inc.                                  200          6,378
               +Abercrombie & Fitch Co. (Class A)            600         15,918
               +Acxiom Corp.                                 600         10,482
               +Adtran, Inc.                                 300          7,656
               +Advanced Fibre Communications, Inc.          500          8,835
               +Advent Software, Inc.                        200          9,990
               +Affiliated Computer Services, Inc.
                 (Class A)                                   400         42,452
               Airborne, Inc.                                300          4,449
               +Airgas, Inc.                                 400          6,048
               +Alaska Air Group, Inc.                       200          5,820
               Albemarle                                     300          7,200
               Alexander & Baldwin, Inc.                     200          5,340
               Alliant Energy Corporation                    500         15,180
               Allmerica Financial Corporation               300         13,365
               +American Eagle Outfitters, Inc.              500         13,085
               American Financial Group, Inc.                400          9,820
               +American Standard Companies, Inc.            500         34,115
               American Water Works Company, Inc.            600         25,050
               +AmeriCredit Corp.                            500         15,775
               +Apogent Technologies Inc.                    700         18,060
               +Apollo Group, Inc. (Class A)                 700         31,507
               +Apria Healthcare Group Inc.                  400          9,996
               Arch Coal, Inc.                               300          6,810
               +Arrow Electronics, Inc.                      600         17,940
               Arthur J. Gallagher & Co.                     500         17,245
               ArvinMeritor, Inc.                            400          7,856
               +Ascential Software Corporation             1,700          6,885
               Associated Banc-Corp                          400         14,116
               Astoria Financial Corporation                 600         15,876
               +Atlas Air, Inc.                              300          4,395
               +Atmel Corporation                          2,900         22,968
               Avnet, Inc.                                   700         17,829
               +Avocent Corporation                          300          7,275
               +The BISYS Group, Inc.                        400         25,596
               +BJ Services Company                        1,000         32,450
               +BJ's Wholesale Club, Inc.                    500         22,050
               Banknorth Group, Inc.                       1,000         22,520
               Banta Corporation                             100          2,952
               +Barnes & Noble, Inc.                         400         11,840
               +Barr Laboratories, Inc.                      200         15,872
               Beckman Coulter Inc.                          400         17,720
               Black Hills Corporation                       200          6,768
               Blyth, Inc.                                   300          6,975
               Bob Evans Farms, Inc.                         200          4,914
               +Borders Group, Inc.                          500          9,920
               BorgWarner, Inc.                              200         10,450
               Bowater Incorporated                          400         19,080
               +Brinker International, Inc.                  700         20,832
               +Broadwing Inc.                             1,400         13,300
               C.H. Robinson Worldwide, Inc.                 500         14,458

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               CBRL Group, Inc.                              400        $11,776
               +CDW Computer Centers, Inc.                   600         32,226
               CNF Transportation Inc.                       300         10,065
               +COR Therapeutics, Inc.                       400          9,572
               +CSG Systems International, Inc.              300         12,135
               Cabot Corporation                             400         14,280
               +Cabot Microelectronics Corporatio            200         15,850
               +Cadence Design Systems, Inc.               1,600         35,072
               Callaway Golf Company                         500          9,575
               Carlisle Companies Incorporated               200          7,396
               +Catalina Marketing Corporation               300         10,410
               +Ceridian Corporation                         900         16,875
               +Certegy Inc.                                 400         13,688
               +CheckFree Corp.                              500          9,000
               +ChoicePoint Inc.                             400         20,276
               Church & Dwight Co., Inc.                     200          5,326
               +Cirrus Logic, Inc.                           500          6,610
               City National Corporation                     300         14,055
               Claire's Stores, Inc.                         300          4,530
               Clayton Homes, Inc.                           800         13,680
               Cleco Corporation                             300          6,591
               +Coach, Inc.                                  300         11,694
               The Colonial BancGroup, Inc.                  700          9,863
               +CommScope, Inc.                              300          6,381
               Compass Bancshares, Inc.                      800         22,640
               Conectiv, Inc.                                600         14,694
               +Cooper Cameron Corporation                   400         16,144
               +Covance Inc.                                 400          9,080
               +Covanta Energy Corporation                   300          1,356
               +Credence Systems Corporation                 400          7,428
               +Cree, Inc.                                   200          5,892
               Crompton Corporation                          700          6,300
               +Cypress Semiconductor Corporation            800         15,944
               +Cytec Industries Inc.                        300          8,100
               +Cytyc Corporation                            700         18,270
               DENTSPLY International Inc.                   300         15,060
               DPL Inc.                                      800         19,264
               DQE, Inc.                                     400          7,572
               +DSP Group, Inc.                              200          4,652
               +DST Systems, Inc.                            800         39,880
               +Dean Foods Company                           285         19,437
               +DeVry, Inc.                                  400         11,380
               The Dial Corporation                          600         10,290
               Diebold, Incorporated                         500         20,220
               Dime Bancorp, Inc.                            700         25,256
               Dole Food Company, Inc.                       400         10,732
               +Dollar Tree Stores, Inc.                     700         21,637
               Donaldson Company, Inc.                       300         11,652
               Dreyer's Grand Ice Cream, Inc.                200          7,702
               +Dycom Industries, Inc.                       300          5,013
               +E* TRADE Group, Inc.                       2,300         23,575
               +EGL, Inc.                                    300          4,185
               ENSCO International Incorporated              900         22,365
               Eaton Vance Corp.                             400         14,220
               +Education Management Corporation             200          7,250
               +Edwards Lifesciences Corporation             400         11,052
               +Electronic Arts Inc.                         800         47,960
               +Emmis Communications Corporation (Class A)   300          7,092

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               +Energizer Holdings, Inc.                     600        $11,430
               Energy East Corporation                       700         13,293
               +Enterasys Networks, Inc.                   1,200         10,620
               +Entercom Communications Corp                 300         15,000
               Equitable Resources, Inc.                     400         13,628
               Everest Re Group, Ltd.                        300         21,210
               Expeditors International of
                 Washington, Inc.                            300         17,085
               +Express Scripts, Inc. (Class A)              500         23,380
               +Extended Stay America, Inc.                  600          9,840
               +FEI Company                                  200          6,302
               +FMC Corporation                              200         11,900
               +Fairchild Semiconductor Corporation
                 (Class A)                                   700         19,740
               Fastenal Company                              200         13,286
               Federal Signal Corporation                    300          6,681
               Ferro Corporation                             200          5,160
               Fidelity National Financial, Inc.             500         12,400
               +First Health Group Corp.                     600         14,844
               First Tennessee National Corporation          800         29,008
               First Virginia Banks, Inc.                    300         15,228
               FirstMerit Corporation                        500         13,545
               +Flowserve Corporation                        200          5,322
               +Forest Oil Corporation                       300          8,463
               +Furniture Brands International, Inc.         300          9,606
               GATX Corporation                              300          9,756
               +GTECH Holdings Corporation                   200          9,058
               +Gartner Group, Inc. (Class B)                500          5,600
               +Gentex Corporation                           500         13,365
               +Gilead Sciences, Inc.                        600         39,432
               Golden State Bancorp Inc.                     900         23,535
               Granite Construction Incorporated             300          7,224
               +Grant Prideco, Inc.                          700          8,050
               Great Plains Energy Incorporated              400         10,080
               Greater Bay Bancorp                           300          8,574
               GreenPoint Financial Corp.                    600         21,450
               H.B. Fuller Company                           200          5,754
               HCC Insurance Holdings, Inc.                  400         11,020
               HON INDUSTRIES Inc.                           400         11,060
               +Hanover Compressor Company                   400         10,104
               Harris Corporation                            400         12,204
               Harsco Corporation                            300         10,290
               Harte-Hanks, Inc.                             400         11,268
               Hawaiian Electric Industries, Inc.            200          8,056
               +Health Net Inc.                              800         17,424
               Helmerich & Payne, Inc.                       300         10,014
               +Henry Schein, Inc.                           300         11,109
               Herman Miller, Inc.                           500         11,830
               Hibernia Corporation (Class A)              1,000         17,790
               Hillenbrand Industries, Inc.                  400         22,108
               +Hispanic Broadcasting Corporation            700         17,850
               Horace Mann Educators Corporation             200          4,244
               Hormel Foods Corporation                      900         24,183
               Hospitality Properties Trust                  400         11,800
               Hubbell Incorporated (Class B)                400         11,752
               ICN Pharmaceuticals, Inc.                     500         16,750
               IDAcorp Inc.                                  200          8,120
               +IDEC Pharmaceuticals Corporation             900         62,037
               IMC Global Inc.                               800         10,400
               +IVAX Corporation                           1,300         26,182

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               +Imation Corp.                                200        $ 4,316
               +Incyte Pharmaceuticals, Inc.                 400          7,824
               Independence Community Bank Corp.             400          9,104
               +IndyMac Mortgage Holdings, Inc.              400          9,352
               +InFocus Corporation                          300          6,606
               +Integrated Device Technology, Inc            700         18,613
               +International Rectifier Corp.                400         13,952
               International Speedway Corp. (Class A)        300         11,730
               +Internet Security Systems, Inc.              300          9,618
               Interstate Bakeries Corporation               300          7,254
               +Investment Technology Group, Inc.            300         11,721
               Investors Financial Services                  200         13,242
               +J.B. Hunt Transport Services, Inc.           200          4,640
               The J.M. Smucker Company                      100          3,538
               Jack Henry & Associates, Inc.                 500         10,920
               +Jacobs Engineering Group Inc.                200         13,200
               Kaydon Corp.                                  200          4,536
               +Keane, Inc.                                  400          7,212
               Kelly Services, Inc. (Class A)                200          4,378
               +Kemet Corp.                                  500          8,875
               Kennametal Inc.                               200          8,054
               +L-3 Communications Holdings, Inc.            200         18,000
               +LAM Research Corp.                           800         18,576
               +LTX Corporation                              300          6,282
               +LaBranche & Co. Inc.                         300         10,338
               Lancaster Colony Corporation                  200          7,102
               +Land's End, Inc.                             200         10,032
               +Lattice Semiconductor Corporation            700         14,399
               +Lear Corporation                             400         15,256
               Lee Enterprises, Incorporated                 300         10,911
               +Legato Systems, Inc.                         600          7,782
               Legg Mason, Inc.                              400         19,992
               Lennar Corporation                            400         18,728
               Leucadia National Corporation                 300          8,661
               +LifePoint Hospitals, Inc.                    300         10,212
               +Lincare Holdings Inc.                        700         20,055
               Longs Drug Stores Corporation                 300          7,014
               The Lubrizol Corporation                      300         10,527
               Lyondell Chemical Company                     800         11,464
               M&T Bank Corporation                          600         43,710
               MDU Resources Group                           400         11,260
               The MONY Group Inc.                           300         10,371
               +Macromedia, Inc.                             400          7,120
               +Macrovision Corporation                      300         10,566
               +Mandalay Resort Group                        500         10,700
               Manpower Inc.                                 500         16,855
               Marshall & Ilsley Corporation                 700         44,296
               Martin Marietta Materials, Inc.               300         13,980
               McCormick & Company Incorporated              400         16,788
               +McDATA Corporation (Class A)                 600         14,700
               Media General, Inc. (Class A)                 100          4,983
               +Mentor Graphics Corporation                  400          9,428
               Mercantile Bankshares Corporation             400         17,216
               Metris Companies Inc.                         400         10,284
               +Micrel, Inc.                                 600         15,738
               +Microchip Technology                         800         30,992
               +Millennium Pharmaceuticals, Inc.           1,400         34,314
               Minerals Technologies, Inc.                   100          4,664

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               Modine Manufacturing Co.                      200        $ 4,666
               +Mohawk Industries, Inc.                      300         16,464
               +The Montana Power Company                    700          4,025
               Murphy Oil Corporation                        300         25,212
               Mylan Laboratories, Inc.                      800         30,000
               NSTAR                                         300         13,455
               National Commerce Financial Corporation     1,300         32,890
               National Fuel Gas Company                     500         12,350
               +National Instruments Corporation             300         11,238
               +National-Oilwell, Inc.                       500         10,305
               +The Neiman Marcus Group, Inc. (Class A)      300          9,321
               +Network Associates, Inc.                     900         23,265
               Neuberger Berman Inc.                         500         21,950
               +The New Dun & Bradstreet Corporation         500         17,650
               New Plan Excel Realty Trust                   600         11,430
               New York Community Bancorp, Inc.              700         16,009
               Newport Corporation                           200          3,856
               Noble Affiliates, Inc.                        400         14,116
               Nordson Corporation                           200          5,282
               North Fork Bancorporation                   1,000         31,990
               Northeast Utilities                           900         15,867
               OGE Energy Corp.                              500         11,540
               ONEOK, Inc.                                   400          7,136
               Ocean Energy Inc.                           1,100         21,120
               +Ohio Casualty Corporation                    300          4,815
               Old Republic International Corporation        800         22,408
               Omnicare, Inc.                                600         14,928
               +Outback Steakhouse, Inc.                     500         17,125
               Overseas Shipholding Group, Inc.              200          4,500
               +Oxford Health Plans, Inc.                    600         18,084
               P.H. Glatfelter Company                       200          3,116
               The PMI Group, Inc.                           300         20,103
               PNM Resources Inc.                            300          8,385
               Pacific Century Financial Corporation         500         12,945
               +PacifiCare Health Systems, Inc.              200          3,200
               +Packaging Corp. of America                   600         10,890
               +Papa John's International, Inc.              200          5,496
               +Park Place Entertainment Corporation       1,800         16,506
               +Patterson Dental Company                     400         16,372
               +Patterson-UTI Energy, Inc.                   400          9,324
               +Payless ShoeSource, Inc.                     100          5,615
               Pennzoil-Quaker State Company                 500          7,225
               Pentair, Inc.                                 300         10,953
               PepsiAmericas, Inc.                         1,000         13,800
               +Perrigo Company                              500          5,910
               +Pioneer Natural Resources Company            600         11,556
               Pittston Brink's Group                        300          6,630
               +Plantronics, Inc.                            300          7,692
               +Plexus Corporation                           300          7,968
               +Polycom, Inc.                                500         17,200
               Potlatch Corporation                          200          5,864
               Potomac Electric Power Company                700         15,799
               +Powerwave Technologies, Inc.                 400          6,912
               Precision Castparts Corp.                     300          8,475
               +Price Communications Corporation             300          5,727

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               +Pride International, Inc.                    800        $12,080
               Protective Life Corporation                   400         11,572
               +Protein Design Labs, Inc.                    600         19,758
               Provident Financial Group, Inc.               300          7,884
               Puget Energy, Inc.                            600         13,134
               +Quanta Services, Inc.                        400          6,172
               +Quantum Corporation-DLT & Storage Systems    900          8,865
               +Quest Diagnostics Incorporated               600         43,026
               Questar Corporation                           500         12,525
               R.J. Reynolds Tobacco Holdings, Inc.          600         33,780
               +RF Micro Devices, Inc.                     1,000         19,230
               RPM, Inc.                                     700         10,122
               +RSA Security Inc.                            400          6,984
               Radian Group Inc.                             600         25,770
               +Rational Software Corporation              1,200         23,400
               Rayonier Inc.                                 200         10,094
               The Reader's Digest Association, Inc.
                 (Class A)                                   700         16,156
               +Republic Services, Inc. (Class A)          1,000         19,970
               +Retek Inc.                                   300          8,961
               Reynolds & Reynolds Company (Class A)         400          9,700
               Roslyn Bancorp, Inc.                          600         10,500
               Ross Stores, Inc.                             500         16,040
               Ruddick Corporation                           300          4,797
               SCANA Corporation                             700         19,481
               SEI Investments Company                       700         31,577
               +SPX Corporation                              300         41,070
               +STERIS Corporation                           400          7,308
               +Saks Incorporated                            900          8,406
               +SanDisk Corporation                          500          7,200
               +Scholastic Corporation                       200         10,066
               +Semtech Corporation                          400         14,276
               Sensient Technologies Corporation             300          6,243
               +Sepracor Inc.                                500         28,530
               Sierra Pacific Resources                      700         10,535
               +Silicon Valley Bancshares                    300          8,019
               +Six Flags, Inc.                              600          9,228
               +Smith International, Inc.                    300         16,086
               +Smithfield Foods, Inc.                       700         15,428
               Solutia Inc.                                  600          8,412
               Sonoco Products Company                       600         15,948
               +Sotheby's Holdings, Inc. (Class A)           400          6,644
               Sovereign Bancorp, Inc.                     1,500         18,360
               StanCorp Financial Group, Inc.                200          9,450
               Stewart & Stevenson Services, Inc.            200          3,762
               +Storage Technology Corporation               600         12,402
               +Sungard Data Systems Inc.                  1,800         52,074
               Superior Industries International, Inc.       200          8,050
               +Swift Transportation Co., Inc.               600         12,906
               +Sybase, Inc.                                 600          9,456
               +Sylvan Learning System, Inc.                 300          6,621
               +Symantec Corporation                         500         33,165
               +Synopsys, Inc.                               400         23,628
               TCF Financial Corporation                     500         23,990
               +Tech Data Corporation                        300         12,984
               Tecumseh Products Company (Class A)           100          5,063
               Teleflex Incorporated                         300         14,193
               Telephone and Data Systems, Inc.              400         35,900
               Tidewater Inc.                                400         13,560

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

 COMMON        Issue                                       Shares        Value
 STOCKS                                                     Held
               -----------------------------------------------------------------
               +The Timberland Company (Class A)             300        $ 11,124
               +The Titan Corporation                        400           9,980
               Tootsie Roll Industries, Inc.                 300          11,724
               +Triad Hospitals, Inc.                        400          11,740
               +Trigon Healthcare, Inc.                      200          13,890
               Trinity Industries, Inc.                      300           8,151
               +TriQuint Semiconductor, Inc.                 800           9,808
               Tyson Foods, Inc. (Class A)                 2,200          25,410
               Ultramar Diamond Shamrock Corporation         500          24,740
               +United Rentals, Inc.                         400           9,080
               Unitrin, Inc.                                 400          15,808
               Universal Corporation                         200           7,282
               +Universal Health Services, Inc. (Class B)    300          12,834
               UtiliCorp United Inc.                         700          17,619
               +VISX, Incorporated                           300           3,975
               +Valassis Communications, Inc.                400          14,248
               Valero Energy Corporation                     400          15,248
               The Valspar Corporation                       300          11,880
               +Varco International, Inc.                    600           8,988
               Vectren Corporation                           400           9,592
               +Vertex Pharmaceuticals Incorporated          500          12,295
               Viad Corp.                                    600          14,208
               +Vishay Intertechnology, Inc.               1,000          19,500
               WGL Holdings Inc.                             300           8,721
               Waddell & Reed Financial, Inc. (Class A)      500          16,100
               Wallace Computer Services, Inc.               200           3,798
               The Washington Post Company                    60          31,800
               +Weatherford International, Inc.              700          26,082
               Webster Financial Corporation                 300           9,459
               Westamerica Bancorporation                    200           7,914
               Western Gas Resources, Inc.                   200           6,464
               Western Resources, Inc.                       500           8,600
               +Westwood One, Inc.                           700          21,035
               +Williams-Sonoma, Inc.                        400          17,160
               Wilmington Trust Corporation                  200          12,662
               +Wind River Systems, Inc.                     500           8,955
               Wisconsin Energy Corporation                  700          15,792
               York International Corporation                300          11,439
-------------------------------------------------------------------------------
               Total Common Stocks  (Cost - $4,752,060) - 94.2%       5,276,256
-------------------------------------------------------------------------------

 SHORT-TERM       Face                            Issue
 OBLIGATIONS     Amount
-------------------------------------------------------------------------------
 Commercial    $ 193,000   General Electric Capital Corp.,  1.82%
 Paper*                      due 1/02/2002                              192,990
-------------------------------------------------------------------------------
                           Total Short-Term Obligations
                             (Cost - $192,990) - 3.4%                   192,990
-------------------------------------------------------------------------------

               Total Investments  (Cost - $4,945,050)  - 97.6%        5,469,246
               Variation Margin on Financial Futures
                 Contracts** - 0.1%                                       4,100
               Other Assets Less Liabilities - 2.3%                     128,412
                                                                    -----------
               Net Assets - 100.0%                                  $ 5,601,758
                                                                    ===========

                               Master Mid Cap Index Series     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

* Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Series.
** Financial futures contracts purchased as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
   Number of        Issue                    Expiration                Value
   Contracts                                    Date
--------------------------------------------------------------------------------
       1        S & P Midcap                 March  2002             $254,550
                                                                     --------

(Total Contract Price - $250,517)                                    $254,550
                                                                     ========
--------------------------------------------------------------------------------

+ Non-income producing security.

  See Notes to Financial Statements.

                                                                    Master Extended Market Index Series, June 30, 2002

STATEMENT OF ASSETS AND LIABILITIES

MASTER
EXTENDED MARKET
INDEX SERIES       As of June 30, 2002
======================================================================================================================
Assets:            Investments, at value (including securities loaned of $943,479)
                   (identified cost-$112,854,424) ......................................                  $104,186,379
                   Investments held as collateral for loaned securities, at value ......                     1,133,000
                   Cash on deposit for financial futures contracts .....................                       419,275
                   Cash ................................................................                           482
                   Receivables:
                            Securities sold ............................................   $15,251,483
                            Dividends ..................................................        71,006
                            Contributions ..............................................        48,392
                            Variation margin ...........................................        19,605
                            Investment adviser .........................................        11,761
                            Loaned securities ..........................................         7,868      15,410,115
                                                                                           -----------
                   Prepaid expenses ....................................................                         4,574
                                                                                                          ------------
                   Total assets ........................................................                   121,153,825
                                                                                                          ------------
======================================================================================================================
Liabilities:       Collateral on securities loaned, at value ...........................                     1,133,000
                   Payables:
                        Securities purchased ...........................................    17,090,339
                        Withdrawals ....................................................       173,614      17,263,953
                                                                                            ----------
                   Accrued expenses and other liabilities ..............................                        88,653
                                                                                                          ------------
                   Total liabilities ...................................................                    18,485,606
                                                                                                          ------------
======================================================================================================================
Net Assets:        Net assets ..........................................................                  $102,668,219
                                                                                                          ============
======================================================================================================================
Net Assets         Investors' capital ..................................................                  $111,345,645
Consist of:        Unrealized depreciation on investments-net ..........................                    (8,677,426)
                                                                                                          ------------
                   Net assets ..........................................................                  $102,668,219
                                                                                                          ============
======================================================================================================================

                   See Notes to Financial Statements.

                                                         Master Extended Market Index Series, June 30, 2002

STATEMENT OF OPERATIONS

MASTER
EXTENDED MARKET
INDEX SERIES            For the Six Months Ended June 30, 2002
===========================================================================================================
Investment              Dividends (net of $541 foreign withholding tax) .......                $    474,413
Income:                 Interest ..............................................                      46,566
                        Securities lending-net ................................                       8,745
                        Other .................................................                      22,953
                                                                                               ------------
                        Total income ..........................................                     552,677
                                                                                               ------------
===========================================================================================================
Expenses:               Professional fees .....................................   $39,921
                        Offering costs ........................................     9,012
                        Accounting services ...................................     8,895
                        Custodian fees ........................................     6,990
                        Investment advisory fees ..............................     5,306
                        Trustees' fees and expenses ...........................       844
                        Dividends on short sales ..............................       670
                        Printing and shareholder reports ......................       123
                        Other .................................................     1,410
                                                                                  -------
                        Total expenses before reimbursement ...................    73,171
                        Reimbursement of expenses .............................   (30,051)
                        Total expenses after reimbursement ....................                      43,120
                                                                                               ------------
                        Investment income-net .................................                     509,557
                                                                                               ------------
===========================================================================================================
Realized &              Realized loss from investments-net ....................                    (814,475)
Unrealized Loss         Change in unrealized appreciation/depreciation
on Investments-Net:       on investments-net ..................................                  (8,788,443)
                                                                                               ------------
                        Total realized and unrealized loss on investments-net..                  (9,602,918)
                                                                                               ------------
                        Net Decrease in Net Assets Resulting from Operations...                $ (9,093,361)
                                                                                               ============
===========================================================================================================

                        See Notes to Financial Statements.

                                                                       Master Extended Market Index Series, June 30, 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                              For the Six     For the
MASTER                                                                                       Months Ended    Year Ended
EXTENDED MARKET                                                                                June 30,     December 31,
INDEX SERIES      Increase (Decrease) in Net Assets:                                             2002           2001
========================================================================================================================
Operations:       Investment income-net .................................................   $    509,557     $    664,085
                  Realized loss on investments-net ......................................       (814,475)      (1,813,811)
                  Change in unrealized appreciation/depreciation on investments-net .....     (8,788,443)       1,631,879
                                                                                            ------------     ------------
                  Net increase (decrease) in net assets resulting from operations .......     (9,093,361)         482,153
                                                                                            ------------     ------------
=========================================================================================================================
Capital           Proceeds from contributions ...........................................     19,714,695      117,560,276
Transactions:     Fair value of withdrawals .............................................    (12,791,053)     (34,009,875)
                                                                                            ------------     ------------
                  Net increase in net assets derived from capital transactions ..........      6,923,642       83,550,401
                                                                                            ------------     ------------
=========================================================================================================================
Net Assets:       Total increase (decrease) in net assets ...............................     (2,169,719)      84,032,554
                  Beginning of period ...................................................    104,837,938       20,805,384
                                                                                            ------------     ------------
                  End of period .........................................................   $102,668,219     $104,837,938
                                                                                            ============     ============
=========================================================================================================================

                  See Notes to Financial Statements.

Master Extended Market Index Series, June 30, 2002


FINANCIAL HIGHLIGHTS
============================================================================================================================
                                                                            For the Six        For the      For the Period
MASTER                   The following ratios have                         Months Ended       Year Ended   Oct. 27, 2000+ to
EXTENDED MARKET          been derived from information provided              June 30,        December 31,     December 31,
INDEX SERIES             in the financial statements.                          2002              2001             2000
----------------------------------------------------------------------------------------------------------------------------
Total Investment                                                               (8.17%)#          (9.03%)           --
Return:                                                                      ========          ========         =======
============================================================================================================================
Ratios to                Expenses, net of reimbursement ................         .08%*             .08%             .08%*
                                                                             ========          ========         ========
Average Net              Expenses ......................................         .14%*             .28%             .65%*
                                                                             ========          ========         ========
Assets:                  Investment income-net .........................         .96%*            1.33%            2.02%*
                                                                             ========          ========         ========
============================================================================================================================
Supplemental             Net assets, end of period (in thousands) ......     $102,668          $104,838         $20,805
                                                                             ========          ========         =======
Data:                    Portfolio turnover ............................       19.86%            97.51%           8.88%
                                                                             ========          ========         =======
============================================================================================================================

* Annualized.
# Aggregate total investment return.
+ Commencement of operations.

See Notes to Financial Statements.

Master Extended Market Index Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Extended Market Index Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments -- Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment techniques to provide liquidity or as a proxy for a direct investment in securities underlying the Series' Index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- The Series may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options -- The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts -- The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Series as an unrealized gain or loss. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Foreign currency options and futures -- The Series may purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar-denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Income taxes -- The Series is classified as a partnership for Federal income tax purposes. As a partnership for Federal income tax purposes, the Series will not incur Federal income tax liability. Items of partnership income, gain, loss and deduction will pass through to investors as partners in the Series. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

(e) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US Government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the average daily value of the Series net assets. For the six months ended June 30, 2002, FAM earned fees of $5,306, all of which was waived. FAM also reimbursed the Series for additional expenses of $24,745.

The Series has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. As of June 30, 2002, the Series lent securities with a value of $142,676 to MLPF&S. Pursuant to that order, the Series also has retained QA Advisors, LLC ("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Series, invest cash collateral received by the Series for such loans, among other things, in a private investment company managed by QA Advisors or in registered money market funds advised by FAM or its affiliates. As of June 30, 2002, cash collateral of $1,133,000 was invested in the Merrill Lynch Premier Institutional Fund. For the six months ended June 30, 2002, QA Advisors received $3,052 in securities lending agent fees.

In addition, MLPF&S received $1,059 in commissions on the execution of portfolio security transactions for the Series for the six months ended June 30, 2002.

For the six months ended June 30, 2002, the Series reimbursed FAM $898 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended June 30, 2002 were $27,471,402 and $20,203,484, respectively.

Net realized gains (losses) for the six months ended June 30, 2002 and net unrealized losses as of June 30, 2002 were as follows:

--------------------------------------------------------------------------------
                                             Realized              Unrealized
                                          Gains (Losses)             Losses
--------------------------------------------------------------------------------
Long-term investments                       $(314,542)          $(8,668,045)
Short-term investments                             677                   --
Financial futures contracts                  (500,610)               (9,381)
                                            ---------           -----------
Total investments                           $(814,475)          $(8,677,426)
                                            ---------           -----------
--------------------------------------------------------------------------------

As of June 30, 2002, net unrealized depreciation for Federal income tax purposes aggregated $8,668,045, of which $8,854,259 related to appreciated securities and $17,522,304 related to depreciated securities. At June 30, 2002, the aggregate cost of investments for Federal income tax purposes was $112,854,424.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Series did not borrow under the credit agreement during the six months ended June 30, 2002.

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
@Road, Inc.+                                                  900    $     5,553
1-800 CONTACTS, INC.+                                         500          6,746
1-800-FLOWERS.COM, Inc.+                                    1,100         12,276
1st Source Corporation                                        300          7,416
the 3DO Company+                                            5,700          3,307
3 Dimensional Pharmaceuticals, Inc.+                        1,800          8,010
3Com Corporation+                                          13,400         58,960
3D Systems Corporation+                                       200          2,440
3Dfx Interactive, Inc.+                                       400             20
3TEC Energy Corporation+                                      500          8,715
4Kids Entertainment, Inc.+                                  1,000         20,230
7-Eleven, Inc.+                                             4,400         35,420
21st Century Insurance Group                                3,600         68,400
24/7 Media, Inc.+                                             300             60
99 Cents Only Stores+                                       2,666         68,383
A. Schulman, Inc.                                           1,900         40,753
AAR Corp.                                                   1,300         13,260
ABC Dispensing Technologies, Inc.+                         11,300              8
ABIOMED, Inc.+                                                800          6,783
ABM Industries, Inc.                                        2,600         45,136
A.C. Moore Arts & Crafts, Inc.+                               600         28,410
ACT Manufacturing, Inc.+                                    2,600            130
ACTV, Inc.+                                                 2,200          2,530
ADE Corporation+                                              500          5,725
ADVO Systems, Inc.+                                         1,000         38,070
AFC Enterprises, Inc.+                                        800         25,000
A.G. Edwards, Inc.                                          3,000        116,610
AGCO Corporation+                                           3,523         68,698
AGL Resources Inc.                                          2,400         55,680
A.H. Belo Corporation (Class A)                             4,300         97,223
AK Steel Holding Corporation+                               4,300         55,083
ALARIS Medical, Inc.+                                       2,400         15,984
ALLETE, Inc.                                                3,200         86,720
A.M. Castle & Company                                         600          7,488
AMB Property Corporation                                    3,400        105,400
AMC Entertainment Inc.+                                     1,700         24,140
AMCOL International Corporation                               200          1,290
AMCORE Financial, Inc.                                        400          9,268
AMERIGROUP Corporation+                                     1,300         35,464
AMETEK, Inc.                                                1,300         48,425
AMN Healthcare Services, Inc.+                              1,300         45,513
ANADIGICS, Inc.+                                            2,200         18,128
ANC Rental Corporation+                                     6,800          1,224
ANSYS, Inc.+                                                1,100         22,110
A.O. Smith Corporation                                      1,100         34,331
APAC Customer Services Inc.+                                2,000         11,800
APCO Argentina Inc.                                         1,000         18,750
APW Ltd.+                                                   3,800            152
ARAMARK Corporation (Class B)+                                700         17,500
ARIAD Pharmaceuticals, Inc.+                                1,300          5,408
ASB Financial Corp.                                           300          3,477
A.S.V., Inc.+                                               1,500         17,880
AT&T Latin America Corp. (Class A)+                         7,300          3,942
ATA Holdings Corp.+                                         1,500         10,290
ATG Inc.+                                                   1,100           --
ATMI, Inc.+                                                   700         15,659
ATP Oil & Gas Corporation+                                    300            909
ATS Medical, Inc.+                                            900            495
ATSI Communications, Inc.+                                    500             75
AVANIR Pharmaceuticals (Class A)+                           2,300          2,990
AVANT Immunotherapeutics, Inc.+                             9,400         10,528
AVX Corporation                                             6,900        112,677
AVI BioPharma, Inc.+                                        1,100          3,234
AXT, Inc.+                                                    900          7,182
aaiPharma Inc.+                                             1,100         24,728
Aaon, Inc.+                                                   500          9,385
Aaron Rents, Inc. (Class A)                                   200          4,500
Abercrombie & Fitch Co. (Class A)+                          3,900         94,068
Abgenix, Inc.+                                              3,500         34,615
Able Energy, Inc.+                                            600          2,100
Ablest, Inc.+                                                 400          1,420
Acacia Research Corporation+                                  110            781
Acadia Realty Trust                                         1,000          8,150

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Acclaim Entertainment Inc.+                                 5,400    $    19,008
Accredo Health, Incorporated+                               1,069         49,335
Accrue Software, Inc.+                                        300             45
Aceto Corporation                                             200          2,132
Aclara Biosciences Inc.+                                    1,400          2,408
Acme Communications, Inc.+                                    200          1,578
Actel Corp.+                                                1,500         31,530
Action Performance Companies, Inc.+                         1,000         31,600
Active Power, Inc.+                                         1,600          5,776
Activision, Inc.+                                           2,200         63,932
Actrade Financial Technologies, Ltd.+                       1,300         13,546
Actuant Corporation (Class A)+                                700         28,875
Actuate Corporation+                                        2,400         10,800
Acuity Brands, Inc.                                           800         14,560
Acxiom Corp.+                                               3,700         64,713
Adaptec, Inc.+                                              4,200         33,138
Adelphia Business Solutions, Inc.+                          3,388             34
Adept Technology, Inc.+                                       200            420
Administaff, Inc.+                                          1,800         18,000
Adolor Corporation+                                         1,200         13,512
Adtran, Inc.+                                               1,400         26,599
Advanced Digital Information Corporation+                   3,600         30,348
Advanced Energy Industries, Inc.+                           1,300         28,834
Advanced Fibre Communications, Inc.+                        3,200         52,928
Advanced Lighting Technologies, Inc.+                         200            160
Advanced Marketing Services, Inc.                           1,200         21,960
Advanced Neuromodulation Systems, Inc.+                       900         27,450
Advanced Power Technology, Inc.+                              400          5,796
Advanced Switching Communications, Inc.+                      100            112
Advanced Tissue Sciences, Inc.+                               200            288
AdvancePCS+                                                 3,200         76,608
Advanta Corp.                                               1,700         18,462
Advantica Restaurant Group, Inc.+                           2,700          2,511
Advent Software, Inc.+                                      1,300         33,410
The Advisory Board Company+                                   800         28,992
Aegis Realty, Inc.                                          1,500         16,800
Aeroflex Incorporated+                                      2,400         16,680
Aeropostale, Inc.+                                            900         24,633
Aerosonic Corporation+                                        200          4,754
Aether Systems, Inc.+                                       4,200         12,390
Affiliated Computer Services, Inc. (Class A)+               5,200        246,896
Affiliated Managers Group, Inc.+                              900         55,350
Affymetrix, Inc.+                                           2,300         55,177
Aftermarket Technology Corp.+                               1,500         29,235
Agere Systems Inc. (Class A)+                              66,900         93,660
Agile Software Corporation+                                 1,900         13,813
Agree Realty Corporation                                      900         17,280
Air Methods Corporation+                                    1,700         15,334
Airborne, Inc.                                              1,900         36,480
Airgas, Inc.+                                               2,600         44,980
AirGate PCS, Inc.+                                          1,000          1,000
Airnet Communications Corporation+                            200            158
AirTran Holdings, Inc.+                                       800          4,280
Akamai Technologies, Inc.+                                  5,300          6,890
Akorn, Inc.+                                                  400            240
Aksys, Ltd.+                                                  900          6,210
Alabama National BanCorporation                               200          8,658
Alamo Group Inc.                                              400          6,200
Alamosa Holdings, Inc.+                                     3,500          4,935
Alaska Air Group, Inc.+                                     1,100         28,710
Alaska Communications Systems Holdings, Inc.+               2,000          9,498
Albany International Corp. (Class A)                        1,300         34,983
Albany Molecular Research, Inc.+                            1,300         27,482
Albemarle                                                   1,700         52,275
Alexander & Baldwin, Inc.                                   1,600         40,848
Alexandria Real Estate Equities, Inc.                         700         34,538
Alexion Pharmaceuticals, Inc.+                              1,300         19,695
Alfa Corporation                                            3,400         39,780
Alico, Inc.                                                   300          8,817
Align Technology, Inc.+                                     1,900          7,678
Alkermes, Inc.+                                             2,600         41,626
All-American SportPark, Inc.+                               4,038             61
Allcity Insurance Company+                                    300            105
Alleghany Corporation+                                        308         58,828

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Allegiance Telecom, Inc.+                                   7,300    $    13,359
Allen Telecom Inc.+                                         1,500          6,375
Alliance Capital Management Holding LP                      3,200        109,600
Alliance Fiber Optic Products, Inc.+                        1,400            994
Alliance Gaming Corporation+                                2,800         34,916
Alliance Imaging, Inc.+                                     1,100         14,850
Alliance Pharmaceutical Corp.+                              2,500          3,875
Alliance Semiconductor Corporation+                         2,900         20,590
Alliant Energy Corporation                                  3,500         89,950
Alliant Techsystems Inc.+                                   1,462         93,276
Allied Capital Corporation                                  4,100         92,865
Allmerica Financial Corporation+                            2,000         92,400
Allos Therapeutics Inc.+                                      200          1,808
Alloy, Inc.+                                                2,300         33,212
Allscripts Healthcare Solutions, Inc.+                        800          2,992
Alpharma, Inc. (Class A)                                    2,000         33,960
Altair International, Inc.+                                   800            400
Amazon.com, Inc.+                                          14,900        242,125
Ambassadors International, Inc.+                              400          4,024
Amedisys, Inc.+                                             1,500         15,472
AmerAlia, Inc.+                                               900            513
Ameriana Bancorp                                              200          2,840
America First Mortgage Investments, Inc.                    2,700         26,595
America West Holdings Corporation (Class B)+                2,900          7,946
American Axle & Manufacturing Holdings, Inc.+               1,900         56,506
American Biltrite Inc.                                        200          2,440
American Capital Strategies, Ltd.                           1,500         41,205
American Classic Voyages Co.+                                 100           --
American Eagle Outfitters, Inc.+                            2,750         58,135
American Financial Group, Inc.                              2,900         69,310
American Healthways, Inc.+                                  1,100         19,580
American Home Mortgage Holdings, Inc.                         500          6,245
American Insured Mortgage Investors LP, Series 86             700          2,177
American Insured Mortgage Investors LP, Series 88             400          1,956
American Italian Pasta Company (Class A)+                     500         25,495
American Land Lease, Inc.                                     200          3,050
American Management Systems, Incorporated+                  1,700         32,487
American Medical Security Group, Inc.+                      1,000         23,940
American Medical Systems Holdings, Inc.+                    1,300         26,078
American National Bankshares Inc.                             800         21,912
American National Insurance Company                         1,100        105,930
American Online Latin America, Inc. (Class A)+              2,700          1,674
American Physicians Capital, Inc.+                          1,200         22,151
American Real Estate Partners, LP+                            600          5,820
American Realty Investors, Inc.+                              500          5,585
American Software, Inc. (Class A)+                          3,400         11,152
American States Water Company                                 150          3,975
American Superconductor Corporation+                          800          4,368
American Technical Ceramics Corp.+                            100            500
American Tower Corporation (Class A)+                       7,300         25,185
American Water Works Company, Inc.                          4,000        172,840
American Woodmark Corporation                                 500         28,065
AmeriCredit Corp.+                                          3,300         92,565
AmeriPath, Inc.+                                            1,200         28,800
Ameristar Casinos, Inc.+                                    1,000         29,060
Ameritrade Holding Corporation (Class A)+                   8,000         36,800
AmeriVest Properties Inc.                                     100            610
Ameron International Corporation                              200         14,450
AmerUs Group Co.                                            1,600         59,360
Ames Department Stores, Inc.+                                 200             20
Amkor Technology, Inc.+                                     6,600         41,052
Amli Residential Properties Trust                           1,200         31,200
Ampal-American Israel Corporation (Class A)+                  100            362
Ampco-Pittsburgh Corporation                                  200          2,400
Amphenol Corp. (Class A)+                                   1,800         64,800
AmSurg Corp.+                                               1,200         31,512
Amtech Systems, Inc.+                                         100            534
Amylin Pharmaceuticals, Inc.+                               3,900         42,666
Analogic Corporation                                          800         39,336
Analysts International Corporation                            200            850
Anaren Microwave, Inc.+                                     1,800         15,552
Anchor Bancorp, Inc.                                        1,600         38,576
The Andersons, Inc.                                           300          4,080
Andrx Group+                                                2,800         75,516

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Anixter International Inc.+                                 1,600    $    37,184
Annaly Mortgage Management Inc.+                            3,300         64,020
AnnTaylor Stores Corporation+                               1,250         31,737
Ansoft Corporation+                                           500          2,940
AnswerThink Consulting Group, Inc.+                         1,900          7,201
Anteon International Corporation+                           1,000         25,280
Anthem, Inc.+                                               4,100        276,668
Anthracite Capital, Inc.                                      800         10,600
Antigenics Inc.+                                            2,300         22,655
Anworth Mortgage Asset Corporation+                         1,500         20,985
Apartment Investment & Management Company (Class A)         3,200        157,440
Apex Mortgage Capital, Inc.+                                2,000         29,980
Aphton Corporation+                                           800          6,000
Apogee Enterprises, Inc.                                      900         12,924
Apogent Technologies Inc.+                                  4,300         88,451
Appiant Technologies Inc.+                                    100             29
Applebee's International, Inc.                              2,250         51,637
Applera Corporation - Celera Genomics Group+                2,700         32,400
Applica Incorporated+                                         900         11,160
Applied Digital Solutions, Inc.+                              600            390
Applied Industrial Technologies, Inc.                         800         15,600
Applied Innovation Inc.+                                      600          2,556
Applied Molecular Evolution+                                  100            578
AppliedTheory Corporation+                                    200              1
Apria Healthcare Group Inc.+                                2,200         49,280
AptarGroup, Inc.                                            1,500         46,125
Aquila, Inc.                                                5,610         44,880
Arabian American Development Company+                       3,600            576
Aradigm Corporation+                                          300          1,309
Arbitron Inc.+                                              1,200         37,440
Arch Capital Group Ltd.+                                    1,400         39,410
Arch Chemicals, Inc.                                          300          7,410
Arch Coal, Inc.                                             2,100         47,691
Arch Wireless, Inc.+                                        1,200           --
Archstone-Smith Trust                                       6,975        186,232
Arctic Cat Inc.                                             1,700         29,561
Arden Group, Inc. (Class A)+                                  200         12,002
Arden Realty, Inc.                                          2,700         75,978
Ardent Communications, Inc.+                                  200              6
AremisSoft Corporation+                                     2,700            702
Arena Pharmaceuticals, Inc.+                                1,100          9,240
Argonaut Group, Inc.                                          900         19,278
Argosy Gaming Company+                                      1,100         31,240
Ariba, Inc.+                                               10,400         33,176
Arkansas Best Corporation+                                  1,500         38,220
Armor Holdings, Inc.+                                       1,200         30,600
Armstrong Holdings, Inc.+                                   1,600          2,864
ArQule, Inc.+                                                 800          5,400
Array BioPharma Inc.+                                       1,100         10,604
Arris Group Inc.+                                           4,900         21,952
Arrow Electronics, Inc.+                                    4,000         83,000
Arrow Financial Corporation                                   320         10,877
Arrow International, Inc.                                     600         23,430
Art Technology Group, Inc.                                  8,300          8,383
Artemis International Solutions Corporation+                  300              5
Artesian Resources Corporation (Class A)                      100          2,899
Artesyn Technologies, Inc.+                                 3,100         20,091
ArthroCare Corporation+                                     1,600         20,576
Arthur J. Gallagher & Co.                                   3,300        114,345
ArvinMeritor, Inc.                                          2,700         64,800
Asbury Automotive Group Inc.+                                 300          4,080
Ascential Software Corporation+                            10,200         28,458
Ask Jeeves, Inc.+                                             300            309
Aspect Communications Corporation+                          2,100          6,720
Aspect Medical Systems, Inc.+                                 700          2,520
Aspen Technology, Inc.+                                     2,200         18,348
Associated Banc-Corp                                        2,850        107,473
Astec Industries, Inc.+                                       800         12,872
Astoria Financial Corporation                               3,700        118,585
AstroPower, Inc.+                                           1,250         24,550
Asyst Technologies, Inc.+                                   1,400         28,490
At Home Corporation (Class A)+                              2,100              4
Atalanta/Sosnoff Capital Corporation                          200          2,150
Atlantic American Corporation+                                700          1,645

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Atlantic Coast Airlines Holdings, Inc.+                     1,400    $    30,380
Atlantic Premium Brands, Ltd.+                                600          1,560
Atlantic Realty Trust                                         300          2,730
Atlantic Tele-Network, Inc.                                   200          3,040
Atlantis Plastics, Inc.+                                      400          1,620
Atlas Air, Inc.+                                            2,800         10,360
Atmel Corporation+                                         18,500        115,810
Atmos Energy Corporation                                    1,000         23,440
Atrix Laboratories, Inc.+                                   1,300         28,925
Atwood Oceanics, Inc.+                                        700         26,250
Audiovox Corporation (Class A)+                               200          1,590
Aurora Food Inc.(a)+                                        2,900          4,350
Auspex Systems, Inc.+                                       1,800            452
autobytel.com inc+                                            300            915
AutoNation, Inc.+                                          12,800        185,600
Avalonbay Communities, Inc.                                 2,800        130,032
Avanex Corporation+                                         2,800          5,432
Avatar Holdings Inc.+                                         800         22,432
Avenue A, Inc.+                                               400          1,424
Aviall, Inc.+                                                 700          9,800
Aviation General, Incorporated+                             1,200            504
Avici Systems Inc.+                                         6,600          6,666
Avid Technology, Inc.+                                      1,600         14,816
Avigen, Inc.+                                                 100            941
Avista Corporation                                          1,100         15,180
Avnet, Inc.                                                 4,574        100,582
Avocent Corporation+                                        1,800         28,656
Aware, Inc.+                                                  900          3,420
Axcelis Technologies, Inc.+                                 3,900         44,772
Axsys Technologies, Inc.+                                     100            792
Aztar Corporation+                                          2,200         45,760
BARRA, Inc.+                                                1,050         39,039
BCSB Banckcorp, Inc.                                        1,200         15,627
BE Aerospace, Inc.+                                         1,400         18,452
BEA Systems, Inc.+                                         16,100        151,501
BEI Technologies, Inc.                                        300          3,435
The BISYS Group, Inc.+                                      4,700        156,510
BIW Limited                                                   200          3,710
BJ's Wholesale Club, Inc.+                                  2,900        111,650
BMC Industries, Inc.                                        1,100          1,056
BNP Residential Properties, Inc.                              300          3,780
BOK Financial Corporation+                                  2,072         69,329
BP Prudhoe Bay Royalty Trust                                  600          6,840
BRE Properties, Inc.                                        1,800         55,998
BRT Realty Trust                                              300          4,125
BSQUARE Corporation+                                        4,600         10,396
BWAY Corporation+                                             300          4,785
Badger Meter, Inc.                                            100          2,750
Badger Paper Mills, Inc.+                                     200          1,772
Baldor Electric Company                                     1,000         25,200
Baldwin & Lyons, Inc. (Class B)                             1,000         22,830
Bally Total Fitness Holding Corporation+                    1,500         28,065
BancFirst Corporation                                         400         18,556
Bancorp Connecticut, Inc.                                     200          5,612
BancorpSouth, Inc.                                          3,300         66,660
BancTrust Financial Group, Inc.                               300          3,555
Bandag, Incorporated                                          800         22,656
Bank Mutual Corporation                                       200          4,074
Bank of Granite Corp.                                         525         10,337
Bank of Hawaii Corporation                                  3,000         84,000
BankAtlantic Bancorp, Inc. (Class A)                        2,100         26,040
Banknorth Group, Inc.                                       6,016        156,536
BankUnited Financial Corporation (Class A)+                 1,000         19,150
Banta Corporation                                           1,400         50,260
Banyan Strategic Realty Trust                                 400            192
Bar Harbor Bankshares                                         200          4,010
Barnes & Noble, Inc.+                                       2,700         71,361
Barnes Group Inc.                                             700         16,030
barnesandnoble.com inc.+                                      400            376
Barnwell Industries, Inc.                                     100          2,000
Barr Laboratories, Inc.+                                    1,586        100,759
Barrett Business Services, Inc.+                              400          1,400
Bassett Furniture Industries, Incorporated                    100          1,950
Bay State Bancorp, Inc.                                       300         15,300

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Bay View Capital Corporation+                               3,800    $    24,358
Beacon Power Corporation+                                   7,730          1,701
Beasley Broadcast Group, Inc. (Class A)+                      300          4,425
Beazer Homes USA, Inc.+                                       488         39,040
bebe stores, inc.+                                          1,500         30,435
Beckman Coulter Inc.                                        2,400        119,760
Bedford Property Investors, Inc.                              600         16,260
Bel Fuse Inc. (Class A)+                                      900         20,520
Belden Inc.                                                 1,000         20,840
Bell Microproducts Inc.+                                      800          6,440
Benchmark Electronics, Inc.+                                1,200         34,800
Benihana Inc. (Class A)+                                      200          3,768
Berkley (W.R.) Corporation                                  1,600         88,000
Berkshire Bancorp Inc.                                        100          3,061
Berkshire Hathaway Inc. (Class A)+                             59      3,941,200
Berkshire Hathaway Inc. (Class B)+                             66        147,444
Bestway, Inc.+                                                300          1,170
Beverly Enterprises, Inc.+                                  4,200         31,962
Bigmar, Inc.+                                                 900            135
BindView Development Corporation+                           8,300          8,466
Bingham Financial Services Corporation+                       700            210
BioCryst Pharmaceuticals, Inc.+                               200            174
BioMarin Pharmaceutical Inc.+                               2,200         11,482
Bionova Holding Corporation+                                  800            472
Bionx Implants, Inc.+                                         900          4,230
Biopure Corporation+                                        2,200         16,830
Bio-Rad Laboratories, Inc. (Class A)+                         900         40,959
Biosite Diagnostics Incorporated+                             900         25,335
BioSource International, Inc.+                                100            590
BioSpecifics Technologies Corp.+                            1,000          1,800
BioSphere Medical Inc.+                                       500          1,925
Bio-Technology General Corp.+                               3,000         18,030
BioTransplant Incorporated+                                   200            504
Birman Managed Care, Inc.+                                 11,900             12
Black Box Corporation+                                        900         36,657
Black Hills Corporation                                     1,100         38,071
BlackRock, Inc.+                                              700         31,010
Blockbuster Inc. (Class A)                                  1,100         29,590
Blount International, Inc.                                    200            840
Blue Martini Software, Inc.+                                9,800          8,624
Blue Rhino Corporation+                                     1,200         16,788
Blyth, Inc.                                                 1,900         59,318
Bob Evans Farms, Inc.                                       1,400         44,072
Boca Resorts, Inc. (Class A)+                                 600          7,950
The Bombay Company, Inc.+                                   3,800         17,062
Bone Care International, Inc.+                              1,600          8,370
Borders Group, Inc.+                                        3,100         57,040
BorgWarner, Inc.                                            1,100         63,536
Borland Software Corporation+                               2,800         28,840
Boston Acoustics, Inc.                                        200          2,724
Boston Communications Group, Inc.+                            700          5,628
Boston Private Financial Holdings, Inc.                     1,400         34,636
Boston Properties, Inc.                                     3,600        143,820
BostonFed Bancorp, Inc.+                                      600         19,260
Bottomline Technologies, Inc.+                                100            565
Bowater Incorporated                                        2,100        114,177
Bowl America Incorporated (Class A)                           210          2,362
Bowne & Co., Inc.                                           1,300         19,162
Boyd Gaming Corporation+                                    1,600         23,040
The Boyds Collection, Ltd.+                                 2,300         14,467
Bradley Pharmaceuticals, Inc.+                                300          3,990
Brady Corporation                                             900         31,500
Brandywine Realty Trust                                       900         23,310
Brass Eagle Inc.+                                             100            630
Braun Consulting, Inc.+                                       800          2,792
Breakaway Solutions, Inc.+                                    400              2
Bridgford Foods Corporation                                   200          2,654
Briggs & Stratton Corporation                                 900         34,506
Brigham Exploration Company+                                  400          1,700
Bright Horizons Family Solutions, Inc.+                       400         13,244
Brightpoint, Inc.+                                            311            794
Brinker International, Inc.+                                3,900        123,825
Brio Technology, Inc.+                                      1,500          1,725
BriteSmile, Inc.+                                           1,500          3,555

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
BroadVision, Inc.+                                         11,600    $     3,596
Broadwing Inc.+                                             8,400         21,840
Brocade Communications Systems, Inc.+                       9,300        162,564
Brookline Bancorp, Inc.                                     1,600         40,480
Brooks-PRI Automation, Inc.+                                1,396         35,682
Brooktrout Inc.+                                              200          1,140
Brown & Brown                                               2,600         81,900
Brown Shoe Company, Inc.                                    1,200         33,720
Bruker Daltonics, Inc.+                                     2,200          8,690
Brush Engineered Materials Inc.                               500          6,200
Bryn Mawr Bank Corporation                                    500         20,150
Buca, Inc.+                                                 1,400         26,670
Buckeye Partners, LP                                          700         24,815
Buckeye Technologies Inc.+                                    200          1,960
Buckhead America Corporation+                                 600             54
The Buckle, Inc.+                                             700         17,304
Building Materials Holding Corporation+                       500          7,185
Bunge Limited                                               3,500         73,850
Burke Mills, Inc.+                                          1,400          1,764
Burlington Coat Factory Warehouse Corporation               1,800         38,250
Burnham Pacific Properties, Inc.+                             200            240
Bush Industries, Inc.                                         400          4,800
Butler Manufacturing Company                                  300          8,235
C&D Technologies, Inc.                                      1,000         18,020
CACI International Inc. (Class A)+                          1,100         42,009
CARBO Ceramics Inc.                                           200          7,390
CB Bancshares, Inc.+                                          500         18,945
CBL & Associates Properties, Inc.                           1,200         48,600
CBRL Group, Inc.                                            2,200         67,144
CCBT Financial Companies Inc.                                 300          8,523
CCC Information Services Group Inc.+                        1,067         14,938
C-COR.net Corp.+                                            2,300         16,100
CDI Corp.+                                                    800         26,040
CDW Computer Centers, Inc.+                                 3,300        154,473
CEC Entertainment Inc.+                                     1,100         45,430
CERBCO, Inc. (Class A)+                                       500          1,775
CFS Bancorp, Inc.                                           1,500         23,190
CH Energy Group, Inc.                                         900         44,325
C.H. Robinson Worldwide, Inc.                               3,300        110,649
CHRONIMED Inc.+                                               200          1,000
CIBER, Inc.+                                                2,400         17,400
CIENA Corporation+                                          1,918          8,037
CIMA Labs Inc.+                                               900         21,708
CIRCOR International, Inc.                                    600         10,290
CKE Restaurants, Inc.+                                      2,300         26,174
CLARCOR Inc.                                                1,000         31,650
CMGI Inc.+                                                 15,700          7,536
CNA Financial Corporation+                                  8,894        235,691
CNA Surety Corporation                                        800         11,752
CNET Networks, Inc.+                                        8,200         16,318
CNF Transportation Inc.                                     1,900         72,162
CNS, Inc.+                                                  2,400         14,400
CONMED Corporation+                                         1,650         36,844
CONSOL Energy Inc.                                          3,200         68,000
CPB Inc.                                                      300         13,785
CPI Corp.                                                     300          5,847
CSG Systems International, Inc.+                            2,100         40,194
CSK Auto Corporation+                                       1,100         15,334
CSS Industries, Inc.+                                         400         14,200
CT Communications, Inc.                                       800         12,960
CTB International Corp.+                                      300          4,608
CTC Communications Group, Inc.+                             4,300          7,525
CTN Media Group, Inc.+                                         50              8
CTS Corporation                                             1,500         18,060
CUNO Incorporated+                                            700         25,326
CV Therapeutics, Inc.+                                        700         13,034
CVB Financial Corp.                                         1,200         27,252
CYRO-CELL International, Inc.+                              1,900          7,771
CYTOGEN Corporation+                                        3,300          3,531
Cable Design Technology+                                    2,900         29,725
Cablevision Systems Corporation (Class A)+                  5,300         50,138
Cabot Corporation                                           2,500         71,625
Cabot Microelectronics Corporation+                           900         38,844
Cabot Oil & Gas Corporation (Class A)                       1,300         29,705

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
CacheFlow Inc.+                                             1,800    $       900
Cadence Design Systems, Inc.+                               9,500        153,140
Cadiz Inc.+                                                 2,700         22,947
Cadmus Communications Corporation                             600          6,732
Cagle's Inc. (Class A)+                                       200          2,018
Cal Dive International, Inc.+                               1,800         39,600
Caldera International, Inc.+                                   75             53
Calgon Carbon Corporation                                   1,600         13,440
Calico Commerce, Inc.+                                        200             54
California Coastal Communities, Inc.+                         400          1,960
California Micro Devices Corporation+                       2,000         10,160
California Pizza Kitchen, Inc.+                             1,300         32,240
California Water Service Group                                500         12,600
Caliper Technologies Corp.+                                 1,000          8,350
Callaway Golf Company                                       3,100         49,104
Callon Petroleum Company+                                     500          2,440
Cambrex Corporation                                         1,000         40,100
Camden National Corporation                                   300          8,325
Camden Property Trust                                       1,700         62,951
Caminus Corporation+                                        1,900         11,077
Canaan Energy Corporation+                                    800         14,384
Capital Automotive                                          1,700         40,562
Capital Bank Corporation                                    1,100         16,445
Capital City Bank Group, Inc.                                 400         13,812
Capital Pacific Holdings, Inc.+                               600          2,430
Capitol Bancorp Ltd.                                          420          9,950
Capitol Federal Financial                                   2,940         76,675
Capstead Mortgage Corporation                               1,200         27,000
Capstone Turbine Corporation+                               3,100          5,146
Captaris Inc.+                                                200            590
Caraustar Industries, Inc.                                  1,100         13,728
Cardiac Science, Inc.+                                      5,300         19,663
CardioDynamics International Corporation+                   1,800          6,696
CareCentric Inc.+                                             153             80
Career Education Corporation+                               1,800         81,000
Caremark Rx, Inc.+                                          9,300        153,450
Carlisle Companies Incorporated                             1,200         53,976
Carlyle Industries, Inc.+                                   2,900            870
Carpenter Technology Corporation                              900         25,929
CarrAmerica Realty Corporation                              2,400         74,040
Carreker Corporation+                                       1,500         16,980
Carrier Access Corporation+                                 4,400          5,940
Carrizo Oil & Gas, Inc.+                                    3,200         13,632
Carrollton Bancorp                                            200          2,840
Cascade Financial Corporation+                                330          3,508
Cascade Natural Gas Corporation                               100          2,090
Casella Waste Systems, Inc.+                                  900         10,809
Casey's General Stores, Inc.                                2,000         24,080
Catalina Marketing Corporation+                             2,200         62,084
Catalyst Semiconductor, Inc.+                                 200            520
Catalytica Energy Systems, Inc.+                            2,766          8,741
Catapult Communications Corporation+                          400          8,748
Catellus Development Corporation+                           4,100         83,722
Cathay Bancorp, Inc.                                          400         16,312
The Cato Corporation (Class A)                              1,000         22,300
Cavalry Bancorp, Inc.                                       1,300         16,965
Cedar Fair, LP                                              2,000         47,520
Cedar Income Fund, Ltd.+                                      600          3,000
Celeritek, Inc.+                                              500          3,300
Celgene Corporation+                                        3,000         45,900
Cell Genesys, Inc.+                                         2,100         28,327
Cell Pathways, Inc.+                                        1,300          1,950
Cell Therapeutics, Inc.+                                    2,600         14,193
Centene Corporation+                                          900         27,882
Centennial Bancorp                                            800          6,304
Centennial Communications Corp.+                            3,800          9,272
Center Bancorp, Inc.                                          800         18,200
Center Trust, Inc.                                            500          3,530
CenterPoint Properties Corporation                          1,100         63,811
Centex Construction Products, Inc.                            400         14,560
Centillium Communications, Inc.+                            2,200         19,184
Centra Software, Inc.+                                      1,000          1,860
Central Coast Bancorp+                                        325          7,371
Central European Distribution Corporation+                    500          8,210

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Central Garden & Pet Company+                               1,400    $    24,542
Central Parking Corporation                                   800         18,280
Central Vermont Public Service Corporation                    800         14,080
Century Aluminum Company                                      700         10,423
Century Bancorp, Inc. (Class A)+                              700         19,159
Century Business Services, Inc.+                            1,000          3,259
Cephalon, Inc.+                                             2,200         99,440
Cepheid, Inc.+                                              2,400         13,390
Ceres Group, Inc.+                                            100            390
Ceridian Corporation+                                       5,800        110,084
Cerner Corporation+                                         1,400         66,962
Certegy Inc.+                                               2,800        103,908
Cerus Corporation+                                          1,000         33,880
The Chalone Wine Group, Ltd.+                               1,900         17,100
Champion Enterprises, Inc.+                                 1,900         10,678
Champion Industries, Inc.                                     700          1,960
Championship Auto Racing Teams, Inc.+                       1,700         16,745
Charles River Laboratories International, Inc.+             1,800         63,090
Charlotte Russe Holding Inc.+                               1,300         29,029
Charming Shoppes, Inc.+                                     4,500         38,880
Charter Communications, Inc. (Class A)+                    11,800         48,144
Charter Financial Corporation+                                300          8,538
Charter Municipal Mortgage Acceptance Company               1,600         28,608
Chase Industries Inc+                                         300          4,167
Chateau Communities, Inc.                                   1,200         36,720
Chattem, Inc.+                                                600         18,900
CheckFree Corp.+                                            2,900         45,356
Checkpoint Systems, Inc.+                                   2,100         24,570
The Cheesecake Factory Incorporated+                        1,900         67,412
Chelsea Property Group, Inc.                                1,900         63,555
Chemed Corporation                                            400         15,076
ChemFirst Inc.                                                600         17,190
Chemical Financial Corporation                                534         20,030
Chesapeake Corporation                                        600         15,798
Chesapeake Energy Corporation+                              6,600         47,520
Chesapeake Utilities Corporation                              900         17,109
Chicago Pizza & Brewery, Inc.+                              2,200         21,956
Chicago Rivet & Machine Co.                                   100          2,550
Chico's FAS, Inc.+                                          1,625         59,020
The Children's Place Retail Stores, Inc.+                   1,100         29,151
Childtime Learning Centers, Inc.+                             300            774
Chiles Offshore, Inc.+                                      1,400         33,950
ChipPAC, Inc.+                                              3,100         19,158
Chiquita Brands International, Inc.+                        1,802         32,274
Chiquita Brands International, Inc. (Warrants)(b)              58            371
Chittenden Corporation                                      1,275         36,949
Choice Hotels International, Inc.+                          1,500         30,015
Choice One Communications Inc.+                             6,900          6,141
ChoicePoint Inc.+                                           3,333        151,551
Cholestech Corporation+                                     1,000         10,550
Chordiant Software, Inc.+                                   4,100          7,995
Christopher & Banks Corporation+                            1,025         43,357
ChromaVision Medical Systems, Inc.+                           100            179
Chromcraft Revington, Inc.+                                   300          4,155
Church & Dwight Co., Inc.                                   1,600         50,128
Churchill Downs Incorporated                                  200          8,066
Ciphergen Biosystems, Inc.+                                 1,100          4,037
Cirrus Logic, Inc.+                                         3,300         24,717
Citizens Banking Corporation                                1,800         52,164
Citizens, Inc.+                                               970         12,594
Citizens South Banking Corporation                            200          4,000
City Holding Company                                          700         16,387
City National Corporation                                   1,900        102,125
CityBank                                                      300          9,600
Claire's Stores, Inc.                                       1,300         29,770
Clark/Bardes, Inc.+                                           700         15,988
Clarus Corporation+                                           200          1,000
Clayton Homes, Inc.                                         5,500         86,900
Clayton Williams Energy, Inc.+                              1,200         13,920
Clean Harbors, Inc.+                                        1,200         14,112
Cleco Corporation                                           1,800         39,420
Cleveland-Cliffs Inc.                                         900         24,840
Click Commerce, Inc.+                                      11,000         12,320
click2learn.com, Inc.+                                        100            171

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Closure Medical Corporation+                                  100    $     1,400
Coach, Inc.+                                                1,700         93,330
Coachmen Industries, Inc.                                     600          8,700
Coastal Bancorp, Inc.                                         200          6,352
Coastal Financial Corporation                                 300          4,440
Cobalt Corporation+                                         1,200         27,360
CoBiz Inc.                                                    500          8,605
Coca-Cola Bottling Co. Consolidated                           400         17,200
Coeur d'Alene Mines Corporation+                            7,600         12,844
Cognex Corporation+                                         1,800         36,090
Cognizant Technology Solutions Corporation+                   500         26,875
Coherent, Inc.+                                             1,100         32,493
Cohu, Inc.                                                  1,300         22,464
Coinstar, Inc.+                                             1,300         31,785
Cold Metal Products, Inc.+                                  1,400            518
Coldwater Creek Inc.+                                         100          2,440
Collateral Therapeutics, Inc.+                                500          5,905
Collins & Aikman Corporation+                               2,700         24,570
The Colonial BancGroup, Inc.                                4,300         64,500
Colonial Properties Trust                                   1,200         46,740
Columbia Banking System, Inc.+                                400          5,164
Columbia Laboratories, Inc.+                                1,400          8,400
Columbia Sportswear Company+                                1,600         51,198
Columbus McKinnon Corporation                                 600          5,184
Com21, Inc.+                                                  200             90
Comdisco, Inc.+                                             1,000             26
Comfort Systems USA, Inc.+                                    200            994
Comm Bancorp, Inc.                                            100          3,597
Commerce Bancorp, Inc.                                      2,500        110,500
Commerce Bancshares, Inc.                                   2,640        116,794
The Commerce Group, Inc.                                    1,300         51,415
Commerce One, Inc.+                                        11,600          5,684
Commercial Bankshares, Inc.                                   100          2,757
Commercial Federal Corporation                              2,300         66,700
Commercial Metals Company                                     500         23,470
Commercial National Financial Corporation                     100          2,095
Commercial Net Lease Realty                                 1,791         28,656
Commonwealth Industries, Inc.                                 700          5,033
Commonwealth Telephone Enterprises, Inc.+                     900         36,216
CommScope, Inc.+                                            2,500         31,250
Communication Intelligence Corporation+                       700            469
Community Bank System, Inc.                                   100          3,225
Community Banks, Inc.                                         370         10,885
Community First Bankshares, Inc.                            2,100         54,789
Community Health Care+                                      3,900        104,520
Compass Bancshares, Inc.                                    4,900        164,640
CompuCredit Corporation+                                    1,900         13,376
Computer Horizons Corp.+                                      500          2,420
Computer Network Technology Corporation+                    2,100         12,873
Computer Programs and Systems, Inc.+                          800         17,224
Computerized Thermal Imaging, Inc.+                         3,300          2,079
CompX International Inc.                                      200          2,650
Comstock Resources, Inc.+                                     200          1,520
Conceptus, Inc.+                                            1,200         19,788
Concerto Software, Inc.+                                      100            630
Concord Camera Corp.+                                         200          1,020
Concord Communications, Inc.+                                 400          6,592
Concurrent Computer Corporation+                            4,200         19,530
Conductus, Inc.+                                              200            240
Conectiv, Inc.                                              3,400         86,530
Connecticut Water Service, Inc.                               800         24,384
Connetics Corporation+                                      2,000         25,838
Consolidated Freightways Corporation+                         900          2,943
Consolidated Graphics, Inc.+                                  500          9,385
Constellation Brands, Inc. (Class A)+                       3,500        112,000
Continental Airlines, Inc. (Class B)+                       2,400         37,872
Coventry Health Care Inc.+                                  2,600         73,892
Convera Corporation+                                        3,700          8,991
Cooper Cameron Corporation+                                 2,100        101,682
Cooper Companies, Inc.                                        600         28,260
CoorsTek, Inc.+                                               800         24,728
Copart, Inc.+                                               3,650         59,239
Copper Mountain Networks, Inc.+                             2,300          1,932
Corillian Corporation+                                      4,600         10,442

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Corinthian Colleges, Inc.+                                  1,600    $    54,224
Corio, Inc.+                                                  400            436
Corixa Corporation+                                         2,900         19,865
Corn Products International, Inc.                           1,400         43,568
Cornell Companies, Inc.+                                      500          5,925
Cornerstone Realty Income Trust, Inc.                       1,900         21,470
The Corporate Executive Board Company+                      1,400         47,950
Corporate Office Properties Trust                             200          2,918
Correctional Properties Trust                                 300          6,600
Corrections Corporation of America+                           900         15,570
Corus Bankshares, Inc.                                        300         13,776
Corvas International, Inc.+                                 3,400          7,310
CorVel Corporation+                                           100          3,350
Corvis Corporation+                                        14,700          9,555
Cosine Communications, Inc.+                                4,100          1,763
Cost Plus, Inc.+                                              900         27,413
CoStar Group Inc.+                                            200          4,106
Cotton States Life Insurance Company                          200          2,012
Courier Corporation                                           150          6,114
Cousins Properties, Inc.                                    2,000         49,520
Covad Communications Group, Inc.+                          11,600         13,572
Covance Inc.+                                               2,100         39,375
Covansys Corporation+                                       1,100          6,182
Covanta Energy Corporation+                                   300              5
CoVest Bancshares, Inc.                                       700         15,722
Covista Communications, Inc.+                                 300          1,008
Cox Communications, Inc. (Class A)+                        22,800        628,140
Cox Radio, Inc. (Class A)+                                  1,600         38,560
Crawford & Company (Class B)                                1,900         15,390
Cray, Inc.+                                                 3,700         16,539
Credence Systems Corporation+                               2,200         39,094
Credit Acceptance Corporation+                                500          6,285
Cree, Inc.+                                                 2,500         33,075
Crescent Operating, Inc.+                                   1,000            360
Crescent Real Estate Equities Company                       4,400         82,280
Critical Path, Inc.+                                          900            918
Crompton Corporation                                        4,500         57,375
Cross Country, Inc.+                                          900         34,020
Cross Media Marketing Corporation+                             29            273
Crossroads Systems, Inc.+                                   1,100          1,122
Crown American Realty Trust                                 2,500         23,500
Crown Castle International Corp.+                           8,800         34,584
Crown Cork & Seal Company, Inc.+                            5,000         34,250
Crown Media Holdings, Inc. (Class A)+                       3,000         23,670
CryoLife, Inc.+                                             1,100         17,666
Cubic Corporation                                           1,000         23,700
Cubist Pharmaceuticals, Inc.+                               1,100         10,351
Cuisine Solutions, Inc.+                                    1,200            660
Cullen/Frost Bankers, Inc.                                  2,200         79,090
Culp, Inc.+                                                   400          6,444
Cumulus Media Inc. (Class A)+                               2,300         31,694
CuraGen Corporation+                                        1,100          6,061
Curis, Inc.+                                                1,300          1,586
Curtiss-Wright Corporation                                    400         32,000
Cyber-Care, Inc.+                                          12,900          1,935
Cyberonics, Inc.+                                             900         11,807
CyberOptics Corporation+                                      100            959
CyberSource Corporation+                                      200            464
Cygnus, Inc.+                                               3,200          6,464
Cylink Corporation+                                           200            194
Cymer, Inc.+                                                1,300         45,552
Cypress Semiconductor Corporation+                          4,700         71,346
Cysive, Inc.+                                                 300            735
Cytec Industries Inc.+                                      1,600         50,304
Cytyc Corporation+                                          4,500         34,290
D&E Communications, Inc.                                    1,199         12,602
D&K Healthcare Resources, Inc.                                900         31,734
DDi Corp.+                                                  1,800          1,798
DENTSPLY International Inc.                                 3,050        112,575
DHB Capital Group Inc.+                                       600          2,430
DIANON Systems, Inc.+                                         453         24,199
DIMON Incorporated                                          1,800         12,456
DMC Stratex Networks, Inc.+                                 3,300          6,633
DPL Inc.                                                    5,100        134,895

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
DQE, Inc.                                                   2,200    $    30,800
D.R. Horton, Inc.                                           5,782        150,505
DRS Technologies, Inc.+                                     1,000         42,750
DSET Corporation+                                              75             15
DSL.net, Inc.+                                              1,000            360
DSP Group, Inc.+                                            1,700         33,320
DST Systems, Inc.+                                          4,500        205,695
DUSA Pharmaceuticals, Inc.+                                   600          1,740
Daily Journal Corporation+                                    100          2,600
Dairy Mart Convenience Stores, Inc.+                          500             35
Daisytek International Corportion+                          1,600         27,136
Daktronics, Inc.+                                             700          6,888
Daleen Technologies, Inc.+                                    100             15
Danielson Holding Corporation+                                700          3,444
Dataram Corporation+                                          100            375
Datascope Corp.                                               600         16,584
Datastream Systems, Inc.+                                     800          5,680
Datum Inc.+                                                   100          1,034
Davel Communications, Inc.+                                 6,900            207
DaVita, Inc.+                                               3,600         85,680
Dawson Geophysical Company+                                   200          1,480
Daxor Corporation+                                            900         15,966
Dean Foods Company+                                         3,414        127,342
Deb Shops, Inc.                                               100          3,378
Del Laboratories, Inc.+                                       316          7,900
Del Monte Foods Company+                                    3,200         37,760
dELiA*s Corp. (Class A)+                                    1,900          9,690
Delphi Financial Group, Inc. (Class A)                        700         30,345
Delta and Pine Land Company                                 1,500         30,150
Delta Natural Gas Company, Inc.                               100          2,171
Deltagen, Inc.+                                             1,400          3,430
Deltathree.com, Inc. (Class A)+                               100             62
Deltic Timber Corporation                                     500         17,240
Denbury Resources Inc.+                                     2,100         21,609
Dendreon Corporation+                                       3,600          7,596
Dendrite International, Inc.+                               1,600         15,472
Department 56, Inc.+                                          500          8,140
Developers Diversified Realty Corporation                   2,615         58,837
DeVry, Inc.+                                                2,800         63,952
Diagnostic Products Corporation                             1,100         40,700
The Dial Corporation                                        3,800         76,076
Diametrics Medical, Inc.+                                     200            736
Diamond Offshore Drilling, Inc.                             5,200        148,200
DiamondCluster International, Inc. (Class A)+               2,200         13,156
Dice Inc.+                                                    100            210
Diebold, Incorporated                                       2,800        104,272
Digene Corporation+                                         1,300         15,290
Digex, Inc.+                                                4,000            880
Digimarc Corporation+                                         700          7,273
Digital Generation Systems, Inc.+                          10,200         11,322
Digital Impact, Inc.+                                         200            392
Digital Insight Corporation+                                2,000         32,900
Digital Lightwave, Inc.+                                    3,600          8,424
Digital River, Inc.+                                        2,200         20,218
DigitalThink, Inc.+                                         2,600          3,640
Digitas Inc.+                                               2,500         11,372
Dime Community Bancshares                                   1,600         36,304
Dionex Corporation+                                         1,400         37,506
Disc Graphics, Inc.+                                        1,100          1,474
Ditech Communications Corporation+                          1,200          3,408
Diversa Corporation+                                        1,400         13,930
divine, Inc. (Class A)+                                       881          3,435
Dobson Communications Corporation (Class A)+                1,400          1,204
Docent, Inc.+                                               1,700          1,955
Documentum, Inc.+                                           1,600         19,200
Dole Food Company, Inc.                                     2,200         63,470
Dollar Thrifty Automotive Group, Inc.+                      1,000         25,900
Dollar Tree Stores, Inc.+                                   4,200        165,522
Dominion Homes, Inc.+                                         200          4,046
Donaldson Company, Inc.+                                    1,700         59,568
Donegal Group Inc. (Class B)                                1,566         16,067
Donnelly Corporation                                          200          5,398
Doral Financial Corporation                                 1,900         63,441
Dot Hill Systems Corp.+                                       200            792

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
DoubleClick Inc.+                                           5,500    $    40,810
Dover Downs Gaming & Entertainment, Inc.                      210          2,688
Dover Motorsports, Inc.                                       300          1,710
Downey Financial Corp.                                      1,100         52,030
The Dress Barn, Inc.+                                       2,200         34,034
Drew Industries Incorporated+                                 400          6,580
Drexler Technology Corporation+                               800         17,280
Dreyer's Grand Ice Cream, Inc.                              1,400         96,040
Dril-Quip, Inc.+                                              700         17,465
Drugstore.com, Inc.+                                        5,600         15,064
Duane Reade Inc.+                                             600         20,430
Ducommun Incorporated+                                      1,000         26,240
Duke Realty Corporation                                     5,300        153,435
DuPont Photomasks, Inc.+                                    1,000         32,480
Dura Automotive Systems, Inc.+                              1,100         22,825
DuraSwitch Industries, Inc.+                                  400          3,044
Duratek, Inc.+                                              1,000          7,100
Durect Corporation+                                           800          6,400
Dyax Corp.+                                                   800          3,232
Dycom Industries, Inc.+                                       933         10,907
Dynacq International, Inc.+                                   600          8,454
E-LOAN, Inc.+                                                 700            770
E* TRADE Group, Inc.+                                      14,500         79,170
EDO Corporation                                             1,200         34,200
EEX Corporation+                                            3,500          7,000
EFC Bancorp, Inc.                                             900         15,885
EGL, Inc.+                                                  1,900         32,224
EMC Insurance Group, Inc.                                     500          7,625
EMCOR Group, Inc.+                                            600         35,220
EMCORE Corporation+                                           200          1,200
EMS Technologies, Inc.+                                     1,000         20,690
ENBC Corp.+                                                14,100             49
ENSCO International Incorporated                            5,400        147,204
EPIX Medical, Inc.+                                           700          7,385
ESB Financial Corporation                                   1,340         16,442
ESCO Technologies Inc.+                                       900         31,500
ESS Technology, Inc.+                                       1,800         31,572
The E.W. Scripps Company (Class A)                          3,100        238,700
EXCO Resources, Inc.+                                       1,200         18,108
EXE Technologies, Inc.+                                     1,800          2,016
E-Z EM, Inc.+                                               1,400         13,636
E.piphany, Inc.+                                            4,650         20,413
Eagle Bancshares, Inc.+                                       200          5,196
EarthLink, Inc.+                                            6,000         40,320
EarthShell Corporation+                                       700            805
East West Bancorp, Inc.                                     1,300         44,876
The Eastern Company                                           200          2,880
Eastern Virginia Bankshares, Inc.                             900         16,191
EastGroup Properties, Inc.                                    600         15,360
EasyLink Services Corporation (Class A)+                       50             62
Eaton Vance Corp.                                           2,700         84,240
eBay Inc.+                                                 11,100        683,982
eBenX Inc.+                                                   100            266
Echelon Corporation+                                        1,600         20,608
EchoStar Communications Corporation (Series A)+             9,600        178,176
Eclipsys Corporation+                                       1,800         11,806
Eden Bioscience Corporation+                                2,700          5,373
Edison Schools, Inc.+                                       6,800          6,460
Education Management Corporation+                           1,300         52,949
Edwards Lifesciences Corporation+                           2,300         53,360
eFunds Corporation+                                         3,100         29,416
eGain Communications Corporation+                             200             52
El Paso Electric Company+                                   3,000         41,550
Elcor Corporation                                           1,200         32,820
Electric Fuel Corporation+                                    200            184
Electro Scientific Industries, Inc.+                        1,500         36,450
Electroglas, Inc.+                                          1,700         17,000
Electronic Arts Inc.+                                       5,500        363,275
Electronics Boutique Holdings Corp.+                          800         23,440
Electronics for Imaging, Inc.+                              1,800         28,638
Elizabeth Arden, Inc.+                                      1,300         22,750
eLoyalty Corporation+                                          40            236
eMagin Corporation+                                           200             70
Embarcadero Technologies, Inc.+                             1,100          6,798

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
eMerge Interactive, Inc. (Class A)+                           200    $        44
Emex Corporation+                                           4,203          2,858
Emisphere Technologies, Inc.+                               2,300          9,453
Emmis Communications Corporation (Class A)+                 2,100         44,499
Empire District Electric Company                            1,600         32,800
Emulex Corporation+                                         3,200         72,032
Encompass Services Corporation+                             2,600          1,482
Encore Acquisition Company+                                   400          6,900
Encore Capital Group, Inc.+                                 2,300          1,610
Endo Pharmaceuticals Holdings, Inc.+                        3,100         21,700
Endocare, Inc.+                                             1,600         21,136
Endologix, Inc.+                                              200            188
Enercorp, Inc.+                                               800            120
Energen Corporation                                         1,400         38,500
Energizer Holdings, Inc.+                                   3,500         95,970
Energy Conversion Devices, Inc.+                              900         14,121
Energy East Corporation                                     4,700        106,220
Energy Partners, Ltd.+                                        900          8,370
Energy West Incorporated                                      200          1,944
EnergySouth, Inc.                                             600         19,224
Engage, Inc.+                                               1,100             66
Engineered Support Systems, Inc.                              725         37,917
Entegris Inc.+                                              2,000         29,200
Enterasys Networks, Inc.+                                   7,100         12,638
Entercom Communications Corp.+                              1,800         82,620
Enterprise Products Partners LP                             4,400         71,500
Entertainment Properties Trust                                100          2,464
Entrada Networks, Inc.+                                        25              5
Entravision Communications Corporation (Class A)+           2,800         34,300
EntreMed, Inc.+                                             2,200          6,754
Entrust Technologies Inc.+                                    300            816
Enzo Biochem, Inc.+                                           420          6,019
Enzon, Inc.+                                                1,700         41,837
Eon Labs, Inc.+                                             2,400         42,696
ePlus inc.+                                                   100            697
ePresence, Inc.+                                              200            750
Equinix, Inc.+                                                500            175
Equitable Resources, Inc.                                   2,600         89,180
Equity Marketing, Inc.+                                     1,200         15,900
Equity One, Inc.                                              355          4,970
eResearch Technology, Inc.                                    700         17,724
Erie Indemnity Company (Class A)                            2,600        105,326
eSPEED, Inc. (Class A)+                                     1,900         20,729
Esperion Therapeutics, Inc.+                                1,600          8,688
Essex Property Trust, Inc.                                    700         38,290
The Estee Lauder Companies Inc. (Class A)                   5,100        179,520
Esterline Technologies Corporation+                           400          9,080
Ethan Allen Interiors Inc.                                  1,600         55,760
Ethyl Corporation+                                            600          2,250
Euronet Worldwide, Inc.+                                    1,700         27,183
Europa Cruises Corporation+                                 4,600          2,024
Evergreen Resources, Inc.+                                    700         29,750
Evolve Software, Inc.+                                        100             13
Exabyte Corporation+                                          300            330
Exact Sciences Corporation+                                   800         12,776
Exar Corporation+                                           1,600         31,552
Excel Technology, Inc.+                                       100          2,100
eXcelon Corporation+                                          425            378
Exchange Application, Inc.+                                    13              5
Exchange National Bancshares, Inc.                            500         15,504
Exelixis, Inc.+                                             2,300         17,319
Exodus Communications, Inc.+                               36,200           --
Expedia, Inc. (Class A)+                                      800         47,432
Expeditors International of Washington, Inc.                4,000        132,640
Exponent, Inc.+                                             1,300         16,783
Express Scripts, Inc. (Class A)+                            3,100        155,341
ExpressJet Holdings, Inc.+                                  1,500         19,575
Extended Stay America, Inc.+                                3,700         60,014
Extended Systems Incorporated+                                100            335
Extensity, Inc.+                                            1,000          1,080
Extreme Networks, Inc.+                                     4,600         44,942
Exult Inc.+                                                 3,800         24,700
F5 Networks, Inc.+                                          1,700         16,626
F&M Bancorp                                                   200          7,056

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
F.A.O., Inc.+                                               1,200    $     9,540
FBL Financial Group, Inc. (Class A)                           400          8,860
FBR Asset Investment Corporation+                             400         13,340
FEI Company+                                                  900         22,059
FFLC Bancorp, Inc.                                            100          2,701
FFP Marketing Company, Inc.+                                  500            615
The FINOVA Group Inc.+                                        900             90
FLAG Financial Corporation                                  1,500         16,020
FLIR Systems, Inc.+                                           700         29,379
FMC Corporation+                                            1,200         36,204
FMC Technologies, Inc.+                                     2,300         47,748
FMS Financial Corporation                                   1,400         16,170
FNB Corp.                                                   1,000         17,490
F.N.B. Corporation                                          1,685         46,270
FNB Corporation+                                              700         21,322
FNB Financial Services Corporation                            900         15,462
FPIC Insurance Group, Inc.                                    200          3,010
FSI International, Inc.+                                    1,200          8,964
FTI Consulting, Inc.+                                         500         17,505
Fab Industries, Inc.                                          200          1,632
Factory 2-U Stores Inc.+                                    1,100         15,235
FactSet Research Systems Inc.                               1,300         38,701
Fair, Isaac and Company, Incorporated                       1,275         41,909
The Fairchild Corporation (Class A)+                        1,000          3,150
Fairchild Semiconductor Corporation (Class A)+              4,000         97,200
Falcon Products, Inc.+                                        300          1,830
FalconStor Software, Inc.+                                  1,400          5,922
Fargo Electronics+                                          1,500         12,330
Farmers Capital Bank Corporation                              600         21,144
Fastenal Company                                            3,000        115,530
Fedders Corporation                                         1,320          3,524
Federal Agricultural Mortgage Corporation (Class A)+          900         19,575
Federal-Mogul Corporation+                                  3,300          2,310
Federal Realty Investment Trust                             1,600         44,336
Federal Signal Corporation                                  1,900         45,600
Federated Investors, Inc. (Class B)                         4,500        155,565
FelCor Lodging Trust Inc.                                   1,400         25,690
Ferro Corporation                                           1,600         48,240
FiberCore, Inc.+                                            2,500            625
FiberNet Telecom Group, Inc.+                                 300             30
Fidelity Federal Bancorp+                                   1,200          2,880
Fidelity National Financial, Inc.                           3,685        116,446
Fidelity National Information Solutions, Inc.+              1,800         43,200
FileNET Corporation+                                        2,100         30,450
Financial Federal Corporation+                                300          9,930
Financial Industries Corporation                              400          7,224
Financial Institutions, Inc.                                  100          3,786
Finisar Corporation+                                        7,900         18,723
The Finish Line, Inc.+                                      1,400         25,088
FinishMaster, Inc.+                                           300          3,846
Fire Pond, Inc.+                                              300            102
The First American Financial Corporation                    2,700         62,100
First Bancorp                                                 400         11,004
First Banks America, Inc.+                                    100          3,915
First Bell Bancorp, Inc.                                      900         15,435
First Busey Corporation                                       500         11,105
First Charter Corporation                                     500          9,040
First Citizens BancShares, Inc. (Class A)                     500         55,295
First Commonwealth Financial Corpo                          1,300         17,537
First Essex Bancorp, Inc.                                     300         10,260
First Federal Bancorp, Inc.                                   400          2,868
First Federal Bancshares of Arkansas, Inc.+                   600         15,336
First Federal Capital Corp.                                 1,400         30,940
First Federal Financial Corporation of Kentucky               700         16,239
First Financial Bancorp                                     1,210         23,680
First Financial Bankshares, Inc.                              200          8,368
First Financial Corporation                                   300         15,426
First Financial Holdings, Inc.                              1,000         32,150
First Health Group Corp.+                                   3,900        109,356
First Horizon Pharmaceutical Corporation+                     950         19,655
First Indiana Corporation                                     500         10,885
First Industrial Realty Trust, Inc.                         1,600         52,560
First M&F Corporation                                         700         17,500
First Merchants Corporation                                   105          3,150

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
First Midwest Bancorp, Inc.                                 1,975    $    54,865
First Mutual Bancshares, Inc.                               1,000         16,300
First Niagara Financial Group, Inc.                         1,000         27,760
First Oak Brook Bancshares, Inc.+                             300          9,471
The First of Long Island Corporation                          400         19,600
First Place Financial Corp.                                   615         12,245
First Republic Bank+                                        1,000         27,500
First SecurityFed Financial, Inc.                             800         17,448
First Sentinel Bancorp Inc.                                   300          4,128
First Southern Bancshares+                                    300            375
First Union Real Estate Equity & Mortgage Investments       6,800         15,436
First United Corporation                                      200          3,590
First Virginia Banks, Inc.                                  1,900        101,878
Firstbank Corp.                                               700         26,390
FirstFed Financial Corp.+                                     600         17,400
FirstMerit Corporation                                      3,300         91,014
Fischer Imaging Corporation+                                1,300         11,057
Fisher Communications, Inc.                                   100          5,872
Fisher Scientific International Inc.+                       2,200         61,600
Five Star Quality Care, Inc.+                                   8             45
Flagstar Bancorp, Inc.                                      1,750         40,425
Flanigan's Enterprises, Inc.                                  200          1,286
Fleetwood Enterprises, Inc.                                 2,200         19,140
Fleming Companies, Inc.                                     1,800         32,670
Flexsteel Industries, Inc.                                    200          2,998
Florida East Coast Industries, Inc.                         1,500         37,950
Florida Public Utilities Company                              100          1,822
Florida Rock Industries, Inc.                               1,100         39,391
Flow International Corporation+                               500          3,369
Flowers Foods, Inc.+                                        1,150         29,727
Flowserve Corporation+                                      2,500         74,500
Flushing Financial Corporation                                500         10,245
Foamex International Inc.+                                  2,100         23,331
Focal Communications Corporation+                              64            149
Focal Communications Corporation (Warrants)(b)                 63           --
Foot Locker, Inc.+                                          5,900         85,255
Footstar, Inc.+                                             1,300         31,811
Forest City Enterprises, Inc. (Class A)                     2,000         69,500
Forest Oil Corporation+                                     1,900         54,017
Forrester Research, Inc.+                                   1,500         29,098
Forward Air Corporation+                                      800         26,224
Fossil, Inc.+                                               1,850         38,036
Foster Wheeler Ltd.+                                        4,800          7,680
Foundry Networks, Inc.+                                     3,700         26,011
Fox Entertainment Group, Inc. (Class A)+                   12,000        261,000
Franklin Covey Co.+                                           800          2,320
Franklin Electric Co., Inc.                                   200          9,414
Franklin Financial Corporation                                900         22,968
Frederick Brewing Co.+                                      5,400            189
Fred's, Inc.                                                1,000         36,780
FreeMarkets, Inc.+                                          2,200         31,086
Fremont General Corporation                                 5,100         21,318
Fresh Brands, Inc.                                            900         15,219
Fresh Del Monte Produce Inc.                                2,600         65,000
Friede Goldman Halter, Inc.+                                  500             28
Friedman, Billings, Ramsey Group, Inc. (Class A)+           1,500         19,095
Friedman Industries, Incorporated                             600          1,578
Friedman's Inc. (Class A)                                     300          3,900
Frontier Airlines, Inc.+                                    1,800         14,634
Frontier Financial Corporation                                300          8,805
Frontier Oil Corporation                                    1,800         31,680
Frontline Capital Group+                                      300              2
Frozen Food Express Industries, Inc.+                         800          1,920
FuelCell Energy, Inc.+                                      2,500         25,725
Full House Resorts, Inc.+                                   1,000            330
Fulton Financial Corporation                                4,118         77,954
Furniture Brands International, Inc.+                       2,200         66,550
FutureLink Corp.+                                             100           --
G & K Services, Inc. (Class A)                              1,200         41,088
GATX Corporation                                            1,900         57,190
GBC Bancorp                                                   500         14,475
GC Companies, Inc.+                                           100             25
GRIC Communications, Inc.+                                    100            151
GSI Commerce, Inc.+                                         1,500         11,175

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
GTC Biotherapeutics, Inc.+                                  4,700    $     5,922
GTECH Holdings Corporation+                                 2,800         71,512
Gabelli Asset Management Inc. (Class A)+                      300         10,950
Gables Residential Trust                                    1,400         44,702
Gadzooks, Inc.+                                               100          1,259
Gadzoox Networks, Inc.+                                       500             75
Gaiam, Inc.+                                                  360          5,270
Galyan's Trading Company+                                   1,100         24,486
GameStop Corporation+                                       1,300         27,287
Gardner Denver Inc.+                                          600         12,000
Gart Sports Company+                                          900         25,641
Gartner Group, Inc. (Class B)+                              2,200         20,680
Gaylord Entertainment Company+                              1,400         30,870
Gehl Company+                                               1,100         15,785
Gemstar-TV Guide International, Inc.+                      16,500         88,935
Genaissance Pharmaceuticals, Inc.+                            900          1,188
GenCorp Inc.                                                1,700         24,310
Gene Logic Inc.+                                            1,100         15,400
Genelabs Technologies, Inc.+                                2,000          4,020
Genencor International Inc.+                                1,200         11,748
Genentech, Inc.+                                            8,800        294,800
General Binding Corporation+                                  500          8,365
General Cable Corporation                                   1,300          8,190
General Chemical Group Inc.+                                4,300         13,330
General Communication, Inc. (Class A)+                      1,800         12,006
General Growth Properties, Inc.                             2,500        127,500
General Magic, Inc.+                                          500             40
General Maritime Corporation+                               1,400         13,440
General Motors Corporation (Class H)+                      34,900        362,960
Genesco Inc.+                                                 900         21,915
Genesee & Wyoming Inc. (Class A)+                             700         15,792
Genesee Corporation (Class B)+                              1,000         16,152
Genesis Health Ventures, Inc.+                              1,000         20,090
GenesisIntermedia, Inc.+                                    1,900             57
The Genlyte Group Incorporated+                               300         12,189
Genome Therapeutics Corp.+                                  2,700          6,237
Genomic Solutions Inc.+                                       200            140
GenStar Therapeutics Corporation+                           1,000            360
Genta Incorporated+                                         1,700         14,093
Gentex Corporation+                                         3,000         82,410
Gentiva Health Services, Inc.                               1,600         14,384
Genuity Inc. (Class A)+                                     1,190          4,522
Genzyme Molecular Oncology+                                   700          1,764
Georgia Gulf Corporation                                    1,400         37,016
Geoworks Corporation+                                         200             28
Gerber Scientific, Inc.+                                      900          3,159
German American Bancorp                                     1,210         22,385
Geron Corporation+                                          1,000          4,580
Getty Images, Inc.+                                         2,400         52,248
Getty Realty Corporation                                      900         18,225
Gevity HR, Inc.                                               500          1,980
Giant Industries, Inc.+                                       300          2,400
Gibraltar Steel Corporation                                   600         13,314
Gilead Sciences, Inc.+                                      7,700        253,176
Gish Biomedical, Inc.+                                      1,100            407
Glacier Bancorp, Inc.                                         100          2,450
Glacier Water Services, Inc.+                                 200          2,620
Glamis Gold Ltd.+                                           1,800         15,822
Glassmaster Company+                                        1,200            168
Glenayre Technologies, Inc.+                                  500            624
Glenborough Realty Trust Incorporated                       1,100         26,070
Gliatech Inc.+                                                100              1
Glimcher Realty Trust                                       1,900         34,960
Global Imaging Systems, Inc.+                               1,400         26,586
Global Industries, Ltd.+                                    2,400         16,776
Global Payments Inc.                                        1,460         43,435
GlobalSantaFe Corporation                                   9,289        254,054
GlobespanVirata, Inc.+                                      5,618         21,742
Globix Corporation+                                           300             18
GlycoGenesys, Inc.+                                           800            784
GoAmerica, Inc.+                                              500            240
Gold Banc Corporation                                         900          9,872
Gold Reserve Inc.+                                          2,200          4,290
Golden Enterprises, Inc.                                      600          2,317

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Golden State Bancorp Inc.                                   5,200    $   188,500
The Goldman Sachs Group, Inc.                               7,900        579,465
Goody's Family Clothing, Inc.+                              2,200         25,366
The Gorman-Rupp Company                                       100          3,150
Graco Inc.                                                  1,825         45,880
GrafTech International Ltd.+                                2,200         27,060
Granite Construction Incorporated                           1,050         26,565
Grant Prideco, Inc.+                                        4,400         59,840
Graphic Packaging International Corp.+                      1,300         12,025
Gray Communications Systems, Inc.                             300          5,430
Gray Communications Systems, Inc. (Class B)                   200          2,660
Great American Financial Resources                          1,700         32,810
The Great Atlantic & Pacific Tea Company, Inc.+             1,600         29,904
Great Lakes Aviation, Ltd.+                                   700            231
Great Lakes REIT, Inc.                                        700         13,286
Great Plains Energy Incorporated                            2,500         50,875
Great Southern Bancorp, Inc.                                  300         11,940
Greate Bay Casino Corporation+                             13,400             13
Greater Bay Bancorp                                         2,374         73,024
Greater Community Bancorp                                     210          3,360
Greater Delaware Valley Savings Ba                            710         18,211
Green Mountain Coffee, Inc.+                                  300          6,363
Green Mountain Power Corporation                              200          3,632
The Greenbrier Companies, Inc.                              2,400         17,520
GreenPoint Financial Corp.                                  3,800        186,580
Greif Bros. Corporation (Class A)                             900         30,025
Grey Wolf, Inc.+                                            4,200         17,052
Griffin Land & Nurseries, Inc.+                             1,000         13,750
Griffon Corporation+                                        2,020         36,562
Group 1 Automotive, Inc.+                                     900         34,335
Grubb & Ellis Company+                                        322            802
Guess?, Inc.+                                                 300          2,160
Guilford Mills, Inc.+                                         900            162
Guilford Pharmaceuticals Inc.+                              2,600         19,604
Guitar Center, Inc.+                                        1,500         27,825
GulfMark Offshore, Inc.+                                      800         33,128
Gundle/SLT Environmental, Inc.+                             1,800         13,230
The Gymboree Corporation+                                   1,800         28,836
H Power Corp.+                                              2,200          2,090
HA-LO Industries, Inc.+                                       500              9
H.B. Fuller Company                                         1,100         32,219
HCC Insurance Holdings, Inc.                                2,400         63,240
HEICO Corporation (Class A)                                   100          1,402
HEICO Corporation (Class A)                                 1,620         18,144
HMI Industries Inc.+                                        1,400            910
HMN Financial, Inc.                                           900         17,162
HNC Software Inc.+                                          1,400         23,380
HON INDUSTRIES Inc.                                         2,300         62,606
HPL Technologies, Inc.+                                     1,600         24,096
HPSC, Inc.+                                                   300          2,775
HRPT Properties Trust                                       5,200         46,020
Haemonetics Corporation+                                    1,200         35,040
Haggar Corp.                                                  300          4,815
Hain Celestial Group, Inc.+                                 2,100         38,850
Hall, Kinion & Associates, Inc.+                              500          3,755
Hampshire Group, Limited+                                     200          4,596
Hancock Fabrics, Inc.                                       1,400         26,012
Hancock Holding Company                                       200         13,476
Handleman Company+                                          1,100         15,906
Handspring, Inc.+                                           5,700          9,918
Hanger Orthopedic Group, Inc.+                              1,400         21,266
Hanover Compressor Company+                                 2,349         31,711
Hanover Direct, Inc.+                                       4,100            984
Hanover Gold Company, Inc.                                 13,100          1,048
Harbor Florida Bancshares, Inc.                             1,000         20,810
Hardinge, Inc.                                                200          2,014
Harleysville Group Inc.                                       700         19,404
Harleysville National Corporation                             700         18,907
Harman International Industries, Incorporated               1,300         64,025
Harmonic Inc.+                                              3,700         13,538
Harris Corporation                                          2,600         94,224
Harris Interactive Inc.+                                    2,100          7,077
Harsco Corporation                                          2,000         75,000
Harte-Hanks, Inc.                                           3,600         73,980

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                             Shares Held     Value
--------------------------------------------------------------------------------
Hartmarx Corporation+                                       5,000    $    12,500
Harvard Bioscience, Inc.+                                   1,100          6,149
Hastings Manufacturing Company+                               100          1,275
Haverty Furniture Companies, Inc.                           1,500         29,625
Hawaiian Airlines, Inc.+                                    4,200         15,960
Hawaiian Electric Industries, Inc.                          1,400         59,570
Hawkins, Inc.                                                 300          2,802
Hayes Lemmerz International, Inc.+                          5,200            884
Headwaters Incorporated+                                    1,800         28,350
Health Care Property Investors, Inc.                        2,400        102,960
Health Care REIT, Inc.                                      1,500         44,925
Health Net Inc.+                                            4,900        131,173
Healthcare Realty Trust, Inc.                               1,600         51,200
Healthcare Services Group, Inc.+                              400          6,288
HealthExtras, Inc.+                                           700          3,549
HealthTronics Surgical Services, Inc.                       1,100         19,239
Hearst-Argyle Television, Inc.+                             3,700         83,435
Heartland Express, Inc.+                                    2,054         49,152
Heartland Partners LP (Class A)+                              100          1,234
Hecla Mining Company+                                       2,700         12,663
Hector Communications Corporation+                            100          1,200
Heidrick & Struggles International, Inc.+                   1,300         25,961
Helen of Troy Limited+                                      2,100         24,444
Helix Technology Corporation                                1,500         30,900
Helmerich & Payne, Inc.                                     2,000         71,440
Hemispherx Biopharma, Inc.+                                 1,300          3,250
Henry Schein, Inc.+                                         1,600         71,200
Herbalife International, Inc. (Class A)                       100          1,910
Heritage Property Investment Trust+                         1,100         29,381
Herley Industries, Inc.+                                    1,250         26,512
Herman Miller, Inc.                                         3,000         60,900
Hexcel Corporation+                                         1,500          6,525
hi/fn, inc.+                                                  400          2,400
Hibbett Sporting Goods, Inc.+                                 450         11,430
Hibernia Corporation (Class A)                              6,300        124,677
Hickory Tech Corporation                                      600          9,000
High Speed Access Corp.+                                      600            690
Highwoods Properties, Inc.                                  2,100         54,600
Hilb, Rogal and Hamilton Company                            1,100         49,775
Hillenbrand Industries, Inc.                                2,400        134,760
Hines Horticulture, Inc.+                                   4,100         14,145
Hi-Shear Technology Corporation+                              700          1,400
Hispanic Broadcasting Corporation+                          4,300        112,230
Hoenig Group Inc.+                                          1,500         15,750
Hollinger International Inc.                                4,000         48,000
Hollis-Eden Pharmaceuticals, Inc.+                          1,700         11,696
Holly Corporation                                             600         10,050
Hollywood Casino Corporation+                               1,000         10,800
Hollywood Entertainment Corporation+                        2,600         53,768
Hollywood Media Corp.+                                      4,300          8,557
Hologic, Inc.+                                              1,500         21,705
Home Properties of New York, Inc.                           1,000         37,940
Homeland Holding Corporation+                               1,000             10
Hooper Holmes, Inc.                                         2,600         20,800
Horace Mann Educators Corporation                           2,300         42,941
Horizon Offshore, Inc.+                                     2,300         19,412
Hormel Foods Corporation                                    5,500        131,670
Hospitality Properties Trust                                2,400         87,600
Host Funding Inc.+                                          1,500             15
Host Marriot Corporation                                   10,500        118,650
Hot Topic, Inc.+                                            1,300         34,723
Hotels.com (Class A)+                                         800         33,784
The Houston Exploration Company+                              800         23,200
Hovnanian Enterprises, Inc. (Class A)+                      1,000         35,880
Howell Corporation                                          1,200         15,960
Hubbell Incorporated (Class B)                              2,300         78,545
Hudson City Bancorp, Inc.                                   7,800        155,220
Hudson Hotels Corporation+                                    800              4
Hudson River Bancorp, Inc.                                    600         16,194
Hudson United Bancorp                                       1,840         52,550
Huffy Corporation+                                            100            863
Hughes Supply, Inc.                                         1,000         44,900
Hugoton Royalty Trust                                         400          4,240
Human Genome Sciences, Inc.+                                5,100         68,340

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Humphrey Hospitality Trust, Inc.+                             300    $       717
Hungarian Telephone and Cable Corp.+                        1,700         11,390
Hunt Corporation                                              300          3,255
Hurry, Inc. (Class A)                                       1,100            110
Hutchinson Technology Incorporated+                         1,600         25,024
Hydril Company+                                             1,100         29,480
Hydron Technologies, Inc.+                                  2,900            609
Hypercom Corporation+                                       1,900         14,630
Hyperion Solutions Corporation+                             1,900         34,651
Hyseq, Inc.+                                                  900          2,043
IBERIABANK Corporation                                        100          4,054
ICN Pharmaceuticals, Inc.                                   3,100         75,051
ICOS Corporation+                                           2,400         40,704
ICU Medical, Inc.+                                            900         27,810
IDAcorp Inc.                                                1,500         41,265
IDEC Pharmaceuticals Corporation+                           6,100        216,245
IDEX Corporation                                            1,200         40,200
IDEXX Laboratories, Inc.+                                   1,300         33,527
IDT Corporation+                                            1,300         21,996
IDT Corporation (Class B)+                                    200          3,220
IDX Systems Corporation+                                    1,200         15,624
IGEN International, Inc.+                                   1,100         34,650
IHOP Corp.+                                                   400         11,780
II-VI Incorporated+                                           100          1,477
IKON Office Solutions, Inc.                                 5,800         54,520
ILEX Oncology, Inc.+                                        1,600         22,544
IMC Global Inc.                                             4,600         57,500
IMPATH Inc.+                                                1,100         19,745
IMPCO Technologies, Inc.+                                   1,300         17,030
INAMED Corporation+                                         1,000         26,720
INT Media Group, Incorporated+                                200            396
IRT Property Company                                          300          3,822
I-STAT Corporation+                                           800          2,848
ITC/\ DeltaCom, Inc.+                                      10,700            642
ITLA Capital Corporation+                                     100          2,969
ITT Educational Services, Inc.+                             1,900         41,420
ITXC Corp.+                                                 1,800          9,378
IVAX Corporation+                                           7,850         84,780
IXYS Corporation+                                             200          1,076
i2 Technologies, Inc.+                                     17,100         25,308
i3 Mobile, Inc.+                                              300            207
iAsiaWorks, Inc.+                                             100              1
iBasis, Inc.+                                               1,800            666
iBEAM Broadcasting Corporation+                                80           --
Ibis Technology Corporation+                                  100            648
Identix Incorporated+                                       4,500         32,845
iGATE Capital Corporation+                                  2,100          9,702
Illumina, Inc.+                                               100            672
Imagistics International Inc.+                                200          4,294
I-many, Inc.+                                               2,800          7,697
Imation Corp.+                                              1,700         50,592
Imclone Systems+                                            2,921         25,398
Immersion Corporation+                                        200            208
Immucor, Inc.+                                                800         18,776
The Immune Response Corporation+                            1,400            490
ImmunoGen, Inc.+                                            1,600          4,304
Immunomedics, Inc.+                                         2,000         10,420
Impac Mortgage Holdings, Inc.+                              2,600         35,048
Impax Laboratories, Inc.+                                   1,900         14,231
Imperial Sugar Company (New Shares)+                           12             27
Incyte Pharmaceuticals, Inc.+                               1,800         13,086
Independence Community Bank Corp.                           2,400         68,952
Independence Federal Savings Bank+                            220          2,530
Independence Holding Company                                  900         20,691
Independent Bank Corp.                                        100          2,289
Independent Bank Corporation                                  100          3,156
Indevus Pharmaceuticals, Inc.+                              1,700          1,972
Indus International, Inc.+                                  1,400          3,346
IndyMac Mortgage Holdings, Inc.+                            2,400         54,432
Inergy, LP                                                    500         15,170
Inet Technologies, Inc.+                                      800          5,400
InFocus Corporation+                                        2,400         28,272
Infogrames, Inc.+                                           2,800          7,644
Infonet Services Corporation (Class B)                      7,300         18,104

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Informatica Corporation+                                    3,200    $    22,688
Information Architects Corp.+                                  80             40
Information Holdings Inc.+                                  1,100         26,840
Information Resources, Inc.+                                1,200         11,267
Inforte Corp.+                                                100            992
InfoSpace.com, Inc.+                                       12,400          5,580
infoUSA Inc.+                                                 500          2,736
Ingles Markets, Incorporated (Class A)                      1,800         22,824
Ingram Micro Inc. (Class A)+                                6,000         82,500
Inhale Therapeutic Systems+                                 2,200         21,846
Inkine Pharmaceutical Company, Inc.+                        1,400          1,190
Inktomi Corporation+                                       11,400         10,032
Inland Resources Inc.+                                        700          1,365
Innkeepers USA Trust                                        2,800         26,824
Innovative Solutions and Support, Inc.+                     1,700         12,750
Innsuites Hospitality Trust                                   800          1,600
Input/Output, Inc.+                                         2,100         18,900
Inrange Technologies Corporation (Class B)+                 1,900          9,025
Insight Communications Company, Inc.+                       2,100         25,557
Insight Enterprises, Inc.+                                  1,200         30,228
Insignia Financial Group, Inc.+                               900          8,748
Insituform Technologies, Inc. (Class A)+                    1,600         33,888
Insmed Incorporated+                                        4,200          5,880
Inspire Pharmaceuticals, Inc.+                              4,200         16,170
Insteel Industries, Inc.+                                     600            306
Instinet Group Incorporated+                                  200          1,304
Insurance Auto Auctions, Inc.+                              1,200         23,400
InsWeb Corporation+                                            83            187
Integra Bank Corporation                                      700         15,680
Integra LifeSciences Holdings+                              1,600         34,800
Integrated Circuit Systems, Inc.+                           2,700         54,513
Integrated Defense Technologies, Inc.+                        400         11,772
Integrated Device Technology, Inc.                          3,900         70,746
Integrated Silicon Solution, Inc.+                          1,200         10,704
Integrated Telecom Express, Inc.+                             300            483
iNTELEFILM Corporation+                                       734             59
InteliData Technologies Corporation+                        2,000          2,660
Inter Parfums, Inc.                                           700          4,865
Inter-Tel Inc.                                              1,500         25,665
Interactive Data Corporation+                               3,600         52,416
Interactive Intelligence, Inc.+                               600          2,022
The InterCept Group, Inc.+                                  1,200         24,864
Interchange Financial Services Corporation+                   700         19,425
InterDigital Communications Corporation+                    2,200         19,910
Interface, Inc.                                             3,400         27,336
Intergraph Corp.+                                           2,100         36,624
Interland, Inc.+                                            8,400         26,460
Interliant Inc.+                                              300             30
Interlink Electronics, Inc.+                                  100            455
Intermagnetics General Corporation+                         1,202         24,280
Intermet Corporation                                        2,000         21,480
InterMune Inc.+                                             1,300         27,430
Internap Network Services Corporation+                     18,200          4,186
International Aluminum Corporation                            800         16,400
International Bancshares Corporation+                         906         38,269
International FiberCom, Inc.+                                 200           --
International Leisure Hosts, Ltd.+                            400          2,100
International Multifoods+                                     800         20,800
International Rectifier Corp.+                              2,400         69,960
International Shipholding Corporation+                        300          1,965
International Specialty Products Inc.+                        600          4,620
International Speedway Corp. (Class A)                      2,100         84,210
Internet Capital Group, Inc.+                              11,500          2,990
Internet Pictures Corporation+                                 80            160
Internet Security Systems, Inc.+                            1,900         24,928
Interpool, Inc.                                             1,100         18,986
Intersil Holding Corporation+                               4,896        104,676
Interstate Bakeries Corporation                             1,700         49,096
Intertrust Technologies Corporation+                        3,600         10,836
InterVoice-Brite, Inc.+                                     3,300          4,719
InterWorld Corporation+                                        10           --
Interwoven, Inc.+                                           4,300         13,115
IntraBiotics Pharmaceuticals, Inc.                            200            260
Intrado Inc.+                                               1,100         21,296

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Intraware, Inc.+                                              200    $       188
Intrusion.com, Inc.+                                          100             95
Intuitive Surgical, Inc.+                                   1,500         12,705
Invacare Corp.                                              1,300         48,100
Inverness Medical Innovations, Inc                            940         18,988
Investment Technology Group, Inc.+                          1,800         58,860
Investors Financial Services                                2,400         80,496
Investors Real Estate Trust                                   300          3,198
InVision Technologies, Inc.+                                1,000         24,030
Invitrogen Corporation+                                     2,100         67,221
Iomega Corporation+                                         2,060         26,471
Ionics, Inc.+                                                 700         16,975
Iron Mountain Incorporated+                                 3,400        104,890
Irwin Financial Corporation                                   400          8,040
Isis Pharmaceuticals, Inc.                                  3,300         31,383
Isle of Capri Casinos, Inc.+                                2,000         40,500
iStar Financial Inc.                                        3,700        105,450
Itron, Inc.+                                                1,100         28,853
iVillage Inc.+                                                200            252
Ixia+                                                       2,100         12,222
J & J Snack Foods Corp.+                                      700         31,472
J. Jill Group Inc.+                                           800         30,360
JAKKS Pacific, Inc.+                                        1,500         26,565
J.B. Hunt Transport Services, Inc.                          1,100         32,472
J.D. Edwards & Company+                                     4,800         58,320
JDA Software Group, Inc.+                                     700         19,782
JDN Realty Corporation                                      2,500         31,250
JKC Group, Inc.+                                            1,000            990
JLG Industries, Inc.                                          700          9,821
JNI Corp.+                                                  3,100         10,850
JP Realty, Inc.                                             3,200         85,280
JPS Industries Inc.+                                          400          1,632
j2 Global Communications, Inc.+                               100          1,643
Jack Henry & Associates, Inc.                               3,400         56,746
Jack in the Box Inc.+                                       1,600         50,880
Jacobs Engineering Group Inc.+                              2,200         76,516
Jameson Inns, Inc.                                            400          1,424
Jarden Corp.+                                               1,200         23,760
Jefferies Group, Inc.                                         900         37,890
JetBlue Airways Corporation+                                1,400         63,784
Jo-Ann Stores Inc.+                                         1,100         32,120
John H. Harland Company                                     1,200         33,840
The John Nuveen Company (Class A)                           4,100        105,370
John Wiley & Sons, Inc. (Class A)                           2,500         59,950
Johnson Outdoors Inc. (Class A)+                              900         15,147
Jones Lang Lasalle Inc.+                                    1,200         29,640
Jos. A. Bank Clothiers, Inc.+                                 800         14,255
Journal Register Co.+                                       1,200         24,120
Joy Global Inc.+                                            2,500         43,350
Juniper Networks, Inc.+                                    13,200         74,580
Juno Lighting, Inc.+                                          100            970
Jupiter Media Metrix, Inc.                                    200             46
KCS Energy, Inc.+                                           1,400          2,450
KMG Chemicals, Inc.                                           550          1,788
KPMG Consulting Inc.+                                       6,300         93,555
K-Swiss Inc. (Class A)                                      1,400         36,372
K-V Pharmaceutical Company (Class A)+                       1,200         32,400
KVH Industries, Inc.+                                       1,800         13,554
Kadant Inc.+                                                  480          7,920
Kaiser Aluminum Corporation+                               10,800          1,080
Kaiser Ventures LLC (Series A)+                               200           --
Kaman Corp. (Class A)                                         900         15,084
Kana Software, Inc.+                                        1,921          7,684
Kansas City Life Insurance Company                            400         15,468
Kansas City Southern Industries, Inc.+                      1,500         25,500
Karts International Incorporated+                           2,500              3
Kaydon Corp.                                                1,200         28,332
Keane, Inc.+                                                2,836         36,159
The Keith Companies, Inc.+                                    100          1,522
Keithley Instruments, Inc.                                    600          8,664
Kellwood Co.                                                  900         29,250
Kelly Services, Inc. (Class A)                              1,400         37,814
Kemet Corp.+                                                3,300         58,938
Kendle International Inc.+                                  1,200         16,320

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Kennametal Inc.                                             1,300    $    47,580
Kenneth Cole Productions, Inc. (Class A)+                     700         19,845
Kensey Nash Corporation+                                      400          6,480
Kestrel Energy, Inc.+                                         900            630
Key Energy Services, Inc.+                                  3,100         32,550
Key Production Company, Inc.+                                 100          1,950
Key3Media Group, Inc.+                                      2,700          1,242
Keynote Systems, Inc.+                                      1,200          8,784
Keystone Automotive Industries, Inc.+                         600         11,549
Keystone Consolidated Industries, Inc.+                       700            560
Keystone Property Trust                                       100          1,587
kforce.com, Inc.+                                           1,300          7,735
Kilroy Realty Corporation                                   1,100         29,425
Kimball International (Class B)                               800         13,112
Kimco Realty Corporation                                    4,150        138,983
Kinder Morgan Management, LLC+                                807         24,614
Kindred Healthcare, Inc.+                                     400         17,788
Kirby Corporation+                                          1,200         29,340
Knight Trading Group, Inc.+                                 4,900         25,676
Knight Transportation, Inc.+                                1,500         34,785
Koger Equity, Inc.                                          1,500         28,950
Komag, Incorporated+                                          800              4
Konover Property Trust, Inc.+                                 700          1,421
Kopin Corporation+                                          3,900         25,740
Korn/Ferry International+                                     400          3,640
Kos Pharmaceuticals, Inc.+                                    800         16,280
Koss Corporation                                              200          3,350
Kraft Foods Inc. (Class A)                                 11,100        454,545
Kreisler Manufacturing Corporation+                           300          2,310
Krispy Kreme Doughnuts, Inc.+                               2,300         74,037
Kroll Inc.+                                                 2,109         45,618
Kronos, Inc.+                                               1,150         35,062
Kulicke and Soffa Industries+                               2,200         27,258
Kyphon Inc.+                                                2,000         29,160
L-3 Communications Holdings, Inc.+                          3,000        162,000
LAM Research Corp.+                                         4,900         88,102
L.B. Foster Company (Class A)+                                600          3,018
LCC International, Inc. (Class A)+                            100            143
LMI Aerospace, Inc.+                                          900          3,816
LNR Property Corp.                                          1,000         34,500
LSB Bancshares, Inc.                                        1,100         22,000
LSI industries Inc.                                           600         11,022
LTX Corporation+                                            1,900         27,132
La Jolla Pharmaceutical Company+                              300          1,875
La Quinta Corp.+                                            4,200         30,450
LabOne, Inc.+                                               1,000         25,990
Labor Ready, Inc.+                                          3,200         18,720
Laboratory Corporation of America Holdings+                 5,700        260,205
LaBranche & Co. Inc.+                                       2,300         52,670
The Laclede Group, Inc.                                       200          4,696
LaCrosse Footwear, Inc.+                                      500          1,325
Ladenburg Thalmann Financial Services Inc.+                 1,707            512
Ladish Co., Inc.+                                             500          6,100
Lafarge Corporation                                         2,900        101,935
Lakeland Financial Corporation                                200          5,768
Lakes Gaming Inc.+                                          2,200         14,872
Lamar Advertising Company+                                  3,347        124,542
The Lamson & Sessions Co.+                                    200            780
Lancaster Colony Corporation                                1,500         53,490
Lance, Inc.                                                 1,200         17,496
Landair Corporation+                                          900         14,580
LandAmerica Financial Group, Inc.                           1,100         34,650
Landec Corporation+                                         3,700         13,986
Landry's Restaurants, Inc.                                  1,500         38,265
Landstar System, Inc.+                                        400         42,740
The Langer Biomechanics Group, Inc.+                          300          1,890
Lante Corporation+                                            300            183
Lantronix, Inc.+                                            2,100          1,785
Large Scale Biology Corp.+                                  1,000          2,180
LaSalle Hotel Properties                                      100          1,575
Latitude Communications, Inc.+                                100            132
Lattice Semiconductor Corporation+                          4,200         36,708
Lawson Products, Inc.                                         400         12,324
Layne Christensen Company+                                    400          3,700

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Lazare Kaplan International Inc.+                             300    $     2,145
La-Z-Boy Inc.                                               2,400         60,528
Leap Wireless International, Inc.+                          1,500          1,620
Lear Corporation+                                           2,500        115,625
Learning Tree International, Inc.+                          1,300         24,102
LeCroy Corporation+                                           400          4,760
LecTec Corporation+                                           800            640
Lee Enterprises, Incorporated                               1,800         63,000
Leeds Federal Bancshares, Inc.                                600         19,182
Legato Systems, Inc.+                                       5,000         18,000
Legg Mason, Inc.                                            2,700        133,218
LendingTree, Inc.+                                          1,400         17,794
Lennar Corporation                                          2,400        146,880
Lennox International Inc.                                   1,800         32,382
Leucadia National Corporation                               2,200         69,652
Level 3 Communications, Inc.+                              16,300         48,085
Level 8 Systems, Inc.+                                        100             48
Lexar Media, Inc.+                                          2,200          9,394
Lexent Inc.+                                                5,000         11,250
Lexicon Genetics Incorporated+                              2,100         10,267
Lexington Corporate Properties Tru                          1,900         31,350
Libbey, Inc.                                                  200          6,820
Liberate Technologies, Inc.+                                4,300         11,348
Liberte Investors, Inc.                                       700          2,730
Liberty Bancorp. Inc.                                         600         15,648
The Liberty Corporation                                       600         23,910
Liberty Livewire Corporation (Class A)+                       200            588
Liberty Media Corporation (Class A)+                       94,750        900,125
Liberty Property Trust                                      3,100        108,500
Liberty Satellite & Technology, Inc. (Class A)+               960          2,160
Liberty Satellite & Technology, Inc. (Class B)+                20             45
Liberty Self-Stor, Inc.+                                    6,000            840
Life Medical Sciences, Inc.+                                8,500          1,063
LifePoint Hospitals, Inc.+                                  1,600         58,096
Lifetime Hoan Corporation                                     400          2,855
Ligand Pharmaceuticals Incorporated (Class B)+              1,100         15,950
Lightbridge, Inc.+                                          2,219         18,218
LightPath Technologies, Inc. (Class A)+                       800            720
Lightspan Inc.+                                             6,700         11,658
Lillian Vernon Corporation                                    300          2,100
Lin TV Corp. (Class A)+                                     1,400         37,856
Lincare Holdings Inc.+                                      4,200        135,660
Lincoln Bancorp                                             1,000         17,250
Lincoln Electric Holdings, Inc.                             1,200         32,280
Lindsay Manufacturing Co.                                     500         11,575
Linens 'n Things, Inc.+                                     2,000         65,620
Lipid Sciences, Inc.+                                         500          2,324
Lipid Sciences, Inc. (Rights)(c)                              500           --
Liquid Audio, Inc.+                                           300            735
Liquidmetal Technologies+                                   1,200         13,920
Lithia Motors, Inc.+                                        1,100         29,612
Littelfuse Inc.+                                              600         13,878
Local Financial Corp.+                                        800         13,048
LodgeNet Entertainment Corporation+                           100          1,440
Loews Cineplex Entertainment Corporation+                   1,800           --
Lone Star Steakhouse & Saloon, Inc                          1,600         37,744
Lone Star Technology+                                       1,100         25,190
Longs Drug Stores Corporation                               1,500         42,435
Longview Fibre Company                                      2,000         18,840
LookSmart, Ltd.+                                              800          1,568
Loral Space & Communications Ltd.+                          7,700          7,623
Loudcloud, Inc.+                                            3,100          4,433
Loudeye Technologies, Inc.+                                   300            108
The Lubrizol Corporation                                    2,000         67,000
Luby's Cafeterias Inc.+                                       500          3,290
Lucor, Inc. (Class A)+                                         35           --
Luminex Corporation+                                        1,200          9,012
Lund International Holdings, Inc.+                            900          1,530
Lynch Interactive Corporation+                                100          3,050
Lynx Therapeutics, Inc.+                                      100            129
Lyondell Chemical Company                                   4,500         67,950
M&T Bank Corporation                                        3,700        317,312
MAF Bancorp, Inc.                                             900         33,840
MASSBANK Corp.                                                550         19,459

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
MAXIMUS, Inc.+                                                500    $    15,850
MAXXAM Inc.+                                                  600          6,630
MB Financial, Inc.                                            300         10,317
MCG Capital Corporation                                     1,800         30,078
MCK Communications, Inc.+                                     200            212
MCSi, Inc.+                                                 1,000         11,239
MDC Holdings, Inc.                                            821         42,692
MDU Resources Group                                         2,700         70,983
MEEMIC Holdings, Inc.+                                        700         19,446
MEMC Electronic Materials, Inc.+                            2,800         13,300
META Group, Inc.+                                             100            225
MGI Pharma, Inc.+                                             700          4,942
MGM Mirage Inc.+                                            6,400        216,000
M/I Schottenstein Homes, Inc.                               1,000         37,680
MIM Corporation+                                            1,600         19,344
MIPS Technologies, Inc. (Class A)+                          1,600          9,872
MK Gold Company+                                            2,000          1,260
MKS Instruments, Inc.+                                      2,453         49,232
The MONY Group Inc.                                         1,900         64,619
MPS Group, Inc.+                                            2,600         22,100
MPW Industrial Services Group, Inc.+                          800          1,920
MRO Software, Inc.+                                           400          4,552
MRV Communications, Inc.+                                   7,087         10,843
MSC Industrial Direct Co., Inc. (Class A)+                  1,900         37,050
MSC.Software Corp.+                                         1,200         10,740
MTI Technology Corporation+                                   200            134
MTR Gaming Group, Inc.+                                     1,300         21,710
MTS Systems Corporation                                       800         10,040
M~WAVE, Inc.+                                                 100            360
MacDermid, Inc.                                             1,200         25,800
Macerich Company                                            1,500         46,500
Mac-Gray Corporation+                                         500          1,700
Mack-Cali Realty Corporation                                2,400         84,360
MacroChem Corporation+                                      1,100          1,925
Macromedia, Inc.+                                           2,360         20,933
Macrovision Corporation+                                    2,000         26,220
Macxe Security International, Inc.                            900            918
Madison Gas & Electric Co.                                    200          5,570
Magellan Health Services, Inc.+                             1,400          1,400
Magma Design Automation, Inc.+                              1,700         28,560
Magnum Hunter Resources, Inc.+                              4,450         35,110
Mail-Well, Inc.+                                              300          1,560
Main Street Banks, Inc.                                       600         12,408
MainSource Financial Group, Inc.                              115          2,781
Malan Realty Investors, Inc.                                  200          1,082
The Management Network Group, Inc.                          3,900          9,048
Mandalay Resort Group+                                      2,800         77,196
Manhattan Associates, Inc.                                  1,100         35,376
The Manitowoc Co., Inc.                                     1,000         35,490
Mannatech, Incorporated+                                    1,300          3,250
Manpower Inc.                                               3,000        110,250
Manufactured Home Communities, Inc                            900         31,590
Manufacturers' Services Limited+                              200            966
Manugistics Group, Inc.+                                    1,500          9,165
MapInfo Corporation+                                          600          5,460
Marcus Corporation                                            300          4,995
Marimba, Inc.+                                                200            300
MarineMax, Inc.+                                              600          7,770
Marisa Christina, Incorporated+                               900          1,710
Markel Corporation+                                           400         78,800
Marketing Specialist Corporation+                           1,300           --
MarketWatch.com, Inc.+                                      2,100          9,870
Marsh Supermarkets, Inc. (Class B)                            700          9,730
Martek Biosciences Corporation+                             1,400         29,288
Marten Transport, Ltd.+                                       900         18,000
Martha Stewart Living Omnimedia, Inc. (Class A)+            1,500         17,205
Martin Marietta Materials, Inc.                             1,900         74,100
Marvel Enterprises, Inc.+                                   2,600         14,248
Massey Energy Company                                       3,000         38,100
MasTec, Inc.+                                               1,900         13,984
MatrixOne, Inc.+                                            1,900         11,419
Matthews International Corporation (Class A)                1,200         28,020
Mattson Technology, Inc.+                                   1,800          8,316
Maui Land & Pineapple Company, Inc.+                          300          6,060

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments


        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Maverick Tube Corporation+                                  1,600    $    24,000
Maxim Pharmaceuticals, Inc.+                                  900          2,907
Maxtor Corporation+                                         9,612         43,446
Maxus Realty Trust, Inc.                                      300          3,753
Maxwell Technologies, Inc.+                                   400          3,488
Maxygen Inc.+                                                 400          4,792
Maynard Oil Company+                                        1,000         16,860
McAfee.com Corporation+                                       900         13,176
The McClatchy Company (Class A)                             1,800        115,650
McCormick & Company Incorporated                            5,500        141,625
McDATA Corporation (Class A)+                               4,300         37,883
McGrath Rentcorp                                              600         15,552
McLeod USA Incorporated (Class A)+                          5,738          2,410
McLeod USA Incorporated (Class A)+                         16,016           --
McMoRan Exploration Co.+                                      600          2,580
Meade Instruments Corp.+                                      200          1,134
Meadowbrook Insurance Group, Inc.                             400          1,316
Mechanical Technology Incorporated+                         4,100          4,428
The Med-Design Corporation+                                   500          6,470
Medallion Financial Corp.                                     700          3,696
Medarex, Inc.+                                              2,200         16,324
MedCath Corporation+                                        1,300         22,230
Medford Bancorp, Inc.                                         700         24,381
Media 100 Inc.+                                               200            360
Media General, Inc. (Class A)                                 900         54,000
Mediacom Communications Corporation+                        3,600         28,044
Medical Action Industries Inc.+                             1,200         15,360
Medical Staffing Network Holdings, Inc.+                      700         17,150
MedicaLogic/Medscape, Inc.                                    500            115
The Medicines Company+                                      1,800         22,194
Medicis Pharmaceutical (Class A)+                           1,300         55,588
Medis Technologies Ltd.+                                      838          6,628
MedQuist Inc.+                                              1,000         26,620
MedSource Technologies, Inc.+                                 200          2,450
Medwave, Inc.+                                                300            300
Mego Financial Corp.+                                         200            700
MemberWorks Incorporated+                                   1,100         20,383
The Men's Wearhouse, Inc.+                                  1,700         43,350
Mentor Corporation                                          1,300         47,722
Mentor Graphics Corporation+                                2,600         36,972
Mercantile Bankshares Corporation                           2,800        114,884
Mercator Software, Inc.+                                      300            456
Merchants Bancshares, Inc.                                    750         21,315
Merchants Group, Inc.                                         100          2,435
Mercury Computer Systems, Inc.+                             1,300         28,171
Mercury General Corporation                                 2,200        106,700
Meridian Bioscience, Inc.                                   2,500         17,250
Meridian Gold Inc.+                                         3,800         60,990
Meridian Medical Technologies, Inc.                           400         14,460
The Meridian Resource Corporation+                            300          1,116
Meristar Hospitality Corp.                                  2,100         32,025
Merit Medical Systems, Inc.+                                1,213         24,927
Meritage Corporation+                                         800         36,520
Merix Corporation+                                          1,200         10,296
Mesa Air Group, Inc.+                                       2,700         24,840
Mesaba Holdings, Inc.+                                        700          4,109
Mestek, Inc.+                                                 800         15,280
Metals USA, Inc.+                                             700             11
MetaSolv, Inc.+                                             1,500          5,895
Metawave Communications Corporation+                        6,800          1,428
Methode Electronics                                         2,100         26,817
Metricom, Inc.+                                               200              2
Metris Companies Inc.                                       2,600         21,606
Metro-Goldwyn-Mayer Inc.+                                  10,000        117,000
Metro One Telecommunications, Inc.+                         1,700         23,732
Metromedia Fiber Network, Inc. (Class A)+                   3,400             34
Metromedia International Group, Inc.                       11,700            819
Michael Anthony Jewelers, Inc.+                             1,100          3,146
Michael's Stores+                                           2,600        101,400
Micrel, Inc.+                                               3,600         51,768
Microchip Technology+                                       7,509        205,972
MicroFinancial Incorporated                                   500          3,900
Micromuse, Inc.+                                            1,700          7,565
Micros Systems, Inc.+                                       1,100         30,481

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Microsemi Corporation+                                      1,700    $    11,220
MicroStrategy Incorporated+                                 6,900          3,450
Microtune, Inc.+                                            1,800         16,038
Microvision, Inc.+                                            500          2,615
Mid-America Apartment Communities, Inc.                       700         18,725
Mid Atlantic Medical Services, Inc.+                        2,300         72,105
Mid-Atlantic Realty Trust                                     100          1,760
Mid Penn Bancorp, Inc.                                        100          1,790
Mid-State Bancshares                                        1,000         19,300
Midas Group, Inc.+                                            600          7,506
Middlesex Water Company                                       850         22,329
The Midland Company                                           100          5,047
Midway Games Inc.+                                          2,700         22,950
Midwest Banc Holdings, Inc.                                   400         11,956
Midwest Grain Products, Inc.                                  200          2,598
Milacron Inc.                                               1,300         13,195
Millennium Cell Inc.+                                       3,700         11,470
Millennium Chemicals Inc.                                   2,300         32,315
Millennium Pharmaceuticals, Inc.+                          10,473        127,247
Mills Corp.                                                 1,700         52,700
Mine Safety Appliances Company                                500         20,000
Minerals Technologies, Inc.                                   900         44,388
Minuteman International, Inc.                                 200          1,946
Miravant Medical Technologies+                              2,800          1,484
Mississippi Valley Bancshares, Inc                            400         20,692
Mobile Mini, Inc.+                                          1,100         18,810
Modem Media Inc.+                                             300          1,080
Modine Manufacturing Co.                                    1,300         31,954
Mohawk Industries, Inc.+                                    2,464        151,610
Moldflow Corporation+                                         400          3,152
Molecular Devices Corporation+                              1,000         17,800
Monaco Coach Corporation+                                   1,600         34,080
Monarch Casino & Resort, Inc.+                                400          5,932
Monmouth Capital Corporation                                  400          1,492
Monmouth Real Estate Investment Corporation (Class A)       2,200         15,840
Monolithic System Technology, Inc.+                           400          4,404
Monsanto Company                                              900         16,020
Moog Inc. (Class A)+                                          600         25,728
Morgan's Foods, Inc.+                                       1,600          6,400
Morton Industrial Group, Inc.+                                600            132
Morton's Restaurant Group, Inc.+                              900         13,572
Motient Corporation (Warrants)(b)                              10              3
Movie Gallery, Inc.+                                        1,750         36,960
Mpower Holding Corporation+                                   400             10
Mueller Industries, Inc.+                                   1,700         53,975
Multex.com Inc.+                                            3,000         12,240
Multimedia Games, Inc.+                                       800         17,448
Murphy Oil Corporation                                      1,800        148,500
Myers Industries, Inc.                                        910         15,597
Mykrolis Corporation+                                       2,500         29,525
Mylan Laboratories, Inc.                                    5,000        156,750
Myriad Genetics, Inc.+                                        500         10,170
NACCO Industries, Inc. (Class A)                              300         17,430
NASB Financial Inc.                                           900         19,800
NATCO Group Inc.+                                             300          2,610
NBT Bancorp Inc.                                            1,360         24,575
NBTY Inc.+                                                  2,600         40,248
NCI Building Systems, Inc.+                                   700         12,460
NCO Group, Inc.+                                            1,500         32,670
NDCHealth Corporation                                       1,400         39,060
NEON Communications, Inc.+                                    100              3
NEON Systems, Inc.+                                           100            440
NIC Inc.+                                                     500            740
NL Industries, Inc.                                         2,000         30,500
NMS Communications Corporation+                             1,400          3,402
NMT Medical, Inc.+                                            900          5,742
NN, Inc.                                                      600          7,680
NPS Pharmaceuticals, Inc.+                                  1,100         16,852
NS Group, Inc.+                                               100            955
NS & L Bancorp                                                200          2,270
NSD Bancorp, Inc.                                             110          2,448
NSTAR                                                       2,100         94,038
NTELOS Inc.+                                                  700            987
NTL Incorporated+                                          11,000            352

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
NUI Corporation                                               100    $     2,750
NVR, Inc.+                                                    300         96,900
NYFIX, Inc.+                                                2,100         17,850
NYMAGIC, Inc.                                               1,100         16,775
Nabi Biopharmaceuticals+                                      800          3,784
Nanogen, Inc.+                                              3,300         11,550
Nanometrics Incorporated+                                     500          7,940
Nanophase Technologies Corporation                            600          3,510
NaPro Bio Therapeutics, Inc.+                               2,400         15,744
Nash-Finch Company                                            800         25,568
Nassda Corporation+                                           400          4,948
National Beverage Corp.+                                    1,100         15,400
National Commerce Financial Corporation                     8,100        213,030
National Dentex Corporation+                                  100          2,414
National Equipment Services, Inc.+                            600            930
National Fuel Gas Company                                   3,100         69,781
National Golf Properties, Inc.                                500          4,275
National Health Investors, Inc.                               200          3,200
National Health Realty, Inc.                                  800         14,960
National Instruments Corporation+                           2,000         65,120
National Medical Health Card System, Inc.+                  1,000          9,470
National-Oilwell, Inc.+                                     3,200         67,360
National Penn Bancshares, Inc.                                300          7,860
National Presto Industries, Inc.                              300          9,600
National Processing, Inc.+                                  2,100         54,180
The National Security Group, Inc.                             120          1,764
National Service Industries, Inc.                             400          3,600
National Steel Corp.+                                      11,100          1,554
NationsRent, Inc.+                                          1,100             22
Nationwide Financial Services, Inc. (Class A)               1,000         39,500
Nationwide Health Properties, Inc.                          2,100         39,375
Natrol, Inc.+                                                 400            580
Nautica Enterprises, Inc.+                                  2,300         29,877
The Nautilus Group, Inc.+                                   1,400         42,840
Navigant International, Inc.+                               1,300         20,111
The Navigators Group, Inc.                                    800         21,424
NaviSite, Inc.+                                               200             30
The Neiman Marcus Group, Inc. (Class A)+                    1,900         65,930
Neoforma, Inc.+                                               120          1,559
Neogen Corporation+                                           700          9,523
NeoMagic Corporation+                                       1,600          4,256
NeoPharm, Inc.+                                               510          6,411
NeoRx Corporation+                                            200            240
Neose Technologies, Inc.+                                   1,300         14,170
NeoTherapeutics, Inc.+                                        400             76
Neoware Systems, Inc.+                                      1,100         12,375
Net Perceptions, Inc.+                                        400            444
Net.B@nk, Inc.+                                             2,000         23,300
Net2000 Communications, Inc.+                                 300           --
Net2Phone, Inc.+                                            1,400          5,978
Netcentives Inc.+                                             300           --
Netegrity, Inc.+                                            2,800         17,248
NetFlix Inc.+                                                 300          4,197
netGuru, Inc.+                                                100            225
NetIQ Corporation+                                          2,196         49,695
NetManage, Inc.+                                              400            224
NetObjects Inc.+                                              200              3
Netopia, Inc.+                                              3,400          9,282
NetRatings, Inc.+                                             300          2,745
Netro Corporation+                                          2,300          5,244
NetScout Systems, Inc.+                                       200          1,364
Netsol International, Inc.                                    100              9
NetSolve, Incorporated+                                     2,000         14,380
Network Access Solutions Corporation+                         400              3
Network Associates, Inc.+                                   5,600        107,912
Network Engines, Inc.+                                        100            107
Network Equipment Technologies, Inc.+                         100            430
Network Plus Corp.+                                         8,800              9
Neuberger Berman Inc.                                       2,750        100,650
Neurocrine Biosciences, Inc.+                               1,200         34,380
Neurogen Corporation+                                         100          1,169
New Century Equity Holdings Corp.+                            200             88
New Century Financial Corporation                             800         27,976
The New Dun & Bradstreet Corporation+                       3,000         99,150

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
New England Business Services, Inc.                           100    $     2,514
New Focus, Inc.+                                            3,000          8,910
New Horizons Worldwide, Inc.+                                 400          4,076
New Jersey Resources Corporation                            1,400         41,790
New Plan Excel Realty Trust                                 3,700         77,071
New York Community Bancorp, Inc.                            3,965        107,452
Newfield Exploration Company+                               1,800         66,906
Newhall Land & Farming Company                                600         19,200
Newpark Resources, Inc.+                                    2,900         21,315
Newport Corporation+                                        1,500         23,490
NewPower Holdings, Inc.+                                      400              8
NewState Holdings, Inc.+                                      700            385
Nexell Therapeutics Inc.+                                     100              6
Next Generation Technology Holding, Inc.+                   1,700            833
Next Level Communications, Inc.+                            3,400          3,434
NextCard, Inc.+                                             4,200             71
Nextel Partners, Inc.+                                      6,600         19,866
Niku Corporation+                                             600            258
Noble Energy, Inc.                                          2,300         82,915
Noland Company                                                600         16,314
Nordson Corporation                                         1,300         32,058
Nortek, Inc.+                                                 700         31,570
North American Scientific, Inc.+                              400          4,088
North Coast Energy, Inc.+                                     500          1,615
North Fork Bancorporation                                   6,500        258,765
North Pittsburgh Systems, Inc.                                600          9,654
North Valley Bancorp                                        1,000         16,300
Northeast Utilities                                         5,600        105,336
Northern States Financial Corporation                         100          2,525
Northfield Laboratories Inc.+                               1,900          7,619
Northwest Airlines Corporation+                             3,400         41,004
Northwest Bancorp, Inc.                                     1,000         13,210
Northwest Natural Gas Company                               1,200         34,500
Northwestern Corporation                                    1,900         32,205
Northwestern Steel and Wire Company+                        9,000             36
Norwood Financial Corp.                                       100          2,875
Novadigm, Inc.+                                               800          5,816
Novastar Financial, Inc.+                                     800         28,600
Novatel Wireless, Inc.+                                     2,800            924
Novavax, Inc.+                                              2,400         10,224
Noven Pharmaceuticals, Inc.+                                  900         22,950
Novoste Corporation+                                        2,400         11,088
Nu Horizons Electronics Corp.+                                100            829
Nu Skin Enterprises, Inc. (Class A)                           500          7,275
Nuance Communications Inc.+                                 1,300          5,434
Nucentrix Broadband Networks, Inc.+                           100            230
Nuevo Energy Company+                                       1,200         18,960
Numerical Technologies, Inc.+                                 600          2,397
Nutraceutical International Corporation+                    1,900         12,920
Nx Networks, Inc.+                                            300           --
OGE Energy Corp.                                            3,100         70,866
OM Group, Inc.                                              1,100         68,200
OMI Corporation (New Shares)+                               5,300         21,730
ON Semiconductor Corporation+                               4,000          8,240
ONEOK, Inc.                                                 2,400         52,680
ONYX Software Corporation+                                    300          1,014
OPNET Technologies, Inc.+                                     100            896
OSI Pharmaceuticals, Inc.+                                  1,500         36,030
OSI Systems, Inc.+                                            900         17,847
o2wireless Solutions, Inc.                                    200             62
Oak Technology, Inc.+                                       2,200          9,966
Oakley, Inc.+                                               2,000         34,800
Ocean Energy Inc.                                           6,800        147,356
Oceaneering International, Inc.+                            1,400         37,800
OceanFirst Financial Corp.                                    600         14,484
O'Charley's Inc.+                                           1,300         32,890
Ocular Sciences, Inc.+                                      1,400         37,100
Ocwen Financial Corporation+                                  800          4,400
Odd Job Stores, Inc.+                                         300          1,230
Odyssey Healthcare, Inc.+                                     300         10,875
Odyssey Re Holdings Corp.                                   1,800         31,302
OfficeMax, Inc.+                                            3,500         20,615
Official Payments Corporation+                              3,200          9,568
Offshore Logistics, Inc.+                                   1,500         35,835

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
The Ohio Art Company                                          300    $     3,900
Oglebay Norton Company                                        200          2,556
Ohio Casualty Corporation                                   2,400         50,160
Ohio Valley Banc Corp.                                        700         16,520
Oil States International, Inc.+                               600          7,140
Old Dominion Freight Line, Inc.+                              300          4,515
Old National Bancorp                                        2,446         62,251
Old Republic International Corporation                      4,500        141,750
Old Second Bancorp, Inc.                                      200          7,348
Olin Corporation                                            1,200         26,580
Omega Financial Corporation                                   700         25,557
Omnicare, Inc.                                              3,700         97,162
OmniSky Corporation+                                          200           --
OmniVision Technologies, Inc.+                              1,400         20,090
Omnova Solutions Inc.+                                        800          6,720
On Assignment, Inc.+                                        1,700         30,260
On Command Corporation+                                     5,900          9,971
On2.com Inc.+                                                 200             46
One Liberty Properties, Inc.                                  200          2,980
Oneida Ltd.                                                   700         13,405
OneSource Information Services, Inc.+                       1,900         12,730
Onvia.com, Inc.+                                              600            114
Onyx Pharmaceuticals, Inc.                                    700          4,039
Openwave Systems Inc.+                                      6,783         38,053
Oplink Communications, Inc.+                                1,800          1,314
Optical Cable Corporation+                                  1,983          1,071
Optical Communication Products, Inc.+                         400            488
Option Care, Inc.+                                          1,625         22,328
OraSure Technologies, Inc.                                  1,500          9,750
Orbital Sciences Corporation+                                 700          5,579
Orchid Biosciences+                                         2,200          2,904
O'Reilly Automotive, Inc.+                                  2,100         57,876
Organogenesis Inc.+                                         1,800            360
Oriental Financial Group Inc.                                 660         16,738
Orthodontic Centers of America, Inc.+                       2,100         48,405
OshKosh B'Gosh, Inc. (Class A)                                500         21,745
Oshkosh Truck Corporation                                     700         41,377
Osmonics, Inc.+                                               600          9,540
Ostex International, Inc.+                                    700            959
Otter Tail Company                                            600         18,912
Outback Steakhouse, Inc.+                                   3,000        105,300
Overland Storage, Inc.+                                     1,000         15,800
Overseas Shipholding Group, Inc.                            1,400         29,512
Overture Services, Inc.+                                    2,300         57,454
Owens & Minor, Inc.                                         1,400         27,664
Owens Corning+                                              1,000          1,190
Owens-Illinois, Inc.+                                       5,900         81,066
Owosso Corporation+                                         1,700            731
Oxford Health Plans, Inc.+                                  3,500        162,610
Oxford Industries, Inc.                                       300          8,400
PAB Bankshares, Inc.                                        1,900         16,112
P.A.M. Transportation Services, Inc.+                         400          9,608
PAREXEL International Corporation+                          1,800         25,038
PC Connection, Inc.+                                        1,000          4,100
P-Com, Inc.+                                                  120             43
PC-Tel, Inc.+                                                 800          5,415
PDF Solutions, Inc.+                                          200          1,462
PDI, Inc.+                                                    600          9,294
PEC Solutions, Inc.+                                          600         14,352
PECO II, Inc.+                                                900          3,015
PETCO Animal Supplies, Inc.+                                  100          2,491
PETsMART, Inc.+                                             5,300         85,012
P.F. Chang's China Bistro, Inc.+                            1,000         31,420
PFF Bancorp, Inc.                                             300         11,520
P.H. Glatfelter Company                                     1,700         31,960
PICO Holdings, Inc.+                                          700         11,599
PLATO Learning, Inc.+                                       1,700         16,779
PLX Technology, Inc.+                                       1,100          4,675
PMA Capital Corporation (Class A)                             600         12,690
PMC Capital, Inc.                                           2,500         16,450
The PMI Group, Inc.                                         3,400        129,880
PMR Corporation                                               800          1,448
PNM Resources Inc.                                          2,100         50,820
POZEN Inc.+                                                   200          1,028

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
PRAECIS Pharmaceuticals Incorporated+                       2,100    $     7,308
PRG-Schultz International, Inc.+                            3,300         40,623
PRIMEDIA Inc.+                                              8,334         10,167
PS Business Parks, Inc.                                       500         17,475
PSINet Inc.+                                                2,100              6
PSS World Medical, Inc.+                                    3,700         29,970
PTEK Holdings, Inc.+                                          400          2,292
PVF Capital Corp.                                             220          2,638
PYR Energy Corporation+                                       900          1,755
Pacific Capital Bancorp                                       933         22,280
Pacific Gulf Resources+                                       100            100
Pacific Northwest Bancorp                                   1,000         31,320
Pacific Sunwear of California, Inc.                         1,300         28,821
PacifiCare Health Systems, Inc.+                            1,700         46,240
PacificNet.com, Inc.+                                         800            128
Packaging Corp. of America+                                 4,100         81,549
Packeteer, Inc.+                                            1,300          5,746
Pac-West Telecomm, Inc.+                                      300            132
Pain Therapeutics, Inc.+                                    1,100          9,196
Palm Harbor Homes, Inc.+                                      700         13,901
Pamrapo Bancorp, Inc.+                                      1,000         14,830
Pan Pacific Retail Properties, Inc.                         1,300         44,434
PanAmSat Corporation+                                       6,000        135,600
Panavision Inc.+                                              300            840
Panera Bread Company (Class A)+                             1,000         34,750
The Pantry, Inc.+                                           3,400         11,458
Papa John's International, Inc.+                            1,200         40,068
Paradigm Genetics, Inc.+                                    1,300          1,807
Paradyne Networks, Inc.+                                      400          1,564
Park Electrochemical Corp.                                    750         19,875
Park National Corporation                                     600         51,600
Park Place Entertainment Corporation+                      11,600        118,900
Parker Drilling Company+                                    3,700         12,099
ParkerVision, Inc.+                                           100          1,918
Parkvale Financial Corporation+                               300          8,592
Parkway Properties, Inc.                                      400         14,552
Parlex Corporation+                                         1,100         13,310
Party City Corporation+                                     1,200         19,560
Pathmark Stores, Inc.+                                      1,200         22,572
Patina Oil & Gas Corporation                                1,125         30,859
Patriot Bank Corp.                                          1,200         16,836
Patriot Transportation Holding, Inc.+                         100          2,600
Patterson Dental Company+                                   2,700        135,891
Patterson-UTI Energy, Inc.+                                 3,000         84,690
Paul Mueller Company                                          100          3,200
Paxar Corporation+                                            900         15,075
Paxson Communications Corporation+                          2,300         12,650
Payless ShoeSource, Inc.+                                     900         51,885
Peabody Energy Corporation                                  2,100         59,430
Peapack-Gladstone Financial Corporation+                      300         18,360
Pediatrix Medical Group, Inc.+                              1,200         30,000
Peets Coffee & Tea Inc.+                                    1,100         20,251
Pegasus Communications Corporation+                         3,400          2,482
Pegasus Systems, Inc.+                                      1,600         28,000
Pegasystems Inc.+                                             500          4,510
Pemstar Inc.+                                               1,500          1,995
Penn National Gaming, Inc.+                                 2,400         43,560
Penn Treaty American Corporation+                           1,000          4,500
Penn Virginia Corporation                                     200          7,796
Penn-America Group, Inc.                                      450          4,739
PennFed Financial Services, Inc.                              300          8,370
Pennichuck Corporation                                        133          3,844
Pennsylvania Real Estate Investment Trust                     600         16,266
Pennzoil-Quaker State Company                               3,200         68,896
Pentair, Inc.                                               1,900         91,352
Penton Media, Inc.+                                         1,300          2,795
Penwest Pharmaceuticals Co.+                                  600         11,700
PeoplePC Inc.+                                                300              6
Peoples Bancorp                                               200          3,650
Peoples Bancorp Inc.                                          772         22,056
Peoples Bancorp of North Carolina                             200          3,350
The Peoples BancTrust Company, Inc.                         1,120         15,512
People's Bank                                               2,500         65,275
Peoples Financial Corporation                               1,200         16,920

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
The Peoples Holding Company                                   600    $    24,600
The Pep Boys-Manny, Moe & Jack                              2,500         42,125
PepsiAmericas, Inc.                                         6,227         93,031
Peregrine Pharmaceuticals, Inc.+                              600            696
Peregrine Systems, Inc.+                                    8,143          2,443
Performance Food Group Company+                             1,700         57,562
Performance Technologies, Incorporated+                       500          3,315
Pericom Semiconductor Corporation+                          1,000         11,590
Perini Corporation+                                           900          3,600
Perot Systems Corporation (Class A)+                        4,100         44,649
Perrigo Company+                                            3,300         42,900
Perry Ellis International, Inc.+                              300          4,563
Per-Se Technologies, Inc.+                                  1,200         11,039
Persistence Software, Inc.                                    100             60
PetroCorp Incorporated+                                     1,900         18,221
Petroleum Helicopters, Inc. (Non-voting)+                     700         20,510
Petrominerals Corporation+                                  1,100            605
Pharmaceutical Product Development, Inc.+                   2,100         55,314
Pharmaceutical Resources, Inc.+                             1,100         30,558
Pharmacopeia, Inc.+                                         2,000         17,038
Pharmacyclics, Inc.+                                        2,500         11,100
Pharmos Corporation+                                        2,300          2,116
Philadelphia Consolidated Holding Corp.+                      600         27,204
Philadelphia Suburban Corporation                           2,731         55,166
Philips International Realty Corp.                            200            414
Phillips-Van Heusen Corporation                             1,200         18,720
The Phoenix Companies, Inc.                                 4,000         73,400
Phoenix Footwear Group, Inc.                                  500          5,450
Phoenix Technologies Ltd.+                                  1,000         10,000
Photon Dynamics, Inc.+                                        800         24,000
Photronics, Inc.+                                           1,000         18,940
Physiometrix, Inc.+                                           100             82
Piedmont Natural Gas Company, Inc.                          1,300         48,074
Pier 1 Imports, Inc.                                        3,700         77,700
Pierre Foods, Inc.+                                         1,400          3,360
Pilgrim's Pride Corporation                                   200          2,800
Pinnacle Entertainment, Inc.+                               2,300         24,449
Pinnacle Holdings Inc.+                                       300              3
Pinnacle Systems, Inc.+                                     2,300         25,275
Pioneer Natural Resources Company+                          4,500        117,225
Pioneer-Standard Electronics, Inc.                          2,200         22,858
Pittston Brink's Group                                      2,500         60,000
Pixar, Inc.+                                                2,100         92,610
Pixelworks, Inc.+                                           1,700         14,263
Plains All American Pipeline, LP                            1,200         30,948
Plains Resources Inc.+                                      1,400         37,450
Planar Systems Inc.+                                        1,000         19,250
Planet Zanett Inc.+                                           500          1,100
Plantronics, Inc.+                                          1,900         36,119
Playboy Enterprises, Inc.+                                    800         10,200
Playtex Products, Inc.+                                     1,500         19,425
Plexus Corporation+                                         1,500         27,150
Plug Power Inc.+                                            2,000         15,820
Pogo Producing Company                                      2,100         68,502
Polaris Industries, Inc.                                      900         58,500
Polo Ralph Lauren Corporation+                              1,600         35,840
Polycom, Inc.+                                              3,629         43,512
PolyMedica Corporation+                                       500         12,770
Polymer Group, Inc.+                                          200             20
PolyOne Corporation                                         4,000         45,000
Pomeroy Computer Resources, Inc.+                             100          1,458
Pope & Talbot, Inc.                                         1,400         26,222
Popular, Inc.                                               5,400        181,872
Port Financial Corp.                                          200          8,018
Portal Software, Inc.+                                      7,000          5,250
Possis Medical, Inc.+                                         700          8,644
Post Properties, Inc.                                       1,500         45,240
Potlatch Corporation                                        1,100         37,422
Potomac Electric Power Company                              4,300         92,364
Powell Industries, Inc.+                                      400          9,700
Power Integrations, Inc.+                                   1,600         28,638
Powerwave Technologies, Inc.+                               1,600         14,656
PracticeWorks, Inc.+                                        1,000         18,450
Precision Castparts Corp.                                   2,000         66,000

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Predictive Systems, Inc.+                                     200    $        62
Preformed Line Products Company                               900         16,649
Premcor Inc.+                                                 200          5,144
Prentiss Properties Trust                                   1,500         47,625
Pre-Paid Legal Services, Inc.+                              1,300         25,870
President Casinos, Inc.+                                    2,300            575
Presidential Life, Corporation                                500         10,135
Presstek, Inc.+                                             1,500          6,000
Preview Systems, Inc.+                                        300             11
Price Communications Corporation+                           2,200         35,200
Priceline.com Incorporated+                                 9,200         25,668
PriceSmart, Inc.+                                             300         11,565
Pride International, Inc.+                                  5,300         82,998
Prima Energy Corporation+                                     550         12,535
Prime Group Realty Trust                                      600          3,906
Prime Hospitality Corp.+                                    1,800         23,382
Prime Medical Services, Inc.+                                 600          6,972
Primus Knowledge Solutions, Inc.+                             200            160
Primus Telecommunications Group, Incorporated+                400            256
The Principal Financial Group, Inc.+                       14,300        443,300
Priority Healthcare Corporation (Class B)+                  1,800         42,300
PrivateBancorp, Inc.                                          200          6,186
ProAssurance Corporation+                                     200          3,520
ProBusiness Services, Inc.+                                 1,000         14,569
Procom Technology, Inc.+                                      100             53
Progress Software Corporation+                              2,200         32,470
Projenics Pharmaceuticals, Inc.+                              500          6,145
ProLogis Trust                                              7,043        183,118
Prolong International Corporation+                          5,700            513
ProQuest Company+                                           1,000         35,450
ProsoftTraining.com+                                          200             78
Protection One, Inc.+                                       3,900         10,725
Protective Life Corporation                                 2,600         86,060
Protein Design Labs, Inc.+                                  3,400         36,924
Proton Energy Systems, Inc.+                                  200            642
Provena Foods Inc.+                                         1,200          1,620
Provident Bancorp, Inc.                                       800         22,432
Provident Bancshares Corporation                            1,525         36,127
Provident Financial Group, Inc.                             2,000         58,020
Province Healthcare Company+                                1,600         35,776
Proxim Corporation (Class A)+                               4,729         14,182
Prudential Financial, Inc.+                                23,200        773,952
Psychemedics Corporation                                      500          1,495
Public Storage, Inc.                                        4,600        170,660
Puerto Rican Cement Company, Inc.                             100          3,500
Puget Energy, Inc.                                          3,500         72,275
Pulitzer Inc.                                                 700         36,330
Puma Technology, Inc.+                                      1,800          1,008
Pure Resources, Inc.+                                       2,000         41,600
Pure World, Inc.+                                           1,300            767
Pyramid Breweries Inc.                                        100            230
QAD Inc.+                                                   3,900         11,115
Q-Med, Inc.+                                                  600          5,094
QRS Corporation+                                              100            779
Quaker Chemical Corporation                                   400          9,800
Quaker City Bancorp, Inc.+                                    200          8,284
Quaker Fabric Corporation+                                  1,400         21,699
Quanex Corporation                                            900         39,330
Quanta Services, Inc.+                                      2,400         23,688
Quantum Corporation-DLT & Storage Systems+                  6,100         25,620
Quest Diagnostics Incorporated+                             3,700        318,385
Quest Software, Inc.+                                       3,600         52,308
Questar Corporation                                         3,300         81,510
QuickLogic Corporation+                                       200            726
Quicksilver Resources Inc.+                                   800         20,680
Quiksilver, Inc.+                                             900         22,320
Quixote Corporation                                           100          1,695
Quotesith.com, Inc.+                                          366          1,039
Quovadx, Inc.+                                              1,200          7,452
R & G Financial Corporation (Class B)                       1,200         28,452
RAIT Investment Trust                                       1,300         30,849
RARE Hospitality International, Inc.+                       1,400         37,688
RCN Corporation+                                            4,100          5,576
REMEC, Inc.+                                                3,400         19,074

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
RF Micro Devices, Inc.+                                     6,300    $    48,006
RFS Hotel Investors, Inc.                                   2,100         28,434
RGC Resources, Inc.                                           100          1,819
RGS Energy Group Inc.                                       1,400         54,880
R.H. Donnelley Corporation+                                 1,200         33,564
R.J. Reynolds Tobacco Holdings, Inc.                        3,700        198,875
RLI Corp.                                                     100          5,100
RMH Teleservices, Inc.+                                       500          3,435
ROHN Industries, Inc.+                                      1,600            418
RPC, Inc.                                                   1,100         12,980
RPM, Inc.                                                   4,500         68,625
RSA Security Inc.+                                          1,100          5,291
RTW, Inc.+                                                    400            260
Racing Champions Ertl Corporation+                          1,200         21,288
Radian Group Inc.                                           3,544        173,124
Radiant Systems, Inc.+                                        400          5,212
Radio One, Inc. (Class A)+                                  1,500         22,305
Radio Unica Corp.+                                            500            739
Radiologix, Inc.+                                             900         13,725
RadiSys Corporation+                                          700          8,141
RailAmerica, Inc.+                                          1,300         14,066
Rainbow Technologies, Inc.+                                   600          2,952
Raindance Communications, Inc.+                             2,000         11,500
Ralcorp Holdings, Inc.+                                     1,200         37,500
Rambus Inc.+                                                3,400         13,906
Ramco-Gershenson Properties Trust                             200          4,030
Raymond James Financial, Inc.                               1,900         54,093
Rayonier Inc.                                               1,300         63,869
Rayovac Corporation+                                          500          9,265
Razorfish, Inc.+                                            1,500            240
The Reader's Digest Association, Inc. (Class A)             4,000         74,920
Reading International, Inc. (Class A)+                      3,500         13,790
Read-Rite Corporation+                                      4,800          2,304
RealNetworks, Inc.+                                         5,200         21,164
Realty Income Corporation                                   1,300         47,996
Reckson Associates Realty Corporation                       2,000         49,800
Recoton Corporation+                                        1,800          4,644
Red Hat, Inc.+                                              6,700         39,329
Redback Networks Inc.+                                      3,100          5,549
Redwood Trust, Inc.                                         1,100         34,650
Reeds Jewelers, Inc.+                                         900          1,125
Regal Entertainment Group (Class A)+                        1,200         27,984
Regal-Beloit Corporation                                    1,000         24,310
Regency Centers Corporation                                 2,300         68,195
Regeneration Technologies, Inc.+                            2,400         14,496
Regeneron Pharmaceuticals, Inc.+                            1,200         17,412
Regent Communications, Inc.+                                1,900         13,412
Regis Corporation                                           1,200         32,423
Register.com, Inc.+                                         1,600         12,192
RehabCare Group, Inc.+                                        700         16,821
Reinsurance Group of America, Incorporated                  2,000         61,640
Reliance Steel & Aluminum Co.                                 800         24,400
Reliant Resources, Inc.+                                    1,100          9,625
Remington Oil & Gas Corporation+                            1,800         35,856
Renaissance Entertainment Corporation+                      4,700            940
Renaissance Learning, Inc.+                                 1,400         28,308
Renal Care Group, Inc.+                                     2,000         62,300
Rent A Center Inc.+                                         1,100         63,811
Rent-Way, Inc.+                                             1,800         23,256
Republic Bancorp, Inc.                                      2,090         31,225
Republic Bancorp, Inc. (Class A)                            1,700         20,043
Republic Bancshares, Inc.+                                  1,100         22,187
Republic Services, Inc. (Class A)+                          6,700        127,769
Res-Care, Inc.+                                               200          1,324
Research Frontiers Incorporated+                              500          7,431
ResMed Inc.+                                                1,300         38,220
Resonate Inc.+                                              5,100         10,190
ResortQuest International, Inc.+                              800          4,560
Resource America, Inc. (Class A)                              600          6,324
Resources Connection, Inc.                                    900         24,291
Respironics, Inc.+                                          1,100         37,455
Restoration Hardware, Inc.                                  2,000         17,700
Retek Inc.+                                                 1,900         46,170
Revlon, Inc. (Class A)+                                       800          3,960

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Reynolds & Reynolds Company (Class A)                       2,800    $    78,260
Rheometric Scientific, Inc.+                                4,600          2,760
Rhythms NetConnections Inc.+                                1,200              1
Ribozyme Pharmaceuticals, Inc.+                               800          1,104
Rica Foods, Inc.+                                             100            100
Riggs National Corporation                                  1,100         16,401
Right Management Consultants, Inc.+                         1,050         27,614
Rite Aid Corporation+                                      20,600         48,410
Riverstone Networks, Inc.+                                  4,800         15,024
Riviana Foods Inc.                                            600         15,215
Roadway Express, Inc.                                       1,200         43,116
Roanoke Electric Steel Corporation                            400          6,176
Robbins & Myers, Inc.                                       1,000         26,250
The Robert Mondavi Corporation (Class A)+                     800         27,384
Roberts Realty Investors, Inc.                                300          2,205
Robotic Vision Systems, Inc.+                                 400            368
Rockford Corporation+                                       1,700         16,983
Rock-Tenn Company (Class A)                                   900         16,515
Rocky Mountain Chocolate Factory, Inc.+                       400          4,219
Rogers Corporation+                                           600         16,386
Rollins, Inc.                                               1,200         24,408
Ronson Corporation+                                           840          1,050
Roper Industries, Inc.                                      1,300         48,490
Roslyn Bancorp, Inc.                                        4,050         88,412
Ross Stores, Inc.                                           3,200        130,400
The Rouse Company                                           3,500        115,500
The Rowe Companies+                                           500          1,450
Roxio, Inc.+                                                1,300          9,360
Royal Bancshares of Pennsylvania, Inc.                        402          8,607
Royal Caribbean Cruises Ltd.                                7,600        148,200
Royal Gold, Inc.                                            1,800         25,110
Ruby Tuesday, Inc.                                          2,600         50,440
Ruddick Corporation                                         1,900         32,224
Rudolph Technologies, Inc.+                                 1,000         24,930
Rural Cellular Corporation (Class A)+                         400            416
Russ Berrie and Company, Inc.                                 800         28,320
Russell Corporation                                         1,300         25,025
Ryan's Family Steak Houses, Inc.+                           2,600         34,346
Ryerson Tull, Inc.                                          1,000         11,630
The Ryland Group, Inc.                                      1,100         54,725
S1 Corporation+                                             4,200         31,038
S&T Bancorp, Inc.                                             600         16,200
SAVVIS Communications Corporation+                            600            312
SBA Communications Corporation+                             7,700         10,857
SBS Technologies, Inc.+                                       100          1,225
SCANA Corporation                                           3,900        120,393
SCM Microsystems, Inc.+                                       600          8,028
SCP Pool Corporation+                                       1,500         41,640
SCPIE Holdings Inc.                                           400          2,432
SEACOR SMIT Inc.+                                             800         37,880
SEI Investments Company                                     4,300        121,131
SEMCO Energy, Inc.                                            700          6,335
SERENA Software, Inc.+                                      1,600         21,916
SFBC International, Inc.+                                     100          1,677
SICOR Inc.+                                                 4,600         85,284
SIPEX Corporation+                                          1,100          5,378
SITEL Corporation+                                          3,700         11,692
SJW Corp.                                                     300         24,300
SL Green Realty Corp.                                       1,000         35,650
SLI, Inc.+                                                  1,300            520
SNB Bancshares, Inc.                                          200          3,950
SONICblue Incorporated+                                     3,800          3,914
SOURCECORP, Incorporated+                                   1,200         31,800
SPACEHAB, Incorporated+                                       500            635
SPAR Group, Inc.+                                           1,400          3,164
SPS Technologies, Inc.+                                       500         19,085
SPSS Inc.+                                                    709         11,018
SPX Corporation+                                            1,564        183,770
SRI/Surgical Express, Inc.                                  1,000         12,480
STAAR Surgical Company+                                       200            824
STERIS Corporation+                                         2,800         53,508
SVI Solutions Inc.+                                           200             90
SWS Group, Inc.                                             1,410         27,664
S.Y. Bancorp, Inc.                                            100          4,095

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Saba Software, Inc.+                                        3,500    $     8,925
Safeguard Scientifics, Inc.+                                  700          1,400
SafeNet, Inc.+                                                100          1,394
Saga Communications, Inc. (Class A)                           125          2,813
The Sagemark Companies Ltd.+                                1,200          4,560
Sagnet Technology, Inc.+                                      200            133
Saks Incorporated+                                          5,700         73,188
Salem Communications Corporation (Class A)+                 1,200         29,844
Salix Pharmaceuticals, Ltd.+                                  300          4,578
Salon Media Group, Inc.+                                      600             30
Salton, Inc.+                                                 400          5,740
Sanchez Computer Associates, Inc.+                            200            892
Sanderson Farms, Inc.                                         500         12,505
SanDisk Corporation+                                        2,600         32,240
Sandy Spring Bancorp, Inc.                                    150          4,823
Sangamo Biosciences, Inc.+                                    100            588
SangStat Medical Corporation+                               1,500         34,470
Santa Fe Financial Corporation+                               200          2,250
Santander BanCorp                                           1,300         22,165
Sapient Corporation+                                        9,200          9,752
SatCon Technology Corporation+                                700          1,120
Sauer-Danfoss, Inc.                                           700          7,952
Saul Centers, Inc.                                            100          2,590
The Savannah Bancorp, Inc.                                    110          2,662
Saxon Capital, Inc.+                                        1,800         29,286
ScanSoft, Inc.+                                             1,600         11,840
ScanSource, Inc.+                                             300         18,423
Schawk, Inc.                                                2,000         21,400
Scholastic Corporation+                                     1,375         52,113
School Specialty, Inc.+                                     1,200         31,872
Schuff Steel Company+                                         500          1,350
Schweitzer-Manduit International, Inc.                        600         14,760
SciClone Pharmaceuticals, Inc.+                             1,300          2,600
Scient, Inc.+                                                  85             37
Scientific Games Corporation+                                 700          5,558
Scientific Learning Corporation+                              100            135
Scientific Technologies Incorporated+                         300          1,079
Scios Inc.+                                                 1,800         55,098
SciQuest.com, Inc.+                                           200            150
The Scotts Company (Class A)+                               1,500         68,100
ScreamingMedia Inc.+                                        5,700          8,949
SeaChange International, Inc.+                              2,000         17,560
Seacoast Banking Corporation of Florida                       500         28,865
Seacoast Financial Services Corporation                     1,500         37,605
Second Bancorp, Incorporated                                  400         10,920
Secure Computing Corporation+                               2,000         15,100
SeeBeyond Technology Corporation+                           3,300         10,230
Seitel, Inc.+                                               1,000          1,000
Selas Corporation of America                                  500          1,085
Select Medical Corporation+                                 1,000         15,660
Selectica, Inc.+                                            3,200         12,704
Selective Insurance Group, Inc.                             1,000         28,330
Semele Group, Inc.+                                           400            664
Seminis, Inc. (Class A)+                                      100            367
Semitool, Inc.+                                               200          1,632
Semtech Corporation+                                        2,700         72,090
Seneca Foods Corporation (Class A)+                           200          2,600
Senior Housing Properties Trust                             1,500         23,550
Sensient Technologies Corporation                           1,900         43,244
Sepracor Inc.+                                              3,000         28,650
Sequa Corporation (Class A)+                                  300         19,617
Sequenom Inc.+                                                200            706
Serologicals Corporation+                                   1,000         18,290
Service Corporation International+                         11,800         56,994
The ServiceMaster Company                                  12,000        164,640
Servotronics, Inc.+                                           400          1,760
Sharper Image Corporation+                                    800         16,120
The Shaw Group Inc.+                                        1,500         46,050
Shiloh Industries, Inc.+                                      400          1,012
ShoLodge, Inc.+                                               300          1,230
ShopKo Stores, Inc.+                                        1,700         34,340
Shuffle Master, Inc.+                                       1,375         25,259
Shurgard Storage Centers, Inc. (Class A)                    1,500         52,050
Siebert Financial Corp.+                                    3,300         11,847

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Sierra Health Services, Inc.+                               1,600    $    35,760
Sierra Pacific Resources                                    5,400         42,120
SignalSoft Corporation+                                     1,000          2,250
Silgan Holdings Inc.+                                       1,000         40,440
Silicon Graphics, Inc.+                                     8,000         23,520
Silicon Image, Inc.+                                        1,700         10,404
Silicon Laboratories Inc.+                                  2,000         54,120
Silicon Storage Technology, Inc.+                           3,700         28,860
Silicon Valley Bancshares+                                  2,200         57,992
Siliconix Incorporated+                                     1,200         33,240
SilverStream Software, Inc.+                                1,800         16,092
Simmons First National Corporation (Class A)                  200          8,518
Simon Property Group, Inc.                                  6,800        250,512
SimpleTech, Inc.+                                             200            682
Simpson Manufacturing Co., Inc.+                              500         28,565
Sinclair Broadcast Group, Inc. (Class A)+                   2,500         36,098
Sirenza Microdevices, Inc.                                  3,300          6,666
Sirius Satellite Radio Inc.+                                4,900         18,468
Six Flags, Inc.+                                            3,600         52,020
Sizeler Property Investors, Inc.                              300          3,276
Skechers U.S.A., Inc. (Class A)+                            1,100         23,771
SkillSoft Corporation+                                      1,700         13,345
Sky Financial Group, Inc.                                   3,300         69,795
Skyline Corporation                                           100          3,300
SkyWest, Inc.                                               2,300         53,797
Skyworks Solutions, Inc.+                                   3,000         16,650
Smart & Final Inc.+                                           800          6,240
Smart Choice Automotive Group, Inc.+                          700             14
SmartDisk Corporation+                                        100             28
SmartServ Online, Inc.+                                       100            100
Smith International, Inc.+                                  2,000        136,380
Smithfield Foods, Inc.+                                     4,500         83,475
Smurfit-Stone Container Corporation+                        9,700        149,574
SoftNet Systems, Inc.+                                        200            368
Sola International Inc.+                                    1,000         11,500
Solutia Inc.                                                3,900         27,378
Somera Communications, Inc.+                                  500          3,570
Sonesta International Hotels Corporation (Class A)            200          1,170
Sonic Automotive, Inc.+                                     1,200         30,900
Sonic Corp.+                                                1,650         51,827
Sonic Foundry, Inc.+                                          300            378
Sonic Innovations, Inc.+                                      100            707
Sonic Solutions+                                            1,400         11,129
SonicWALL, Inc.+                                            2,400         12,048
Sonoco Products Company                                     3,800        107,616
SonoSite, Inc.+                                             1,300         18,759
Sonus Networks, Inc.+                                      10,700         21,614
Sorrento Networks Corporation+                                600            576
Sotheby's Holdings, Inc. (Class A)                          1,600         22,800
SoundView Technology Group, Inc.+                           4,400          7,480
The Source Information Management Company+                    100            550
The South Financial Group, Inc.                             1,400         31,373
South Jersey Industries, Inc.                                 400         13,500
Southern Peru Limited                                         600          8,994
Southern Union Company+                                     2,221         37,749
Southwest Bancorporation of Texas, Inc.+                    1,200         43,464
Southwest Gas Corporation                                     700         17,325
Southwest Georgia Financial Corporation                       100          1,800
Southwest Water Company                                     1,162         21,718
Southwestern Energy Company+                                1,000         15,190
Sovereign Bancorp, Inc.                                    10,197        152,445
Sovran Self Storage, Inc.                                     500         17,085
Spanish Broadcasting System, Inc.                           2,300         23,000
Sparta Surgical Corporation+                                1,900             29
Spartan Stores, Inc.+                                         800          2,408
Spartech Corporation                                          600         16,338
Special Metals Corporation+                                   500            125
Specialty Laboratories, Inc.+                                 900          7,560
SpectraLink Corporation+                                      800          8,512
Spectrasite Holdings, Inc.                                  6,200          1,116
Spectrian Corporation+                                      1,200         12,444
Spectrum Control, Inc.+                                       200          1,210
Spectrum Organic Products, Inc.+                            2,200            814
SpeechWorks International Inc.+                             1,300          4,783

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
SpeedFam-IPEC, Inc.+                                          300    $     1,572
Speedway Motorsports, Inc.+                                 1,200         30,516
Spherion Corporation+                                       3,000         35,700
Spiegel, Inc. (Class A)                                    12,700          9,271
Spinnaker Exploration Company+                              1,300         46,826
Spinnaker Industries, Inc.+                                   500           --
Spinnaker Industries, Inc. (Class A)+                         200           --
The Sports Authority, Inc.+                                   900         10,224
The Sports Club Company, Inc.+                                500          1,250
Sports Entertainment Enterprises Inc.+                     14,600            467
Sports Resorts International, Inc.+                           400          2,160
SportsLine USA, Inc.+                                         200            206
St. Francis Capital Corporation                               200          4,958
The St. Joe Company                                         3,200         96,064
St. Mary Land & Exploration Company                         1,700         40,679
Stage Stores, Inc.+                                           500         17,370
Stamps.com Inc.+                                            3,200         14,176
StanCorp Financial Group, Inc.                              1,200         66,600
Standard Commercial Corporation                             1,200         26,040
Standard Microsystems Corporation+                          1,100         25,971
Standard Motor Products, Inc.                                 500          8,475
Standard Pacific Corp.                                      1,300         45,604
The Standard Register Company                                 700         23,933
Standex International Corporation                             500         12,550
Stanley Furniture Company, Inc.+                              300          8,025
Star Scientific, Inc.+                                      7,500         13,425
Star Struck, Ltd.+                                            700          1,463
StarBase Corporation+                                       3,000            630
StarMedia Network, Inc.+                                      500             20
StarTek, Inc.+                                                100          2,674
State Auto Financial Corporation                              800         13,120
State Bancorp, Inc.                                         1,065         18,700
Staten Island Bancorp, Inc.                                 2,500         48,000
Station Casinos, Inc.+                                      1,600         28,560
The Steak 'n Shake Company+                                   800         12,520
Steel Dynamics, Inc.+                                       2,600         42,822
Steel Technologies Inc.                                       400          5,272
Steelcase Inc. (Class A)                                    1,400         18,732
Stein Mart, Inc.+                                           1,700         20,179
Steinway Musical Instruments, Inc.                            300          6,420
Stellent, Inc.+                                             2,400         10,992
Stepan Company                                                400         11,304
Stericycle, Inc.+                                           1,500         53,115
Sterling Bancshares, Inc.                                   2,650         39,141
Sterling Financial Corporation                                100          2,496
Steve Madden, Ltd.+                                         1,100         21,812
Stewart & Stevenson Services, Inc.                          1,900         33,706
Stewart Enterprises, Inc. (Class A)+                        2,100         13,377
Stewart Information Services Corporation+                     700         14,385
Stillwater Mining Company+                                    900         14,652
StockerYale, Inc.+                                            100            210
Stockwalk.com Group, Inc.+                                    400              2
Stone Energy Corporation+                                   1,079         43,430
Stoneridge, Inc.+                                             900         16,830
Storage Computer Corporation+                                 100            398
Storage Technology Corporation+                             4,000         63,880
StorageNetworks, Inc.+                                      1,600          3,150
Stratos Lightwave, Inc.+                                    2,902          4,643
Stratus Properties Inc.+                                      200          1,882
Strayer Education, Inc.                                       600         38,160
Streicher Mobile Fueling, Inc.+                               600            750
The Stride Rite Corporation                                 1,700         13,600
The Student Loan Corporation                                  800         66,272
Sturm, Ruger & Company,  Inc.                               1,100         15,565
Suffolk Bancorp                                               100          3,650
Summit Bancshares, Inc.+                                      800         19,432
Summit Properties Inc.                                        900         21,015
Sun Bancorp, Inc.                                             900         22,041
Sun Bancorp, Inc.+                                          1,400         19,446
Sun Communities, Inc.                                         700         29,225
Sun Hydraulics Corporation                                    300          2,418
Sungard Data Systems Inc.+                                 11,100        293,928
Sunrise Assisted Living, Inc.+                              1,300         34,840
Sunrise Technologies International, Inc.+                     400             16

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Sunrise Telecom Incorporated+                               4,800    $    10,368
Superconductor Technologies Inc.+                             100            165
SuperGen, Inc.+                                             1,300          9,438
Superior Energy Services, Inc.+                             1,600         16,240
Superior Industries International, Inc.                       900         41,517
Superior TeleCom Inc.+                                        100             45
Superior Uniform Group, Inc.                                1,500         15,480
Supertex, Inc.+                                               100          1,762
Support.com, Inc.+                                          3,800         10,526
SureBeam Corporation (Class A)+                               700          3,822
SureWest Communications                                       300         15,939
Surgical Laser Technologies, Inc.+                            700            889
SurModics, Inc.+                                            1,000         25,990
Susquehanna Bancshares, Inc.                                1,100         24,981
Swift Energy Company+                                       1,900         30,001
Swift Transportation Co., Inc.+                             3,370         78,521
Switchboard Incorporated+                                   2,200          7,436
Sybase, Inc.+                                               4,155         43,835
Sybron Dental Specialties, Inc.+                              900         16,650
Sycamore Networks, Inc.+                                   10,900         42,074
Sykes Enterprises, Incorporated+                            2,700         20,760
Sylvan Learning System, Inc.+                               1,900         37,886
Symantec Corporation+                                       5,700        187,245
SymmetriCom, Inc.+                                            900          3,285
Symons International Group, Inc.+                           1,700             51
Symyx Technologies+                                         1,600         22,272
Synaptics Incorporated+                                       300          2,262
Syncor International Corporation+                           1,400         44,100
Synopsys, Inc.+                                             2,436        133,495
Synplicity, Inc.+                                             100            458
SynQuest, Inc.+                                               300            126
Syntel, Inc.+                                                 600          7,416
Syntroleum Corporation+                                     1,300          3,744
Sypris Solutions, Inc.+                                       600         10,932
Systemax Inc.+                                                700          1,680
SystemOne Technologies Inc.+                                  600            900
Systems & Computer Technology Corporation+                  1,300         17,563
TALK America Holdings, Inc.+                                5,800         23,954
TALX Corporation                                            1,055         20,003
TAM Restaurants, Inc.+                                      6,800             14
TBC Corporation+                                              800         12,704
TC Pipelines, LP                                            1,100         26,081
TCF Financial Corporation                                   3,000        147,300
TEPPCO Partners, LP                                         1,600         51,280
TETRA Technologies, Inc.+                                   1,100         29,205
TF Financial Corporation                                      100          2,312
THQ Inc.+                                                   1,600         47,712
TIBCO Software Inc.+                                        8,200         45,592
T-NETIX, Inc.+                                                500          1,675
TRC Companies, Inc.+                                        1,100         22,605
TRM Corporation+                                              500            425
TTM Technologies, Inc.+                                       100            524
Take-Two Interactive Software, Inc.+                        1,500         30,885
The Talbots, Inc.                                           2,300         80,500
Tandy Brands Accessories, Inc.+                               200          2,330
Tanger Factory Outlet Centers, Inc.                           300          8,850
Tanning Technology Corporation+                               100            110
Tanox, Inc.+                                                2,100         22,743
Targeted Genetics Corporation+                              6,200          6,696
Tarragon Realty Investors Inc.+                               242          3,751
Tatham Offshore, Inc.+                                     15,700            314
Taubman Centers, Inc.                                       2,300         35,075
Tech Data Corporation+                                      2,200         83,270
Techne Corporation+                                         1,600         45,152
Technical Olympic USA, Inc.+                                1,300         20,631
Technitrol, Inc.                                            1,000         23,300
Technology Solutions Company+                                 300            384
Tecumseh Products Company (Class A)                           800         42,464
Tejon Ranch Co.+                                              100          3,260
Tekelec+                                                    1,400         11,242
Telaxis Communications Corporation+                           300            195
Telecommunication Systems, Inc. (Class A)+                    200            400
Teledyne Technologies Incorporated+                         1,600         32,976
Teleflex Incorporated                                       1,600         91,440

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Telephone and Data Systems, Inc.                            2,200    $   133,210
TeleTech Holdings, Inc.+                                    3,100         29,574
Telik, Inc.+                                                1,800         22,500
Tellium, Inc.+                                              1,800          1,674
Tellular Corporation+                                         200            634
TenFold Corporation+                                          200             74
Tennant Company                                               500         19,800
Tenneco Automotive Inc.+                                      200          1,320
TeraForce Technology Corporation+                             600            138
Terayon Communication Systems, Inc.+                        4,200          5,586
Terex Corporation+                                          1,144         25,729
Terra Industries, Inc.+                                     7,000         14,560
Terra Nitrogen Company, LP+                                 2,900         16,965
Terremark Worldwide, Inc.+                                  8,000          4,960
Tesoro Petroleum Corporation+                               4,000         31,000
Tetra Tech, Inc.+                                           1,125         16,538
Texas Biotechnology Corporation+                              300          1,170
Texas Industries, Inc.                                        800         25,192
Texas Regional Bancshares, Inc. (Class A)                   1,000         32,440
Therasense, Inc.+                                           2,000         36,940
thermadyne Holdings Corporation+                              900            162
Thermatrix Inc.+                                            2,800           --
Therma-Wave Inc.+                                           2,000         22,780
Thermwood Corporation+                                        500            615
Third Wave Technologies+                                    4,000          8,960
Thistle Group Holdings, Co.                                 1,300         15,001
Thomas Industries Inc.                                        100          2,880
Thomaston Mills, Inc. (Class A)+                            1,300              1
Thor Industries, Inc.                                         700         49,882
Thoratec Laboratories Corporation+                          1,300         11,687
Thornburg Mortgage, Inc.                                    1,700         33,456
Thousand Trails, Inc.+                                      1,400         16,156
Three-Five Systems, Inc.+                                     900         10,260
Ticketmaster Online-CitySearch, Inc. (Class B)+             4,000         74,840
Tidewater Inc.                                              2,400         79,008
Tier Technologies, Inc. (Class B)+                          1,300         23,166
The Timberland Company (Class A)+                           1,600         57,312
Time Warner Telecom Inc. (Class A)+                         1,900          3,192
The Timken Company                                          3,000         66,990
The Titan Corporation+                                      3,000         54,870
Titan International, Inc.                                   3,500         14,525
Titan Pharmaceuticals, Inc.+                                2,800          9,380
Titanium Metals Corporation+                                1,300          4,550
TiVo Inc.+                                                  2,100          7,791
The Topps Company, Inc.+                                    1,700         17,102
Toll Brothers, Inc.+                                        3,000         87,900
Tollgrade Communications, Inc.+                             1,100         16,137
Tom Brown, Inc.+                                            1,600         45,360
Too Inc.+                                                     900         27,720
Tootsie Roll Industries, Inc.                               2,066         79,665
Tor Minerals International, Inc.+                           1,300          1,560
The Toro Company                                              600         34,104
Total System Services, Inc.                                 7,800        146,718
Touch America Holdings, Inc.+                               4,200         11,550
Tower Automotive, Inc.+                                     1,600         22,320
Town & Country Trust                                          100          2,240
Toymax International, Inc.+                                   900          3,933
Tractor Supply Company+                                       500         35,495
Tradestation Group Inc.+                                    7,700          9,392
Trammell Crow Company+                                        500          7,225
Trans World Entertainment Corporation+                      1,600          9,328
Transaction Systems Architects, Inc. (Class A)+             2,300         27,048
Transatlantic Holdings, Inc.                                2,100        168,000
Transcontinental Realty Investors, Inc.+                    1,100         21,802
Transgenomic, Inc.+                                           900          2,268
Trans-Industries, Inc.+                                       100            380
Transkaryotic Therapies, Inc.+                              1,400         50,470
Transmeta Corporation+                                      5,400         12,690
TransMontaigne Inc.+                                        2,400         14,520
Transnational Financial Network+                            1,500          1,500
TransTechnology Corporation+                                  300          3,405
TranSwitch Corporation+                                     3,600          2,304
Travelers Property Casualty Corp. (Class A)+                7,600        134,520
Travis Boats & Motors, Inc.+                                  500            825

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Tredegar Corporation                                          900    $    21,735
Tremont Corporation+                                          600         17,880
Trex Company, Inc.+                                           600         18,840
Triad Guaranty Inc.+                                          200          8,706
Triad Hospitals, Inc.+                                      2,846        120,613
Triangle Pharmaceuticals, Inc.+                             3,100          8,401
Triarc Companies, Inc.+                                       900         24,840
TriCo Bancshares                                              300          7,944
Trico Marine Services, Inc.+                                1,500         10,185
Tricord Systems, Inc.+                                        200             34
Trigon Healthcare, Inc.+                                    1,400        140,812
Trimble Navigation Limited+                                 1,800         27,900
Trimeris, Inc.+                                               900         39,951
Trinity Industries, Inc.                                    2,300         47,656
TriPath Imaging, Inc.+                                        200            874
Tripath Technology Inc.+                                    1,700          1,785
Tripos, Inc.+                                                 700         15,260
TriQuint Semiconductor, Inc.+                               4,845         31,056
Triton Network Systems, Inc.+                                 100             59
Triton PCS Holdings, Inc. (Class A)+                        2,300          8,970
Triumph Group, Inc.+                                          900         40,140
The TriZetto Group, Inc.+                                     800          6,840
Tropical Sportswear Int'l Corporation+                        900         19,971
The Trust Company of New Jersey                               700         17,989
TrustCo Bank Corp NY                                        1,760         23,179
Trustmark Corporation                                       2,800         71,540
Tuesday Morning Corporation+                                1,300         24,128
Tularik Inc.+                                                 900          8,253
Tumbleweed Communications Corporation+                        200            370
Turnstone Systems, Inc.+                                    2,600          9,698
Tut Systems, Inc.+                                            100            143
Tvia, Inc.+                                                   200            204
Tweeter Home Entertainment Group, Inc.+                     1,100         17,974
Twin Disc, Incorporated                                       100          1,480
Twinlab Corporation+                                          400            176
Tyson Foods, Inc. (Class A)                                13,258        205,632
UAL Corporation                                             3,100         35,464
UCBH Holdings, Inc.                                         1,100         41,811
UGI Corporation                                             1,200         38,328
UICI+                                                       1,900         38,380
UIL Holdings Corporation                                      600         32,676
UMB Financial Corporation                                     610         28,591
UNOVA, Inc.+                                                2,500         16,225
URS Corporation+                                            1,100         30,800
U.S. Aggregates, Inc.+                                        100              1
US Airways Group, Inc.+                                     4,600         17,020
U.S. Gold Corporation+                                     12,700          5,334
U.S. Industries, Inc.+                                      5,400         18,630
US LEC Corp. (Class A)+                                       100            234
US Oncology, Inc.+                                          3,800         31,654
U.S. Physical Therapy, Inc.+                                1,100         22,341
U.S. Timberlands Company, LP+                                 100            155
US Unwired Inc. (Class A)+                                  2,600          7,280
USA Networks, Inc.+                                        13,900        325,955
USANA Health Sciences, Inc.+                                  600          3,840
U.S.B. Holding Co., Inc.                                      760         15,466
USEC Inc.                                                   5,000         44,000
USFreightways Corporation                                   1,100         41,657
USG Corporation+                                            1,800         12,870
USinternetworking, Inc.+                                    1,000           --
USTMAN Technologies, Inc.+                                 22,800          1,026
UbiquiTel Inc.+                                             2,700          1,863
Ulticom, Inc.+                                              1,700         11,526
Ultimate Electronics, Inc.                                  1,000         25,910
Ultra Petroleum Corp.+                                      1,300          9,867
Ultratech Stepper, Inc.+                                    1,600         25,904
Unico American Corporation                                    300          1,641
Unifi, Inc.+                                                3,200         34,880
UniFirst Corporation                                          400         10,120
Unilab Corporation+                                           900         24,651
Uni-Marts, Inc.+                                              900          2,295
Union Bankshares Corporation                                  900         24,381
UnionBanCal Corporation                                     6,200        290,470
Uniroyal Technology Corporation+                            3,900            390

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
UniSource Energy Corporation                                1,300    $    24,180
Unit Corporation+                                           1,400         24,290
United Auto Group, Inc.+                                    1,300         27,170
United Bancorp, Inc.                                          220          2,882
United Bankshares, Inc.                                     1,800         52,884
United Capital Corp.+                                         100          2,445
United Community Banks, Inc.                                  400         11,848
United Community Financial Corp.                            1,400         13,104
United Defense Industries, Inc.+                              300          6,900
United Dominion Realty Trust, Inc.                          4,300         67,725
United Fire & Casualty Company                                100          3,778
United Industrial Corporation                                 500         10,925
United Mobile Homes, Inc.                                     300          3,897
United National Bancorp                                       200          4,600
United Natural Foods, Inc.+                                 1,400         27,300
United Online, Inc.+                                        2,302         27,670
United Parcel Service, Inc. (Class B)                      15,320        946,010
United Park City Mines Company+                               700         16,975
United Rentals, Inc.+                                       2,800         61,040
United Road Services, Inc.+                                   500            170
United States Cellular Corporation                          3,400         86,530
United Stationers, Inc.+                                    1,300         39,520
United Surgical Partners International, Inc.+               1,300         39,663
United Therapeutics Corporation+                            1,400         17,304
UnitedGlobalCom Inc. (Class A)+                             6,700         18,425
Unitil Corporation                                            600         17,928
Unitrin, Inc.                                               2,700         96,579
UniverCell Holdings, Inc.+                                  9,900            990
Universal Access Global Holdings Inc.+                     12,900          2,438
Universal American Financial Corp.                          2,100         14,091
Universal Compression Holdings, Inc.+                       1,900         45,581
Universal Corporation                                       1,200         44,040
Universal Display Corporation+                                700          5,810
Universal Electronics Inc.+                                   600          8,976
Universal Forest Products, Inc.                               200          4,684
Universal Health Realty Income Trust                          500         13,200
Universal Health Services, Inc. (Class B)+                  2,400        117,600
Universal Mfg. Co.+                                           700          1,064
Unizan Financial Corp.                                        832         17,813
Urban Outfitters, Inc.+                                     1,100         38,192
Urologix, Inc.+                                               600          7,674
Urstadt Biddle Properties                                   1,300         13,065
Utah Medical Products, Inc.+                                1,100         17,457
VA Linux Systems, Inc.+                                     2,200          2,200
VASCO Data Security International, Inc.+                      200            368
VCA Antech, Inc.+                                             600          9,336
V.I. Technologies, Inc.+                                    2,800         10,220
VIA NET.WORKS, Inc.+                                          400            316
VIB Corp.+                                                    340          4,422
VISX, Incorporated+                                         2,200         23,980
VIVUS, Inc.+                                                  200          1,354
VSI Holdings, Inc.+                                           500             35
Vail Banks, Inc.                                            1,200         16,188
Vail Resorts, Inc.+                                           400          6,840
Valassis Communications, Inc.+                              2,100         76,650
Valence Technology, Inc.+                                   1,800          2,484
Valentis, Inc.+                                             5,800          7,772
Valero Energy Corporation                                   4,100        153,422
Valhi, Inc.                                                 4,800         75,024
ValiCert, Inc.+                                               200            144
Valley Media, Inc.+                                         1,200           --
Valley National Bancorp                                     3,831        106,502
Valley National Gases Incorporated                            500          3,575
Valmont Industries, Inc.                                      300          6,099
The Valspar Corporation                                     2,000         90,280
Value City Department Stores, Inc.                          3,600         10,080
Value Line, Inc.                                              100          4,113
ValueClick, Inc.+                                             977          3,165
ValueVision International, Inc. (Class A)+                  2,100         38,115
Vanguard Airlines, Inc.+                                      200            250
Vans, Inc.+                                                   700          5,685
Varco International, Inc.+                                  3,800         66,652
Variagenics, Inc.+                                            100            127
Varian Inc.+                                                1,700         56,015

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Varian Medical Systems, Inc.+                               2,700    $   109,485
Varian Semiconductor Equipment Associates, Inc.+            1,300         44,109
Vasomedical, Inc.+                                          2,300          6,095
Vastera, Inc.+                                                300          1,317
VaxGen, Inc.+                                               1,900         10,526
Vector Group Ltd.                                           1,170         20,592
Vectren Corporation                                         2,700         67,770
Veeco Instruments Inc.+                                     1,200         27,732
Ventana Medical Systems, Inc.+                                400          8,780
Ventas, Inc.                                                2,800         35,700
Ventiv Health, Inc.+                                        2,600          7,332
Verado Holdings, Inc. (Class B)+                              300             16
Verint Systems Inc.+                                        1,600         18,076
VeriSign, Inc.+                                             9,358         67,284
Verisity Ltd.+                                              1,300         22,542
Veritas DGC Inc.+                                           2,100         26,460
Verity, Inc.+                                               2,100         23,289
Versata, Inc.+                                                 50             60
Versicor, Inc.+                                               100          1,345
Vertel Corporation+                                           300             36
Vertex Interactive, Inc.+                                     200             16
Vertex Pharmaceuticals Incorporated+                        2,862         46,593
VerticalNet, Inc.+                                          4,600            874
Viad Corp.                                                  3,600         93,600
Viador Inc.+                                                  100             12
The viaLink Company+                                          200             24
Viant Corporation+                                            600            732
ViaSat, Inc.+                                               2,100         17,703
Viasys Healthcare Inc.+                                       300          5,235
Viasystems Group, Inc.+                                       900             63
Vical Incorporated+                                           800          4,224
Vicinity Corporation+                                         200            400
Vicor Corporation+                                          1,700         11,883
Viewpoint Corporation+                                        300          1,446
Vignette Corporation+                                       9,800         19,306
Viisage Technology, Inc.+                                   2,200         10,824
Vintage Petroleum, Inc.                                     2,600         30,940
Vion Pharmaceuticals, Inc.                                  4,400          1,716
Virage Logic Corporation+                                     200          2,604
Viragen, Inc.+                                             13,900          9,591
Virbac Corporation+                                           900          5,742
Virco Mfg. Corporation                                        220          2,882
Virginia Commerce Bancorp, Inc.+                              600         15,869
ViroPharma Incorporated+                                      900          1,287
Vishay Intertechnology, Inc.+                               5,926        130,372
Visual Networks, Inc.+                                      1,300          1,833
Vital Signs, Inc.                                             500         18,075
VitalWorks Inc.+                                            2,700         22,140
Vitria Technology, Inc.+                                      700            672
Volt Information Sciences, Inc.+                              600         14,694
Vornado Realty Trust                                        4,200        194,040
Vyyo Inc.+                                                    200            168
W Holding Company, Inc.                                     1,700         41,140
WCI Communities, Inc.+                                      1,300         37,635
WD-40 Company                                                 600         16,656
WESCO International, Inc.+                                  1,600         10,080
WFS Financial Inc.+                                         1,260         34,537
WGL Holdings Inc.                                           1,900         49,210
W-H Energy Services, Inc.+                                  1,000         22,160
WJ Communications, Inc.+                                    6,500          7,540
WMS Industries Inc.+                                          800          9,800
W.P. Carey & Co. LLC                                          900         20,250
WPS Resources Corporation                                   1,200         48,996
W.R. Grace & Co.+                                             500          1,500
WSFS Financial Corporation                                    400         10,348
WVS Financial Corp.                                           200          3,164
Wabash National Corporation                                 1,400         14,000
Wabtec Corporation                                            700          9,975
Wackenhut Corrections Corporation+                            800         11,680
Waddell & Reed Financial, Inc. (Class A)                    3,100         71,052
Wallace Computer Services, Inc.                             1,600         34,400
Walter Industries, Inc.                                     1,600         21,360
Warren Bancorp, Inc.                                        1,400         16,688
Warwick Valley Telephone Company                              300         18,225

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Washington Federal, Inc.                                    2,804    $    70,829
The Washington Post Company                                   355        193,475
Washington Real Estate Investment Trust                     1,100         31,790
Washington Trust Bancorp, Inc.                                500         11,845
Waste Connections, Inc.+                                    1,100         34,364
WatchGuard Technologies, Inc.+                              1,300          6,682
Watsco, Inc.                                                  300          5,475
Watson Wyatt & Company Holdings+                              200          4,844
Watts Industries, Inc. (Class A)                            1,100         21,835
Wausau - Mosinee Paper Corporation                          2,100         25,305
Wave Systems Corp. (Class A)+                               2,000          2,860
Wayne Savings Bancshares, Inc.                                100          2,050
Waypoint Financial Corp.                                    2,200         43,010
Weatherford International Ltd.+                             4,300        185,760
WebEx Communications, Inc.+                                 1,800         28,620
WebLink Wireless, Inc.+                                       400              2
WebMD Corporation+                                         12,500         70,375
webMethods, Inc.+                                           2,900         28,710
Websense, Inc.+                                             1,000         25,570
Webster Financial Corporation                               2,000         76,480
Webvan Group Inc.+                                            200           --
Weight Watchers International, Inc.+                        4,200        182,448
Weingarten Realty Investors                                 2,050         72,570
Weirton Steel Corporation+                                    300            240
Weis Markets, Inc.                                          1,100         40,964
Wellman, Inc.                                               1,300         21,775
Wellsford Real Properties Inc.+                               900         18,630
Werner Enterprises, Inc.                                    2,600         55,406
WesBanco, Inc.                                                900         21,339
Wesco Financial Corporation                                   302         91,083
West Corporation+                                           2,600         57,356
West Marine, Inc.+                                          1,300         16,588
West Pharmaceutical Services, Inc.                            600         19,254
Westaff, Inc.+                                                500          1,450
Westamerica Bancorporation                                  1,400         55,384
Westar Energy, Inc.                                         2,800         42,980
WestCoast Hospitality Corporation+                            300          2,064
Westcorp                                                    1,121         35,816
Westell Technologies, Inc.+                                   400            620
Western Digital Corporation+                                5,900         19,175
Western Gas Resources, Inc.                                 1,200         44,880
Western Wireless Corporation (Class A)+                     5,200         16,848
WestPoint Stevens Inc.+                                     4,200         16,254
Westport Resources Corporation+                             2,082         34,145
Westwood One, Inc.+                                         4,300        143,706
The Wet Seal, Inc. (Class A)+                               1,175         28,553
Weyco Group, Inc.                                             100          3,998
White Electronic Designs Corporation+                         100            752
White Mountains Insurance Group Inc.                          347        109,825
Whitehall Jewellers, Inc.+                                  1,100         22,825
Whitman Education Group, Inc.+                              1,700         10,098
Whitney Holding Corporation                                 1,550         47,647
Whole Foods Market, Inc.+                                   2,200        106,084
Wickes Inc.+                                                  300            522
Wild Oats Markets, Inc.+                                    1,100         17,710
Willamette Valley Vineyards, Inc.+                            800          1,120
Williams Energy Partners LP                                   900         30,150
Williams-Sonoma, Inc.+                                      4,500        137,970
Willis Lease Finance Corporation+                             200            968
Wilmington Trust Corporation                                2,600         79,300
Wilson Greatbatch Technologies, Inc.+                         800         20,384
Wilsons The Leather Experts Inc.+                           1,600         22,400
Wind River Systems, Inc.+                                   4,300         21,543
Wink Communications, Inc.+                                    200            578
Winnebago Industries, Inc.                                    500         22,000
Wintrust Financial Corporation                              1,050         36,298
Wire One Technologies, Inc.+                                  200            400
Wireless Facilities, Inc.+                                  1,900          9,310
Wisconsin Energy Corporation                                4,700        118,769
Witness Systems, Inc.+                                        200          1,476
Wolverine Tube, Inc.+                                         900          6,795
Wolverine World Wide, Inc.                                  2,400         41,880
Women First HealthCare, Inc.+                                 900          6,975
Women's Golf Unlimited Inc.+                                  200            190

Master Extended Market Index Series                                June 30, 2002
Schedule of Investments

        Issue                                            Shares Held      Value
--------------------------------------------------------------------------------
Woodhead Industries, Inc.                                     500    $     8,570
Woodward Governor Company                                     500         29,560
World Acceptance Corporation+                                 600          5,040
World Fuel Services Corporation                               400          9,760
World Wrestling Federation Entertainment, Inc.+               100          1,460
WorldCom, Inc.-MCI Group                                    4,800          1,080
WorldGate Communications, Inc.+                               200            276
Wright Medical Group, Inc.                                    900         18,144
Wyndham International, Inc.+                                  700            812
XM Satellite Radio Holdings Inc. (Class A)+                 3,500         25,725
XO Communications, Inc. (Class A)+                         20,500            410
XOMA Ltd.+                                                  1,000          3,990
X-Rite, Incorporated                                          900          7,740
XTO Energy, Inc.                                            4,950        101,970
Xanser Corporation+                                         1,300          2,366
Xicor, Inc.+                                                  900          3,636
Xybernaut Corporation+                                      2,600          1,430
The Yankee Candle Company, Inc.+                            1,700         46,053
Yellow Corporation+                                         1,200         38,880
York International Corporation                              1,500         50,685
York Research Corporation+                                    900             14
Young Broadcasting Inc. (Class A)+                          1,200         21,336
Z-Tel Technologies, Inc.+                                     200            166
Zale Corporation+                                           1,400         50,750
Zapata Corporation+                                           100          3,030
Zebra Technologies Corporation (Class A)+                   1,300         62,686
Zenith National Insurance Corp.                               600         19,110
The Ziegler Companies, Inc.                                   100          1,500
Zila, Inc.+                                                 7,300          7,373
ZixIt Corporation+                                            700          3,836
Zoll Medical Corporation+                                     400         13,012
Zomax Incorporated+                                         1,300          5,070
Zoran Corporation+                                          1,550         35,510
Zygo Corporation+                                             700          5,635
Zymogentics, Inc.+                                            200          1,764

--------------------------------------------------------------------------------
Total Stocks, Warrants & Rights (Cost - $106,830,170) - 95.6%         98,162,125
--------------------------------------------------------------------------------
SHORT-TERM
SECURITIES
--------------------------------------------------------------------------------
Commercial Paper*                                        Face Amount
--------------------------------------------------------------------------------
General Electric Capital Corp., 1.98% due 7/01/2002     $ 4,025,000   4,024,557
San Paolo IMI US Financial Company, 1.82% due 7/02/2002   2,000,000   1,999,697
--------------------------------------------------------------------------------
Total Short-Term Securities (Cost - $6,024,254) - 5.9%                6,024,254
--------------------------------------------------------------------------------
Total Investments (Cost - $112,854,424) - 101.5%                    104,186,379
Variation Margin on Financial Futures Contracts** - 0.0%                 19,605
Liabilities in Excess of Other Assets  - (1.5%)                      (1,537,765)
                                                                   ------------
Net Assets - 100%                                                  $102,668,219
                                                                   ============
--------------------------------------------------------------------------------

* Commercial Paper is traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Series.

** Financial futures contracts purchased as of June 30, 2002 were as follows:

--------------------------------------------------------------------------------
  Number of                                 Expiration
  Contracts            Issue                   Date                    Value
--------------------------------------------------------------------------------
      4        Russell 2000 Index         September 2002            $  926,700
      14       S&P 400 Midcap             September 2002             3,432,100
--------------------------------------------------------------------------------
Total Financial Futures Contracts Purchased
(Total Contract Price - $4,368,181)                                 $4,358,800
                                                                    ==========
--------------------------------------------------------------------------------

(a) The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
(b) Warrants entitle the Series to purchase a predetermined number of shares of stock/face amount of bonds and are non-income producing. The purchase price and number of shares of stock/face amount of bonds are subject to adjustment under certain conditions until the expiration date.
(c)   The rights may be exercised until 11/28/2003.

+     Non-income producing security.

      See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2001

STATEMENT OF ASSETS AND LIABILITIES

MASTER
EXTENDED MARKET
INDEX SERIES       As of December 31, 2001
---------------------------------------------------------------------------------------------------------------------
Assets:            Investments, at value (including securities loaned of $32,604)
                   (identified cost-$102,034,993) .....................................                  $102,111,012
                   Investments held as collateral for loaned securities, at value .....                        32,900
                   Cash on deposit for financial futures contracts ....................                     1,302,985
                   Cash ...............................................................                        28,432
                   Receivables:
                            Securities sold ...........................................   $1,096,431
                            Contributions .............................................      765,128
                            Investment adviser ........................................       95,516
                            Dividends .................................................       89,933
                            Loaned securities .........................................           76        2,047,084
                                                                                          ----------
                   Prepaid expenses and other assets ..................................                        56,172
                                                                                                         ------------
                   Total assets .......................................................                   105,578,585
                                                                                                         ------------
---------------------------------------------------------------------------------------------------------------------
Liabilities:       Collateral on securities loaned, at value ..........................                        32,900
                   Payables:
                        Withdrawals ...................................................      653,849
                        Variation margin ..............................................       16,600          670,449
                                                                                          ----------
                   Accrued expenses ...................................................                        37,298
                                                                                                         ------------
                   Total liabilities ..................................................                       740,647
                                                                                                         ------------
---------------------------------------------------------------------------------------------------------------------
Net Assets:        Net assets .........................................................                  $104,837,938
                                                                                                         ============
---------------------------------------------------------------------------------------------------------------------
Net Assets         Investors' capital .................................................                  $104,726,921
Consist of:        Unrealized appreciation on investments-net .........................                       111,017
                                                                                                         ------------
                   Net assets .........................................................                  $104,837,938
                                                                                                         ============
---------------------------------------------------------------------------------------------------------------------

                       See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2001

STATEMENT OF OPERATIONS

MASTER
EXTENDED MARKET
INDEX SERIES            For the Year Ended December 31, 2001
================================================================================================================
Investment              Dividends (net of $320 foreign withholding tax) ................             $   566,550
Income:                 Interest .......................................................                 109,807
                        Securities lending-net .........................................                  18,224
                        Other ..........................................................                   7,083
                                                                                                     -----------
                        Total income ...................................................                 701,664
                                                                                                     -----------
================================================================================================================
Expenses:               Professional fees ..............................................  $ 63,197
                        Custodian fees .................................................    41,663
                        Offering costs .................................................    16,667
                        Accounting services ............................................     9,655
                        Investment advisory fees .......................................     4,976
                        Trustees' fees and expenses ....................................       394
                        Printing and shareholder reports ...............................        87
                        Other ..........................................................       864
                                                                                          --------
                        Total expenses before reimbursement ............................   137,503
                        Reimbursement of expenses ......................................   (99,924)
                                                                                          --------
                        Total expenses after reimbursement .............................                  37,579
                                                                                                     -----------
                        Investment income-net ..........................................                 664,085
                                                                                                     -----------
================================================================================================================
Realized &              Realized loss from investments-net .............................              (1,813,811)
Unrealized Gain (Loss)  Change in unrealized appreciation/depreciation on
On Investments-Net:       investments-net ..............................................               1,631,879
                                                                                                     -----------
                        Net Increase in Net Assets Resulting from Operations ...........             $   482,153
                                                                                                     ===========
================================================================================================================

                        See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2001


STATEMENTS OF CHANGES IN NET ASSETS

MASTER                                                                                For the             For the Period
EXTENDED MARKET                                                                     Year Ended          October 27, 2000+
INDEX SERIES         Increase (Decrease) in Net Assets:                         December 31, 2001      to December 31, 2000
===========================================================================================================================
Operations:          Investment income-net ...................................   $    664,085              $    70,011
                     Realized gain (loss) on investments-net .................     (1,813,811)                  61,193
                     Change in unrealized depreciation on investments-net ....      1,631,879               (1,520,862)
                                                                                 ------------              -----------
                     Net increase (decrease) in net assets resulting
                        from operations ......................................        482,153               (1,389,658)
                                                                                 ------------              -----------
===========================================================================================================================
Capital              Proceeds from contributions .............................    117,560,276               25,463,002
Transactions:        Fair value of withdrawals ...............................    (34,009,875)              (3,267,960)
                                                                                 ------------              -----------
                     Net increase in net assets derived from net
                       capital transactions ..................................     83,550,401               22,195,042
                                                                                 ------------              -----------
===========================================================================================================================
Net Assets:          Total increase in net assets ............................     84,032,554               20,805,384
                     Beginning of period .....................................     20,805,384                       --
                                                                                 ------------              -----------
                     End of period ...........................................   $104,837,938              $20,805,384
                                                                                 ============              ===========
===========================================================================================================================

                   + Commencement of operations.

                     See Notes to Financial Statements.


                                                          Master Extended Market Index Series, December 31, 2001

FINANCIAL HIGHLIGHTS
================================================================================================================
MASTER                    The following ratios have                       For the             For the Period
EXTENDED MARKET           been derived from information provided        Year Ended          October 27, 2000+
INDEX SERIES              in the financial statements.               December 31, 2001     to December 31, 2000
================================================================================================================
Total Investment                                                            (9.03%)                   --
                                                                          ========               =======
Return:
================================================================================================================
Ratios to                 Expenses, net of reimbursement .............        .08%                  .08%*
                                                                          ========               =======
Average Net               Expenses ...................................        .28%                  .65%*
                                                                          ========               =======
Assets:                   Investment income-net ......................       1.33%                 2.02%*
                                                                          ========               =======
================================================================================================================
Supplemental              Net assets, end of period (in thousands) ...    $104,838               $20,805
                                                                          ========               =======
Data:                     Portfolio turnover. ........................      97.51%                 8.88%
                                                                          ========               =======
================================================================================================================

                        * Annualized.
                        + Commencement of operations.

                          See Notes to Financial Statements.

Master Extended Market Index Series
NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Extended Market Index Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments -- Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment techniques to provide liquidity or as a proxy for a direct investment in securities underlying the Series' Index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

Financial futures contracts -- The Series may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

Options -- The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

Forward foreign exchange contracts -- The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Series' records. However, the effect on operations is recorded from the date the Series enters such contracts.

Foreign currency options and futures -- The Series may purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar-denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Income taxes -- The Series is classified as a partnership for Federal income tax purposes. As a partnership for Federal income tax purposes, the Series will not incur Federal income tax liability. Items of partnership income, gain, loss and deduction will pass through to investors as partners in the Series. Therefore, no Federal income tax provision is required. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M on the Internal Revenue Code.

(d) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

(e) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the average daily value of the Series net assets. For the year ended December 31, 2001, FAM earned fees of $4,976, of which $225 was waived. FAM also reimbursed the Series for additional expenses of $99,699.

In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of ML & Co., received $375 in commissions on the execution of portfolio security transactions for the Series for the year ended December 31, 2001.

Prior to January 1, 2001, FAM provided accounting services to the Series at its cost and the Series reimbursed FAM for these services. FAM continues to provide certain accounting services to the Series. The Series reimburses FAM at its cost for such services. For the year ended December 31, 2001, the Series reimbursed FAM an aggregate of $1,105 for the above-described services. The Series entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2001 were $129,766,737 and $47,077,896, respectively.

Net realized gains (losses) for the year ended December 31, 2001 and net unrealized gains as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
                                                 Realized            Unrealized
                                              Gains (Losses)            Gains
--------------------------------------------------------------------------------
Long-term investments ....................     $(2,357,315)           $76,019
Short-term investments ...................              54                 --
Financial futures contracts ..............         543,450             34,998
                                               -----------           --------
Total investments ........................     $(1,813,811)          $111,017
                                               -----------           --------
--------------------------------------------------------------------------------

As of December 31, 2001, net unrealized depreciation for Federal income tax purposes aggregated $462,330, of which $8,813,959 related to appreciated securities and $9,276,289 related to depreciated securities. At December 31, 2001, the aggregate cost of investments for Federal income tax purposes was $102,573,342.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Series did not borrow under the credit agreement during the year ended December 31, 2001. On November 30, 2001, the credit agreement was renewed for one year under the same terms.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Extended Market Index Series
(One of the Series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Extended Market Index Series as of December 31, 2001, the related statements of operations for the year then ended, and changes in net assets, and the financial highlights for the year then ended and for the period October 27, 2000 (commencement of operations) to December 31, 2000. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the custodian and brokers; where replies were not received from brokers we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Master Extended Market Index Series as of December 31, 2001, the result of its operations, the changes in net assets, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
January 31, 2002

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
1-800 CONTACTS, INC.+                                        100     $     1,244
1-800-FLOWERS.COM, Inc.+                                   2,500          39,000
3 Dimensional Pharmaceuticals,
  Inc.+                                                    1,800          15,282
3Com Corporation+                                         13,100          83,578
3D Systems Corporation+                                      100           1,425
the 3DO Company+                                           5,700          11,856
3Dfx Interactive, Inc.+                                      400             194
3TEC Energy Corporation+                                     500           7,000
4Kids Entertainment, Inc.+                                 1,200          24,036
7-Eleven, Inc.+                                            4,400          51,524
21st Century Insurance Group                               3,600          70,020
24/7 Media, Inc.+                                            300              69
99 Cents Only Stores+                                      2,000          76,200
A. Schulman, Inc.                                            200           2,730
AAR Corp.                                                    200           1,802
ABC Dispensing Technologies, Inc.+                        11,300               6
ABIOMED, Inc.+                                             1,900          30,058
ABM Industries, Inc.                                       1,800          56,430
ACT Manufacturing, Inc.+                                   2,600             910
ACTV, Inc.+                                                  400             748
ADVO Systems, Inc.+                                        1,000          43,000
A.G. Edwards, Inc.                                         3,000         132,510
AGCO Corporation                                           5,123          80,841
AGL Resources Inc.                                         2,400          55,248
A.H. Belo Corporation (Class A)                            4,100          76,875
AK Steel Holding Corporation                               5,900          67,142
ALARIS Medical, Inc.+                                     13,300          41,230
ALLETE, Inc.                                               3,100          78,120
A.M. Castle & Company                                      2,900          23,780
AMB Property Corporation                                   3,400          88,400
AMCOL International Corporation                              200           1,440
AMCORE Financial, Inc.                                       100           2,235
AMETEK, Inc.                                                 400          12,756
ANADIGICS, Inc.+                                           2,600          39,650
ANC Rental Corporation+                                    6,800             204
ANSYS, Inc.+                                               1,900          46,835
A.O. Smith Corporation                                       200           3,900
APAC Customer Services Inc.+                               8,200          21,320
APCO Argentina Inc.                                          100           2,100
APW Ltd.+                                                  3,800           6,346
ARIAD Pharmaceuticals, Inc.+                                 300           1,599
ASB Financial Corp.                                          300           3,105
A.S.V., Inc.+                                              2,200          25,652
AT&T Latin America Corp. (Class A)+                        7,300           8,614
ATG Inc.+                                                  1,100               1
ATMI, Inc.+                                                  300           7,155
ATS Medical, Inc.+                                           100             530
ATSI Communications, Inc.+                                   500             140
AVANIR Pharmaceuticals (Class A)+                            400           1,704
AVANT Immunotherapeutics, Inc.+                              400           1,604
AVX Corporation                                            6,900         162,771
AXT, Inc.+                                                   100           1,443
aaiPharma Inc.+                                            1,800          45,288

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Aaon, Inc.+                                                  600     $    14,682
Aaron Rents, Inc. (Class A)                                  200           2,700
Abercrombie & Fitch Co. (Class A)+                         3,700          98,161
Abgenix, Inc.+                                             3,400         114,376
Able Energy, Inc.+                                           600           2,400
Ablest, Inc.+                                                400           1,860
Acacia Research Corporation+                                 110           1,218
Acadia Realty Trust                                          200           1,270
Acclaim Entertainment Inc.+                                6,200          32,860
Accredo Health, Incorporated+                                350          13,895
Accrue Software, Inc.+                                       300             180
Aceto Corporation                                            200           2,080
Aclara Biosciences Inc.+                                     200           1,014
Acme Communications, Inc.+                                   200           1,348
Actel Corp.+                                               1,600          31,856
Action Performance Companies, Inc.+                        1,000          30,610
Activision, Inc.+                                            900          23,409
Active Power, Inc.+                                        4,200          28,560
Actrade Financial Technologies, Ltd.+                        100           2,945
Actuant Corporation (Class A)+                               100           3,360
Actuate Corporation+                                         400           2,108
Acxiom Corp.+                                              5,100          89,097
Adaptec, Inc.+                                             3,200          46,400
Adelphia Business Solutions, Inc.+                           300             174
Adelphia Communications (Class A)+                         6,200         193,316
Adept Technology, Inc.+                                      200             800
Administaff, Inc.+                                           300           8,223
Adolor Corporation+                                          300           5,385
Adtran, Inc.+                                              1,200          30,624
Advanced Digital Information
  Corporation+                                             3,700          59,348
Advanced Energy Industries, Inc.+                            500          13,320
Advanced Fibre Communications, Inc.+                       3,000          53,010
Advanced Lighting Technologies, Inc.+                        200             300
Advanced Power Technology, Inc.+                           1,200          13,920
Advanced Switching Communications, Inc.+                     100             112
Advanced Tissue Sciences, Inc.+                              200             872
AdvancePCS+                                                2,400          70,440
Advanta Corp. (Class A)                                    1,600          15,904
Advantica Restaurant Group, Inc.+                          2,700           1,755
Advent Software, Inc.+                                     1,100          54,945
Aegis Realty, Inc.                                           200           2,238
Aeroflex Incorporated+                                       400           7,572
Aerosonic Corporation+                                       200           3,802
Aether Systems, Inc.+                                      3,600          33,120
Affiliated Computer Services,
  Inc. (Class A)+                                          1,900         201,647
Affiliated Managers Group, Inc.+                             800          56,384
Affymetrix, Inc.+                                          1,700          64,175
Aftermarket Technology Corp.+                              2,600          42,120
Agere Systems Inc. (Class A)+                             29,400         167,286
Agile Software Corporation+                                  300           5,166
Agree Realty Corporation                                     200           3,698
Airborne, Inc.                                             4,000          59,320
Airgas, Inc.+                                                500           7,560

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
AirGate PCS, Inc.+                                           100     $     4,555
Airnet Communications Corporation+                           200              84
AirTran Holdings, Inc.+                                      400           2,640
Akamai Technologies, Inc.+                                   900           5,346
Akorn, Inc.+                                                 400           1,600
Aksys, Ltd.+                                               2,900          13,485
Alabama National BanCorporation                              100           3,371
Alamo Group Inc.                                             800          11,400
Alamosa Holdings, Inc.+                                    3,500          41,755
Alaska Air Group, Inc.+                                      500          14,550
Alaska Communications Systems
  Holdings, Inc.+                                          3,700          29,489
Albany International Corp.
  (Class A)                                                2,600          56,420
Albany Molecular Research, Inc.+                             500          13,245
Albemarle                                                    500          12,000
Alexander & Baldwin, Inc.                                    500          13,350
Alexandria Real Estate Equities, Inc.                      1,300          53,430
Alexion Pharmaceuticals, Inc.+                             1,800          43,992
Alfa Corporation                                             400           8,976
Alico, Inc.                                                1,300          40,755
Align Technology, Inc.+                                    5,100          22,950
Alkermes, Inc.+                                            2,500          65,900
Allcity Insurance Company+                                   300             108
Alleghany Corporation+                                       302          58,120
Allegiance Telecom, Inc.+                                  2,500          20,725
Allen Telecom Inc.+                                        3,000          25,500
Alliance Capital Management
  Holding LP                                               3,000         144,960
Alliance Fiber Optic Products, Inc.+                         200             284
Alliance Gaming Corporation+                               1,900          55,822
Alliance Pharmaceutical Corp.+                             2,500           8,500
Alliance Semiconductor
  Corporation+                                             4,100          49,528
Alliant Energy Corporation                                 3,000          91,080
Alliant Techsystems Inc.+                                    775          59,830
Allied Capital Corporation                                 3,700          96,200
Allmerica Financial Corporation                            2,000          89,100
Allos Therapeutics Inc.+                                     200           1,388
Alloy, Inc.+                                               2,200          47,366
Allscripts Healthcare
  Solutions, Inc.+                                           200             648
Alpha Industries, Inc.+                                    1,600          34,880
Alpharma, Inc. (Class A)                                   2,600          68,770
Altair International, Inc.+                                  800           1,120
Amazon.com, Inc.+                                         14,700         159,054
AmerAlia, Inc.+                                              900             765
Ameriana Bancorp                                             200           2,680
America First Mortgage Investments,
  Inc.                                                       400           3,500
America West Holdings Corporation
  (Class B)+                                                 200             700
American Axle & Manufacturing
  Holdings, Inc.+                                            200           4,276
American Bank of Connecticut                               1,100          34,320
American Biltrite Inc.                                       200           2,824
American Capital Strategies, Ltd.                            600          17,010
American Classic Voyages Co.+                                100               1
American Eagle Outfitters, Inc.+                           2,650          69,350
American Financial Group, Inc.                             3,900          95,745
American Healthways, Inc.+                                 1,500          47,910

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
American Home Mortgage
  Holdings, Inc.                                           1,800     $    21,780
American Insured Mortgage
  Investors LP, Series 86                                    700           2,429
American Insured Mortgage
  Investors LP, Series 88                                    400           2,120
American Italian Pasta Company
  (Class A)+                                                 100           4,203
American Land Lease, Inc.                                    200           2,620
American Management Systems,
  Incorporated+                                              300           5,424
American Medical Security Group,
  Inc.+                                                    4,400          54,780
American Medical Systems Holdings,
  Inc.+                                                      200           4,138
American National Bankshares
  Inc                                                        200           3,660
American National Insurance
  Company                                                  1,100          92,510
American Online Latin America, Inc.
  (Class A)+                                                 200             910
American Real Estate Parners, LP+                            100             903
American Standard Companies, Inc.+                         2,700         184,221
American States Water Company                                100           3,495
American Superconductor Corporation+                         100           1,226
American Technical Ceramics Corp.+                           100           1,028
American Tower Corporation (Class A)+                      7,300          69,131
American Water Works Company, Inc.                         3,700         154,475
American Woodmark Corporation                                900          48,375
AmeriCredit Corp.+                                         3,100          97,805
AmeriPath, Inc.+                                           1,100          35,211
Ameristar Casinos, Inc.+                                   2,400          60,120
Ameritrade Holding Corporation
  (Class A)+                                               4,300          25,456
AmeriVest Properties Inc.                                    100             580
Ameron International Corporation                             300          20,760
AmerUs Group Co.                                           1,600          57,344
Ames Department Stores, Inc.+                                200              48
Amkor Technology, Inc.+                                    6,300         100,989
Amli Residential Properties Trust                          1,900          47,918
Ampal-American Israel
  Corporation (Class A)+                                     100             570
Ampco-Pittsburgh Corporation                                 200           2,150
Amphenol Corp. (Class A)+                                  1,700          81,685
AmSurg Corp. (Series A)+                                     100           2,718
Amtech Systems, Inc.+                                        100             716
Amtran, Inc.+                                              1,500          22,425
Amylin Pharmaceuticals, Inc.+                              5,000          45,700
Analogic Corporation                                         100           3,851
Analysts International
  Corporation                                                200             826
Anaren Microwave, Inc.+                                      100           1,732
Anchor Bancorp, Inc.                                       2,500          44,350
The Andersons, Inc.                                          300           3,000
Andrx Group+                                               2,800         197,148
Anixter International Inc.+                                2,400          69,624
AnnTaylor Stores Corporation+                              2,000          70,000
AnswerThink Consulting Group,
  Inc.+                                                    4,000          26,120
Anthracite Capital, Inc.                                     100           1,099
Antigenics Inc.+                                           2,600          42,640
Apartment Investment &
  Management Company (Class A)                             2,900         132,617
Aphton Corporation+                                        1,100          16,060
Apogent Technologies Inc.+                                 3,900         100,620
Apollo Group, Inc. (Class A)+                              4,400         198,044
Appiant Technologies Inc.+                                   100             243
Applebee's International, Inc.                               600          20,520

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments


       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Applera Corporation - Celera
  Genomics Group+                                          2,400     $    64,056
Applica Incorporated+                                        200           1,802
Applied Digital Solutions, Inc.+                             600             258
Applied Industrial Technologies, Inc.                        100           1,865
Applied Molecular Evolution+                                 100           1,231
AppliedTheory Corporation+                                   200              32
Apria Healthcare Group Inc.+                               1,900          47,481
AptarGroup, Inc.                                           1,500          52,545
Aquila, Inc.+                                              1,900          32,490
Arabian American Development
  Company+                                                 3,600             468
Aradigm Corporation+                                         300           2,130
Arbitron Inc.+                                               400          13,660
Arch Capital Group Ltd.+                                   2,200          56,650
Arch Chemicals, Inc.                                         100           2,320
Arch Coal, Inc.                                            3,200          72,640
Arch Wireless, Inc.+                                       1,200              15
Archstone-Smith Trust                                      6,775         178,183
Arctic Cat Inc.                                            1,000          17,000
Arden Realty, Inc.                                         2,500          66,250
Ardent Communications, Inc.+                                 200               3
AremisSoft Corporation+                                    2,700           2,646
Arena Pharmaceuticals, Inc.+                                 100           1,203
Argosy Gaming Company+                                     1,100          35,772
Arguss Communications, Inc.+                                 100             406
Ariba, Inc.+                                               5,000          30,800
Arkansas Best Corporation+                                   100           2,882
Armstrong Holdings, Inc.+                                    300           1,023
ArQule, Inc.+                                                100           1,700
Array BioPharma Inc.+                                      3,100          46,066
Arrow Electronics, Inc.+                                   3,700         110,630
Arrow Financial Corporation                                  420          12,260
Arrow International, Inc.                                    100           3,994
Art Technology Group, Inc.+                               15,300          53,244
Artemis International Solutions
  Corporation+                                               300              15
Artesian Resources Corporation
  (Class A)                                                  100           3,094
Artesyn Technologies, Inc.+                                  300           2,793
ArthroCare Corporation+                                      300           5,379
Arthur J. Gallagher & Co.                                  3,000         103,470
ArvinMeritor, Inc.                                         1,000          19,640
Ascential Software Corporation+                           10,200          41,310
Ask Jeeves, Inc.+                                            300           1,020
Aspect Communications Corporation+                         5,100          19,788
Aspect Medical Systems, Inc.+                                100           1,000
Aspen Technology, Inc.+                                    2,400          40,320
Associated Banc-Corp.                                      2,500          88,225
Astec Industries, Inc.+                                    2,300          33,258
Astoria Financial Corporation                              3,600          95,256
AstroPower, Inc.+                                            100           4,043
Asyst Technologies, Inc.+                                  3,100          39,556
At Home Corporation (Class A)+                             2,100              12
Atalanta/Sosnoff Capital
  Corporation                                                200           2,000
Atlantic American Corporation+                               700           1,543
Atlantic Premium Brands, Ltd.+                               600           1,440

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Atlantic Realty Trust                                        300     $     2,367
Atlantic Tele-Network, Inc.                                  200           2,830
Atlantis Plastics, Inc.+                                     400           1,272
Atlas Air, Inc.+                                           3,500          51,275
Atmel Corporation+                                        17,400         137,808
Atmos Energy Corporation                                     400           8,500
Atrix Laboratories, Inc.+                                  1,500          30,915
Atwood Oceanics, Inc.+                                     1,500          52,275
Audiovox Corporation (Class A)+                              200           1,492
Aurora Food Inc. (a)+                                      7,800          39,390
Auspex Systems, Inc.+                                        300             540
autobytel.com inc+                                           300             517
AutoNation, Inc.+                                         13,400         165,222
Avalonbay Communities, Inc.                                2,700         127,737
Avanex Corporation+                                        5,300          31,270
Avant! Corporation+                                        3,800          77,862
Avatar Holdings Inc.+                                        100           2,356
Avenue A, Inc.+                                              400             678
Aviall, Inc.+                                              1,800          13,590
Aviation General, Incorporated+                            1,200             288
Avici Systems Inc.+                                        6,600          19,206
Avid Technology, Inc.+                                     2,800          34,020
Avigen, Inc.+                                                100           1,151
Aviron+                                                    1,900          94,487
Avista Corporation                                           300           3,978
Avnet, Inc.                                                4,374         111,406
Avocent Corporation+                                       1,800          43,650
Aware, Inc.+                                                 200           1,660
Axcelis Technologies, Inc.+                                5,700          73,473
Axsys Technologies, Inc.+                                    100           1,000
Aztar Corporation+                                         2,700          49,410
BARRA, Inc.+                                                 350          16,481
BE Aerospace, Inc.+                                          800           7,336
BEA Systems, Inc.+                                        15,900         245,019
BEI Techologies, Inc.                                        300           5,232
The BISYS Group, Inc.+                                     2,200         140,778
BJ Services Company+                                       6,200         201,190
BJ's Wholesale Club, Inc.+                                 2,700         119,070
BNP Residential Properties, Inc.                             300           3,093
BOK Financial Corporation+                                 2,109          66,455
BP Prudhoe Bay Royalty Trust                                 600           8,910
BRE Properties, Inc. (Class A)                             1,800          55,728
BRT Realty Trust                                             300           3,603
BSQUARE Corporation+                                       4,600          19,182
BWAY Corporation+                                            400           4,400
Badger Meter, Inc.                                           100           2,243
Badger Paper Mills, Inc.+                                    200             850
Baldor Electric Company                                    1,000          20,900
Baldwin & Lyons, Inc. (Class B)                            1,600          40,960
Bally Total Fitness Holding
  Corporation+                                             2,000          43,120
BancFirst Ohio Corp.                                         100           2,415
Bancorp Connecticut, Inc.                                    200           3,900
BancorpSouth, Inc.                                         3,400          56,440

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Bandag, Incorporated                                       1,000     $    34,760
Bank of Granite Corp.                                      1,700          33,609
Bank Plus Corporation+                                     1,200           8,712
BankAtlantic Bancorp, Inc. (Class A)                       4,100          37,638
Banknorth Group, Inc.                                      6,916         155,748
BankUnited Financial Corporation
  (Class A)+                                               3,100          46,035
Banta Corporation                                          1,900          56,088
Banyan Strategic Realty Trust                                400             300
Bar Harbor Bankshares                                        200           3,600
Barnes & Noble, Inc.+                                      2,400          71,040
Barnes Group Inc.                                            100           2,399
barnesandnoble.com inc.+                                     400             616
Barnwell Industries, Inc.                                    100           2,060
Barr Laboratories, Inc.+                                   1,786         141,737
Barrett Business Services, Inc.+                             400           1,480
Bay View Capital Corporation+                              5,900          43,247
Be Free, Inc.+                                               600           1,272
Beacon Power Corporation+                                  7,730          10,049
Beazer Homes USA, Inc.+                                      400          29,268
bebe stores, inc.+                                           300           5,598
Beckman Coulter Inc.                                       2,300         101,890
Belden Inc.                                                  100           2,355
Bel Fuse Inc. (Class A)+                                   1,300          31,135
Bell Microproducts Inc.+                                   2,600          32,812
Benchmark Electronics, Inc.+                               1,600          30,336
Benihana Inc. (Class A)+                                   2,400          36,120
Berkley (W.R.) Corporation                                 1,900         102,030
Berkshire Bancorp Inc.                                       100           2,825
Berkshire Hathaway Inc. (Class A)+                            59       4,460,400
Berkshire Hathaway Inc. (Class B)+                            66         166,650
Bestway, Inc.+                                               300           1,170
Bethlehem Steel Corporation+                                 900             405
Beverly Enterprises, Inc.+                                 4,200          36,120
Bigmar, Inc.+                                                900             621
BindView Development Corporation+                            400             804
Bingham Financial Services
  Corporation+                                               700           1,050
BioCryst Pharmaceuticals, Inc.+                              200             792
BioMarin Pharmaceutical Inc.+                              2,600          34,944
Bionova Holding Corporation+                                 800             272
Bionx Implants, Inc.+                                        900           3,150
Biopure Corporation+                                       2,000          28,420
Bio-Rad Laboratories, Inc.
  (Class A)+                                                 400          25,320
Biosite Diagnostics Incorporated+                          1,300          23,881
BioSource International, Inc.+                               100             830
BioSpecifics Technologies Corp.+                           1,000           1,850
Bio-Technology General Corp.+                              4,200          34,566
BioTransplant Incorporated+                                  200           1,770
Birman Managed Care, Inc.+                                11,900              12
Birmingam Utilities, Inc.                                    200           3,770
Black Box Corporation+                                     1,100          58,168
Black Hawk Gaming & Development
  Company, Inc.+                                             100           1,109
Black Hills Corporation                                    1,400          47,376
BlackRock, Inc.+                                             600          25,020

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Blockbuster Inc. (Class A)                                   200     $     5,040
Blount International, Inc.+                                  200             628
Blue Martini Software, Inc.+                                 400           1,204
Blyth, Inc.                                                1,300          30,225
Bob Evans Farms, Inc.                                        200           4,914
Boca Resorts, Inc. (Class A)+                                100           1,310
Bone Care International, Inc.+                             1,600          27,408
Borders Group, Inc.+                                       3,000          59,520
BorgWarner, Inc.                                           1,000          52,250
Borland Software Corporation+                                900          14,094
Boston Acoustics, Inc.                                       200           2,400
Boston Communications Group, Inc.+                         1,900          21,565
Boston Private Financial
  Holdings, Inc.                                           2,000          44,140
Boston Properties, Inc.                                    3,600         136,800
Bottomline Technologies, Inc.+                               100           1,083
Bowater Incorporated                                       1,900          90,630
Bowl America Incorporated (Class A)                          210           2,310
Bowne & Co., Inc.                                            200           2,560
The Boyds Collection, Ltd.+                                  200           1,354
Brady Corporation (Class A)                                1,800          65,880
Brandywine Reality Trust                                     200           4,214
Brass Eagle Inc.+                                            100             550
Breakaway Solutions, Inc.+                                   400               6
Bridgford Foods Corporation                                  200           2,400
Briggs & Stratton Corporation                              1,600          68,320
Brigham Exploration Company+                                 400           1,200
Bright Horizons Family
  Solutions, Inc.+                                           200           5,598
Brightpoint, Inc.+                                           500           1,570
Brinker International, Inc.+                               3,700         110,112
Brio Technology, Inc.+                                       200             576
BriteSmile, Inc.+                                          3,600          18,000
Broadwing Inc.+                                            8,200          77,900
Brocade Communications
  Systems, Inc.+                                           9,100         301,392
Brookline Bancorp, Inc.                                      700          11,508
Brooks Automation, Inc.+                                     200           8,134
Brooktrout Inc.+                                             200           1,300
Brown & Brown                                              2,200          60,060
Brown Shoe Company, Inc.                                     100           1,624
Bruker Daltonics, Inc.+                                      900          14,715
Brush Engineered Materials Inc.                              100           1,424
Bryn Mawr Bank Corporation                                   100           2,825
Buca, Inc.+                                                2,400          38,904
Buckeye Partners, LP                                         300          11,244
Buckeye Technologies Inc.+                                   200           2,300
Buckhead America Corporation+                                600             600
The Buckle, Inc.+                                            700          15,610
Building Materials Holding
  Corporation+                                             1,100          11,935
Burke Mills, Inc.+                                         1,400             616
Burlington Coat Factory
  Warehouse Corporation                                    2,400          40,320
Burnham Pacific Properties, Inc.                             200             824
Bush Industries, Inc. (Class A)                              100           1,086
Butler Manufacturing Company                                 700          19,390
CACI International Inc.
  (Class A)+                                                 200           7,897

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
CARBO Ceramics Inc.                                          100     $     3,916
CBL & Associates Properties, Inc.                          2,000          63,000
CBRL Group, Inc.                                           1,700          50,048
CCC Information Services
  Group Inc.+                                              4,167          25,752
C-COR.net Corp.+                                             200           2,914
C&D Technologies, Inc.                                     2,300          52,555
CDI Corp.+                                                   100           1,900
CDW Computer Centers, Inc.+                                3,300         177,243
CEC Entertainment Inc.+                                      400          17,356
CERBCO, Inc. (Class A)                                       500           1,125
CH Energy Group, Inc.                                      1,300          56,511
C.H. Robinson Worldwide, Inc.                              3,200          92,528
CHRONIMED Inc.+                                              200           1,270
CIBER, Inc.+                                                 400           3,780
CIMA Labs Inc.+                                              200           7,230
CIRCOR International, Inc.                                 2,000          36,900
CKE Restaurants, Inc.+                                     5,800          52,490
CLARCOR Inc.                                                 200           5,430
CMGI Inc.+                                                 6,200          10,106
CNA Financial Corporation+                                 8,994         262,355
CNA Surety Corporation                                       100           1,550
CNET Networks, Inc.+                                       5,700          51,129
CNF Transportation Inc.                                    1,800          60,390
CONMED Corporation+                                          450           8,982
CONSOL Energy Inc.                                         3,100          77,004
COR Therapeutics, Inc.+                                    2,100          50,253
CPI Corp.                                                    100           1,660
CPB Inc.                                                   1,100          32,351
CRYO-CELL International, Inc.+                             2,300          11,247
CSG Systems International, Inc.+                           2,000          80,900
CSS Industries, Inc.+                                        100           3,091
CT Communications, Inc.                                    2,100          34,671
CTB International Corp.+                                     300           3,270
CTC Communications Group, Inc.+                            4,300          22,145
CTN Media Group, Inc.+                                       300             216
CTS Corporation                                            2,300          36,570
CUNO Incorporated+                                           600          18,300
CV Therapeutics, Inc.+                                       400          20,808
CYTOGEN Corporation+                                         500           1,505
Cable Design Technology+                                     300           4,104
Cablevision Systems Corporation
  (Class A)+                                               5,300         251,485
Cabot Corporation                                          2,400          85,680
Cabot Microelectronics
  Corporation+                                               900          71,325
Cabot Oil & Gas Corporation
  (Class A)                                                1,200          28,860
CacheFlow Inc.+                                              300             804
Cadence Design Systems, Inc.+                              9,300         203,856
Cadmus Communications Corporation                            600           6,450
Cagle's Inc. (Class A)+                                      200           1,240
Cal Dive International, Inc.+                              3,000          74,040
Caldera International, Inc.+                                 300             258
Calgon Carbon Corporation                                    300           2,505
Calico Commerce, Inc.+                                       200              34
California Coastal Communities,
  Inc.+                                                      400           1,800

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
California Micro Devices
  Corporation+                                               100     $       470
California Pizza Kitchen,
  Inc.+                                                      100           2,475
Caliper Technologies Corp.+                                2,300          35,903
Callaway Golf Company                                      2,900          55,535
Cambrex Corporation                                        1,000          43,600
Camden National Corporation                                1,900          35,530
Camden Property Trust                                      1,500          55,050
Caminus Corporation+                                       1,500          34,500
Capital Automotive                                           100           1,989
Capital City Bank Group, Inc.                              1,600          38,768
Capital Pacific Holdings, Inc.+                              600           2,730
Capitol Bancorp Ltd.                                         200           2,660
Capitol Federal Financial                                  2,640          55,018
Capitol Transamerica Corporation                           2,200          36,190
Capstead Mortgage Corporation                              1,700          39,950
Capstone Turbine Corporation+                                900           4,869
Captaris Inc.+                                               200             738
Caraustar Industries, Inc.                                   200           1,386
CardioDynamics International
  Corporation+                                             5,600          37,016
Career Education Corporation+                              1,600          54,848
Caremark Rx, Inc.+                                         9,300         151,683
Carlisle Companies Incorporated                            1,200          44,376
Carlyle Industries, Inc.+                                  2,900             667
Carpenter Technology Corporation                             500          13,310
CarrAmerica Realty Corporation                             2,500          75,250
Carreker Corporation+                                      2,900          17,110
Carrier Access Corporation+                                4,900          14,308
Carrizo Oil & Gas, Inc.+                                   4,400          19,492
Carrollton Bancorp                                           200           2,550
Cascade Financial Corporation+                               330           2,557
Cascade Natural Gas Corporation                              100           2,205
Casella Waste Systems, Inc.+                               2,400          35,544
Casey's General Stores, Inc.                                 700          10,430
Catalina Marketing Corporation+                            2,100          72,870
Catalyst Semiconductor, Inc.+                                200             560
Catalytica Energy Systems, Inc.+                           2,766          12,641
Catapult Communcations
  Corporation+                                               300           7,818
Catellus Development
  Corporation+                                             4,200          77,280
The Cato Corporation (Class A)                               200           3,780
Cedar Fair, LP                                               700          17,353
Cedar Income Fund, Ltd.+                                     600           2,550
Celeritek, Inc.+                                             100           1,339
Celgene Corporation+                                       3,000          95,760
Cell Genesys, Inc.+                                          200           4,648
Cell Pathways, Inc.+                                         100             696
Cell Therapeutics, Inc.+                                     700          16,898
Centennial Communications Corp.+                           4,000          40,960
Center Trust, Inc.                                           500           2,125
CenterPoint Properties Corporation                         1,500          74,700
Centex Construction Products, Inc.                           400          12,820
Centillium Communications, Inc.+                           3,000          23,580
Centra Software, Inc.+                                       500           4,000
Central Coast Bancorp+                                        20             440

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Central European Distribution
  Corporation+                                               500     $     6,190
Central Garden & Pet Company+                                100             846
Central Parking Corporation                                  100           1,964
Central Vermont Public Service
  Corporation                                                600          10,020
Cephalon, Inc.+                                            2,000         151,170
Ceres Group, Inc.+                                           100             369
Ceridian Corporation+                                      5,500         103,125
Cerner Corporation+                                        1,400          69,902
Certegy Inc.+                                              2,700          92,394
Cerus Corporation+                                           200           9,150
Champion Enterprises,  Inc.+                                 300           3,693
Champion Industries, Inc.                                    700           2,030
Charles River Laboratories
  International, Inc.+                                     1,600          53,568
Charlotte Russe Holding Inc.+                                100           1,861
Charming Shoppes, Inc.+                                      700           3,717
Charter Communications, Inc.
  (Class A)+                                              11,400         187,302
Chase Industries Inc+                                        300           2,745
Chateau Communities, Inc.                                  1,900          56,810
CheckFree Corp.+                                           2,900          52,200
Checkpoint Systems, Inc.+                                    200           2,680
The Cheesecake Factory Incorporated+                       1,800          62,586
Chelsea Property Group, Inc.                               1,200          58,920
Chemed Corporation                                           900          30,510
ChemFirst Inc.                                               100           2,397
Chemical Financial Corporation                               134           4,053
Chesapeake Corporation                                     1,600          44,496
Chesapeake Energy Corporation+                             2,200          14,542
Chesapeake Utilities Corporation                             100           1,980
Chicago Rivet & Machine Co.                                  100           2,250
Chico's FAS, Inc.+                                           350          13,895
The Children's Place Retail
  Stores, Inc.+                                            1,500          40,725
Childtime Learning Centers,
  Inc.+                                                      300           1,725
ChipPAC, Inc.+                                             1,000           7,420
Chiquita Brands International,
  Inc.+                                                      500             320
Chittenden Corporation                                     2,375          65,550
Choice Hotels International, Inc.+                         1,400          31,010
Choice One Communications Inc.+                            4,900          17,346
ChoicePoint Inc.+                                          2,350         119,121
Chordiant Software, Inc.+                                  8,600          68,026
Christopher & Banks
  Corporation+                                               225           7,706
ChromaVision Medical
  Systems, Inc.+                                             100             449
Chromcraft Revington, Inc.+                                  300           3,234
Church & Dwight Co., Inc.                                    500          13,315
Churchill Downs Incorporated                                 100           3,697
Ciphergen Biosystems, Inc.+                                  100             800
Cirrus Logic, Inc.+                                        1,600          21,152
Citizens Banking Corporation                               1,800          59,184
Citizens, Inc.+                                            4,235          53,573
City Holding Company+                                      3,000          36,120
City National Corporation                                  1,800          84,330
Claire's Stores, Inc.                                        200           3,020
Clarent Corporation+                                       4,600               0
Clark/Bardes, Inc.+                                        1,300          32,799

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Clarus Corporation+                                          200     $     1,248
Clayton Homes, Inc.                                        5,200          88,920
Clayton Williams Energy, Inc.+                             2,400          31,440
Cleco Corporation                                          1,400          30,758
Cleveland-Cliffs Inc.                                      1,900          34,770
Click Commerce, Inc.+                                      5,000          15,800
click2learn.com, Inc.+                                       100             300
Closure Medical Corporation+                                 100           2,336
Coach, Inc.+                                               1,600          62,368
Coachmen Industries, Inc.                                  1,400          16,800
Coastal Bancorp, Inc.                                      1,000          28,900
Coastal Financial Corporation                                300           2,823
CoBiz Inc.                                                 2,300          31,050
Coca-Cola Bottling Co.
  Consolidated                                             1,100          41,646
Cognex Corporation+                                          900          23,049
Cognizant Technology Solutions
  Corporation+                                               700          28,686
Coherent, Inc.+                                              400          12,368
Cohu, Inc.                                                 1,400          27,650
Coinstar, Inc.+                                            1,800          45,000
Cold Metal Products, Inc.+                                 1,400             406
Coldwater Creek Inc.+                                        100           2,118
Collateral Therapeutics, Inc.+                               100             626
The Colonial BancGroup, Inc.                               4,300          60,587
Colonial Properties Trust                                  1,800          56,070
Columbia Laboratories, Inc.+                                 200             690
Columbia Sportswear Company+                               1,600          53,280
Columbus McKinnon Corporation                              3,300          33,825
Com21, Inc.+                                                 200             274
Comdisco, Inc.                                             1,000             520
Comfort Systems USA, Inc.+                                   200             740
Comm Bancorp, Inc.                                           100           2,850
Commerce Bancorp, Inc.                                     2,600         102,284
Commerce Bancshares, Inc.                                  2,640         102,934
The Commerce Group, Inc.                                   1,400          52,766
Commerce One, Inc.+                                        2,900          10,353
Commercial Bankshares, Inc.                                  100           2,401
Commercial Federal Corporation                             3,100          72,850
Commercial Metals Company                                    100           3,498
Commercial National Financial
  Corporation                                                100           1,810
Commercial Net Lease Realty                                1,791          23,283
Commercial Net Lease Realty
  (Preferred)                                                 42             966
Commonwealth Telephone
  Enterprises, Inc.+                                         300          13,650
CommScope, Inc.+                                           3,200          68,064
Communication Intelligence
  Corporation+                                               700             448
Community Banks, Inc.                                      1,400          37,800
Community First Bankshares, Inc.                           2,800          71,932
Community Health Care+                                     3,400          86,700
Compass Bancshares, Inc.                                   4,800         135,840
CompuCredit Corporation+                                   4,000          47,040
Computer Horizons Corp.+                                     500           1,605
Computer Network Technology
  Corporation+                                               200           3,558
Comstock Resources, Inc.+                                    200           1,400
Conceptus, Inc.+                                           1,600          37,760

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments


       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Concord Camera Corp.+                                        200     $     1,584
Concord Communications, Inc.+                                100           2,065
Concurrent Computer Corporation+                           2,500          37,125
Conductus, Inc.+                                             200             546
Conectiv, Inc.                                             3,300          80,817
Conestoga Enterprises, Inc.                                1,000          31,950
Connecticut Water Service, Inc.                            1,500          44,355
Connetics Corporation+                                       200           2,380
Consolidated Graphics, Inc.+                               1,800          34,650
Constellation Brands, Inc. (Class A)+                      1,700          72,845
Continental Airlines, Inc. (Class B)+                        700          18,347
Conventry Health Care Inc.+                                2,500          49,875
Convera Corporation+                                       6,100          20,435
Cooper Cameron Corporation+                                2,000          80,720
Cooper Companies, Inc.                                     1,100          54,978
CoorsTek, Inc.+                                            1,200          38,208
Copart, Inc.+                                              2,100          76,377
Copper Mountain Networks, Inc.+                              400             676
Corillian Corporation+                                       200             958
Corinthian Colleges, Inc.+                                   800          32,712
Corio, Inc.+                                                 400             472
Corixa Corporation+                                        3,300          49,731
Corn Products International, Inc.                            500          17,625
Cornell Companies, Inc.+                                   1,100          19,415
Cornerstone Realty Income Trust,
  Inc.                                                     1,600          18,160
The Corporate Executive Board
  Company+                                                   500          18,350
Corporate Office Properties Trust                            100           1,187
Correctional Properties Trust                              1,100          18,590
Corrections Corporation of
  America+                                                   900          16,704
Corus Bankshares, Inc.                                       100           4,540
Corvas International, Inc.+                                3,400          22,270
Corvis Corporation+                                        7,400          23,902
Cosine Communications, Inc.+                                 600             930
Cost Plus, Inc.+                                             100           2,650
CoStar Group Inc.+                                           100           2,401
Cotton States Life Insurance Company                         200           1,920
Courier Corporation                                          150           5,250
Cousins Properties, Inc.                                   1,900          46,284
Covance Inc.+                                              2,100          47,670
Covansys Corporation+                                      2,800          25,060
Covanta Energy Corporation+                                  300           1,356
CoVest Bancshares, Inc.                                      200           3,740
Covista Communications, Inc.+                                300           2,706
Cox Communications, Inc. (Class A)+                       22,900         959,739
Cox Radio, Inc. (Class A)+                                 1,600          40,768
Crawford & Company (Class B)                               1,700          19,924
Credence Systems Corporation+                              1,600          29,712
Credit Acceptance Corporation+                               300           2,670
Cree, Inc.+                                                2,900          85,434
Crescent Operating, Inc.+                                  1,000              31
Crescent Real Estate Equities
  Company                                                  4,300          77,873
Crestline Capital Corporation+                               900          27,954
Critical Path, Inc.+                                         900           2,466

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Crompton Corporation                                       1,300     $    11,700
Cross Media Marketing Corporation+                            29             261
Crossman Communities, Inc.                                 1,300          42,900
Crossroads Systems, Inc.+                                    200             898
CrossWorlds Software, Inc.+                                  200             932
Crown Castle International Corp.+                          8,600          91,848
Crown Cork & Seal Company, Inc.+                           9,300          23,622
Crown Media Holdings, Inc. (Class A)+                        200           2,258
CryoLife, Inc.+                                            1,500          45,000
Cubic Corporation                                            100           5,136
Cubist Pharmaceuticals, Inc.+                                500          17,980
Cuisine Solutions, Inc.+                                   1,200           1,020
Cullen/Frost Bankers, Inc.                                 2,100          64,848
Culp, Inc.                                                   500           1,900
Cumulus Media Inc. (Class A)+                              2,600          42,068
CuraGen Corporation+                                       1,100          24,607
Curis, Inc.+                                                 200           1,122
Curtiss-Wright Corporation                                   100           4,775
Curtiss-Wright Corporation (Class B)                         162           7,533
Cybear Group+                                                  1               0
Cyber-Care, Inc.+                                         12,900          12,384
Cyberonics, Inc.+                                            200           5,306
CyberOptics Corporation+                                     100           1,325
CyberSource Corporation+                                     200             352
Cygnus, Inc.+                                              3,200          16,800
Cylink Corporation+                                          200             550
Cymer, Inc.+                                                 400          10,692
Cypress Communications, Inc.+                                 30              48
Cypress Semiconductor Corporation+                         4,800          95,664
Cysive, Inc.+                                                300             843
Cytec Industries Inc.+                                     2,500          67,500
Cytyc Corporation+                                         4,600         120,060
DDi Corp.+                                                   800           7,872
D&E Communications, Inc.                                   1,500          27,000
DENTSPLY International Inc.                                1,900          95,380
DHB Capital Group Inc.+                                      600           3,570
DIANON Systems, Inc.+                                      1,453          88,342
DIMON Incorporated                                         5,000          36,000
D & K Healthcare Resources, Inc.                             800          45,560
DMC Stratex Networks, Inc.+                                1,400          10,892
DPL Inc.                                                   4,700         113,176
DQE, Inc.                                                  2,000          37,860
D.R. Horton, Inc.                                          3,155         102,411
DRS Technologies, Inc.+                                    1,700          60,605
DSET Corporation+                                             75              86
DSL.net, Inc.+                                             1,000           1,260
DSP Group, Inc.+                                             200           4,652
DST Systems, Inc.+                                         4,600         229,310
Daily Journal Corporation+                                   100           2,225
Dairy Mart Convenience Stores, Inc.+                         500               5
Daisytek International Corporation+                          800          10,536
Daktronics, Inc.+                                          2,500          21,125
Daleen Technologies, Inc.+                                   100              35

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Dal-Tile International Inc.+                                 700     $    16,275
Daniel Green Company                                         500           2,275
Danielson Holding Corporation+                               500           2,220
Data Return Corporation+                                     300             435
Dataram Corporation+                                         100             835
Datascope Corp.                                              200           6,784
Datastream Systems, Inc.+                                    100             617
Datum Inc.+                                                  100           1,386
Davel Communications, Inc.+                                6,900             207
DaVita, Inc.+                                              3,300          80,685
Davox Corporation+                                           100             967
Dawson Geophysical Company+                                  200           1,550
Dean Foods Company+                                        1,557         106,187
Del Laboratories, Inc.+                                    2,216          33,786
Del Monte Foods Company+                                     300           2,553
dELiA*s Corp. (Class A)+                                   4,300          26,660
Delphi Financial Group, Inc. (Class A)                       100           3,330
Delta and Pine Land Company                                  300           6,789
Delta Natural Gas Company, Inc.                              100           2,020
Deltathree.com, Inc. (Class A)+                              100              90
Deltek Systems, Inc.+                                        100             442
Deltic Timber Corporation                                    100           2,740
Denbury Resources Inc.+                                    5,100          37,281
Dendreon Corporation+                                        100           1,007
Dendrite International, Inc.+                              3,000          42,090
Department 56, Inc.+                                       1,300          11,180
Developers Diversified Realty
  Corporation                                                700          13,370
DeVry, Inc.+                                               2,600          73,970
Diagnostic Products Corporation                              700          30,765
The Dial Corporation                                       3,400          58,310
Diametrics Medical, Inc.+                                    200           1,132
Diamond Offshore Drilling, Inc.                            5,300         161,120
DiamondCluster International, Inc.
  (Class A)+                                               2,600          34,060
Dice Inc.+                                                   100             180
Diebold, Incorporated                                      2,700         109,188
Digene Corporation+                                        1,300          38,350
Digex, Inc.+                                               4,000          11,960
Digimarc Corporation+                                        100           1,858
Digital Generation Systems, Inc.+                         10,400          11,544
Digital Impact, Inc.+                                        200             290
Digital Insight Corporation+                               2,400          53,664
Digital Lightwave, Inc.+                                     200           1,876
Digital River, Inc.+                                         300           4,776
DigitalThink, Inc.+                                        2,600          28,080
Digitas Inc.+                                              6,300          25,326
Dime Bancorp, Inc.                                         4,300         155,144
Dime Community Bancshares                                  1,400          39,284
Dionex Corporation+                                          700          17,857
Direct Focus, Inc.+                                          800          24,960
Disc Graphics, Inc.+                                       1,100           1,276
Ditech Communications Corporation+                           100             602
Diversa Corporation+                                       2,800          39,620
Divine Inc. (Class A)+                                    21,424          15,854

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Dobson Communications Corporation
  (Class A)+                                                 200     $     1,708
Docent, Inc.+                                                100             317
Documentum, Inc.+                                            200           4,344
Dole Food Company, Inc.                                    2,000          53,660
Dollar Thrifty Automotive Group,
  Inc.+                                                      200           3,100
Dollar Tree Stores, Inc.+                                  4,200         129,822
Dominion Homes, Inc.+                                        200           3,120
Donaldson Company, Inc.                                    1,600          62,144
Donegal Group Inc. (Class B)                                  66             700
Donnelly Corporation                                         200           2,630
Doral Financial Corporation                                1,600          49,936
Dot Hill Systems Corp.+                                      200             336
DoubleClick Inc.+                                          5,400          61,236
Dover Downs Entertainment, Inc.                              300           4,590
Downey Financial Corp.                                     1,700          70,125
The Dress Barn, Inc.+                                      1,800          45,018
Drew Industries Incorporated+                                400           4,300
Dreyer's Grand Ice Cream, Inc.                               300          11,553
Dril-Quip, Inc.+                                           2,200          53,020
Drugstore.com, Inc.+                                         700           1,365
Duane Read Inc.+                                             200           6,070
Ducommun Incorporated+                                     2,500          27,750
Duke Realty Corporation                                    5,200         126,516
DuPont Photomasks, Inc.+                                     100           4,345
Dura Automotive Systems, Inc.+                             2,300          25,300
Duratek, Inc.+                                             1,000           4,470
Durect Corporation+                                          300           3,477
Dyax Corp.+                                                  100           1,097
Dycom Industries, Inc.+                                      400           6,684
EEX Corporation+                                             300             552
EGL, Inc.+                                                 3,500          48,825
E-LOAN, Inc.+                                                700           1,288
EMC Insurance Group, Inc.                                    300           5,145
EMCOR Group, Inc.+                                         1,200          54,480
EMCORE Corporation+                                          200           2,690
ENBC Corp.+                                               14,100              71
ENSCO International Incorporated                           5,200         129,220
EPIX Medical, Inc.+                                        2,300          32,867
ESB Financial Corporation                                    240           2,484
ESS Technology, Inc.+                                        300           6,378
E* TRADE Group, Inc.+                                     12,800         131,200
The E.W. Scripps Company (Class A)                         3,200         211,200
EXE Technologies, Inc.+                                      300           1,527
Eagle Bancshares, Inc.                                       200           2,998
EarthLink, Inc.+                                           5,200          63,284
EarthShell Corporation+                                      700           1,400
East West Bancorp, Inc.                                      400          10,300
The Eastern Company                                          200           2,402
EastGroup Properties, Inc.                                 1,200          27,684
EasyLink Services Corproation
  (Class A)+                                                 500             245
Eaton Vance Corp.                                          2,600          92,430
eBay Inc.+                                                10,800         722,520
eBenX Inc.+                                                  100             407

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Echelon Corporation+                                         600     $     8,496
Echo Bay Mines Ltd.+                                       2,500           1,325
EchoStar Communications Corporation
  (Series A)+                                              9,600         263,712
Eclipsys Corporation+                                      1,800          30,150
Eden Bioscience Corporation+                               2,700          13,689
Edison Schools, Inc.+                                        800          15,720
Education Management Corporation+                            900          32,625
Edwards Lifesciences Corporation+                          2,100          58,023
eFunds Corporation+                                          500           6,875
eGain Communications Corporation+                            200             280
El Paso Electric Company+                                    300           4,350
Elantec Semiconductor, Inc.+                                 400          15,360
Elcor Corporation                                          2,100          58,359
Electric Fuel Corporation+                                   200             332
Electric Lightwave, Inc.+                                    100              30
Electro Scientific Industries, Inc.+                         900          27,009
Electroglas, Inc.+                                         2,300          33,971
Electronic Arts Inc.+                                      5,000         299,750
Electronics Boutique Holdings Corp.+                         200           7,988
Electronics for Imaging, Inc.+                             1,000          22,310
Elizabeth Arden, Inc.+                                     2,200          33,594
Ellett Brothers, Inc.+                                       700           1,575
eLoyalty Corporation+                                         40             212
eMagin Corporation+                                          200              84
Embarcadero Technologies, Inc.+                            2,200          53,240
eMerge Interactive, Inc. (Class A)+                          200             266
Emex Corporation+                                          4,100          12,628
Emisphere Technologies, Inc.+                              1,500          47,865
Emmis Communications Corporation
  (Class A)+                                               1,900          44,916
Empire District Electric Company                             800          16,800
Emulex Corporation+                                        3,500         138,285
Encompass Services Corporation+                              100             290
Endo Pharmaceuticals Holdings, Inc.+                       1,900          22,173
Endocare, Inc.+                                            1,800          32,274
Enercorp, Inc.+                                              800             240
Energen Corporation                                          200           4,930
Energizer Holdings, Inc.+                                  3,400          64,770
Energy Conversion Devices, Inc.+                           1,600          30,352
Energy East Corporation                                    4,400          83,556
Energy Partners, Ltd.+                                       200           1,510
Energy West Incorporated                                     200           2,290
Engage, Inc.+                                              1,100             484
Engineered Support Systems, Inc.                           1,025          35,065
Enterasys Networks, Inc.+                                  7,100          62,835
EnergySouth, Inc.                                            900          21,645
Entegris Inc.+                                               800           8,768
Entercom Communications Corp.+                             1,700          85,000
Enterprise Products Partners LP                            1,900          89,395
Entertainment Properties Trust                               100           1,935
Entrada Networks, Inc.+                                       25               3
Entravision Communications
  Corporation (Class A)+                                   4,100          48,995
EntreMed, Inc.+                                            2,200          18,590
Entrust Technologies Inc.+                                   300           3,057

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Enzo Biochem, Inc.+                                          305     $     7,167
Enzon, Inc.+                                               1,700          95,676
E.piphany, Inc.+                                             450           3,920
ePlus inc.+                                                  100             955
ePresence, Inc.+                                             200             838
Equinix, Inc.+                                               500           1,450
Equitable Resources, Inc.                                  2,400          81,768
Equity Marketing, Inc.+                                    2,300          29,923
Equity One, Inc.                                             155           2,130
Erie Indemnity Company (Class A)                           2,700         103,923
eSPEED, Inc. (Class A)+                                    2,400          19,872
Essex Property Trust, Inc.                                 1,300          64,233
The Estee Lauder Companies Inc.
  (Class A)                                                5,000         160,300
Esterline Technologies
  Corporation+                                               100           1,601
Ethan Allen Interiors Inc.                                 1,600          66,544
Ethyl Corporation+                                           600             552
Europa Cruises Corporation+                                4,600           4,232
Evergreen Resources, Inc.+                                 1,400          54,054
Evolve Software, Inc.+                                       100              37
Exabyte Corporation+                                         300             321
Exact Sciences Corporation+                                2,400          24,624
Exar Corporation+                                            500          10,425
Excel Technology, Inc.+                                      100           1,740
eXcelon Corporation+                                         425             497
Exchange Applications, Inc.+                                 400             100
Exelixis, Inc.+                                              800          13,296
Exide Corporation                                            200             246
Exodus Communications, Inc.+                              36,200           1,412
Expedia, Inc. (Class A)+                                   1,900          77,159
Expeditors International of
  Washington, Inc.                                         1,900         108,205
Express Scripts, Inc. (Class A)+                           2,900         135,604
Extended Stay America, Inc.+                               3,600          59,040
Extended Systems Incorporated+                               100             748
Extensity, Inc.+                                             100             218
Extreme Networks, Inc.+                                    4,600          59,340
Exult Inc.+                                                3,800          60,990
F5 Networks, Inc.+                                         2,100          45,234
FEI Company+                                                 500          15,755
FFLC Bancorp, Inc.                                           100           2,075
FFP Marketing Company, Inc.+                                 500           1,050
The FINOVA Group Inc.+                                       900             549
FLAG Financial Corporation                                   400           3,400
FLIR Systems, Inc.+                                        1,200          45,504
F&M Bancorp                                                  100           2,545
FMS Financial Corporation                                    300           2,679
FNB Corp.                                                    200           3,036
FNB Corp.                                                    105           2,767
FNB Financial Services
  Corporation                                                200           2,910
FPIC Insurance Group, Inc.+                                  200           2,980
FSI International, Inc.+                                   3,100          28,582
F.Y.I. Incorporated+                                         300          10,050
Fab Industries, Inc.                                         200           3,640
Factory 2-U Stores Inc.+                                   1,400          28,056

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
FactSet Research Systems Inc.                                200     $     6,990
Fair, Isaac and Company,
  Incorporated                                               850          53,567
Fairchild Semiconductor
  Corporation (Class A)+                                   4,000         112,800
Falcon Products, Inc.                                        300           2,025
FalconStor Software, Inc.+                                   200           1,812
Fargo Electronics+                                         2,900          19,836
Farmers Capital Bank Corporation                           1,000          36,700
Fastenal Company                                           1,400          93,002
Fedders Corporation                                          200             608
Federal Agricultural Mortgage
  Corporation (Class A)+                                     300           8,730
Federal-Mogul Corporation                                    500             395
Federal Realty Investment Trust                              400           9,200
Federal Signal Corporation                                 3,200          71,264
Federated Investors, Inc. (Class B)                        4,700         149,836
FelCor Lodging Trust Inc.                                    900          15,039
Ferro Corporation                                            200           5,160
FiberNet Telecom Group, Inc.+                                300             111
Fidelity Federal Bancorp+                                  1,200           2,760
Fidelity National Financial, Inc.                          3,250          80,600
FileNET Corporation+                                       3,000          60,870
Financial Industries Corporation                           2,400          32,064
Finisar Corporation+                                       7,500          76,275
FinishMaster, Inc.+                                          300           2,550
The Finish Line, Inc.+                                     2,900          44,341
Fire Pond, Inc.+                                             300             390
The First American Corporation                             2,700          50,598
First Bancorp                                              1,500          33,825
First BanCorp                                                100           2,850
First Busey Corporation                                    2,000          42,960
First Charter Corporation                                    100           1,781
First Citizens BancShares, Inc.
  (Class A)                                                  500          48,875
First Commonwealth Financial
  Corporation                                                200           2,304
First Essex Bancorp, Inc.                                  1,300          36,634
First Federal Bancorp, Inc.                                  400           2,380
First Federal Financial Corporation
  of Kentucky                                                200           3,352
First Financial Bancorp                                      310           5,471
First Financial Corporation                                1,000          43,850
First Financial Holdings, Inc.                               100           2,417
First Health Group Corp.+                                  3,700          91,538
First Horizon Pharmaceutical
  Corporation+                                               450          13,225
First Industrial Realty Trust, Inc.                        1,600          49,760
First M&F Corporation                                      1,400          28,700
First Merchants Corporation                                  105           2,522
First Midwest Bancorp, Inc.                                1,875          54,731
First Niagara Financial Group, Inc.                        2,700          45,441
First Place Financial Corp.                                1,115          17,561
First Republic Bank+                                       1,000          24,150
First Sentinel Bancorp Inc.                                  300           3,756
First Southern Bancshares+                                   300           1,020
First Tennessee National
  Corporation                                              4,800         174,048
First Union Real Estate Equity &
  Mortgage Investments+                                    1,000           2,380
First United Corporation                                     200           3,200
First Virginia Banks, Inc.                                 1,700          86,292

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
FirstFed Financial Corp.+                                    100     $     2,563
FirstMerit Corporation                                     3,200          86,688
Fischer Imaging Corporation+                               2,200          26,488
Fisher Scientific International
  Inc.+                                                    2,200          64,240
Flagstar Bancorp, Inc.                                     1,900          38,247
Flanigan's Enterprises, Inc.                                 200           1,110
Fleetwood Enterprises, Inc.+                               3,000          33,990
Fleming Companies, Inc.                                    1,700          31,450
Flexsteel Industries, Inc.                                   200           2,250
Florida East Coast Industries, Inc.
  (Class A)                                                  500          11,575
Florida Public Utilities Company                             100           1,723
Florida Rock Industries, Inc.                              1,800          65,844
Flowers Foods, Inc.+                                         100           3,992
Flowserve Corporation+                                     2,600          69,186
Flushing Financial Corporation                             1,200          21,360
Foamex International Inc.+                                 4,400          35,640
Focal Communications Corporation+                            400             244
Focal Communications Corporation
  (Warrants) (b)                                              63              --
Foot Locker, Inc.+                                         5,600          87,640
Footstar, Inc.+                                            1,200          37,560
Forest City Enterprises, Inc.
  (Class A)                                                1,800          69,660
Forest Oil Corporation+                                    2,000          56,420
Forrester Research, Inc.+                                  2,000          40,280
Forward Air Corporation+                                     100           3,392
Fossil, Inc.+                                                700          14,700
Foster Wheeler Ltd.                                        4,800          24,480
Foundry Networks, Inc.+                                    2,900          23,635
Fox Entertainment Group, Inc.
  (Class A)+                                               7,100         188,363
Frederick Brewing Co.+                                     5,400             216
Fred's, Inc.                                               1,600          65,536
FreeMarkets, Inc.+                                           600          14,382
Fremont General Corporation                                  500           3,910
Fresh Brands, Inc.                                         2,100          43,281
Fresh Del Monte Produce Inc.+                              4,000          60,200
Friede Goldman Halter, Inc.+                                 500              95
Friedman Industries, Incorporated                            600           1,440
Frontier Airlines, Inc.+                                   3,100          52,700
Frontier Oil Corporation                                   2,800          46,592
Frontline Capital Group+                                     300              33
Frozen Food Express Industries,
  Inc.+                                                      800           1,712
FuelCell Energy, Inc.+                                       200           3,628
Full House Resorts, Inc.+                                  1,000             300
Fulton Financial Corporation                               3,255          71,057
Furniture Brands International,
  Inc.+                                                    1,800          57,636
FutureLink Corp.+                                            100               1
GATX Corporation                                           1,800          58,536
GBC Bancorp                                                1,300          38,350
GC Companies, Inc.+                                          100              22
G & K Services, Inc. (Class A)                             1,800          58,140
GRIC Communications, Inc.+                                   100             128
GTECH Holdings Corporation+                                2,200          99,638
Gabelli Asset Management Inc.
  (Class A)+                                                 600          25,920
Gables Residential Trust                                   1,900          56,240

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Gadzooks, Inc.+                                              100     $     1,374
Gadzoox Networks, Inc.+                                      500             350
Gaiam, Inc.+                                               1,560          34,008
Galyan's Trading Company+                                  2,200          31,328
Gardner Denver Inc.+                                         900          20,088
Gartner Group, Inc. (Class B)+                               600           6,720
Gaston Federal Bancorp, Inc.                                 200           3,010
Gaylord Container Corporation
  (Class A)+                                                 400             404
Gaylord Entertainment Company+                             1,100          27,060
Gemstar-TV Guide International, Inc.+                     16,500         457,050
GenCorp Inc.                                                 300           4,233
Gene Logic Inc.+                                             200           3,768
Genelabs Technologies, Inc.+                                 300             555
Genencor International Inc.+                                 700          11,172
Genentech, Inc.+                                           6,700         363,475
General Binding Corporation+                               2,700          34,857
General Cable Corporation                                  1,000          13,100
General Communication, Inc.
  (Class A)+                                                 100             853
General Electric Company                                       1              24
General Growth Properties, Inc.                            2,100          81,480
General Magic, Inc.+                                         500             195
General Maritime Corporation+                              1,400          14,000
General Motors Corporation
  (Class H)+                                              35,000         540,750
Genesco Inc.+                                                100           2,076
Genesee Corporation (Class B)                              1,100          21,010
GenesisIntermedia, Inc.+                                   1,900               0
Genome Therapeutics Corp.+                                 2,700          18,387
Genomic Solutions Inc.+                                      200             480
Genta Incorporated+                                          800          11,384
Gentek, Inc.                                               3,600           6,156
Gentex Corporation+                                        2,800          74,844
Gentiva Health Services, Inc.+                               100           2,195
Genuity Inc.+                                             15,800          24,964
Genzyme Molecular Oncology+                                  100             800
Genzyme Transgenics Corporation+                           4,700          27,354
Georgia Gulf Corporation                                   1,500          27,750
Geoworks Corporation+                                        200             196
Gerber Scientific, Inc.                                      100             930
German American Bancorp                                    2,110          34,190
Geron Corporation+                                         2,100          18,270
Getty Images, Inc.+                                        2,700          62,046
Getty Realty Corporation                                   2,200          41,470
Giant Industries, Inc.+                                      300           2,769
Gibraltar Steel Corporation                                2,000          35,040
Gilead Sciences, Inc.+                                     3,500         230,020
Gish Biomedical, Inc.+                                     1,100             935
Glacier Bancorp, Inc.                                        100           2,082
Glacier Water Services, Inc.+                                200           1,600
Glamis Gold Ltd.+                                            200             722
Glassmaster Company+                                       1,200             360
Glenayre Technologies, Inc.+                                 500             815
Glenborough Realty Trust
  Incorporated                                             2,500          48,500
Gliatech Inc.+                                               100              85

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Glimcher Realty Trust                                      2,800     $    52,724
Global Imaging Systems, Inc.+                              1,900          28,367
Global Industries, Ltd.+                                     700           6,230
Global Payments Inc.                                         560          19,264
Global Sports, Inc.+                                       2,200          43,890
GlobalSantaFe Corporation                                  8,989         256,366
GlobespanVirata, Inc.+                                     2,518          32,608
Globix Corporation+                                          300              44
GlycoGenesys, Inc.+                                          800           1,576
GoAmerica, Inc.+                                             500           1,135
Gold Reserve Inc.+                                         2,200           1,650
Golden Enterprises, Inc.                                     600           2,112
Golden State Bancorp Inc.                                  5,000         130,750
The Goldman Sachs Group, Inc.                              5,400         500,850
The Gorman-Rupp Company                                      100           2,685
Graco Inc.                                                   850          33,192
Granite Construction Incorporated                            450          10,836
Grant Prideco, Inc.+                                       4,400          50,600
Graphic Packaging International Corp.+                     5,100          24,735
Gray Communications Systems, Inc.                            600           8,328
Gray Communications Systems, Inc.
  (Class B)                                                  200           2,078
Great American Financial
  Resources, Inc.                                            300           5,625
The Great Atlantic & Pacific
  Tea Company, Inc.+                                       2,900          68,962
Great Lakes Aviation, Ltd.+                                  700             252
Great Lakes REIT, Inc.                                     1,600          25,600
Great Plains Energy Incorporated                           2,300          57,960
Great Southern Bancorp, Inc.                               1,200          36,600
Greate Bay Casino Corporation+                            13,400             268
Greater Bay Bancorp                                        2,774          79,281
Greater Community Bancorp                                    210           2,467
Greater Delaware Valley
  Savings Bank+                                              210           5,460
Green Mountain Coffee, Inc.+                               1,200          32,868
GreenPoint Financial Corp.                                 3,800         135,850
Greif Bros. Corporation (Class A)                            100           3,295
Grey Wolf, Inc.+                                           2,400           7,128
Griffin Land & Nurseries, Inc.+                              200           2,722
Griffon Corporation+                                       3,320          49,800
Group 1 Automotive, Inc.+                                  1,100          31,361
Grubb & Ellis Company+                                       322             950
Guess?, Inc.+                                                100             750
Guilford Mills, Inc.+                                        900             531
Guilford Pharmaceuticals Inc.+                             2,600          31,200
Guitar Center, Inc.+                                       2,500          34,100
GulfMark Offshore, Inc.+                                     900          25,479
The Gymboree Corporation+                                    200           2,386
H Power Corp.+                                               200             624
HA-LO Industries, Inc.+                                      500              15
H.B. Fuller Company                                        2,200          63,294
HCC Insurance Holdings, Inc.                               2,200          60,610
HEICO Corporation                                            100           1,507
HEICO Corporation (Class A)                                2,120          28,599
HMI Industries Inc.+                                       1,400             980
HMN Financial, Inc.                                          200           3,098

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
HNC Software Inc.+                                         1,300     $    26,780
HON INDUSTRIES Inc.                                        2,400          66,360
HPSC, Inc.+                                                  300           1,953
HRPT Properties Trust                                      2,100          18,186
Haemonetics Corporation+                                   1,200          40,704
Haggar Corp.                                                 200           2,170
Hain Celestial Group, Inc.+                                  200           5,492
Hall, Kinion & Associates, Inc.+                             200           1,876
Hampshire Group, Limited+                                    200           2,424
Handleman Company+                                           200           2,970
Handspring, Inc.+                                          9,700          65,378
Hanover Compressor Company+                                2,349          59,336
Hanover Direct, Inc.+                                      4,100           1,476
Hanover Gold Company, Inc.+                               13,100           1,572
Hardinge, Inc.                                               200           1,910
Harleysville Group Inc.                                      200           4,778
Harman International Industries,
  Incorporated                                             1,200          54,120
Harmonic Inc.+                                               700           8,414
Harris Corporation                                         2,500          76,275
Harris Interactive Inc.+                                   9,000          26,100
Harsco Corporation                                         2,400          82,320
Harte-Hanks, Inc.                                          2,400          67,608
Hartmarx Corporation+                                      9,000          14,850
Harvard Bioscience, Inc.+                                  2,600          25,844
Hastings Manufacturing Company+                              100             510
Hawaiian Airlines, Inc.+                                  10,200          40,800
Hawaiian Electric Industries, Inc.                         1,100          44,308
Hawkins, Inc.                                                300           2,670
Hayes Lemmerz International, Inc.+                         5,200           1,300
Headwaters Incorporated+                                   3,000          34,380
Health Care Property Investors, Inc.                       2,200          79,662
Health Care REIT, Inc.                                     2,400          58,440
Health Net Inc.+                                           4,600         100,188
Healthcare Realty Trust, Inc.                                800          22,400
Healthcare Services Group, Inc.+                             400           4,120
Hearst-Argyle Television, Inc.+                            3,800          81,928
Heartland Express, Inc.+                                     225           6,248
Heartland Partners LP (Class A)+                             100           1,515
Hector Communications Corporation+                           100           1,665
Heidrick & Struggles
  International, Inc.+                                     2,000          36,300
Helen of Troy Limited+                                     2,900          35,989
Helix Technology Corporation                                 200           4,510
Helmerich & Payne, Inc.                                    1,900          63,422
Henry Schein, Inc.+                                        1,600          59,248
Herbalife International, Inc.
  (Class A)                                                  100           1,422
Herley Industries, Inc.+                                     150           2,550
Herman Miller, Inc.                                        2,800          66,248
Hexcel Corporation+                                        3,200           9,856
Hibbett Sporting Goods, Inc.+                              1,100          33,330
Hibernia Corporation (Class A)                             5,900         104,961
Hickory Tech Corporation                                   2,200          37,290
hi/fn, inc.+                                                 100           1,447
High Speed Access Corp.+                                     600             336

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Highwoods Properties, Inc.                                 2,100     $    54,495
Hilb, Rogal and Hamilton Company                           1,200          67,260
Hillenbrand Industries, Inc.                               2,300         127,121
Hines Horticulture, Inc.+                                  4,500          16,650
Hi-Shear Technology Corporation+                             700           1,295
Hispanic Broadcasting Corporation+                         4,100         104,550
Hollinger International Inc.                               4,200          49,140
Holly Corporation                                          2,200          42,350
Hollywood Casino Corporation
  (Class A)+                                               4,600          48,300
Hollywood Entertainment Corporation+                       3,500          50,015
Hollywood Media Corp.+                                     4,300          28,337
Home Properties of New York, Inc.                          1,400          44,240
Homeland Holding Corporation+                              1,000              50
HomeStore.com, Inc.+                                       4,300          15,480
Hooper Holmes, Inc.                                        5,800          51,910
Horace Mann Educators Corporation                            300           6,366
Horizon Offshore, Inc.+                                    3,300          24,882
Hormel Foods Corporation                                   5,200         139,724
Hospitality Properties Trust                               2,300          67,850
Host Funding Inc.+                                         1,500             105
Host Marriot Corporation                                  10,600          95,400
Hot Topic, Inc.+                                             200           6,278
Hotel Reservations Network, Inc.
  (Class A)+                                                 800          36,800
HotJobs.com, Ltd.+                                         3,300          34,287
The Houston Exploration Company+                             400          13,432
Hovnanian Enterprises, Inc.
  (Class A)+                                               2,900          61,712
Hubbell Incorporated (Class B)                             2,200          64,636
Hudson City Bancorp, Inc.                                  4,200         110,670
Hudson Hotels Corporation+                                   800             160
Hudson River Bancorp, Inc.                                 1,800          39,420
Hudson United Bancorp                                      1,840          52,808
Huffy Corporation+                                           100             640
Hughes Supply, Inc.                                        2,000          61,740
Hugoton Royalty Trust                                        100           1,020
Human Genome Sciences, Inc.+                               5,000         168,600
Humphrey Hospitality Trust, Inc.                             300             885
Hungarian Telephone and
  Cable Corp.+                                               200             920
Hunt Corporation                                             300           2,310
Hurry, Inc. (Class A)+                                     1,100             374
Hutchinson Technology Incorporated+                        2,200          51,084
Hydril Company+                                            1,900          33,497
Hydron Technologies, Inc.+                                 2,900             899
Hypercom Corporation+                                      5,200          39,000
Hyperion Solutions Corporation+                            2,700          53,622
Hyseq, Inc.+                                                 100             772
ICN Pharmaceuticals, Inc.                                  3,000         100,500
ICOS Corporation+                                          2,100         120,624
IDAcorp Inc.                                               2,000          81,200
IDEC Pharmaceuticals Corporation+                          5,600         386,008
IDEX Corporation                                           1,400          48,300
IDEXX Laboratories, Inc.+                                  1,100          31,361
IDT Corporation+                                             200           3,902
IDT Corporation (Class B)+                                   200           3,322

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
IDX Systems Corporation+                                   2,700     $    35,127
IGEN International, Inc.+                                  1,400          56,140
II-VI Incorporated+                                          100           1,723
IKON Office Solutions, Inc.                                3,300          38,577
ILEX Oncology, Inc.+                                       1,800          48,672
IMC Global Inc.                                            4,500          58,500
IMPATH Inc.+                                               1,200          53,412
IMPCO Technologies, Inc.+                                    200           2,538
INAMED Corporation+                                          100           3,007
INT Media Group, Incorporated+                               200             380
I-STAT Corporation+                                          100             789
ITC/\ DeltaCom, Inc.+                                     10,700           9,309
ITT Educational Services, Inc.+                            1,200          44,244
ITXC Corp.+                                                6,600          47,454
IVAX Corporation+                                          7,450         150,043
IVEX Packaging Corporation+                                  100           1,900
IXYS Corporation+                                            200           1,618
i2 Technologies, Inc.+                                    16,600         131,140
i3 Mobile, Inc.+                                             300             447
iAsiaWorks, Inc.+                                            100              13
iBEAM Broadcasting Corporation+                               80               2
iBasis, Inc.+                                                300             393
Ibis Technology Corporation+                                 100           1,487
Identix Incorporated+                                        200           2,918
iGATE Capital Corporation+                                 7,500          30,750
Illumina, Inc.+                                              100           1,176
I-many, Inc.+                                              4,100          39,565
Imation Corp.+                                             2,600          56,108
Imclone Systems+                                           2,121          98,542
Immersion Corporation+                                       200           1,348
The Immune Response Corporation+                           1,200           1,608
ImmunoGen, Inc.+                                             300           4,974
Immunomedics, Inc.+                                          800          16,208
Impax Laboratories, Inc.+                                  3,000          40,320
Imperial Sugar Company+                                    1,500              97
Imperial Sugar Company
  (New Shares)+                                                9              68
Incyte Pharmaceuticals, Inc.+                              1,500          29,340
Independence Community Bank Corp.                          2,400          54,624
Independence Federal Savings Bank                            200           1,860
Independence Holding Company                                 200           3,600
Independent Bank Corp.                                       100           2,149
Indiana United Bancorp                                       115           2,030
IndyMac Mortgage Holdings, Inc.+                           2,200          51,436
Inet Technologies, Inc.+                                     300           3,171
InFocus Corporation+                                       2,700          59,454
Infogrames, Inc.+                                            500           3,545
Infonet Services Corporation
  (Class B)+                                               5,400          13,230
Informatica Corporation+                                     900          13,059
Information Architects Corp.+                                400              92
Information Holdings Inc.+                                 1,100          31,141
Information Resources, Inc.+                               3,400          28,220
Inforte Corp.+                                               100           1,397
InfoSpace.com, Inc.+                                       2,800           5,740

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Ingles Markets, Incorporated
  (Class A)                                                3,100     $    37,045
Ingram Micro Inc. (Class A)+                               5,100          88,332
Inhale Therapeutic Systems+                                2,400          44,520
Inkine Pharmaceutical
  Company, Inc.+                                             200             312
Inktomi Corporation+                                       9,400          63,074
Inland Resources Inc.+                                       700             945
Innkeepers USA Trust                                         200           1,960
Innovative Solutions and
  Support, Inc.+                                           3,600          27,972
Innsuites Hospitality Trust                                  800             960
Input/Output, Inc.+                                          400           3,284
Inrange Technologies
  Corporation (Class B)+                                   1,500          18,525
Insight Communications
  Company, Inc.+                                             900          21,744
Insight Enterprises, Inc.+                                   400           9,840
Insignia Financial Group, Inc.+                              100           1,080
Insituform Technologies, Inc.
  (Class A)+                                                 200           5,116
Insmed Incorporated+                                         200             764
Inspire Pharmaceuticals, Inc.+                               200           2,818
Insteel Industries, Inc.+                                    600             360
InsWeb Corporation+                                           83             354
Integra Bank Corporation                                     100           2,094
Integra LifeSciences Holdings+                             1,600          42,144
Integrated Circuit Systems, Inc.+                          1,200          27,108
Integrated Device Technology, Inc.+                        4,000         106,360
Integrated Silicon Solution, Inc.+                         2,500          30,600
Integrated Telecom Express, Inc.+                            300             525
iNTELEFILM Corporation+                                      734             316
InteliData Technologies
  Corporation+                                               300             849
Inter Parfums, Inc.+                                       3,600          27,036
Interactive Data Corporation                               2,100          29,694
Interactive Intelligence, Inc.+                              100             695
The InterCept Group, Inc.+                                 1,300          53,170
InterDigital Communications
  Corporation+                                               400           3,880
Interface, Inc. (Class A)                                    300           1,683
Intergraph Corp.+                                          2,700          37,098
Interliant Inc.+                                             300             105
Interlink Electronics, Inc.+                                 100             433
Interlogix Inc.+                                             200           7,734
Intermagnetics General Corporation+                          102           2,642
InterMune Inc.+                                              600          29,556
Internap Network Services
  Corporation+                                            18,200          21,112
International Aluminum Corporation                           100           2,400
International Bancshares
  Corporation                                                425          17,914
International FiberCom, Inc.+                                200              50
International Leisure Hosts, Ltd.+                           400           1,620
International Multifoods                                     700          16,730
International Rectifier Corp.+                             2,300          80,224
International Shipholding
  Corporation                                                300           1,917
International Specialty
  Products Inc.+                                             100             895
International Speedway Corp.
  (Class A)                                                2,000          78,200
Internet Capital Group, Inc.+                              1,900           2,299
Internet Pictures Corporation+                                80             169
Internet Security Systems, Inc.+                           2,900          92,974
Interneuron Pharmaceuticals, Inc.+                           700           7,763

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Interpool, Inc.                                              100     $     1,925
Intersil Holding Corporation+                              2,700          87,075
Interstate Bakeries Corporation                            3,200          77,376
Inter-Tel Inc.                                             2,400          46,128
Intertrust Technologies Corporation+                         600             738
InterVoice-Brite, Inc.+                                    3,300          42,240
InterWorld Corporation+                                       10               3
Interwoven, Inc.+                                          1,600          15,584
Intimate Brands, Inc.                                     20,500         304,630
IntraBiotics Pharmaceuticals, Inc.+                          200             546
Intrado Inc.+                                              1,300          34,840
Intraware, Inc.+                                             200             350
Intrusion.com, Inc.+                                         100             172
Intuitive Surgical, Inc.+                                  3,300          33,099
Invacare Corp.                                             1,300          43,823
Inverness Medical Innovations, Inc.+                         240           4,332
Investment Technology Group, Inc.+                         1,800          70,326
Investors Financial Services                               1,200          79,452
Investors Real Estate Trust                                  200           1,860
InVision Technologies, Inc.+                               1,900          56,601
Invitrogen Corporation+                                    2,100         130,053
Iomega Corporation+                                          360           3,006
Ionics, Inc.+                                                600          18,018
Iron Mountain Incorporated+                                2,200          96,360
Isis Pharmaceuticals, Inc.+                                  400           8,876
Isle of Capri Casinos, Inc.+                               4,100          54,858
iStar Financial Inc.                                       3,500          87,325
Itron, Inc.+                                               1,500          45,450
iVillage Inc.+                                               200             380
Iwerks Entertainment, Inc.+                                2,100           1,281
Ixia+                                                      1,500          19,275
J. Jill Group Inc.+                                          100           2,153
JAKKS Pacific, Inc.+                                       1,900          36,005
J.B. Hunt Transport
  Services, Inc.+                                            200           4,640
J.D. Edwards & Company+                                    2,400          39,480
JDA Software Group, Inc.+                                    200           4,470
JDN Realty Corporation                                     2,200          27,126
J & J Snack Foods Corp.+                                   1,300          31,785
JLG Industries, Inc.                                         200           2,130
The J.M. Smucker Company                                     200           7,076
JNI Corp.+                                                 3,500          29,085
JP Realty, Inc.                                              600          14,274
JPS Industries Inc.+                                         400           2,400
j2 Global Communications, Inc.+                              100             495
Jack Henry & Associates, Inc.                              3,300          72,072
Jack in the Box Inc.+                                      1,500          41,310
Jacobs Engineering Group Inc.+                             1,000          66,000
Jameson Inns, Inc.                                           400           1,580
Jeffries Group, Inc.                                         200           8,462
Jo-Ann Stores Inc.+                                          400           2,860
John H. Harland Company                                    1,100          24,310
The John Nuveen Company (Class A)                          2,250         120,330
John Wiley & Sons, Inc. (Class A)                          2,500          57,575

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Johnson Outdoors Inc. (Class A)+                             400     $     3,180
Journal Register Co.+                                      1,200          25,248
Juniper Networks, Inc.+                                   12,800         242,560
Juno Lighting, Inc.+                                         100             945
Jupiter Media Metrix, Inc.+                                  200             330
KCS Energy, Inc.+                                            100             312
KMG Chemicals, Inc.                                          550           1,270
KPMG Consulting Inc.+                                      6,400         105,984
K-Swiss Inc. (Class A)                                     1,200          39,900
K-V Pharmaceutical Company
  (Class A)+                                               1,400          41,300
Kadant Inc.+                                               2,380          34,510
Kaiser Aluminum Corporation+                              10,800          17,496
Kaiser Ventures LLC (Class A)
  Units+                                                     200               0
Kaman Corp. (Class A)                                        100           1,560
Kana Software Inc.+                                          121           2,355
Kansas City Southern
  Industries, Inc.+                                          300           4,239
Karts International
  Incorporated+                                            2,500             125
Kaydon Corp.                                                 200           4,536
Keane, Inc.+                                               2,736          49,330
The Keith Companies, Inc.+                                   100           1,018
Keithley Instruments, Inc.                                   100           1,690
Kellwood Co.                                                 200           4,802
Kelly Services, Inc. (Class A)                               300           6,567
Kemet Corp.+                                               3,300          58,575
Kendle International Inc.+                                 1,600          32,256
Kennametal Inc.                                            1,900          76,513
Kenneth Cole Productions,
  Inc. (Class A)+                                            500           8,850
Kensey Nash Corporation+                                   2,000          36,000
Kerr-McGee Corporation                                        27           1,480
Kestrel Energy, Inc.+                                        900             657
Key Energy Services, Inc.+                                 1,000           9,200
Key Production Company, Inc.+                                100           1,700
Key3Media Group, Inc.+                                       400           2,132
Keynote Systems, Inc.+                                     3,400          31,790
Keystone Automotive
  Industries, Inc.+                                        2,300          38,939
Keystone Consolidated
  Industries, Inc.+                                          700             357
Keystone Property Trust                                      100           1,309
kforce.com, Inc.+                                          1,600          10,064
Kilroy Realty Corporation                                  2,100          55,167
Kimball International (Class B)                              300           4,545
Kimco Realty Corporation                                   3,750         122,588
Kinder Morgan Management, LLC+                               406          15,383
Kindred+                                                       3             153
Kirby Corporation+                                         1,400          38,570
Knight Trading Group, Inc.+                                5,200          57,304
Knight Transportation, Inc.+                               4,200          78,876
Koger Equity, Inc.                                         1,500          24,450
Komag, Incorporated+                                         800              31
Konover Property Trust, Inc.                                 700           1,050
Kopin Corporation+                                         1,100          15,400
Korn/Ferry International+                                    200           2,130
Kos Pharmaceuticals, Inc.+                                 1,400          48,440
Koss Corporation                                             200           2,852

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Kraft Foods Inc. (Class A)                                11,200     $   381,136
Kreisler Manufacturing
  Corporation+                                               300           2,493
Krispy Kreme Doughnuts, Inc.+                              2,100          92,820
Kronos, Inc.+                                              1,650          79,827
Kulicke and Soffa Industries+                              3,700          63,455
L-3 Communications Holdings, Inc.+                         1,400         126,000
LAM Research Corp.+                                        4,600         106,812
L.B. Foster Company (Class A)+                               600           2,700
LCC International, Inc. (Class A)+                           100             730
LMI Aerospace, Inc.+                                         900           3,888
LNR Property Corp.                                           200           6,236
LSB Bancshares, Inc.                                         200           2,570
LTX Corporation+                                             800          16,752
La Jolla Pharmaceutical Company+                             300           2,682
La Quinta Properties, Inc.+                                1,100           6,314
Labor Ready, Inc.+                                           300           1,533
Laboratory Corporation of
  America Holdings+                                        2,800         226,380
LaBranche & Co. Inc.+                                      2,100          72,366
LaCrosse Footwear, Inc.+                                     500           1,600
Ladenburg Thalmann Financial
  Services Inc.+                                             407             354
Ladish Co., Inc.+                                          2,400          26,208
Lafarge Corporation                                        3,700         139,009
Lakeland Financial Corporation                               200           3,524
Lamar Advertising Company+                                 3,247         137,478
The Lamson & Sessions Co.+                                   200           1,050
Lancaster Colony Corporation                               1,500          53,265
Lance, Inc.                                                  200           2,858
LandAmerica Financial Group, Inc.                          1,500          43,050
Landry's Restaurants, Inc.                                 2,300          42,895
Land's End, Inc.+                                            900          45,144
Landstar System, Inc.+                                       700          50,757
The Langer Biomechanics Group, Inc.+                         300           2,205
Lante Corporation+                                           300             363
Lantronix, Inc.+                                             100             632
Large Scale Biology Corp.+                                   200             900
LaSalle Hotel Properties                                     100           1,174
Latitude Communications, Inc.+                               100             265
Lattice Semiconductor Corporation+                         4,000          82,280
Lawson Products, Inc.                                        100           2,600
Layne Christensen Company+                                   400           3,200
Lazare Kaplan International Inc.+                            300           2,070
La-Z-Boy Inc.                                              1,500          32,730
Leap Wireless International, Inc.+                           400           8,388
Lear Corporation+                                          2,400          91,536
Learning Tree International, Inc.+                         1,800          50,220
LeCroy Corporation+                                        1,300          23,660
LecTec Corporation+                                          800           1,040
Lee Enterprises, Incorporated                              1,500          54,555
Leeds Federal Bancshares, Inc.                             1,100          34,661
Legato Systems, Inc.+                                      1,600          20,752
Legg Mason, Inc.                                           2,400         119,952
Lennar Corporation                                         2,400         112,368
Lennox International Inc.                                    200           1,940

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Leucadia National Corporation                              2,200     $    63,514
Level 3 Communications, Inc.+                             15,400          77,000
Level 8 Systems, Inc.+                                       100             274
Lexar Media, Inc.+                                           100             264
Lexent Inc.+                                               5,000          31,250
Lexicon Genetics Incorporated+                             3,900          45,006
Lexington Corporate Properties
  Trust                                                      100           1,550
Liberate Technologies, Inc.+                               4,200          48,216
Liberte Investors, Inc.                                      700           2,730
The Liberty Corporation                                      100           4,115
Liberty Digital, Inc. (Class A)+                           6,200          21,452
Liberty Media Corporation (Class A)+                      97,000       1,358,000
Liberty Property Trust                                     2,800          83,580
Liberty Satellite & Technology,
  Inc. (Class A)+                                          9,600           8,640
Liberty Satellite & Technology,
  Inc. (Class B)+                                            200             172
Liberty Self-Stor, Inc.+                                   6,000             780
Life Medical Sciences, Inc.+                               8,500           1,360
LifePoint Hospitals, Inc.+                                 1,400          47,656
Lifetime Hoan Corporation                                    400           2,400
Ligand Pharmaceuticals
  Incorporated (Class B)+                                    200           3,580
Lightbridge, Inc.+                                         3,119          37,896
LightPath Technologies, Inc.
  (Class A)+                                                 100             355
Lightspan Inc.+                                           10,200          14,076
Lillian Vernon Corporation                                   300           1,995
Lincare Holdings Inc.+                                     4,000         114,600
Lincoln Electric Holdings, Inc.                              600          14,664
Lindsay Manufacturing Co.                                    100           1,935
Linens 'n Things, Inc.+                                    2,700          68,850
Lipid Sciences, Inc.+                                        500           3,880
Liqui-Box Corporation                                        800          33,000
Liquid Audio, Inc.+                                          300             705
Littelfuse Inc.+                                             100           2,624
Local Financial Corp.+                                     2,700          37,773
LodgeNet Entertainment
  Corporation+                                               100           1,709
Loews Cineplex Entertainment
  Corporation+                                             1,800             108
Lone Star Steakhouse &
  Saloon, Inc.                                             3,300          48,939
Lone Star Technology+                                        200           3,520
Longs Drug Stores Corporation                              2,400          56,112
Longview Fibre Company                                     1,200          14,172
LookSmart, Ltd.+                                             800           1,120
Loral Space & Communications Ltd.+                         4,000          11,960
Loudeye Technologies, Inc.+                                  300             219
The Lubrizol Corporation                                   1,900          66,671
Luby's Cafeterias Inc.+                                      100             571
Lucor, Inc. (Class A)+                                        35               0
Luminex Corporation+                                       2,000          33,920
Lund International Holdings, Inc.+                           900             234
Lynx Therapeutics, Inc.+                                     100             403
Lyondell Chemical Company                                  4,400          63,052
MAF Bancorp, Inc.                                            800          23,600
MASSBANK Corp.                                               100           3,580
MAXIMUS, Inc.+                                               400          16,824
MAXXAM Inc.+                                                 600          10,500

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
MCK Communications, Inc.+                                    200     $       296
MCM Capital Group, Inc.+                                   2,300             598
MCSi, Inc.+                                                2,100          49,245
MDC Holdings, Inc.                                           121           4,573
MDU Resources Group                                        2,500          70,375
MEMC Electronic Materials, Inc.+                             300           1,065
META Group, Inc.+                                            100             219
MGI Pharma, Inc.+                                            100           1,528
MGM Mirage Inc.+                                           6,400         184,768
M/I Schottenstein Homes, Inc.                                600          29,862
MIM Corporation+                                           2,600          46,280
MIPS Technologies, Inc.
  (Class A)+                                               1,300          11,232
MK Gold Company+                                           2,000           1,020
MKS Instruments, Inc.+                                     2,453          66,305
The MONY Group Inc.                                        2,800          96,796
MPW Industrial Services
  Group, Inc.+                                               800           1,840
MRO Sortware, Inc.+                                          100           2,338
MRV Communications, Inc.+                                  7,087          30,049
MSC Industrial Direct Co., Inc.
  (Class A)+                                               2,000          39,500
MSC.Software Corp.+                                        1,700          26,520
M&T Bank Corporation                                       3,600         262,260
MTI Technology Corporation+                                  200             360
MTR Gaming Group, Inc.+                                    2,900          46,400
MTS Systems Corporation                                    2,400          24,264
M~WAVE, Inc.+                                                100             486
MacDermid, Inc.                                            1,200          20,340
Macerich Company                                           2,500          66,500
Mac-Gray Corporation+                                        500           1,405
Mack-Cali Realty Corporation                               2,300          71,346
Macromedia, Inc.+                                          3,560          63,368
Macrovision Corporation+                                   1,900          66,918
Macxe Security International, Inc.+                          900             774
Madison Gas & Electric Co.                                   100           2,645
Magellan Health Services, Inc.+                            3,000          19,050
Mail-Well, Inc.+                                             300           1,230
Main Street Bancorp, Inc.                                  2,300          35,926
Main Street Banks, Inc.                                      800          13,120
Malan Realty Investors, Inc.                                 200           1,340
The Management Network Group, Inc.+                        3,900          26,910
Mandalay Resort Group+                                     2,800          59,920
Manhattan Associates, Inc.+                                  300           8,745
The Manitowoc Co., Inc.                                      200           6,220
Mannatech, Incorporated+                                   1,300           3,666
Manpower Inc.                                              2,800          94,388
Manufactured Home Communities                                100           3,121
Manufacturers' Services Limited+                             200           1,250
Manugistics Group, Inc.+                                   1,500          31,620
MapInfo Corporation+                                         100           1,569
Marcus Corporation                                           100           1,415
Marimba, Inc.+                                               200             676
MarineMax, Inc.+                                           3,500          26,390
Marisa Christina, Incorporated+                              900             666
Markel Corporation+                                          300          53,895

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Marketing Specialist Corporation+                          1,300     $        11
MarketWatch.com, Inc.+                                       100             329
Marsh Supermarkets, Inc. (Class B)                           500           6,900
Marshall & Ilsley Corporation                              3,800         240,464
Martek Biosciences Corporation+                              300           6,525
Marten Transport, Ltd.+                                      100           1,715
Martha Stewart Living Omnimedia,
  Inc. (Class A)+                                            100           1,645
Martin Marietta Materials, Inc.                            1,800          83,880
Massey Energy Company                                      3,100          64,263
MasTec, Inc.+                                              2,100          14,595
Matrix Pharmaceutical, Inc.+                                 200             314
MatrixOne, Inc.+                                             300           3,897
Matthews International Corp.
  (Class A)                                                1,400          34,412
Mattson Technology, Inc.+                                  4,200          37,002
Maverick Tube Corporation+                                   200           2,590
Maxim Pharmaceuticals, Inc.+                                 100             690
Maxtor Corporation+                                        9,512          60,306
Maxus Realty Trust, Inc.                                     300           3,480
Maxygen Inc.+                                                200           3,514
Mazel Stores, Inc.+                                          300             660
McAfee.com Corporation+                                    1,500          50,865
The McClatchy Company (Class A)                            2,000          94,000
McCormick & Company Incorporated                           2,600         109,122
McDATA Corporation (Class A)+                              4,400         107,800
McGrath Rentcorp                                             300          11,256
McLeodUSA Incorporated (Class A)+                         16,016           5,926
Meade Instruments Corp.+                                     200             716
Meadowbrook Insurance Group, Inc.                            400             796
Measurement Specialties, Inc.+                             1,800          16,938
Mechanical Technology Incorporated+                        4,100          11,234
Medallion Financial Corp.                                    100             790
Medarex, Inc.+                                             2,200          39,512
The Med-Design Corporation+                                1,300          25,350
Media 100 Inc.+                                              200             298
Media General, Inc. (Class A)                                300          14,949
Mediacom Communications
  Corporation+                                             3,600          65,736
MedicaLogic/Medscape, Inc.+                                  500             140
Medical Action Industries Inc.+                            2,000          31,000
The Medicines Company+                                     2,700          31,293
Medicis Pharmaceutical (Class A)+                          1,200          77,508
Medis Technologies Ltd.+                                   4,200          30,870
MedQuist Inc.+                                               800          23,400
Medwave, Inc.+                                               300             624
Mego Financial Corp.+                                        200             980
MemberWorks Incorporated+                                  1,600          22,416
The Men's Wearhouse, Inc.+                                   600          12,390
Mentor Corporation                                         1,400          39,984
Mentor Graphics Corporation+                               4,100          96,637
Mercantile Bankshares
  Corporation                                              2,700         116,208
Mercator Software, Inc.+                                     300           2,508
Merchants Bancshares, Inc.                                   150           3,600
Merchants Group, Inc.                                        100           2,295
Mercury Computer Systems, Inc.+                              200           7,822

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Mercury General Corporation                                2,200     $    96,052
Meridian Bioscience, Inc.                                  4,300          25,898
Meridian Gold Inc.+                                        6,100          63,013
The Meridian Resource
  Corporation+                                               300           1,197
Meristar Hospitality Corp.                                   500           7,100
Merit Medical Systems, Inc.+                               2,250          42,030
Meritage Corporation+                                        500          25,650
Merix Corporation+                                         1,400          24,150
Mesa Air Group, Inc.+                                      3,300          24,816
Mesaba Holdings, Inc.+                                       100             712
Mestek, Inc.+                                                400           9,460
Metals USA, Inc.                                             700              42
MetaSolv, Inc.+                                            3,900          30,615
Metawave Communications
  Corporation+                                             6,800          21,216
Methode Electronics (Class A)                                200           1,600
Metricom, Inc.+                                              200              12
Metris Companies Inc.                                      2,500          64,275
Metro-Goldwyn-Mayer Inc.+                                  8,800         192,720
Metro One Telecommunications,
  Inc.+                                                      450          13,612
Metromedia Fiber Network, Inc.
  (Class A)+                                               3,400           1,496
Metromedia International Group,
  Inc.+                                                   11,700           9,477
Michael Anthony Jewelers, Inc.+                            1,100           2,618
Michael's Stores+                                          2,400          79,080
Micrel, Inc.+                                              3,400          89,182
Microchip Technology+                                      4,906         190,058
Micromuse, Inc.+                                           1,600          24,000
Micros Systems, Inc.+                                      1,600          40,160
Microsemi Corporation+                                       400          11,880
MicroStrategy Incorporated+                                  200             770
Microtune, Inc.+                                             500          11,730
Microvision, Inc.+                                           100           1,424
Mid-America Apartment
  Communities, Inc.                                        1,200          31,560
Mid Atlantic Medical Services, Inc.+                       2,800          63,560
Mid-Atlantic Realty Trust                                    100           1,555
Mid Penn Bancorp, Inc.                                       100           1,800
Midas Group, Inc.                                            100           1,150
Middlesex Water Company                                    1,100          37,312
The Midland Company                                          100           4,380
Midway Games Inc.+                                         2,800          42,028
Midwest Banc Holdings, Inc.                                1,800          38,250
Midwest Grain Products, Inc.                                 200           2,312
Milacron Inc.                                                900          14,229
Millennium Cell Inc.+                                        200           1,044
Millennium Chemicals Inc.                                  1,800          22,680
Millennium Pharmaceuticals, Inc.+                          8,100         198,531
Mills Corp.                                                1,700          45,016
Mine Safety Appliances Company                               600          24,090
Minerals Technologies, Inc.                                1,200          55,968
Minuteman International, Inc.                                200           1,692
Miravant Medical Technologies+                             2,800          26,908
Mississippi Valley Bancshares, Inc.                          800          31,360
Mitchell Energy & Development
  Corp. (Class A)                                          2,000         106,600
Mobile Mini, Inc.+                                           100           3,912

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Modem Media Inc.+                                            300     $     1,005
Modine Manufacturing Co.                                     200           4,666
Modis Professional Services, Inc.+                           600           4,284
Mohawk Industries, Inc.+                                   2,000         109,760
Moldflow Corporation+                                        100           1,432
Molecular Devices Corporation+                             1,600          33,392
Monaco Coach Corporation+                                  2,700          59,049
Monarch Casino & Resort, Inc.+                               400           3,200
Monmouth Capital Corporation                                 400           1,100
Monmouth Real Estate Investment
  Corporation (Class A)                                      400           2,580
Monsanto Company                                           1,400          47,320
The Montana Power Company+                                   700           4,025
Moog Inc. (Class A)+                                         900          19,620
Morgan's Foods, Inc.+                                      1,600           2,480
Morton Industrial Group, Inc.+                               600             660
Morton's Restaurant Group, Inc.+                             900          10,305
Motient Corporation+                                         400             168
Movie Gallery, Inc.+                                       1,500          36,540
Mpower Holding Corporation+                                  400             180
Mueller Industries, Inc.+                                  1,800          59,850
Multex.com Inc.+                                           6,500          29,250
Murphy Oil Corporation                                     1,700         142,868
Myers Industries, Inc.                                       110           1,501
Mylan Laboratories, Inc.                                   4,700         176,250
Myriad Genetics, Inc.+                                       400          21,056
NAB Asset Corporation                                      8,200             738
NACCO Industries, Inc. (Class A)                             700          39,753
NBT Bancorp Inc.                                           3,460          50,135
NBTY Inc.+                                                 1,500          17,550
NCI Building Systems, Inc.+                                  100           1,770
NCO Group, Inc.+                                           1,300          29,770
NDCHealth Corporation                                      1,300          44,915
NEON Communications, Inc.+                                   100             271
NEON Systems, Inc.+                                          100             413
NL Industries, Inc.                                          300           4,581
NMS Communications Corporation+                              200             964
NMT Medical, Inc.+                                           900           7,605
NN, Inc.                                                   3,700          41,255
NPS Pharmaceuticals, Inc.+                                   500          19,150
NRG Energy, Inc.+                                            500           7,750
NS Group, Inc.+                                              100             748
NS & L Bancorp                                               200           2,110
NSD Bancorp, Inc.                                            105           2,100
NSTAR                                                      2,000          89,700
NTL Incorporated+                                         11,000          10,340
NVR, Inc.+                                                   300          61,200
NYFIX, Inc.+                                               2,400          48,048
NYMAGIC, Inc.                                              1,800          28,962
Nabi+                                                        300           3,096
Nanogen, Inc.+                                             3,300          19,041
Nanometrics Incorporated+                                  1,200          23,280
NaPro Bio Therapeutics, Inc.+                                200           2,280
Nash-Finch Company                                         1,300          40,430

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
National Beverage Corp.+                                   3,500     $    41,475
National Commerce Financial
  Corporation                                              7,700         194,810
National Dentex Corporation+                                 100           2,418
National Equipment Services, Inc.+                           600           1,200
National Fuel Gas Company                                  3,000          74,100
National Health Investors, Inc.                              200           2,960
National Health Realty, Inc.                                 300           4,650
National Information Consortium,
  Inc.+                                                      500           1,590
National Instruments
  Corporation+                                             1,900          71,174
National Medical Health Card
  Systems, Inc.+                                           1,000           9,750
National-Oilwell, Inc.+                                    3,200          65,952
National Processing, Inc.+                                 2,100          68,250
The National Security Group, Inc.                            120           1,680
National Steel Corp.+                                     11,100          16,095
NationsRent, Inc.+                                         1,100              93
Nationwide Financial Services,
  Inc. (Class A)                                           1,600          66,336
Nationwide Health Properties, Inc.                         2,600          48,594
Natrol, Inc.+                                                400           1,006
Nautica Enterprises, Inc.+                                 3,200          40,928
The Navigators Group, Inc.+                                1,800          35,550
NaviSite, Inc.+                                              200              72
The Neiman Marcus Group, Inc.
  (Class A)+                                               2,800          86,996
Neoforma, Inc.+                                              120           3,498
NeoPharm, Inc.+                                              110           2,755
NeoRx Corporation+                                           200           1,154
Neose Technologies, Inc.+                                    100           3,662
NeoTherapeutics, Inc.+                                       400           1,464
Net2Phone, Inc.+                                             200           1,350
Net2000 Communications, Inc.+                                300               1
Net.B@nk, Inc.+                                              200           2,096
Net Perceptions, Inc.+                                       400             680
Netcentives Inc.+                                            300               1
Netegrity, Inc.+                                           2,100          40,656
netGuru, Inc.+                                               100             200
NetIQ Corporation+                                         1,996          70,379
NetManage, Inc.+                                             400             408
NetObjects Inc.+                                             200               4
Netopia, Inc.+                                             4,200          23,310
NetRatings, Inc.+                                            100           1,568
Netro Corporation+                                           200             734
NetScout Systems, Inc.+                                      200           1,582
Netsol International, Inc.+                                  100              35
NetSolve, Incorporated+                                      200           2,100
Network Access Solutions
  Corporation+                                               400              78
Network Associates, Inc.+                                  5,100         131,835
Network Engines, Inc.+                                       100             101
Network Equipment Technologies,
  Inc.+                                                      100             545
Network Plus Corp.+                                        8,800          10,208
Neuberger Berman Inc.                                      2,750         120,725
Neurocrine Biosciences, Inc.+                              1,300          66,703
Neurogen Corporation+                                        100           1,748
New Century Equity Holdingsd Corp.+                          200             100
The New Dun & Bradstreet Corporation+                      3,000         105,900

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
New England Business Services, Inc.                          100     $     1,915
New Focus, Inc.+                                           7,400          28,194
New Jersey Resources Corporation                           1,200          56,160
New Plan Excel Realty Trust                                3,500          66,675
New York Community Bancorp, Inc.                           2,665          60,949
Newfield Exploration Company+                              2,000          71,020
Newhall Land & Farming Company                               100           2,960
Newmark Homes Corp.                                        2,800          40,432
Newpark Resources, Inc.+                                     500           3,950
Newport Corporation                                          300           5,784
NewPower Holdings, Inc.+                                     400             296
NewState Holdings, Inc.+                                     700             308
Nexell Therapeutics Inc.+                                    100             142
Next Generation Technology
  Holdings, Inc.+                                          1,700             714
Next Level Communications, Inc.+                          10,400          34,840
NextCard, Inc.+                                            4,200           2,184
Nextel Partners, Inc.+                                     6,600          79,200
Niku Corporation+                                            600             978
Noble Affiliates, Inc.                                     2,100          74,109
Noland Company                                               100           2,913
Nordson Corporation                                        2,200          58,102
North American Scientific, Inc.+                             100           1,340
North Coast Energy, Inc.+                                    500           1,695
North Fork Bancorporation                                  6,100         195,139
North Pittsburgh Systems, Inc.                             2,400          44,400
Northeast Utilities                                        5,400          95,202
Northern States Financial
  Corporation                                                100           2,100
Northfield Laboratories Inc.+                              1,900          16,304
Northwest Airlines Corporation+                            1,400          21,980
Northwest Bancorp, Inc.                                      100           1,144
Northwest Natural Gas Company                                700          17,850
Northwestern Corporation                                     100           2,105
Northwestern Steel and Wire
  Company+                                                 9,000             144
Norwood Financial Corp.                                      100           2,611
Novadigm, Inc.+                                            2,100          19,929
Novatel Wireless, Inc.+                                      400             488
Novavax, Inc.+                                             2,600          36,660
Noven Pharmaceuticals, Inc.+                                 100           1,775
Novoste Corporation+                                       1,700          14,858
Nu Horizons Electronics Corp.+                               100           1,028
Nuance Communications Inc.+                                3,200          29,120
Nucentrix Broadband Networks, Inc.+                          100           1,100
Nuevo Energy Company+                                      1,200          18,000
Numerical Technologies, Inc.+                                600          21,120
Nutraceutical International
  Corporation+                                               700           3,675
Nx Networks, Inc.+                                           300               0
O'Charley's Inc.+                                          2,300          42,573
OGE Energy Corp.                                           2,900          66,932
OM Group, Inc.                                             1,000          66,190
OMI Corporation (New Shares)+                              6,800          27,064
ON Semicondustor Corporation+                              2,300           4,761
ONI Systems Corp.+                                         2,700          16,929
ONYX Software Corporation+                                   300           1,170

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
OPNET Technologies, Inc.+                                    100     $     1,441
ORATEC Interventions, Inc.+                                  200           1,294
O'Reilly Automotive, Inc.+                                 2,000          72,940
OSCA, Inc.+                                                2,000          41,700
OSI Pharmaceuticals, Inc.+                                 1,400          64,036
OTG Software, Inc.+                                          200           2,000
o2wireless Solutions, Inc.+                                  200             348
Oak Technology, Inc.+                                      4,300          59,125
Oakley, Inc.+                                                700          11,382
Ocean Energy Inc.                                          6,400         122,880
Oceaneering International, Inc.+                           2,300          50,876
OceanFirst Financial Corp.                                   600          14,496
Ocular Sciences, Inc.+                                       400           9,320
Ocwen Financial Corporation+                                 100             848
Odyssey Re Holdings Corp.                                    900          15,930
OfficeMax, Inc.+                                             800           3,600
Official Payments Corporation+                             5,300          18,232
Offshore Logistics, Inc.+                                  2,300          40,848
The Ohio Art Company                                         300           8,700
Ohio Casualty Corporation+                                   500           8,025
Ohio Valley Banc Corp.                                       100           2,420
Old Dominion Freight Line, Inc.+                             300           3,804
Old National Bancorp                                       2,520          63,630
Old Republic International
  Corporation                                              4,400         123,244
Olin Corporation                                             300           4,842
Omega Financial Corporation                                1,300          41,795
Omnicare, Inc.                                             3,500          87,080
OmniSky Corporation+                                         200               2
OmniVision Technologies, Inc.+                               100             898
On Assignment, Inc.+                                       2,200          50,534
On Command Corporation+                                    6,000          18,300
On2.com Inc.+                                                200              68
One Liberty Properties, Inc.                                 200           3,000
Oneida Ltd.                                                  100           1,295
Onvia.com, Inc.+                                             600             324
Onyx Pharmaceuticals, Inc.+                                  100             512
Openwave Systems Inc.+                                     6,783          66,406
Oplink Communications, Inc.+                               1,800           3,393
Optical Cable Corporation+                                   500             815
Optical Communication
  Products, Inc.+                                            500           1,970
Option Care, Inc.+                                         1,700          33,235
OraSure Technologies, Inc.+                                3,400          41,310
Orbital Sciences Corporation+                                300           1,239
Orchid Biosciences+                                          600           3,300
Organic, Inc.+                                               500             160
Organogenesis Inc.+                                          300           1,440
Oriental Financial Group Inc.                              1,600          29,760
Orion Power Holdings, Inc.+                                4,100         107,010
Orthodontic Centers of
  America, Inc.+                                           2,000          61,000
OshKosh B'Gosh, Inc. (Class A)                               100           4,194
Oshkosh Truck Corporation                                  1,100          53,625
Osmonics, Inc.+                                              900          12,618
Ostex International, Inc.+                                   700           1,750

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Otter Tail Corporation                                       100     $     2,914
Outback Steakhouse, Inc.+                                  2,800          95,900
Overseas Shipholding Group, Inc.                             300           6,750
Overture Services, Inc.+                                   3,100         109,833
Owens Corning+                                             1,000           1,900
Owens-Illinois, Inc.+                                      1,600          15,984
Owens & Minor, Inc.                                          300           5,550
Owosso Corporation+                                        1,700             340
Oxford Health Plans, Inc.+                                 3,700         111,518
Oxford Industries, Inc.                                      600          14,160
PAB Bankshares, Inc.                                         200           2,002
PAREXEL International
  Corporation+                                               500           7,175
PC Connection, Inc.+                                       2,300          34,109
P-Com, Inc.+                                                 600             198
PC-Tel, Inc.+                                              3,200          31,072
PDI, Inc.+                                                   100           2,232
PEC Solutions, Inc.+                                         200           7,522
PECO II, Inc.+                                               100             596
PETsMART, Inc.+                                            1,800          17,712
P.F. Chang's China Bistro, Inc.+                             100           4,730
P.H. Glatfelter Company                                      300           4,674
PICO Holdings, Inc.+                                       2,500          31,250
PLATO Learning, Inc.+                                      1,600          26,576
PLX Technology, Inc.+                                      3,100          39,091
The PMI Group, Inc.                                        1,700         113,917
PMR Corporation+                                             800           1,376
PNM Resources Inc.                                         2,500          69,875
POZEN Inc.+                                                  200           1,054
PRAECIS Pharmaceuticals
  Incorporated+                                            3,900          22,698
PRI Automation, Inc.+                                      2,300          47,035
PRIMEDIA Inc.+                                             4,434          19,288
PS Business Parks, Inc.                                      100           3,150
PSINet Inc.+                                               2,100              13
PSS World Medical, Inc.+                                   6,200          50,592
PVF Capital Corp.                                            220           2,376
Pacific Capital Bancorp                                      700          19,453
Pacific Century Financial Corporation                      3,000          77,670
Pacific Gulf Resources+                                      100             220
Pacific Sunwear of California, Inc.+                         200           4,084
PacifiCare Health Systems, Inc.+                           2,400          38,400
PacificNet.com, Inc.+                                        800             288
Packaging Corp. of America+                                4,000          72,600
Packeteer, Inc.+                                           3,300          24,321
Pac-West Telecomm, Inc.+                                     300             165
Pain Therapeutics, Inc.+                                   3,600          32,976
Palm Harbor Homes, Inc.+                                     700          16,765
Pamrapo Bancorp, Inc.                                        100           2,600
Pan Pacific Retail Properties, Inc.                        2,300          66,056
PanAmSat Corporation+                                      6,000         131,280
Panavision Inc.+                                             300           1,380
Panera Bread Company (Class A)+                            1,300          67,652
The Pantry, Inc.+                                          3,800          20,710
Papa John's International, Inc.+                             200           5,496

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Paradigm Genetics, Inc.+                                     200     $     1,140
Paradyne Networks, Inc.+                                     400           1,560
Park Electrochemical Corp.                                   150           3,960
Park National Corporation                                    600          55,650
Park Place Entertainment
  Corporation+                                            11,100         101,787
Parker Drilling Company+                                     800           2,952
ParkerVision, Inc.+                                          100           2,100
Parkway Properties, Inc.                                     800          26,560
Parlex Corporation+                                          100           1,575
Pathmark Stores, Inc.+                                       200           4,932
Patina Oil & Gas Corporation+                                100           2,750
Patriot Transportation
  Holding, Inc.+                                             100           1,963
Patterson Dental Company+                                  2,500         102,325
Patterson-UTI Energy, Inc.+                                3,200          74,592
Paul Mueller Company                                         100           2,830
Paxar Corporation+                                           100           1,420
Paxson Communications Corporation+                           200           2,090
Payless ShoeSource, Inc.+                                    800          44,920
Peabody Energy Corporation                                 2,100          59,199
Pediatrix Medical Group, Inc.+                             1,800          61,056
Pegasus Communications Corporation+                        3,400          35,394
Pegasus Systems, Inc.+                                     2,500          35,500
Pemstar Inc.+                                                600           7,200
Penn National Gaming, Inc.+                                1,700          51,578
PennFed Financial Services, Inc.                             500          12,410
Penn-America Group, Inc.                                     300           3,165
Pennichuck Corporation                                       133           3,591
Pennsylvania Real Estate
  Investment Trust                                         1,500          34,800
Pennzoil-Quaker State Company                                800          11,560
Pentair, Inc.                                              1,800          65,718
Penton Media, Inc.                                         3,100          19,406
Penwest Pharmaceuticals Co.+                               1,800          36,090
PeoplePC Inc.+                                               300              67
Peoples Bancorp                                              200           3,220
Peoples Bancorp Inc.                                       1,520          27,892
Peoples Bancorp of North Carolina                            200           2,870
The Peoples BancTrust Comapny, Inc.                          220           2,574
People's Bank                                              2,400          51,024
The Pep Boys-Manny, Moe & Jack                             2,500          42,875
PepsiAmericas, Inc.                                        5,827          80,413
Peregrine Pharmaceuticals, Inc.+                             600           2,052
Peregrine Systems, Inc.+                                   6,443          95,550
Performance Food Group Company+                              500          17,585
Performance Technologies, Incorporated+                      100           1,332
Pericom Semiconductor Corporation+                         2,300          33,350
Perini Corporation+                                          200           1,400
Perot Systems Corporation (Class A)+                       3,800          77,596
Perrigo Company+                                           3,300          39,006
Perry Ellis International, Inc.+                             300           2,850
Per-Se Technologies, Inc.+                                   200           2,150
Persistence Software, Inc.+                                  100             124
PetroCorp Incorporated+                                      300           2,700
Petroleum Helicopters, Inc.
  (Non-Voting)+                                            1,700          32,742

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Petrominerals Corporation+                                 1,100     $     1,045
Pharmaceutical Product
  Development, Inc.+                                       2,100          67,851
Pharmaceutical Resources, Inc.+                              700          23,660
Pharmacopeia, Inc.+                                        1,900          26,391
Pharmacyclics, Inc.+                                       1,600          15,904
Philadelphia Consolidated
  Holding Corp.+                                             600          22,626
Philadelphia Suburban Corporation                          2,531          57,074
Philips International Realty Corp.                           200             502
Phillips-Van Heusen Corporation                            2,000          21,800
The Phoenix Companies, Inc.+                               4,200          77,700
Phoenix Technologies Ltd.+                                 2,100          24,444
Photon Dynamics, Inc.+                                     1,000          45,650
Photronics, Inc.+                                            300           9,405
Physiometrix, Inc.+                                          100             218
Piedmont Natural Gas Company, Inc.                           900          32,220
Pier 1 Imports, Inc.                                       1,600          27,744
Pierre Foods, Inc.+                                        1,400           3,220
Pinnacle Entertainment, Inc.+                              2,500          15,075
Pinnacle Holdings Inc.+                                      300             102
Pinnacle Systems, Inc.+                                    5,600          44,464
Pioneer Natural Resources Company+                         3,700          71,262
Pioneer-Standard Electronics, Inc.                         3,300          41,910
Pittston Brink's Group                                     2,500          55,250
Pixar, Inc.+                                               1,900          68,324
Pixelworks, Inc.+                                            900          14,454
Plains All American Pipeline, LP                             200           5,198
Plains Resources Inc.+                                     1,700          41,837
Planar Systems Inc.+                                         100           2,110
Planet Zanett Inc.+                                          500           1,025
Plantronics, Inc.+                                         3,000          76,920
Playboy Enterprises, Inc.+                                   200           3,378
Playtex Products, Inc.+                                      200           1,950
Plexus Corporation+                                        1,500          39,840
Plug Power Inc.+                                           3,700          32,338
Plum Creek Timber Company Inc.                             6,810         193,064
Pogo Producing Company                                     2,200          57,794
Polaris Industries, Inc.                                     300          17,325
Polo Ralph Lauren Corporation+                               100           2,676
Polycom, Inc.+                                             3,229         111,078
PolyMedica Corporation+                                      200           3,320
Polymer Group, Inc.                                          200             150
PolyOne Corporation                                        6,100          59,780
Pomeroy Computer Resources, Inc.+                            100           1,350
Pope & Talbot, Inc.                                        1,600          22,800
Popular, Inc.                                              5,400         157,032
Portal Software, Inc.+                                    16,400          34,112
Possis Medical, Inc.+                                      2,200          38,324
Post Properties, Inc.                                      1,500          53,265
Potlatch Corporation                                       2,000          58,640
Potomac Electric Power Company                             4,100          92,537
Powell Industries, Inc.+                                   1,200          22,524
Power Integrations, Inc.+                                    200           4,568
Powerwave Technologies, Inc.+                              1,300          22,464

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Precision Castparts Corp.                                  1,900     $    53,675
Predictive Systems, Inc.+                                    200             392
Prentiss Properties Trust                                  2,500          68,625
Pre-Paid Legal Services, Inc.+                               200           4,380
President Casinos, Inc.+                                   2,300           1,610
Presidential Life, Corporation                               200           4,112
Presstek, Inc.+                                            4,200          38,514
Preview Systems, Inc.                                        300              45
Price Communications Corporation+                          1,500          28,635
Priceline.com Incorporated+                                8,300          48,306
PriceSmart, Inc.+                                            900          31,500
Pride International, Inc.+                                 1,300          19,630
Prima Energy Corporation+                                  1,650          35,887
Prime Group Realty Trust                                     100             923
Prime Hospitality Corp.+                                     300           3,315
Primus Knowledge Solutions, Inc.+                            200             168
Primus Telecommunications Group,
  Incorprorated+                                             400             260
Priority Healthcare Corporation
  (Class B)+                                               1,000          35,190
PrivateBancorp, Inc.                                         200           3,926
Prize Energy Corporation+                                    100           2,312
ProBusiness Services, Inc.+                                  200           3,760
Procom Technology, Inc.+                                     100             320
The Profit Recovery Group
  International, Inc.+                                     3,600          29,340
Progress Software Corporation+                               300           5,184
Projenics Pharmaceuticals, Inc.+                           1,500          27,705
ProLogis Trust                                             7,000         150,570
Prolong International Corporation+                         5,700             399
ProQuest Company+                                            200           6,782
ProsoftTraining.com+                                         200             196
Protection One, Inc.+                                     14,900          37,250
Protective Life Corporation                                2,600          75,218
Protein Design Labs, Inc.+                                 3,200         105,376
Proton Energy Systems, Inc.+                                 100             825
Provena Foods Inc.                                         1,200           1,728
Provident Bancorp, Inc.                                    1,700          49,640
Provident Bancshares Corporation                           2,325          56,497
Provident Financial Group, Inc.                            2,000          52,560
Province Healthcare Company+                                 600          18,516
Proxim, Inc.+                                              2,800          27,776
Psychemedics Corporation                                     500           2,050
Public Storage, Inc.                                       4,500         150,300
Puerto Rican Cement Company, Inc.                            100           1,890
Puget Energy, Inc.                                         3,200          70,048
Pulitzer Inc.                                                900          45,900
Puma Technology, Inc.+                                       300             774
Pure Resources, Inc.+                                      3,400          68,340
Pure World, Inc.+                                          1,300           1,106
Pyramid Breweries Inc.                                       100             227
QAD Inc.+                                                  7,500          21,825
Q-Med, Inc.+                                               2,500          29,750
QRS Corporation+                                             100           1,410
Quaker Chemical Corporation                                  500          10,300
Quaker City Bancorp, Inc.+                                   400          11,940

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Quovadx, Inc.+                                             1,900     $    17,347
Quanex Corporation                                         1,500          42,450
Quanta Services, Inc.+                                     3,700          57,091
Quantum Corporation-DLT & Storage
  Systems+                                                 6,100          60,085
Quest Diagnostics Incorporated+                            3,500         250,985
Quest Software, Inc.+                                      3,500          77,385
Questar Corporation                                        3,000          75,150
QuickLogic Corporation+                                      200           1,000
Quicksilver Resources Inc.+                                2,100          40,005
Quiksilver, Inc.+                                            100           1,720
Quotesith.com, Inc.+                                         366             736
RARE Hospitality International, Inc.+                      1,200          27,048
RCN Corporation+                                           8,300          24,319
REMEC, Inc.+                                               3,600          35,964
RF Micro Devices, Inc.+                                    6,100         117,303
RFS Hotel Investors, Inc.                                    200           2,276
R & G Financial Corportation
  (Class B)                                                1,900          32,566
RGC Resources, Inc.                                          100           2,001
RGS Energy Group Inc.                                      1,400          52,640
R.H. Donnelley Corporation+                                2,000          58,100
R.J. Reynolds Tobacco
  Holdings, Inc.                                           3,800         213,940
RMH Teleservices, Inc.+                                    1,600          30,560
RPC, Inc.                                                    200           3,530
RPM, Inc.                                                  1,200          17,352
RSA Security Inc.+                                         1,100          19,206
RTW, Inc.+                                                   400             448
Radian Group Inc.                                          3,444         147,920
Radiance Medical Systems, Inc.+                              200             324
Radiant Systems, Inc.+                                       200           2,300
Radio One, Inc. (Class A)+                                 2,300          42,481
Radio Unica Corp.+                                           500             700
RadiSys Corporation+                                       1,700          33,422
RailAmerica, Inc.+                                         2,800          40,488
Rainbow Technologies, Inc.+                                  200           1,480
Raindance Communications, Inc.+                            2,100          11,991
Ralcorp Holdings, Inc.+                                      200           4,540
Rambus Inc.+                                               1,200           9,588
Ramco-Gershenson Properties Trust                            200           3,210
Rare Medium Group, Inc.+                                     500             370
Rational Software Corporation+                             7,600         148,200
Raymond James Financial, Inc.                              2,000          71,040
Rayonier Inc.                                              1,700          85,799
Rayovac Corporation+                                         300           5,280
Razorfish, Inc.+                                           1,500             330
The Reader's Digest Association,
  Inc. (Class A)                                           3,800          87,704
Reading Entertainment, Inc.+                                 400             760
Read-Rite Corporation+                                       700           4,627
RealNetworks, Inc.+                                        4,100          24,354
Realty Income Corporation                                  1,600          47,040
Reckson Associates Realty
  Corporation                                                700          16,352
Recoton Corporation+                                       1,800          24,480
Red Hat, Inc.+                                             2,600          18,460
Redback Networks Inc.+                                     3,100          12,245

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Redwood Trust, Inc.                                          800     $    19,384
Reeds Jewelers, Inc.+                                        900             855
Regal-Beloit Corporation                                     100           2,180
Regency Centers Corporation                                2,400          66,600
Regeneration Technologies, Inc.+                           2,700          27,513
Regeneron Pharmaceuticals, Inc.+                           1,000          28,160
Regent Communications, Inc.+                               3,800          25,650
Regis Corporation                                            300           7,734
Register.com, Inc.+                                        3,400          39,100
RehabCare Group, Inc.+                                     1,300          38,480
Reinsurance Group of America,
  Incorporated                                             2,000          66,560
Reliance Steel & Aluminum Co.                                200           5,250
Reliant Resources, Inc.+                                     700          11,557
Remington Oil & Gas Corporation+                           2,500          43,250
Renaissance Entertainment
  Corporation+                                             4,700           1,034
Renaissance Learning, Inc.+                                1,400          42,658
Renal Care Group, Inc.+                                    1,800          57,780
Rent A Center Inc.+                                          800          26,856
Rent-Way, Inc.+                                              200           1,198
Republic Bancorp, Inc.                                     2,090          28,947
Republic Bancorp, Inc. (Class A)                           2,600          35,074
Republic Bancshares, Inc.+                                 2,000          26,000
Republic Services, Inc. (Class A)+                         6,800         135,796
Res-Care, Inc.+                                              200           1,770
ResMed Inc.+                                               1,300          70,096
Research Frontiers Incorporated+                           1,500          25,140
Resonate Inc.+                                               200             560
Resources Connection, Inc.+                                2,000          52,660
Respironics, Inc.+                                           400          13,856
Retek Inc.+                                                1,200          35,844
Revlon, Inc. (Class A)+                                      100             666
Reynolds & Reynolds Company (Class A)                      2,700          65,475
Rheometric Scientific, Inc.+                               4,600           7,820
Rhythms NetConnections Inc.+                               1,200               3
Ribozyme Pharmaceuticals, Inc.+                              100             457
Rica Foods, Inc.+                                            100             130
Riggs National Corporation                                   600           8,382
Rightchoice Managed Care, Inc.+                            1,200          83,988
Rite Aid Corporation+                                     19,900         100,694
Right Management Consultants, Inc.+                        2,250          38,925
Riverstone Networks, Inc.+                                 2,900          48,140
Riviana Foods Inc.                                         2,200          39,050
Roadway Express, Inc.                                      1,800          66,060
Roanoke Electric Steel Corporation                         2,100          28,980
The Robert Mondavi Corporation
  (Class A)+                                               1,000          38,000
Roberts Realty Investors, Inc.                               300           2,046
Robotic Vision Systems, Inc.+                                400             448
Rock-Tenn Company (Class A)                                  900          12,960
Rocky Mountain Chocolate Factory, Inc.+                      300           4,275
Rogers Corporation+                                        1,600          48,480
Rollins, Inc.                                                200           4,000
Ronson Corporation+                                          800           1,408
Roper Industries, Inc.                                     1,300          64,350

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Roslyn Bancorp, Inc.                                       4,850     $    84,875
Ross Stores, Inc.                                          3,000          96,240
The Rouse Company                                          2,800          82,012
The Rowe Companies                                           500             600
Royal Bancshares of Pennsylvania,
  Inc. (Class A)                                           1,700          34,255
Royal Caribbean Cruises Ltd.                               7,800         126,360
Royal Gold, Inc.                                           5,300          27,507
Ruby Tuesday, Inc.                                         2,400          49,512
Ruddick Corporation                                          300           4,797
Rudolph Technologies, Inc.+                                  100           3,432
Rural Cellular Corporation (Class A)+                        100           2,225
Russ Berrie and Company, Inc.                                100           3,000
Russell Corporation                                          200           3,002
Ryan's Family Steak Houses, Inc.+                          3,000          64,950
Ryerson Tull, Inc.                                         2,200          24,200
The Ryland Group, Inc.                                       500          36,600
S1 Corporation+                                            3,800          61,484
SAVVIS Communications Corporation+                           600             342
SBA Communications Corporation+                              400           5,208
SBS Technologies, Inc.+                                      100           1,457
SCANA Corporation                                          3,900         108,537
SCM Microsystems, Inc.+                                    3,300          48,312
SCP Pool Corporation+                                      2,100          57,645
SCPIE Holdings  Inc.                                         100           2,925
SEACOR SMIT Inc.+                                            200           9,280
SEI Investments Company                                    4,100         184,951
SEMCO Energy, Inc.                                         2,700          29,025
SERENA Software, Inc.+                                       300           6,522
SFBC Internaional, Inc.+                                     100           2,050
SICOR Inc.+                                                4,000          62,720
SIPEX Corporation+                                         2,600          33,410
SITEL Corporation+                                        16,900          40,560
SJW Corp.                                                    500          42,645
SL Green Realty Corp.                                      2,200          67,562
SNB Bancshares, Inc.                                         200           2,934
SONICblue Incorporated+                                   10,100          40,804
SPACEHAB, Incorporated+                                      500             385
SPAR Group, Inc.+                                          1,400           2,380
SPS Technologies, Inc.+                                      800          27,936
SPSS Inc.+                                                 1,509          26,785
SPX Corporation+                                           1,464         200,422
SRI/Surgical Express, Inc.+                                1,000          16,000
S&T Bancorp, Inc.                                            100           2,428
STAAR Surgical Company+                                      200             770
STERIS Corporation+                                        2,400          43,848
SVI Solutions Inc.+                                          200             182
SWS Group, Inc.                                              710          18,070
Saba Software, Inc.+                                       3,500          18,270
Safeguard Scientifics, Inc.+                                 700           2,450
SafeNet, Inc.+                                               100           1,894
Sage, Inc.+                                                1,500          55,605
The Sagemark Companies Ltd.+                               1,200           4,680
Sagnet Technology, Inc.+                                     200             190

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Saks Incorporated+                                         5,700     $    53,238
Salem Communications Corporation
  (Class A)+                                                 100           2,300
Salon Media Group, Inc.+                                     600              84
Salton, Inc.+                                                100           1,888
Sanchez Computer Associates, Inc.+                           200           1,710
Sanderson Farms, Inc.                                      2,600          55,510
SanDisk Corporation+                                       1,000          14,400
Sandy Spring Bancorp, Inc.                                   150           4,779
Sangamo Biosciences, Inc.+                                   100             934
SangStat Medical Corporation+                              2,100          41,244
Santa Fe Financial Corporation+                              200           2,380
Santander BanCorp                                          1,300          25,233
SatCon Technology Corporation+                               100             520
Sauer-Danfoss, Inc.                                          300           2,400
Saul Centers, Inc.                                           100           2,135
The Savannah Bancorp, Inc.                                   110           2,244
ScanSource, Inc.+                                            600          28,560
Scholastic Corporation+                                    1,300          65,429
School Specialty, Inc.+                                    1,700          38,896
Schuff Steel Company+                                        500           1,450
Schweitzer-Manduit
  International, Inc.                                        100           2,375
SciClone Pharmaceuticals, Inc.+                              300             900
Scient, Inc.+                                              1,692             711
Scientific Learning Corporation+                             100             175
Scientific Technologies Incorporated                         300           1,158
Scios Inc.+                                                  700          16,639
SciQuest.com, Inc.+                                          200             338
The Scotts Company (Class A)+                              1,600          76,160
SeaChange International, Inc.+                               200           6,824
Seacoast Financial Services
  Corporation                                                200           3,430
Second Bancorp, Incorporated                               1,700          36,737
Secure Computing Corporation+                                500          10,275
Security Capital Group
  Incorporated (Class B)+                                  4,100         104,017
SeeBeyond Technology Corporation+                          3,500          33,950
Seitel, Inc.+                                                200           2,720
Selas Corporation of America                                 500           1,050
Select Medical Corporation+                                  600           9,648
Selectica, Inc.+                                           3,200          19,360
Selective Insurance Group, Inc.                              100           2,173
Semele Group, Inc.+                                          400             688
Seminis, Inc. (Class A)+                                     100             104
Semitool, Inc.+                                              200           2,296
Semtech Corporation+                                       2,600          92,794
Seneca Foods Corporation (Class A)+                          200           2,878
Senior Housing Properties Trust                              100           1,391
Sensient Technologies Corporation                            500          10,405
Sepracor Inc.+                                             2,900         165,474
Sequa Corporation (Class A)+                                 100           4,752
Sequenom Inc.+                                               200           2,134
Serologicals Corporation+                                    400           8,600
Service Corporation International+                        11,500          57,385
The ServiceMaster Company                                 12,000         165,600
Servotronics, Inc.+                                          400           2,020

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Sharper Image Corporation+                                   100     $     1,175
The Shaw Group Inc.+                                         900          21,150
Shiloh Industries, Inc.+                                     400             760
ShoLodge, Inc.+                                              300           1,710
ShopKo Stores, Inc.+                                       2,300          21,850
Shuffle Master, Inc.+                                      2,075          32,515
Shurgard Storage Centers, Inc.
  (Class A)                                                2,100          67,200
Sierra Health Services, Inc.+                              3,400          27,540
Sierra Pacific Resources                                   2,700          40,635
SignalSoft Corporation+                                      100             447
Silgan Holdings Inc.+                                        100           2,616
Silicon Graphics, Inc.+                                    1,500           3,150
Silicon Image, Inc.+                                         200             752
Silicon Laboratories Inc.+                                 1,000          33,710
Silicon Storage Technology, Inc.+                          6,000          57,840
Silicon Valley Bancshares+                                 2,200          58,806
Siliconix Incorporated+                                      500          13,710
SilverStream Software, Inc.+                                 200           1,362
Simon Property Group, Inc.                                 6,800         199,444
Simpson Manufacturing Co., Inc.+                             500          28,650
Sinclair Broadcast Group, Inc.
  (Class A)+                                               4,200          39,732
Sirenza Microdevices, Inc.+                                3,600          21,924
Sirius Satellite Radio Inc.+                               4,700          54,661
Six Flags, Inc.+                                           3,500          53,830
Sizeler Property Investors, Inc.                             300           2,706
Skechers U.S.A., Inc. (Class A)+                           1,400          20,468
SkillSoft Corporation+                                       100           2,592
Sky Financial Group, Inc.                                  3,300          67,122
Skyline Corporation                                          100           3,225
SkyWest, Inc.                                                700          17,815
Smart & Final Inc.+                                          800           8,352
Smart Choice Automotive Group, Inc.+                         700             112
SmartDisk Corporation+                                       100             115
SmartServ Online, Inc.+                                      100             699
Smith International, Inc.+                                 1,900         101,878
Smithfield Foods, Inc.+                                    4,200          92,568
Smurfit-Stone Container Corporation+                       9,800         156,506
SoftNet Systems, Inc.+                                       200             370
Sola International Inc.+                                   2,500          48,500
Solutia Inc.                                               3,900          54,678
Somera Communications, Inc.+                                 300           2,265
Sonesta International Hotels
  Corporation (Class A)                                      200           1,230
Sonic Automotive, Inc.+                                      300           7,032
Sonic Corp.+                                               1,100          39,600
Sonic Foundry, Inc.+                                         300             750
Sonic Innovations, Inc.+                                     100             460
SonicWALL, Inc.+                                           2,400          46,656
Sonoco Products Company                                    3,600          95,688
SonoSite, Inc.+                                            1,300          33,397
Sonus Networks, Inc.+                                      8,200          37,884
Sorrento Networks Corporation+                               100             359
Sotheby's Holdings, Inc. (Class A)+                        1,600          26,576
SoundView Technology Group, Inc.+                            700           1,631

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
The Source Information Management
  Company+                                                   100     $       533
South Alabama Bancorporation, Inc.                           300           2,790
The South Financial Group, Inc.                              200           3,550
South Jersey Industries, Inc.                                100           3,260
Southern Peru Limited                                        100           1,195
Southern Union Company+                                    2,210          41,681
SouthTrust Corporation                                       156           3,849
Southwest Bancorporation of
  Texas, Inc.+                                             1,200          36,324
Southwest Gas Corporation                                    200           4,470
Southwest Georgia Financial
  Corporation                                                100           1,727
Southwest Water Company                                      262           3,699
Southwestern Energy Company+                                 200           2,080
Sovereign Bancorp, Inc.                                    9,200         112,608
Sovran Self Storage, Inc.                                  1,200          37,380
Spanish Broadcasting System, Inc.
  (Class A)+                                               3,800          37,582
Sparta Surgical Corporation+                               1,900             190
Spartan Stores, Inc.+                                        100           1,196
Spartech Corporation                                         200           4,110
Special Metals Corporation+                                  500           1,295
Specialty Laboratories, Inc.+                                300           8,247
SpectraLink Corporation+                                   2,100          35,973
Spectrasite Holdings, Inc.+                                  900           3,231
Spectrian Corporation+                                       100           1,103
Spectrum Control, Inc.+                                      200           1,050
Spectrum Organic Products, Inc.+                           2,200             814
SpeechWorks International Inc.+                            3,500          39,375
SpeedFam-IPEC, Inc.+                                         300             894
Speedway Motorsports, Inc.+                                  700          17,696
Spherion Corporation+                                      5,100          49,776
Spiegel, Inc. (Class A)                                    7,800          35,490
Spinnaker Exploration Company+                             1,800          74,088
Spinnaker Industries, Inc.+                                  500               0
Spinnaker Industries, Inc. (Class A)+                        200               0
The Sports Club Company, Inc.+                               500           1,400
Sports Entertainment Enterprises Inc.+                    14,600             219
Sports Resorts International, Inc.+                          400           3,060
SportsLine USA, Inc.+                                        200             584
The St. Joe Company                                        3,600          99,900
St. Mary Land & Exploration Company                          200           4,238
Staff Leasing, Inc.                                          500           1,270
Stage II Apparel Corp.+                                    1,000             320
Stamps.com Inc.+                                           3,400          12,172
StanCorp Financial Group, Inc.                             1,900          89,775
Standard Commercial Corporation                            1,800          29,700
Standard Microsystems Corporation+                           100           1,552
Standard Motor Products, Inc.                              1,100          15,290
Standard Pacific Corp.                                       300           7,296
The Standard Register Company                                200           3,706
Standex International Corporation                            100           2,175
Stanley Furniture Company, Inc.+                             300           7,131
Star Struck, Ltd.+                                           700             630
StarBase Corporation+                                        300             204
StarMedia Network, Inc.+                                     500             190

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
StarTek, Inc.+                                               100     $     1,895
State Auto Financial Corporation                             100           1,624
State Bancorp, Inc.                                        1,110          16,928
Staten Island Bancorp, Inc.                                4,400          71,764
Station Casinos, Inc.+                                       400           4,476
The Steak 'n Shake Company+                                  100           1,104
Steel Dynamics, Inc.+                                      4,000          46,440
Steelcase Inc. (Class A)                                   1,900          27,968
Stein Mart, Inc.+                                          4,300          35,948
Stellent, Inc.+                                            1,700          50,252
Stepan Company                                             1,600          38,848
Stericycle, Inc.+                                            100           6,088
Sterling Bancshares, Inc.                                  3,450          43,194
Steve Madden, Ltd.+                                          100           1,407
Stewart & Stevenson Services, Inc.                           200           3,762
Stewart Enterprises, Inc. (Class A)+                       1,500           8,985
Stewart Information Services
  Corporation+                                             2,100          41,475
Stillwater Mining Company+                                   900          16,650
StockerYale, Inc.+                                           100           1,109
Stockwalk.com Group, Inc.+                                   400              52
Stone Energy Corporation+                                  1,679          66,321
Stoneridge, Inc.+                                          3,400          30,940
Storage Computer Corporation+                                100             640
Storage Technology Corporation+                            3,900          80,613
Storage USA, Inc.                                          1,900          79,990
StorageNetworks, Inc.+                                     4,800          29,664
Stratos Lightwave, Inc.+                                     402           2,472
Stratus Properties Inc.+                                     200           1,700
Strayer Education, Inc.                                      100           4,872
Streicher Mobile Fueling, Inc.+                              600             720
The Stride Rite Corporation                                  300           1,965
The Student Loan Corporation                                 800          64,480
Sturm, Ruger & Company,  Inc.                              3,500          41,930
Summit Properties Inc.                                       200           5,004
Sun Bancorp, Inc.                                            200           3,422
Sun Communities, Inc.                                      1,500          55,875
Sun Community Bancorp, Ltd.+                                 300           3,000
Sun Hydraulics Corporation                                   300           2,295
Sungard Data Systems Inc.+                                10,000         289,300
Sunrise Assisted Living, Inc.+                               400          11,644
Sunrise Technologies
  International, Inc.+                                       400              96
Sunrise Telecom Incorporated+                              4,800          19,248
Superconductor Technologies Inc.+                            100             650
SuperGen, Inc.+                                            3,000          42,960
Superior Energy Services, Inc.+                              500           4,325
Superior Industries International, Inc.                      200           8,050
Superior TeleCom Inc.+                                       100             114
Superior Uniform Group, Inc.                                 300           2,715
Supertex, Inc.+                                              100           1,751
Support.com, Inc.+                                         6,400          40,128
SureBeam Corporation (Class A)+                            1,600          16,752
Surgical Laser Technologies, Inc.+                           700             987
SurModics, Inc.+                                             500          18,230

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Susquehanna Bancshares, Inc.                                 400     $     8,340
Swift Energy Company+                                        200           4,040
Swift Transportation Co., Inc.+                            2,970          63,885
Switchboard Incorporated+                                  5,000          16,250
Sybase, Inc.+                                              6,155          97,003
Sybron Dental Specialties, Inc.+                             200           4,316
Sycamore Networks, Inc.+                                  10,900          58,424
Sykes Enterprises, Incorporated+                           3,600          33,624
Sylvan Learning System, Inc.+                              2,300          50,761
Symantec Corporation+                                      2,800         185,724
SymmetriCom, Inc.+                                           200           1,522
Symons International Group, Inc.+                          1,700             119
Symyx Technologies+                                        1,700          36,108
Syncor International Corporation+                          1,100          31,504
Synopsys, Inc.+                                            2,300         135,861
Synplicity, Inc.+                                            100           1,349
SynQuest, Inc.+                                              300             246
Syntel, Inc.+                                                100           1,293
Syntroleum Corporation+                                    5,000          35,500
Sypris Solutions, Inc.+                                    2,400          31,248
Systemax Inc.+                                               700           1,680
SystemOne Technologies Inc.+                                 600           1,290
Systems & Computer Technology
  Corporation+                                             3,000          31,020
TALK America Holdings, Inc.+                               1,100             451
TALX Corporation                                           1,155          28,852
TAM Restaurants, Inc.+                                     6,800             204
TBC Corporation+                                           3,400          45,526
TC Pipelines, LP                                           1,400          35,700
TCF Financial Corporation                                  2,900         139,142
TEPPCO Partners, LP                                          600          18,000
TETRA Technologies, Inc.+                                  1,800          37,710
TF Financial Corporation                                     100           2,110
THQ Inc.+                                                    600          29,082
TIBCO Software Inc.+                                       7,900         117,947
T-NETIX, Inc.+                                               500           1,665
TRC Companies, Inc.+                                       1,000          50,000
TRM Corporation+                                             500             675
TTM Technologies, Inc.+                                      100           1,012
Take-Two Interactive Software, Inc.+                         400           6,468
The Talbots, Inc.                                          2,500          90,625
Tandy Brands Accessories, Inc.+                              200           1,432
Tanger Factory Outlet Centers, Inc.                        1,500          31,275
Tanning Technology Corporation+                              100             321
Tanox, Inc.+                                               3,200          59,208
Targeted Genetics Corporation+                             6,200          16,802
Tarragon Realty Investors Inc.+                              220           2,937
Tatham Offshore, Inc.+                                    15,700             236
Taubman Centers, Inc.                                        300           4,455
Tech Data Corporation+                                     2,000          86,560
Techne Corporation+                                        1,600          58,960
Technitrol, Inc.                                             900          24,858
Technology Solutions Company+                                300             666
Tecumseh Products Company (Class A)                          800          40,504

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Tekelec+                                                   1,400     $    25,354
Telaxis Communications Corporation+                          300             216
TeleCorp PCS, Inc. (Class A)+                              7,304          91,081
Telecommunication Systems, Inc. (Class A)+                   200           1,090
Teledyne Technologies Incorporated+                        2,700          43,983
Teleflex Incorporated                                      1,400          66,234
Telephone and Data Systems, Inc.                           2,200         197,450
TeleTech Holdings, Inc.+                                   5,800          83,114
Tellium, Inc.+                                             1,800          11,214
Tellular Corporation+                                        200           1,836
TenFold Corporation+                                         200             130
Tennant Company                                            1,000          37,100
Tenneco Automotive Inc.+                                     200             408
TeraForce Technology Corporation+                            600              50
Terayon Communication Systems, Inc.+                       6,700          55,416
Terex Corporation+                                           244           4,280
Terra Industries, Inc.+                                    9,700          33,950
Terremark Worldwide, Inc.+                                   700             399
Terra Nitrogen Company, LP+                                5,200          27,300
Tesoro Petroleum Corporation+                              3,900          51,129
Tetra Tech, Inc.+                                            625          12,444
Texas Biotechnology Corporation+                             300           1,950
Texas Industries, Inc.                                     1,100          40,590
thermadyne Holdings Corporation+                             900             252
Thermatrix Inc.+                                           2,800               0
Therma-Wave Inc.+                                          2,000          29,840
Thermwood Corporation+                                       500             630
Third Wave Technologies+                                   4,000          29,360
Thomaston Mills, Inc. (Class A)+                           1,300               1
Thor Industries, Inc.                                        800          29,640
Thoratec Laboratories Corporation+                           900          15,300
Thornburg Mortgage, Inc.                                   2,600          51,220
Thousand Trails, Inc.+                                       400           2,860
Three-Five Systems, Inc.+                                  1,900          30,229
Ticketmaster Online-CitySearch, Inc.
  (Class B)+                                               4,000          65,560
Tidewater Inc.                                             2,300          77,970
Tier Technologies, Inc. (Class B)+                         1,100          23,716
The Timberland Company (Class A)+                          1,600          59,328
Time Warner Telecom Inc. (Class A)+                          900          15,921
The Timken Company                                         4,300          69,574
The Titan Corporation+                                     1,900          47,405
Titan Pharmaceuticals, Inc.+                               2,800          27,468
TiVo Inc.+                                                 4,600          30,130
Toll Brothers, Inc.+                                       1,500          65,850
Tollgrade Communications, Inc.+                            1,400          46,690
Tom Brown, Inc.+                                             500          13,505
Too Inc.+                                                    400          11,000
Tootsie Roll Industries, Inc.                              1,909          74,604
The Topps Company, Inc.+                                     900          10,935
Tor Minerals International, Inc.+                          1,300           1,183
The Toro Company                                             600          27,000
Total System Services, Inc.                                7,800         165,204
Tower Automotive, Inc.+                                      300           2,709

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Town & Country Trust                                         100     $     2,090
Toymax International, Inc.+                                  900           1,530
Tradestation Group Inc.+                                   7,700          12,012
Trammell Crow Company+                                       100           1,170
Trans World Entertainment
  Corporation+                                               300           2,280
Transaction Systems Architects,
  Inc. (Class A)+                                          3,100          38,006
Transatlantic Holdings, Inc.                               2,100         191,100
Trans-Industries, Inc.+                                      100              94
Transkaryotic Therapies, Inc.+                               400          17,120
Transmeta Corporation+                                    11,600          26,564
TransMontaigne Inc.+                                       6,000          32,700
Transnational Financial Network+                           1,500           2,565
TranSwitch Corporation+                                    1,300           5,850
TransTechnology Corporation+                                 300           3,060
Travelocity.com Inc.+                                      1,400          40,194
Travis Boats & Motors, Inc.+                                 500             970
Tredegar Corporation                                         200           3,800
Trex Company, Inc.+                                        1,400          26,586
Triad Guaranty Inc.+                                         100           3,627
Triad Hospitals, Inc.+                                     2,646          77,660
Triangle Pharmaceuticals, Inc.+                            9,300          37,293
Triarc Companies, Inc.+                                      900          21,870
TriCo Bancshares                                           1,800          34,196
Trico Marine Services, Inc.+                                 300           2,265
Tricord Systems, Inc.+                                       200             236
Trigon Healthcare, Inc.+                                   1,400          97,230
Trimble Navigation Limited+                                  200           3,242
Trimeris, Inc.+                                            1,200          53,964
Trinity Industries, Inc.                                     300           8,151
TriPath Imaging, Inc.+                                       200           1,506
Tripath Technology Inc.+                                     200             342
TriQuint Semiconductor, Inc.+                              4,545          55,722
Triton Network Systems, Inc.+                                100              68
Triton PCS Holdings, Inc. (Class A)+                       2,300          67,505
Triumph Group, Inc.+                                       1,100          35,750
The TriZetto Group, Inc.+                                    100           1,312
TrustCo Bank Corp NY                                         460           5,782
Trustmark Corporation                                      2,800          67,844
Tuesday Morning Corporation+                                 100           1,809
Tularik Inc.+                                                900          21,618
Tumbleweed Communications Corporation+                       200           1,188
Turnstone Systems, Inc.+                                   8,400          33,348
Tut Systems, Inc.+                                           100             232
Tvia, Inc.+                                                  200             350
Tweeter Home Entertainment
  Group, Inc.+                                               300           8,700
Twin Disc, Incorporated                                      100           1,399
Twinlab Corporation+                                         400             540
Tyson Foods, Inc. (Class A)                               12,858         148,510
UAL Corporation                                            2,500          33,750
UCAR International Inc.+                                   4,200          44,940
UCBH Holdings, Inc.                                          100           2,844
UGI Corporation                                            1,900          57,380
UICI+                                                        300           4,050

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
UIL Holdings Corporation                                     800     $    41,040
UMB Financial Corporation                                    210           8,400
UNOVA,  Inc.+                                              5,400          31,320
U.S. Aggregates, Inc.+                                       100               4
U.S. Gold Corporation+                                    12,700           4,953
U.S. Industries, Inc.                                      8,400          21,504
US LEC Corp. (Class A)+                                      100             541
US Oncology, Inc.+                                           900           6,786
U.S. Timberlands Company, LP                                 100             166
US Unwired Inc. (Class A)+                                 2,600          26,468
USA Networks, Inc.+                                       12,400         338,644
USANA Health Sciences, Inc.+                                 600             726
U.S.B. Holding Co., Inc.                                   2,600          43,810
USEC Inc.                                                    400           2,864
USFreightways Corporation                                    300           9,420
USG Corporation                                            5,700          32,604
USinternetworking, Inc.+                                   1,000             200
USTMAN Technologies, Inc.+                                22,800           1,140
UbiquiTel Inc.+                                            2,500          18,625
Ulticom, Inc.+                                             2,800          28,168
Ultimate Electronics, Inc.+                                1,300          39,000
Ultramar Diamond Shamrock Corporation                      2,700         133,596
Ultratech Stepper, Inc.+                                     400           6,608
Unico American Corporation                                   300           1,605
Unifi, Inc.+                                               4,700          34,075
UniFirst Corporation                                       1,100          24,805
Uni-Marts, Inc.+                                             900           2,250
Unilab Corporation+                                          300           7,530
Union Bankshares Corporation                               2,000          32,480
UnionBanCal Corporation                                    6,300         239,400
Uniroyal Technology Corporation+                           3,900          12,480
UniSource Energy Corporation                                 200           3,638
Unit Corporation+                                          4,000          51,600
United Auto Group, Inc.+                                   2,100          54,201
United Bancorp, Inc.                                         221           2,811
United Bankshares, Inc.                                      700          20,202
United Capital Corp.+                                        100           2,130
United Community Financial Corp.                           5,500          39,600
United Dominion Realty Trust, Inc.                         3,800          54,720
United Fire & Casualty Company                               100           2,863
United Mobile Homes, Inc.                                    300           3,654
United Natural Foods, Inc.+                                2,100          52,500
United Online, Inc.+                                         302           1,268
United Parcel Service, Inc. (Class B)                      9,920         540,640
United Park City Mines Company+                              100           1,944
United Rentals, Inc.+                                      2,800          63,560
United Road Services, Inc.+                                  500             128
United States Cellular Corporation+                        3,400         153,850
United Stationers, Inc.+                                     900          30,285
United Surgical Partners
  International, Inc.+                                     1,300          27,495
United Therapeutics Corporation+                           2,200          22,902
UnitedGlobalCom Inc. (Class A)+                            6,900          34,500
Unitil Corporation                                           900          21,060

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Unitrin, Inc.                                              2,500     $    98,800
UniverCell Holdings, Inc.+                                 9,900           3,663
Universal Access Global Holdings Inc.+                    14,300          67,067
Universal American Financial Corp.+                        6,400          43,456
Universal Compression Holdings, Inc.+                        200           5,898
Universal Corporation                                      1,200          43,692
Universal Display Corporation+                             2,000          18,200
Universal Electronics Inc.+                                2,300          39,583
Universal Health Realty Income Trust                         900          21,150
Universal Health Services, Inc. (Class B)+                 2,400         102,672
Universal Mfg. Co.+                                          700           1,666
Urologix, Inc.+                                            2,100          42,105
Urstadt Biddle Properties                                    300           3,195
UtiliCorp United Inc.                                      4,200         105,714
VA Linux Systems, Inc.+                                      400             980
VASCO Data Security
  International, Inc.+                                       200             420
V.I. Technologies, Inc.+                                   2,800          19,460
VIA NET.WORKS, Inc.+                                         400             412
VIB Corp.+                                                   331           3,128
VISX, Incorporated+                                        3,000          39,750
VIVUS, Inc.+                                                 200             974
VSI Holdings, Inc.+                                          500             460
Vail Resorts, Inc.+                                          200           3,546
Valassis Communications, Inc.+                             2,000          71,240
Valence Technology, Inc.+                                    300           1,011
Valentis, Inc.+                                            6,000          18,600
Valero Energy Corporation                                  2,300          87,676
Valhi, Inc.                                                4,800          60,960
ValiCert, Inc.+                                              200             580
Valley Media, Inc.+                                        1,200               6
Valley National Bancorp                                    3,125         102,969
Valley National Gases Incorporated+                          500           3,300
The Valspar Corporation                                    1,800          71,280
Value City Department Stores, Inc.+                        4,600          21,620
ValueClick, Inc.+                                            282             807
ValueVision International, Inc. (Class A)+                 3,000          58,770
Vanguard Airlines, Inc.+                                   1,000             290
Vans, Inc.+                                                2,200          28,028
Varco International, Inc.+                                 3,600          53,928
Variagenics, Inc.+                                           100             308
Varian Inc.+                                               2,300          74,612
Varian Medical Systems, Inc.+                              1,300          92,638
Varian Semiconductor Equipment
  Associates, Inc.+                                        1,200          41,508
Vasomedical, Inc.+                                           100             370
Vastera, Inc.+                                               300           4,983
VaxGen, Inc.+                                              2,000          23,200
Vector Group Ltd.                                          1,170          38,435
Vectren Corporation                                        2,700          64,746
Veeco Instruments Inc.+                                    1,700          61,285
Ventana Medical Systems, Inc.+                               100           2,262
Ventas, Inc.                                                 600           6,900
Ventiv Health, Inc.+                                       2,600           9,516
Verado Holdings, Inc. (Class B)+                             300              12

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
VeriSign, Inc.+                                            8,658     $   329,350
Verisity Ltd.+                                             2,300          43,585
Veritas DGC  Inc.+                                           200           3,700
Verity, Inc.+                                                200           4,050
Versata, Inc.+                                               300             276
Vertel Corporation+                                          300             201
Vertex Interactive, Inc.+                                    200             188
Vertex Pharmaceuticals Incorporated+                       2,762          67,918
VerticalNet, Inc.+                                           600             840
Viad Corp.                                                 3,300          78,144
Viador Inc.+                                                 100               6
The viaLink Company+                                         200              37
Viant Corporation+                                           600           1,002
ViaSat, Inc.+                                                400           6,240
Viasystems Group, Inc.+                                      900             567
Vical Incorporated+                                        2,600          31,824
Vicinity Corporation+                                        200             362
Vicor Corporation+                                         2,800          45,360
Viewpoint Corporation+                                       300           2,043
Vignette Corporation+                                      9,800          52,626
Vintage Petroleum, Inc.                                    2,600          37,570
Vion Pharmaceuticals, Inc.+                                4,400          19,404
Viragen, Inc.+                                            17,900          22,017
Virbac Corporation+                                        6,000          30,240
Virco Mfg. Corporation                                       220           2,200
Virginia Commonwealth Financial
  Corporation                                                100           2,830
ViroPharma Incorporated+                                     100           2,295
Vishay Intertechnology, Inc.+                              7,226         140,907
Visual Nteworks, Inc.+                                       200             924
Vital Signs, Inc.                                          1,400          48,860
Vitria Technology, Inc.+                                     700           4,473
Volt Information Sciences, Inc.+                             900          15,390
Vornado Realty Trust                                       3,500         145,600
Vyyo Inc.+                                                   200             290
W Holding Company, Inc.                                    3,500          56,700
WD-40 Company                                                100           2,665
WESCO International, Inc.+                                 4,100          20,295
WFS Financial Inc.+                                          222           5,330
WGL Holdings Inc.                                          1,800          52,326
W-H Energy Services, Inc.+                                   400           7,620
WJ Communications, Inc.+                                   7,000          25,550
WMS Industries Inc.+                                         200           4,000
W.P. Carey & Co. LLC                                         100           2,320
WPS Resources Corporation                                  1,000          36,550
W.R. Grace & Co.+                                            500             775
WVS Financial Corp.                                          200           3,164
Wabash National Corporation                                3,600          28,080
Wabtec Corporation                                           200           2,460
The Wackenhut Corporation (Class A)+                       2,300          57,040
Wackenhut Corrections Corporation+                         1,400          19,404
Waddell & Reed Financial, Inc. (Class A)                   3,000          96,600
Wallace Computer Services, Inc.                              300           5,697
Walter Industries, Inc.                                      200           2,262

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Warwick Valley Telephone Company                             700     $    40,600
Washington Federal, Inc.                                   2,640          68,059
The Washington Post Company (Class B)                        355         188,150
Washington Real Estate Investment Trust                      700          17,423
Washington Trust Bancorp, Inc.                             1,900          36,100
Waste Connections, Inc.+                                     300           9,297
WatchGuard Technologies, Inc.+                             2,700          17,577
Watts Industries, Inc. (Class A)                             200           3,000
Wausau - Mosinee Paper Corporation                           300           3,630
Wave Systems Corp. (Class A)+                                300             672
Wayne Savings Bancshares, Inc.                               100           1,630
Waypoint Financial Corp.                                     200           3,016
Weatherford International, Inc.+                           4,300         160,218
WebEx Communications, Inc.+                                  700          17,395
WebLink Wireless, Inc.+                                      400              20
WebMD Corporation+                                        14,900         105,194
webMethods, Inc.+                                            400           6,704
Websense, Inc.+                                            1,800          57,726
Webster Financial Corporation                              2,200          69,366
Webvan Group Inc.+                                           200               0
Weingarten Realty Investors                                1,200          57,600
Weirton Steel Corporation+                                   300              69
Weis Markets, Inc.                                           300           8,388
Wellman, Inc.                                              3,100          48,019
Werner Enterprises, Inc.                                     600          14,580
Wesco Financial Corporation                                  298          93,870
West Corporation+                                          2,700          67,338
West Marine, Inc.+                                         2,300          33,787
West Pharmacecuticial Services, Inc.                         100           2,660
Westaff, Inc.+                                               500           1,250
Westamerica Bancorporation                                 1,300          51,441
Westcorp                                                     111           2,072
Westell Technologies, Inc.+                                  400           1,056
Western Digital Corporation+                               2,200          13,794
Western Gas Resources, Inc.                                1,200          38,784
Western Multiplex Corporation (Class A)+                     200           1,080
Western Resources, Inc.                                    2,800          48,160
Western Wireless Corporation (Class A)+                    2,900          81,925
WestPoint Stevens Inc.                                       300             735
Westport Resources Corporation+                              182           3,158
Westwood One, Inc.+                                        4,000         120,200
The Wet Seal, Inc. (Class A)+                              2,050          48,278
Weyco Group, Inc.                                            100           2,535
White Electronic Designs Corporation+                        100             620
White Mountains Insurance Group Inc.                         239          83,172
Whitehall Jewellers, Inc.+                                   100           1,099
Whitney Holding Corporation                                1,100          48,235
Whole Foods Market, Inc.+                                  2,100          91,476
Wickes Inc.+                                                 300             915
Wild Oats Markets, Inc.+                                   3,300          32,769
Willamette Valley Vineyards, Inc.+                           800           1,360
Williams Communications Group, Inc+                       11,500          27,025
Williams Energy Partners LP                                  300          12,540

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------
Williams-Sonoma, Inc.+                                     2,100     $    90,090
Willis Lease Finance Corporation+                            200             928
Wilmington Trust Corporation                               1,200          75,972
Wilson Greatbatch Technologies, Inc.+                      1,700          61,370
Wilsons The Leather Experts Inc.+                          1,400          15,974
Wind River Systems, Inc.+                                  4,400          78,804
Wink Communications, Inc.+                                   200             320
Wintrust Financial Corporation                             1,300          39,741
Wire One Technologies, Inc.+                                 200           1,244
Wireless Facilities, Inc.+                                 4,200          28,266
Wisconsin Energy Corporation                               4,400          99,264
Witness Systems, Inc.+                                       100           1,332
Wolverine Tube, Inc.+                                        900          10,215
Wolverine World Wide, Inc.                                 3,200          48,160
Women First HealthCare, Inc.+                              2,500          24,975
Women's Golf Unlimited Inc.+                                 200             230
Woodhead Industries, Inc.                                  2,200          34,936
Woodward Govenor Company                                     100           5,825
World Acceptance Corporation+                                100             730
World Fuel Services Corporation                            2,600          47,580
World Wrestling Federation
  Entertainment, Inc.+                                       100           1,315
WorldCom, Inc.-MCI Group                                   4,800          60,960
WorldGate Communications, Inc.+                              200             500
Wright Medical Group, Inc+                                   100           1,790
Wyndham International, Inc.+                                 700             392
XM Satellite Radio Holdings Inc.
  (Class A)+                                               3,500          64,260
XO Communications, Inc. (Class A)+                        20,500           1,948
XOMA Ltd.+                                                 1,000           9,850
XTO Energy, Inc.                                           4,950          86,625
Xicor, Inc.+                                               2,300          25,530
X-Rite, Incorporated                                       2,200          18,722
Xybernaut Corporation+                                     1,700           4,046
The Yankee Candle Company, Inc.+                           1,200          27,192
Yellow Corporation+                                        2,200          55,220
York International Corporation                             1,400          53,382
York Research Corporation+                                   900             702
Young Broadcasting Inc. (Class A)+                           100           1,795
Z-Tel Technologies, Inc.+                                    200             260
Zale Corporation+                                            500          20,940
Zapata Corporation+                                          100           2,900
Zebra Technologies Corporation (Class A)+                  1,200          66,612
Zenith National Insurance Corp.                              600          16,764
The Ziegler Companies, Inc.                                  100           1,500
Zila, Inc.+                                               11,400          26,562
ZixIt Corporation+                                           100             506
Zoll Medical Corporation+                                  1,000          38,940
Zomax Incorporated+                                          700           5,593
Zoran Corporation+                                           100           3,264
Zygo Corporation+                                          2,200          34,980


Total Stocks, Warrants & Rights
  (Cost - $99,942,099) - 95.4%                                       100,018,118
                                                                     ===========

Master Extended Market Index Series                            December 31, 2001
Schedule of Investments

       Issue                                            Shares Held     Value
--------------------------------------------------------------------------------

SHORT-TERM                                    Face
SECURITIES                                   Amount
--------------------------------------------------------------------------------

Commercial Paper**
General Electric Capital Corp.,
  1.82% due 1/02/2002                      $ 2,093,000      $  2,092,894
--------------------------------------------------------------------------------

Total Short-Term Securities
  (Cost - $2,092,894) - 2.0%                                   2,092,894
                                                            ============

--------------------------------------------------------------------------------
Total Investments (Cost - $102,034,993) - 97.4%              102,111,012
Variation Margin on Financial Futures Contracts* - 0.0%          (16,600)
Other Assets Less Liabilities - 2.6%                           2,743,526
                                                            ------------
  Net Assets - 100%                                         $104,837,938
                                                            ============

+ Non-income producing security.
* Financial futures contracts purchased as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
  Number of                                    Expiration
  Contracts           Issue                        Date              Value
--------------------------------------------------------------------------------
      4             Russell 2000 Index          March 2002         $978,600
      3             S&P 400 Midcap              March 2002          763,650
--------------------------------------------------------------------------------
  Total Financial Futures Contracts Purchased
  (Total Contract Price - $1,707,252)                            $1,742,250
                                                                 ==========

--------------------------------------------------------------------------------

** Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Series.

(a) The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.

(b) Warrants entitle the Series to purchase a predetermined number of shares of stock/face amount of bonds and are non-income producing. The purchase price and number of shares of stock/face amount of bonds are subject to adjustment under certain conditions until the expiration date.

See Notes to Financial Statements.

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
3M Co.                                                        2,400   $  295,199
A.C. Moore Arts & Crafts, Inc.                                  700       32,900
ACE Limited                                                   2,800       88,480
+ADC Telecommunications, Inc.                                 5,000       11,450
AFLAC Incorporated                                            2,700       86,400
ALLTEL Corporation                                            3,700      173,900
+AMERIGROUP Corporation                                       1,200       33,288
+AOL Time Warner Inc.                                        30,725      451,965
AT&T Corp.                                                   27,200      291,040
+AT&T Wireless Services Inc.                                  9,962       58,278
Aaron Rents, Inc.                                               600       14,370
Abbott Laboratories                                          11,000      414,150
+Actuant Corporation (Class A)                                  700       28,875
Adobe Systems Incorporated                                    1,200       34,200
+Advanced Micro Devices, Inc.                                 2,700       26,244
+Aetna Inc. (New Shares)                                      2,800      134,316
Air Products and Chemicals, Inc.                              1,500       75,705
Albertson's, Inc.                                             2,600       79,196
Alcan Aluminium Ltd.                                          2,000       75,040
Alcoa Inc.                                                      700       23,205
Allegheny Energy, Inc.                                          800       20,600
Allegheny Technologies
  Incorporated                                                  500        7,900
Allegiant Bancorp, Inc.                                       2,400       43,608
Allergan Inc.                                                   700       46,725
Alliance Imaging, Inc.                                        2,300       31,050
+Allied Waste Industries, Inc.                                  300        2,880
+Altera Corporation                                           2,900       39,440
AmSouth Bancorporation                                        2,300       51,474
Ambac Financial Group, Inc.                                     350       23,520
Amerada Hess Corporation                                      1,600      132,000
Ameren Corporation                                              500       21,505
America First Mortgage
  Investments, Inc.                                           4,600       45,310
American Electric Power
  Company, Inc.                                               1,700       68,034
American Express Company                                      8,400      305,088
American Greetings
  Corporation (Class A)                                         300        4,998
American International
  Group, Inc.                                                16,700    1,139,441
+American Pharmaceutical
  Partners, Inc.                                              2,200       27,192
+American Standard
  Companies, Inc.                                               100        7,510
AmerisourceBergen Corporation                                   800       60,800
+Amgen Inc.                                                   6,600      276,408
Anadarko Petroleum Corporation                                1,300       64,090
+Analog Devices, Inc.                                         2,500       74,250
Anheuser-Busch Companies, Inc.                                6,500      325,000
Aon Corporation                                               1,300       38,324
Apache Corporation                                            2,400      137,952
+Apollo Group, Inc. (Class A)                                   500       19,705
+Apple Computer, Inc.                                         1,700       30,124
Applera Corporation-Applied
  Biosystems Group                                            1,400       27,286
+Applied Films Corporation                                    1,400       15,778
+Applied Materials, Inc.                                     11,800      224,436
Archer-Daniels-Midland Company                                6,195       79,234
+AutoZone, Inc.                                                 700       54,110
Automatic Data Processing, Inc.                               3,600      156,780
Avery Dennison Corporation                                    2,000      125,500
Avon Products, Inc.                                           1,200       62,688
BB&T Corporation                                              2,525       97,465
+BJ Services Company                                          3,400      115,192
+BMC Software, Inc.                                             900       14,940
Baker Hughes Incorporated                                     1,700       56,593
Ball Corporation                                                300       12,444

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
Bank One Corporation                                          7,500   $  288,600
Bank of America Corporation                                  10,900      766,924
Barrick Gold Corporation                                      2,542       48,273
Baxter International Inc.                                     3,400      151,130
Becton, Dickinson and Company                                 2,500       86,125
+Bed Bath & Beyond Inc.                                       4,000      150,960
BellSouth Corporation                                         8,400      264,600
+Best Buy Co., Inc.                                           1,750       63,525
+Biogen, Inc.                                                   800       33,144
+Boston Scientific Corporation                                5,600      164,192
Bristol-Myers Squibb Company                                 13,800      354,660
Brown-Forman Corporation (Class B)                              600       41,400
Brunswick Corporation                                           700       19,600
Burlington Northern Santa Fe Corp.                            3,000       90,000
Burlington Resources Inc.                                     1,300       49,400
+CIENA Corporation                                            2,600       10,894
CIGNA Corporation                                             1,100      107,162
CKE Restaurants, Inc.                                         2,800       31,864
CSX Corporation                                               1,400       49,070
CVS Corporation                                               2,100       64,260
Campbell Soup Company                                         2,000       55,320
Capital One Financial
  Corporation                                                 2,200      134,310
Cardinal Health, Inc.                                         2,650      162,737
Carnival Corporation                                          6,600      182,754
Caterpillar Inc.                                              2,200      107,690
+Cendant Corporation                                          5,500       87,340
Centene Corporation                                           1,400       43,372
CenturyTel, Inc.                                                200        5,900
Charter One Financial, Inc.                                     950       32,661
+Chattem, Inc.                                                1,000       31,500
ChevronTexaco Corporation                                     7,512      664,812
Chiquita Brands International, Inc.                           1,700       30,447
+Chiron Corporation                                           1,400       49,420
Cincinnati Financial Corporation                              1,100       51,183
Cinergy Corp.                                                   600       21,594
Cintas Corporation                                              800       39,520
Circuit City Stores - Circuit
  City Group                                                    700       13,125
+Cisco Systems, Inc.                                         50,200      700,290
Citigroup Inc.                                               35,213    1,364,504
+Clear Channel Communications, Inc.                           3,500      112,070
Coca-Cola Enterprises Inc.                                    2,100       46,368
+Comcast Corporation (Class A)                                1,000       23,430
Comerica  Incorporated                                          884       54,278
Computer Associates
  International, Inc.                                         7,300      115,997
+Computer Sciences Corporation                                2,600      124,280
+Compuware Corporation                                        2,500       15,175
+Comverse Technology, Inc.                                      700        6,482
ConAgra, Inc.                                                 2,700       74,655
+Concord Communications, Inc.                                 2,000       32,960
+Conseco, Inc.                                                2,300        4,600
Consolidated Edison, Inc.                                     1,000       41,750
Constellation Energy Group                                      500       14,670
Cooper Industries, Ltd. (Class A)                             2,400       94,320
+Corning Incorporated                                         6,400       22,720
+Costco Wholesale Corporation                                 2,500       96,550
Countrywide Credit Industries, Inc.                           2,600      125,450
DHB Capital Group Inc.                                        1,600        6,480
DTE Energy Company                                            3,000      133,920
Dana Corporation                                                300        5,559
Danaher Corporation                                             700       46,445
Darden Restaurants, Inc.                                        150        3,705
Deere & Company                                               3,400      162,860
+Dell Computer Corporation                                   20,100      525,414
Deluxe Corporation                                              400       15,556

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
Devon Energy Corporation                                        600   $   29,568
Dillard's, Inc. (Class A)                                       600       15,774
Dollar General Corporation                                    1,400       26,642
Dominion Resources, Inc.                                      1,400       92,680
Dover Corporation                                               900       31,500
Dow Jones & Company, Inc.                                       600       29,070
Duke Energy Corporation                                       5,200      161,720
E.I. du Pont de Nemours
  and Company                                                 6,400      284,160
+EMC Corporation                                             10,400       78,520
EMS Technologies, Inc.                                          700       14,483
EOG Resources, Inc.                                             200        7,940
Eastman Kodak Company                                         1,300       37,921
Eaton Corporation                                               600       43,650
Ecolab Inc.                                                     500       23,115
+Edison International                                         2,200       37,400
El Paso Corporation                                             500       10,305
Electronic Data Systems
  Corporation                                                 3,700      137,455
Eli Lilly and Company                                         8,000      451,200
Emerson Electric Co.                                          2,400      128,424
Engelhard Corporation                                           300        8,496
Entergy Corporation                                           1,000       42,440
Equifax Inc.                                                  1,000       27,000
Equity Residential Properties Trust                           4,700      135,125
Exelon Corporation                                            2,462      128,763
Exxon Mobil Corporation +++                                  46,100    1,886,412
FPL Group, Inc.                                                 800       47,992
Family Dollar Stores, Inc.                                      600       21,150
Fannie Mae                                                    6,500      479,375
+FedEx Corp.                                                  1,600       85,440
+Federated Department Stores, Inc.                            3,300      131,010
Fifth Third Bancorp                                           3,934      262,201
First Data Corporation                                        4,800      178,560
First Tennessee National
  Corporation                                                   800       30,640
FirstEnergy Corp.                                             1,864       62,220
+Fiserv, Inc.                                                 1,450       53,230
FleetBoston Financial Corporation                             7,706      249,289
Ford Motor Company                                           13,700      219,200
+Forest Laboratories, Inc.                                      900       63,720
Fortune Brands, Inc.                                          2,500      140,000
Franklin Resources, Inc.                                      1,654       70,527
Freddie Mac                                                   4,700      287,640
+Freeport-McMoRan Copper & Gold,
  Inc. (Class B)                                              1,000       17,850
Galyan's Trading Company                                      1,500       33,390
+GameStop Corporation                                         1,400       29,386
Gannett Co., Inc.                                             2,100      159,390
+Gart Sports Company                                            900       25,317
General Electric Company                                     67,700    1,966,685
General Mills, Inc.                                           2,000       88,160
General Motors Corporation                                    5,000      267,250
Genesee & Wyoming Inc. (Class A)                              1,500       33,840
Genesis Health Ventures, Inc.                                 1,600       32,144
Genuine Parts Company                                         1,000       34,870
Golden West Financial Corporation                             2,300      158,194
Great Lakes Chemical Corporation                                300        7,947
+Guidant Corporation                                          1,700       51,391
H & R Block, Inc.                                             1,200       55,380
H.J. Heinz Company                                            2,800      115,080
+HEALTHSOUTH Corporation                                      1,100       14,069
Halliburton Company                                           2,700       43,038
Harley-Davidson, Inc.                                         2,100      107,667
+Harrah's Entertainment, Inc.                                   700       31,045
Hasbro, Inc.                                                  1,200       16,272
+Health Management Associates,
  Inc. (Class A)                                                500       10,075
Herbalife International, Inc.
  (Class B)                                                   8,600      164,862

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
Herley Industries, Inc.                                       1,500   $   31,815
Hershey Foods Corporation                                       600       37,500
Hewlett-Packard Company                                      24,010      366,873
Hilton Hotels Corporation                                     1,200       16,680
+Hologic, Inc.                                                1,700       26,333
Honeywell International Inc.                                  5,600      197,288
Household International, Inc.                                 4,600      228,620
Huntington Bancshares
  Incorporated                                                5,800      112,636
+Hypercom Corporation                                         4,900       37,730
IMS Health Incorporated                                       1,400       25,130
ITT Industries, Inc.                                            600       42,360
+Identix Incorporated                                         3,896       28,440
Illinois Tool Works  Inc.                                     1,700      116,110
+Immunex Corporation                                         22,000      491,480
InVision Technologies, Inc.                                   1,600       38,448
+Inco Limited                                                 5,200      117,728
Ingersoll-Rand Company (Class A)                                800       36,528
Integrated Defense Technologies, Inc.                         1,300       38,259
Intel Corporation                                            46,000      840,420
Intermet Corporation                                          2,800       30,072
International Business Machines
  Corporation                                                11,900      856,800
+International Game Technology                                1,000       56,700
International Paper Company                                   2,700      117,666
+Intuit Inc.                                                  2,300      114,356
Inverness Medical Innovations, Inc.                           1,300       26,260
J.C. Penney Company, Inc.                                     1,700       37,434
J.P. Morgan Chase & Co.                                      13,990      474,541
+JDS Uniphase Corporation                                    13,060       35,131
+Jabil Circuit, Inc.                                            800       16,888
Jefferson - Pilot Corporation                                 2,800      131,600
Johnson & Johnson                                            20,586    1,075,824
Johnson Controls, Inc.                                        1,500      122,415
+Jones Apparel Group, Inc.                                      800       30,000
KB HOME                                                         300       15,453
Kellogg Company                                               2,600       93,236
Kerr-McGee Corporation                                          401       21,474
KeyCorp                                                       2,100       57,330
KeySpan Corporation                                             500       18,825
+Keystone Automotive
  Industries, Inc.                                            1,800       34,648
Kimberly-Clark Corporation                                    3,100      192,200
+Kindred Healthcare, Inc.                                       700       31,241
+King Pharmaceuticals, Inc.                                   1,800       40,050
Knight Ridder, Inc.                                             500       31,475
+Kohl's Corporation                                           1,900      133,152
+LSI Logic Corporation                                        2,900       25,375
Lawson Software, Inc.                                         4,300       24,811
Leggett & Platt, Incorporated                                   600       14,040
Lehman Brothers Holdings, Inc.                                2,800      175,056
+Lexmark International Group, Inc.
  (Class A)                                                     900       48,960
Linear Technology Corporation                                 2,200       69,146
Lockheed Martin Corporation                                   4,400      305,800
Loews Corporation                                             1,500       80,550
Lowe's Companies, Inc.                                        4,600      208,840
+Lucent Technologies Inc.                                    26,700       44,322
MBIA, Inc.                                                      700       39,571
MBNA Corporation                                              5,000      165,350
MCG Capital Corporation                                       1,900       31,749
MGIC Investment Corporation                                   1,300       88,140
MIM Corporation                                               3,000       36,270
Magma Design Automation, Inc.                                 1,800       30,240
Marriott International, Inc.
  (Class A)                                                   1,200       45,660
Marsh & McLennan Companies, Inc.                              1,600      154,560
Marshall & Ilsley Corporation                                 1,400       43,302
Marvel Enterprises, Inc.                                      4,900       26,852

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
Masco Corporation                                             6,200   $  168,082
Mattel, Inc.                                                  2,000       42,160
+Maxim Integrated Products, Inc.                              2,197       84,211
Maytag Corporation                                              500       21,325
+McDermott International, Inc.                                  400        3,240
McDonald's Corporation                                       11,500      327,175
McGrath Rentcorp                                              4,940      128,045
McKesson HBOC, Inc.                                           1,500       49,050
MeadWestvaco Corporation                                      1,279       42,923
+MedImmune, Inc.                                              1,300       34,320
Medtronic, Inc.                                               7,600      325,660
Mellon Financial Corporation                                  2,500       78,575
Merck & Co., Inc.                                            15,802      800,213
Merrill Lynch & Co., Inc. ++                                  2,500      101,250
MetLife, Inc.                                                 9,700      279,360
+Micron Technology, Inc.                                      4,800       97,056
+Microsoft Corporation +++                                   35,750    1,934,790
Millipore Corporation                                           100        3,198
+Mirant Corporation                                          10,200       74,460
Molex Incorporated                                              800       26,824
Moody's Corporation                                           2,700      134,325
Morgan Stanley                                                7,500      323,100
Motorola, Inc.                                               18,903      272,581
+NCR Corporation                                                300       10,380
NICOR, Inc.                                                     300       13,725
+Nabors Industries, Ltd.                                        500       17,575
Nassda Corporation                                            1,700       21,029
National City Corporation                                     6,600      219,450
+National Semiconductor
  Corporation                                                 1,400       40,838
Neoforma, Inc.                                                1,700       22,083
+Network Appliance, Inc.                                      1,500       18,615
Newell Rubbermaid Inc.                                        4,200      147,252
Newmont Mining Corporation                                    2,500       65,825
+Nextel Communications, Inc.
  (Class A)                                                     300          963
NiSource Inc.                                                 5,015      109,477
Nike, Inc. (Class B)                                          1,700       91,205
+Noble Corporation                                            1,500       57,900
Nordstrom, Inc.                                                 900       20,385
Norfolk Southern Corporation                                  2,400       56,112
+Nortel Networks Corporation                                 34,815       50,482
Northrop Grumman Corporation                                    700       87,500
+Novellus Systems, Inc.                                         600       20,400
Nucor Corporation                                               500       32,520
OSI Systems, Inc.                                               500        9,915
Occidental Petroleum Corporation                              3,400      101,966
Odyssey Healthcare, Inc.                                        900       32,399
+Odyssey Re Holdings Corp.                                    2,200       38,258
+Office Depot, Inc.                                           1,900       31,920
+OmniVision Technologies, Inc.                                1,600       22,960
Omnicom Group Inc.                                            1,000       45,800
+Oracle Corporation                                          37,600      356,072
P.A.M. Transportation Services, Inc.                            500       12,010
PACCAR  Inc.                                                    300       13,317
PDF Solutions, Inc.                                           2,600       19,006
+PG&E Corporation                                             2,500       44,725
PNC Bank Corp.                                                1,600       83,648
PPG Industries, Inc.                                            800       49,520
PPL Corporation                                                 500       16,540
PTEK Holdings, Inc.                                           5,900       34,102
+Pactiv Corporation                                           1,100       26,180
Pall Corporation                                                100        2,075
+Parametric Technology Corporation                              300        1,074
Parker-Hannifin Corporation                                     700       33,453
Paychex, Inc.                                                 2,000       62,580

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
Pennzoil-Quaker State Company                                32,200   $  693,266
+PeopleSoft, Inc.                                             2,000       29,760
PepsiCo, Inc.                                                11,810      569,242
PerkinElmer, Inc.                                               500        5,525
Pfizer Inc.                                                  43,000    1,505,000
Pharmacia Corporation                                         9,300      348,285
Philip Morris Companies Inc.                                 15,100      659,568
Phillips Petroleum Company                                    2,180      128,358
Pitney Bowes Inc.                                             3,600      142,992
Placer Dome Inc.                                              2,700       30,267
Plum Creek Timber Company Inc.                                1,600       49,120
+Power-One, Inc.                                                500        3,110
Praxair, Inc.                                                 1,000       56,970
+Progress Energy, Inc.                                        1,100       57,211
Public Service Enterprise
  Group Incorporated                                          2,000       86,600
+QUALCOMM Incorporated                                        4,500      123,705
Quovadx, Inc.                                                 3,700       22,977
+Qwest Communications
  International Inc.                                         14,700       41,160
RAIT Investment Trust                                         2,100       49,833
Racing Champions Ertl Corporation                             1,400       24,822
RadioShack Corporation                                          600       18,036
+Rational Software Corporation                                  100          821
Raytheon Company                                              2,100       85,575
Regions Financial Corporation                                 1,400       49,210
Reliant Energy, Inc.                                          8,000      135,200
Restoration Hardware, Inc.                                    2,800       24,780
+Robert Half International Inc.                               1,100       25,630
Rockwell Collins                                                400       10,968
Rockwell International Corporation                            1,900       37,962
Rohm and Haas Company                                         1,000       40,490
Royal Dutch Petroleum Company
  (NY Registered Shares)                                     14,800      817,996
SAFECO Corporation                                              900       27,801
SBC Communications Inc.                                      23,300      710,650
SLM Corporation                                                 800       77,520
SUPERVALU Inc.                                                3,100       76,043
+Sabre Holdings Corporation                                     600       21,480
Salix Pharmaceuticals, Ltd.                                   2,000       31,160
+Sanmina Corporation                                          2,500       15,775
Sara Lee Corporation                                          5,700      117,648
Saxon Capital, Inc.                                           1,900       30,913
Schering-Plough Corporation                                  10,800      265,680
Schlumberger Limited                                          3,500      162,750
Scientific-Atlanta, Inc.                                      1,000       16,450
Sears, Roebuck & Co.                                          3,700      200,910
Sempra Energy                                                 4,900      108,437
Shoe Carnival, Inc.                                           1,500       32,010
+Siebel Systems, Inc.                                         2,900       41,238
Simon Property Group, Inc.                                    1,000       36,840
SimpleTech, Inc.                                                600        2,111
SouthTrust Corporation                                        2,068       54,016
Southwest Airlines Co.                                        4,850       78,376
+St. Jude Medical, Inc.                                       1,600      118,160
Stage Stores, Inc.                                              800       27,792
+Staples, Inc.                                                2,300       45,310
+Starbucks Corporation                                        5,600      139,160
Starwood Hotels & Resorts
  Worldwide, Inc.                                               800       26,312
State Street Corporation                                      2,300      102,810
Stilwell Financial, Inc.                                      1,800       32,760
Stryker Corporation                                           1,000       53,510
+Sun Microsystems, Inc.                                      19,100       95,691
SunTrust Banks, Inc.                                          1,800      121,896
SureWest Communications                                         900       47,817
T. Rowe Price Group Inc.                                        800       26,304
TECO Energy, Inc.                                               300        7,425

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
TRW Inc.                                                        500   $   28,490
TXU Corp.                                                     1,400       72,170
Target Corporation                                            5,500      209,550
+Tektronix, Inc.                                                100        1,871
+Tellabs, Inc.                                                1,800       11,376
+Tenet Healthcare Corporation                                 3,200      228,960
Texas Instruments Incorporated                               12,400      293,880
Textron, Inc.                                                   900       42,210
+The AES Corporation                                         13,200       71,544
The Allstate Corporation                                      7,000      258,860
The Bear Stearns Companies Inc.                               2,000      122,400
The Black & Decker Corporation                                  500       24,100
The Boeing Company                                            1,000       45,000
The Chubb Corporation                                           900       63,720
The Clorox Company                                            3,400      140,590
The Coca-Cola Company                                        17,200      963,200
The Dow Chemical Company                                      5,194      178,570
The Gap, Inc.                                                 4,400       62,480
The Gillette Company                                          9,400      318,378
The Goodyear Tire & Rubber
  Company                                                     1,600       29,936
The Hartford Financial Services
  Group, Inc.                                                 1,300       77,311
The Home Depot, Inc.                                         15,900      584,007
The Interpublic Group of
  Companies, Inc.                                             2,011       49,792
+The Kroger Co.                                               5,500      109,450
The Limited, Inc.                                             6,700      142,710
The May Department Stores
  Company                                                     2,200       72,446
The McGraw-Hill Companies, Inc.                               1,000       59,700
The New York Times Company
  (Class A)                                                     700       36,050
The Procter & Gamble Company                                  9,000      803,700
The Progressive Corporation                                   1,500       86,775
The Sherwin-Williams Company                                  1,000       29,930
The Southern Company                                          3,800      104,120
+The Sports Authority, Inc.                                   2,100       23,856
The St. Paul Companies, Inc.                                  1,000       38,920
The TJX Companies, Inc.                                       4,800       94,128
The Walt Disney Company                                      14,800      279,720
The Williams Companies, Inc.                                  3,800       22,762
+Therasense, Inc.                                             1,600       29,504
+Thermo Electron Corporation                                  1,800       29,700
Tiffany & Co.                                                   600       21,120
Torchmark Corporation                                           800       30,560
+Toys 'R' Us, Inc.                                              200        3,494
Tractor Supply Company                                          500       35,495
Transocean Inc.                                               4,500      140,175
Tribune Company                                               3,900      169,650
Tyco International Ltd.                                      13,742      185,654
U.S. Bancorp                                                 11,754      274,456
+UBS AG (Registered)                                              3          150
UST Inc.                                                      1,700       57,800
+Unilab Corporation                                           1,000       27,390
Unilever NV (NY Registered Shares)                            3,500      226,800
Union Pacific Corporation                                     1,300       82,264
Union Planters Corporation                                      900       29,133
+Unisys Corporation                                           2,200       19,800
United Community Banks, Inc.                                  1,400       41,482
United Defense Industries, Inc.                               1,600       36,800
United States Steel Corporation                                 600       11,934
United Surgical Partners
  International, Inc.                                         1,000       30,510
United Technologies Corporation                               2,800      190,120
UnitedHealth Group Incorporated                               3,100      283,805
+Univision Communications Inc.
  (Class A)                                                     900       28,260
Unocal Corporation                                            1,100       40,634
UnumProvident Corporation                                     1,500       38,175
V. F. Corporation                                               700       27,447

                                   Master Enhanced S&P 500 Series, June 30, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
COMMON                                                       Shares
STOCKS                  Issue                                 Held      Value
--------------------------------------------------------------------------------
VCA Antech, Inc.                                              2,200   $   34,870
+VERITAS Software Corporation                                 4,801       95,012
+VIVUS, Inc.                                                  1,400        9,478
Verizon Communications                                       18,900      758,835
+Viacom, Inc. (Class A)                                         300       13,338
+Viacom, Inc. (Class B)                                      12,106      537,143
W. W. Grainger, Inc.                                            600       30,060
Wachovia Corporation                                          8,500      324,530
Wal-Mart Stores, Inc.                                        29,300    1,611,793
Walgreen Co.                                                  6,100      235,643
Washington Mutual, Inc.                                       5,691      211,193
Waste Management, Inc.                                        3,400       88,570
+WellPoint Health Networks Inc.                               1,000       77,810
Wells Fargo Company                                          11,855      593,461
Wendy's International, Inc.                                     700       27,881
West Marine, Inc.                                             1,400       17,864
Weyerhaeuser Company                                          1,100       70,235
Whirlpool Corporation                                           100        6,536
Wm. Wrigley Jr. Company                                       1,100       60,885
Wyeth                                                         9,300      476,160
XL Capital Ltd. (Class A)                                       800       67,760
Xcel Energy, Inc.                                             1,600       26,832
+Xerox Corporation                                            4,500       31,365
+Xilinx, Inc.                                                 2,300       51,589
+YUM! Brands, Inc.                                            1,800       52,650
+Yahoo! Inc.                                                  3,000       44,280
+Zimmer Holdings, Inc.                                          850       30,311
Zions Bancorporation                                            300       15,630
Zymogentics, Inc.                                             2,800       24,696
--------------------------------------------------------------------------------
Total Common Stocks  (Cost - $71,077,460) - 94.9%                     62,856,270
--------------------------------------------------------------------------------

SHORT-TERM          Face                   Issue
OBLIGATIONS        Amount
--------------------------------------------------------------------------------
Commercial       $2,964,000     General Electric Capital Corp.,     2,963,674
                                  1.98% due 7/01/2002
Paper*
--------------------------------------------------------------------------------
                                Total Short-Term Obligations
                                  (Cost - $2,963,674) - 4.5%        2,963,674
--------------------------------------------------------------------------------
                                Total Investments
                                  (Cost - $74,041,134)  - 99.4%    65,819,944
                                Variation Margin on Financial
                                  Futures Contracts** - 0.1%           69,300
                                Other Assets Less
                                  Liabilities - 0.5%                  362,912
                                                                  -----------
                                 Net Assets - 100.0%              $66,252,156
                                                                  ===========
--------------------------------------------------------------------------------

 * Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Series.

** Financial futures contracts purchased as of October 31, 2002 were as follows:

--------------------------------------------------------------------------------
Number of                                  Expiration
Contracts             Issue                   Date                     Value
--------------------------------------------------------------------------------
   18          S&P 500 Stock Index       September 2002              $4,455,450
--------------------------------------------------------------------------------
Total Financial Futures Contracts Purchased
(Total Contract Price - $4,574,277)                                  $4,455,450
                                                                     ==========
--------------------------------------------------------------------------------

  +  Non-income producing security.

 ++  An affiliate of the Series.

+++ All or a portion of security held as collateral in connection with open financial futures contracts. See Notes to Financial Statements.

Master Enhanced S&P 500 Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Master Enhanced S&P 500 Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last sale price prior to the time of valuation. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Futures contracts are valued at the settlement price at the close of the applicable exchange. Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Equity swaps - The Series is authorized to enter into equity swap agreements, which are over-the-counter contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate of the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

o Options - The Series is authorized to purchase and write covered call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts - The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Series' records. However, the effect on operations is recorded from the date the Series enters into such contracts.

o Foreign currency options and futures - The Series may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Foreign currency transactions - Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets and liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Series has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower defaults or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. For the six months ended June 30, 2002, FAM earned fees of $3,535. For the six months ended June 30, 2002, FAM reimbursed the Series $40,364 for operating expenses. FAM will continue to reimburse the Series for any operating expenses that exceed ..07% of the Series' average daily net assets until December 31, 2002.

The Trust has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. Pursuant to that order, the Trust also has retained QA Advisors, LLC ("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Trust, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by QA Advisors or in registered money market funds advised by MLIM or its affiliates. As of June 30, 2002, cash collateral of $21,000 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC. For the year ended July 31, 2001, QA Advisors received $93 in securities lending agent fees.

In addition, MLPF&S received $866 in commissions on the execution of portfolio security transactions for the Series for the six months ended June 30, 2002.

For the six months ended June 30, 2002, the Fund reimbursed FAM $586 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended June 30, 2002 were $32,871,756 and $27,316,911, respectively.

Net realized losses for the six months ended June 30, 2002 and net unrealized losses as of June 30, 2002 were as follows:

--------------------------------------------------------------------------------
                                                 Realized           Unrealized
                                                  Losses              Losses
--------------------------------------------------------------------------------
Long-term investments                           $(2,288,943)       $(8,221,190)
Short-term investments                                  (18)
                                                                            --
Financial futures contracts                        (764,361)          (118,826)
                                                -----------        -----------
Total                                           $(3,053,322)       $(8,340,016)
                                                ===========        ===========
--------------------------------------------------------------------------------

As of June 30, 2002, net unrealized depreciation for Federal income tax purposes aggregated $8,221,190, of which $3,189,039 related to appreciated securities and $11,410,229 related to depreciated securities. At June 30, 2002, the aggregate cost of investments for Federal income tax purposes was $74,041,134.

4. Short-Term Borrowings:
The Series, along with certain other funds managed by FAM and its affiliates, is a party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on the Fund's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Fund did not borrow under the credit agreement during the six months ended June 30, 2002.

                                                                   June 30, 2002

STATEMENT OF ASSETS AND LIABILITIES

MASTER ENHANCED
S&P 500
SERIES       As of June 30, 2002
-----------------------------------------------------------------------------------------------------------------------
Assets:      Investments, at value (including securities loaned of $19,485)
             (identified cost - $74,041,134)..........................................                      $65,819,944
             Cash on deposit for financial futures contracts..........................                          283,500
             Investments held as collateral for loaned securities, at value...........                           21,000
             Cash.....................................................................                              611
             Receivables:
                   Securities sold....................................................    $3,049,277
                   Dividends..........................................................        93,666
                   Variation margin...................................................        69,300
                   Investment advisor.................................................        16,591          3,228,834
                                                                                          ----------
             Prepaid expenses and other assets........................................                           25,981
                                                                                                            -----------
             Total assets.............................................................                       69,379,870
                                                                                                            -----------
------------------------------------------------------------------------------------------------------------------------
Liabilities: Collateral on securities loaned, at value................................                           21,000
             Payable to securities purchased..........................................                        3,106,714
                                                                                                            -----------
             Total liabilities........................................................                        3,127,714
                                                                                                            -----------
-----------------------------------------------------------------------------------------------------------------------
Net Assets:  Net assets...............................................................                      $66,252,156
                                                                                                            ===========
-----------------------------------------------------------------------------------------------------------------------
Net Assets   Investors' capital.......................................................                      $74,592,172
Consist of:  Unrealized depreciation on investments - net.............................                       (8,340,016)
                                                                                                            -----------
             Net assets...............................................................                      $66,252,156
                                                                                                            ===========
-----------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

                                                                   June 30, 2002

STATEMENT OF OPERATIONS
MASTER ENHANCED
S&P 500
SERIES               For the Six Months Ended June 30, 2002
---------------------------------------------------------------------------------------------------------------
Investment           Dividends (net of $2,548 foreign withholding tax)..........                    $472,117
Income:              Interest...................................................                      54,459
                     Securities lending-net.....................................                         388
                                                                                                 -----------
                     Total income...............................................                     526,964
                                                                                                 -----------
---------------------------------------------------------------------------------------------------------------
Expenses:            Professional fees..........................................    $49,810
                     Custodian fees.............................................      7,320
                     Accounting services........................................      6,172
                     Investment advisory fees...................................      3,535
                     Trustees' fees and expenses................................        539
                     Printing and shareholder reports...........................        100
                     Other......................................................      1,175
                                                                                    -------
                     Total expenses before reimbursement........................     68,651
                     Reimbursement of expenses..................................    (40,364)
                                                                                    -------
                     Total expenses after reimbursement.........................                      28,287
                                                                                                 -----------
                     Investment income-net......................................                     498,677
                                                                                                 -----------
---------------------------------------------------------------------------------------------------------------
Realized &           Realized loss on investments-net...........................                  (3,053,322)
Unrealized           Change in unrealized depreciation on investments-net.......                  (7,051,642)
Loss on                                                                                          -----------
Investments          Net realized and unrealized loss on investments-net........                 (10,104,964)
Net:                                                                                             -----------
                     Net Decrease in Net Assets Resulting from Operations.......                 ($9,606,287)
                                                                                                 ===========
---------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

                                                                   June 30, 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                      For the Six            For the
MASTER ENHANCED                                                                       Months Ended         Year Ended
S&P 500                                                                                  June 30,          December 31,
SERIES           Increase (Decrease) in Net Assets:                                       2002                2001
-------------------------------------------------------------------------------------------------------------------------
Operations:      Investment income-net..........................................         $498,677            $841,924
                 Realized loss on investments and
                   foreign currency transactions-net............................       (3,053,322)        (14,885,360)
                 Change in unrealized depreciation on investments-net...........       (7,051,642)          3,498,338
                                                                                      -----------         -----------
                 Net decrease in net assets resulting from operations...........       (9,606,287)        (10,545,098)
                                                                                      -----------         -----------
-------------------------------------------------------------------------------------------------------------------------
Capital          Proceeds from contributions....................................        2,616,012          72,077,675
Transactions:    Fair value of withdrawals......................................         (830,662)        (28,643,011)
                                                                                      -----------         -----------
                 Net increase in net assets derived from
                   capital transactions.........................................        1,785,350          43,434,664
                                                                                      -----------         -----------
-------------------------------------------------------------------------------------------------------------------------
Net Assets:      Total increase (decrease) in net assets........................       (7,820,937)         32,889,566
                 Beginning of period............................................       74,073,093          41,183,527
                                                                                      -----------         -----------
                 End of period..................................................      $66,252,156         $74,073,093
                                                                                      ===========         ===========
-------------------------------------------------------------------------------------------------------------------------

+ Commencement of operations.

See Notes to Financial Statements.

                                                                   June 30, 2002

FINANCIAL HIGHLIGHTS

MASTER ENHANCED
S&P 500
SERIES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                           For the Six           For the        For the Period
                   The following  ratios have                             Months Ended         Year Ended     September 1, 2000+
                   been derived from information provided                   June 30,          December 31,      to December 31,
                   in the financial statements........................        2002                2001               2000
-----------------------------------------------------------------------------------------------------------------------------------
Total Investment                                                           (12.54%)++            (11.67%)               --
Return:                                                                    =======              =======            =======
-----------------------------------------------------------------------------------------------------------------------------------
Ratios to          Expenses, net of reimbursement.....................         .08%*                .08%               .08%
Average Net                                                                =======              =======            =======
Assets:            Expenses...........................................         .19%*                .20%               .44%
                                                                           =======              =======            =======
                   Investment income-net..............................        1.41%*               1.36%              1.42%
                                                                           =======              =======            =======
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental       Net assets, end of period (in thousands)...........     $66,252              $74,073            $41,184
Data:                                                                      =======              =======            =======
                   Portfolio turnover.................................       41.72%              136.32%             49.36%
                                                                           =======              =======            =======
-----------------------------------------------------------------------------------------------------------------------------------

 +    Commencement of operations.
++    Aggregate total investment return.
 *    Annualized.

See Notes to Financial Statements.

                                                               December 31, 2001

STATEMENT OF ASSETS AND LIABILITIES

MASTER ENHANCED
S&P 500
SERIES        As of December 31, 2001
--------------------------------------------------------------------------------------------------------------------------
Assets:       Investments, at value (identified cost - $73,287,208) ..........................                 $71,897,884
              Cash on deposit for financial futures contracts ................................                   1,856,538
              Cash ...........................................................................                     158,951
              Receivables:
                 Securities sold .............................................................   $   411,301
                 Dividends ...................................................................        65,030
                 Investment advisor ..........................................................        20,063
                 Contributions ...............................................................        16,000       512,394
                                                                                                 -----------
              Prepaid expenses and other assets ..............................................                     182,421
                                                                                                               -----------
              Total assets ...................................................................                  74,608,188
                                                                                                               -----------

--------------------------------------------------------------------------------------------------------------------------
Liabilities:  Payables:
                 Withdrawals .................................................................       397,458
                 Variation margin ............................................................        79,950
                 Securities purchased ........................................................        38,080       515,488
                                                                                                 -----------
              Accrued expenses ...............................................................                      19,607
                                                                                                               -----------
              Total liabilities ..............................................................                     535,095
                                                                                                               -----------

--------------------------------------------------------------------------------------------------------------------------
Net Assets:   Net assets......................................................................                 $74,073,093
                                                                                                               ===========

--------------------------------------------------------------------------------------------------------------------------
Net Assets    Investors' capital..............................................................                 $75,361,467
Consist of:   Unrealized depreciation on investments - net....................................                  (1,288,374)
                                                                                                               -----------
              Net assets......................................................................                 $74,073,093
                                                                                                               ===========

--------------------------------------------------------------------------------
              See Notes to Financial Statements.

                                                               December 31, 2001
STATEMENT OF OPERATIONS

MASTER ENHANCED
S&P 500
SERIES                   For the Year Ended December 31, 2001
--------------------------------------------------------------------------------------------------------------------------------
Investment               Dividends (net of $2,918 foreign withholding tax) ........................                 $    794,912
Income:                  Interest .................................................................                       94,802
                         Securities lending - net .................................................                        1,847
                                                                                                                    ------------
                         Total income .............................................................                      891,561
                                                                                                                    ------------

--------------------------------------------------------------------------------------------------------------------------------
Expenses:                Professional fees ........................................................   $    61,100
                         Custodian fees ...........................................................        46,673
                         Accounting services ......................................................         8,440
                         Investment advisory fees .................................................         6,166
                         Trustees' fees and expenses ..............................................           976
                         Printing and shareholder reports .........................................           206
                         Pricing fees .............................................................            91
                         Administration fees ......................................................            35
                                                                                                      -----------
                         Total expenses before reimbursement ......................................       123,687
                         Reimbursement of expenses ................................................       (74,050)
                                                                                                      -----------
                         Total expenses after reimbursement .......................................                       49,637
                                                                                                                    ------------
                         Investment income-net ....................................................                      841,924
                                                                                                                    ------------

--------------------------------------------------------------------------------------------------------------------------------
Realized &               Realized gain (loss) from:
Unrealized Gain             Investments-net........................................................   (14,885,365)
(Loss) on Investments       Foreign currency transactions-net......................................             5    (14,885,360)
and Foreign Currency                                                                                  -----------
Transactions-Net:        Change in unrealized depreciation on investments-net......................                    3,498,338
                                                                                                                    ------------
                         Net Decrease in Net Assets Resulting from Operations......................                 ($10,545,098)
                                                                                                                    ============

--------------------------------------------------------------------------------
                         See Notes to Financial Statements.

                                                                                                         December 31, 2001

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                             For the      For the Period
MASTER ENHANCED                                                                            Year Ended   September 1, 2000+
S&P 500                                                                                    December 31,   to December 31,
SERIES        Increase (Decrease) in Net Assets:                                              2001             2000
--------------------------------------------------------------------------------------------------------------------------
Operations:   Investment income-net ....................................................   $   841,924     $   210,619
              Realized loss on investments and foreign currency transactions-net .......   (14,885,360)     (1,078,101)
              Change in unrealized depreciation on investments-net .....................     3,498,338      (4,786,712)
                                                                                           -----------     -----------
              Net decrease in net assets resulting from operations .....................   (10,545,098)     (5,654,194)
                                                                                           -----------     -----------

--------------------------------------------------------------------------------------------------------------------------
Capital       Proceeds from contributions ..............................................    72,077,675      50,365,021
Transactions: Fair value of withdrawals ................................................   (28,643,011)     (3,527,300)
                                                                                           -----------     -----------
              Net increase in net assets derived from capital transactions .............    43,434,664      46,837,721
                                                                                           -----------     -----------

--------------------------------------------------------------------------------------------------------------------------
Net Assets:   Total increase in net assets .............................................    32,889,566      41,183,527
              Beginning of period ......................................................    41,183,527              --
                                                                                           -----------     -----------
              End of period ............................................................   $74,073,093     $41,183,527
                                                                                           -----------     -----------

--------------------------------------------------------------------------------
              + Commencement of operations.
                See Notes to Financial Statements.

                                                                                                            December 31, 2001

FINANCIAL HIGHLIGHTS

MASTER ENHANCED
S&P 500
SERIES
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              For the       For the Period
               The following  ratios have                                                   Year Ended     September 1, 2000+
               been derived from information provided                                      December 31,     to December 31,
               in the financial statements.                                                    2001              2000
-----------------------------------------------------------------------------------------------------------------------------
Total Investment
Return: ................................................................................        (11.67%)               --
                                                                                           ===========        ===========

-----------------------------------------------------------------------------------------------------------------------------
Ratios to      Expenses, net of reimbursement ..........................................           .08%              .08%*
Average Net                                                                                ===========        ===========
Assets:        Expenses ................................................................           .20%              .44%*
                                                                                           ===========        ===========
               Investment income-net ...................................................          1.36%             1.42%*
                                                                                           ===========        ===========

-----------------------------------------------------------------------------------------------------------------------------
Supplemental   Net assets, end of period (in thousands) ................................   $    74,073        $    41,184
Data:                                                                                      ===========        ===========
               Portfolio turnover ......................................................        136.32%            49.36%
                                                                                           ===========        ===========

--------------------------------------------------------------------------------
               + Commencement of operations.
               * Annualized.
                 See Notes to Financial Statements.

Master Enhanced S&P 500 Series

NOTES TO FINANCIAL STATEMENTS

1.    Significant Accounting Policies:

Master Enhanced S&P 500 Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last sale price prior to the time of valuation. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Futures contracts are valued at the settlement price at the close of the applicable exchange. Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Equity swaps - The Series is authorized to enter into equity swap agreements, which are over-the-counter contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate of the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

o Options - The Series is authorized to purchase and write covered call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts - The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Series' records. However, the effect on operations is recorded from the date the Series enters into such contracts.

o Foreign currency options and futures - The Series may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Foreign currency transactions - Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets and liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Series has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower defaults or in the event of losses on investments made with cash collateral.

2.    Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. For the year ended December 31, 2001, FAM earned fees of $6,166. For the year ended December 31, 2001, FAM reimbursed the Series $74,050 for operating expenses. FAM will continue to reimburse the Series for any operating expenses that exceed ..07% of the Series' average daily net assets until December 31, 2002.

In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") received $274 in commissions on the execution of portfolio security transactions for the Series for the year ended December 31, 2001.

Prior to January 1, 2001, FAM provided accounting services to the Series at its cost and the Series reimbursed FAM for these services. FAM continues to provide certain accounting services to the Series. The Series reimburses FAM at its cost for such services. For the year ended December 31, 2001, the Series reimbursed FAM an aggregate of $1,351 for the above-described services. The Series entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI and/or ML & Co.

3.    Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2001 were $114,662,596 and $77,506,322, respectively.

Net realized gains (losses) for the year ended December 31, 2001 and net unrealized gains (losses) as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
                                       Realized                 Unrealized
                                    Gains (Losses)            Gains (Losses)
                                    --------------            --------------
Long-term investments                $(12,818,601)             $(1,389,324)
Short-term investments                        878                        -
Financial futures contracts            (2,067,642)                 100,950
Foreign currency transactions                   5                        -
                                     ------------              -----------
Total                                $(14,885,360)             $(1,288,374)
                                     ============              ===========
--------------------------------------------------------------------------------

As of December 31, 2001, net unrealized depreciation for Federal income tax purposes aggregated $3,288,839, of which $3,012,168 related to appreciated securities and $6,301,007 related to depreciated securities. At December 31, 2001, the aggregate cost of investments for Federal income tax purposes was $75,186,723.

4.    Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of .09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Series did not borrow under the credit agreement during the year ended December 31, 2001.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Enhanced S&P 500 Series
(one of the series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Enhanced S&P 500 Series as of December 31, 2001, the related statements of operations for the year then ended and changes in net assets and the financial highlights for the year then ended and for the period September 1, 2000 (commencement of operations) to December 31, 2000. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Enhanced S&P 500 Series as of December 31, 2001, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
February 26, 2002

Master Enhanced S&P 500 Series                                    December 31, 2001
SCHEDULE OF INVESTMENTS                                            (in US dollars)
--------------------------------------------------------------------------------------
COMMON                                                          Shares
STOCKS   Issue                                                   Held          Value
--------------------------------------------------------------------------------------
         +ADC Telecommunications, Inc.                           2,800     $   12,880
         +The AES Corporation                                    9,100        148,785
         AFLAC Incorporated                                      5,300        130,168
         ALLTEL Corporation                                      1,900        117,287
         +AMR Corporation                                        4,600        101,982
         +AOL Time Warner Inc.                                  29,625        950,962
         AT&T Corp.                                             21,100        382,754
         +AT&T Wireless Services Inc.                           14,962        215,004
         Abbott Laboratories                                     9,200        512,900
         Adobe Systems Incorporated                              1,100         34,155
         +Advanced Micro Devices, Inc.                           2,700         42,822
         Aetna Inc. (New Shares)                                   900         29,691
         +Agilent Technologies, Inc.                             2,400         68,424
         Air Products and Chemicals, Inc.                        1,500         70,365
         Albertson's, Inc.                                       2,500         78,725
         Alcan Aluminium Ltd.                                    1,900         68,267
         Alcoa Inc.                                              4,800        170,640
         Allegheny Energy, Inc.                                    800         28,976
         Allergan Inc.                                             700         52,535
         +Allied Waste Industries, Inc.                          1,200         16,872
         The Allstate Corporation                                4,100        138,170
         +Altera Corporation                                     1,900         40,318
         Ambac Financial Group, Inc.                               350         20,251
         Amerada Hess Corporation                                2,400        150,000
         Ameren Corporation                                        500         21,150
         American Electric Power Company, Inc.                   1,700         74,001
         American Express Company                                7,700        274,813
         American Greetings Corporation  (Class A)                 300          4,134
         American Home Products Corporation                      7,900        484,744
         American International Group, Inc.                     16,200      1,286,280
         +American Power Conversion Corporation                    500          7,230
         AmerisourceBergen Corporation                             500         31,775
         +Amgen Inc.                                             6,600        372,504
         AmSouth Bancorporation                                  2,300         43,470
         Anadarko Petroleum Corporation                          1,200         68,220
         +Analog Devices, Inc.                                   2,000         88,780
         Anheuser-Busch Companies,  Inc.                         2,900        131,109
         Aon Corporation                                         1,200         42,624
         Apache Corporation                                      1,100         54,868
         +Apple Computer, Inc.                                   1,700         37,230
         Applera Corporation-Applied Biosystems Group            1,400         54,978
         +Applied Materials, Inc.                                4,700        188,470
         +Applied Micro Circuits Corporation                     1,800         20,376
         Archer-Daniels-Midland Company                          4,095         58,763
         Ashland Inc.                                              600         27,648
         Autodesk, Inc.                                            100          3,727
         Automatic Data Processing, Inc.                         3,600        212,040
         +AutoZone, Inc.                                           600         43,080
         +Avaya Inc.                                               900         10,935
         Avery Dennison Corporation                                300         16,959
         Avon Products, Inc.                                     1,100         51,150
         The B.F. Goodrich Company                                 700         18,634
         BB&T Corporation                                        2,325         83,956
         +BMC Software, Inc.                                       800         13,096
         Baker Hughes Incorporated                               1,700         61,999
         Ball Corporation                                          100          7,070
         Bank of America Corporation                             9,400        591,730
         The Bank of New York Company, Inc.                      7,400        301,920

Master Enhanced S&P 500 Series                                    December 31, 2001
SCHEDULE OF INVESTMENTS                                            (in US dollars)
-------------------------------------------------------------------------------------
         Bank One Corporation                                    6,800     $  265,540
         Barrick Gold Corporation                                2,542         40,545
         Bausch & Lomb Incorporated                                300         11,298
         Baxter International  Inc.                              3,400        182,342
         The Bear Stearns Companies Inc.                           800         46,912
         Becton, Dickinson and Company                           1,200         39,780
         +Bed Bath & Beyond Inc.                                 1,500         50,850
         BellSouth Corporation                                  11,300        431,095
         +Best Buy Co., Inc.                                       100          7,448
         +Biogen, Inc.                                             800         45,880
         Biomet, Inc.                                            1,400         43,260
         The Black & Decker Corporation                            500         18,865
         The Boeing Company                                      8,000        310,240
         +Boston Scientific Corporation                          2,000         48,240
         Bristol-Myers Squibb Company                           12,200        622,200
         Brown-Forman Corporation (Class B)                        600         37,560
         Brunswick Corporation                                     700         15,232
         Burlington Northern Santa Fe Corp.                      2,400         68,472
         Burlington Resources Inc.                               1,700         63,818
         C.R. Bard, Inc.                                         3,155        203,497
         +CIENA Corporation                                      2,600         37,206
         CIGNA Corporation                                       2,300        213,095
         CMS Energy Corporation                                    800         19,224
         CSX Corporation                                         1,400         49,070
         CVS Corporation                                         2,100         62,160
         +Calpine Corporation                                      700         11,753
         Campbell Soup Company                                   2,000         59,740
         Capital One Financial Corporation                       1,000         53,950
         Cardinal Health, Inc.                                   2,550        164,883
         Carnival Corporation                                    3,600        101,088
         Caterpillar Inc.                                        1,800         94,050
         +Cendant Corporation                                    1,544         30,278
         Centex Corporation                                        300         17,127
         CenturyTel, Inc.                                        1,200         39,360
         The Charles Schwab Corporation                         13,600        210,392
         Charter One Financial, Inc.                               850         23,077
         ChevronTexaco Corporation                               6,612        592,501
         +Chiron Corporation                                     1,500         65,760
         The Chubb Corporation                                     900         62,100
         Cincinnati Financial Corporation                          700         26,705
         Cinergy Corp.                                             600         20,058
         Cintas Corporation                                        800         38,712
         Circuit City Stores - Circuit City Group                  800         20,760
         +Cisco Systems, Inc.                                   44,400        804,084
         Citigroup Inc.                                         31,813      1,605,920
         +Citizens Communications Company                          800          8,528
         +Citrix Systems, Inc.                                   1,600         36,256
         +Clear Channel Communications, Inc.                     5,600        285,096
         The Clorox Company                                      1,100         43,505
         The Coca-Cola Company                                  15,300        721,395
         Coca-Cola Enterprises Inc.                              2,100         39,774
         Colgate-Palmolive Company                               3,300        190,575
         +Comcast Corporation (Class A)                          5,400        194,400
         Comerica  Incorporated                                    884         50,653
         Compaq Computer Corporation                             9,200         89,792
         Computer Associates International, Inc.                 3,800        131,062
         +Computer Sciences Corporation                          1,000         48,980
         +Compuware Corporation                                  1,500         17,685
         +Comverse Technology, Inc.                                700         15,659
         ConAgra, Inc.                                           3,900         92,703
         +Conexant Systems, Inc.                                 6,300         90,468

Master Enhanced S&P 500 Series                                    December 31, 2001
SCHEDULE OF INVESTMENTS                                            (in US dollars)
--------------------------------------------------------------------------------------
         +Conseco, Inc.                                            800     $    3,568
         Consolidated Edison, Inc.                               1,000         40,360
         Constellation Energy Group                                500         13,275
         Cooper Industries, Inc.                                   600         20,952
         Cooper Tire & Rubber Company                              500          7,980
         Corning Incorporated                                   13,600        121,312
         +Costco Wholesale Corporation                           2,500        110,950
         Countrywide Credit Industries , Inc.                    3,200        131,104
         Crane Co.                                                 300          7,692
         Cummins Engine Company, Inc.                              200          7,708
         DTE Energy Company                                        700         29,358
         Dana Corporation                                          900         12,492
         Danaher Corporation                                       700         42,217
         Darden Restaurants, Inc.                                1,000         35,400
         +Dean Foods Company                                     2,187        149,153
         Deere & Company                                         1,100         48,026
         +Dell Computer Corporation                             16,000        434,880
         Delta Air Lines, Inc.                                     800         23,408
         Deluxe Corporation                                        600         24,948
         Devon Energy Corporation                                  500         19,325
         Dillard's, Inc. (Class A)                                 600          9,600
         Dollar General Corporation                              1,400         20,860
         Dominion Resources, Inc.                                1,400         84,140
         Dover Corporation                                         900         33,363
         The Dow Chemical Company                                5,094        172,075
         Dow Jones & Company, Inc.                                 600         32,838
         Duke Energy Corporation                                 5,200        204,152
         Dynegy Inc. (Class A)                                   1,700         43,350
         E.I. du Pont de Nemours and Company                     6,100        259,311
         +EMC Corporation                                       12,800        172,032
         Eastman Chemical Company                                  100          3,902
         Eastman Kodak Company                                   5,400        158,922
         Eaton Corporation                                         700         52,087
         Ecolab Inc.                                               500         20,125
         +Edison International                                   1,400         21,140
         +eFunds Corporation                                         1             14
         El Paso Corporation                                     2,776        123,837
         Electronic Data Systems Corporation                     2,700        185,085
         Eli Lilly and Company                                   7,100        557,634
         Emerson Electric Co.                                    4,700        268,370
         Engelhard Corporation                                     200          5,536
         Entergy Corporation                                     1,000         39,110
         Equifax Inc.                                            1,100         26,565
         Equity Office Properties Trust                          3,000         90,240
         Equity Residential Properties Trust                     1,500         43,065
         Exelon Corporation                                      1,662         79,577
         Exxon Mobil Corporation                                42,400      1,666,320
         FPL Group, Inc.                                           800         45,120
         Family Dollar Stores, Inc.                              1,000         29,980
         Fannie Mae                                              6,000        477,000
         +FedEx Corp.                                            2,300        119,324
         +Federated Department Stores, Inc.                      2,800        114,520
         Fifth Third Bancorp                                     3,334        205,308
         First Data Corporation                                  2,400        188,280
         FirstEnergy Corp.                                       1,664         58,207
         +Fiserv, Inc.                                           1,450         61,364
         FleetBoston Financial Corporation                       6,106        222,869
         Fluor Corporation                                         200          7,480
         Ford Motor Company                                     18,300        287,676
         +Forest Laboratories, Inc.                                900         73,755
         Fortune Brands, Inc.                                    1,200         47,508

Master Enhanced S&P 500 Series                                    December 31, 2001
SCHEDULE OF INVESTMENTS                                            (in US dollars)
--------------------------------------------------------------------------------------
         Franklin Resources, Inc.                                1,154     $   40,702
         Freddie Mac                                             6,000        392,400
         +Freeport-McMoRan Copper & Gold, Inc. (Class B)           900         12,051
         Gannett Co., Inc.                                       1,400         94,122
         The Gap, Inc.                                          11,600        161,704
         +Gateway Inc.                                           2,000         16,080
         General Dynamics Corporation                              100          7,964
         General Electric Company                               61,200      2,452,896
         General Mills, Inc.                                     2,300        119,623
         General Motors Corporation                              3,700        179,820
         Genuine Parts Company                                   1,000         36,700
         +Genzyme Corporation                                    1,100         65,846
         Georgia-Pacific Group                                     880         24,297
         The Gillette Company                                    6,000        200,400
         Golden West Financial Corporation                       2,500        147,125
         The Goodyear Tire & Rubber Company                      5,900        140,479
         +Guidant Corporation                                    1,700         84,660
         H & R Block, Inc.                                       1,100         49,170
         H.J. Heinz Company                                      1,800         74,016
         HCA Inc.                                                  500         19,270
         +HEALTHSOUTH Corporation                                8,100        120,042
         Halliburton Company                                     2,600         34,060
         Harley-Davidson, Inc.                                   2,100        114,051
         +Harrah's Entertainment, Inc.                             700         25,907
         The Hartford Financial Services Group, Inc.             3,400        213,622
         Hasbro, Inc.                                              500          8,115
         +Health Management Associates, Inc. (Class A)             900         16,560
         +Hercules Incorporated                                    700          7,000
         Hershey Foods Corporation                                 600         40,620
         Hewlett-Packard Company                                12,416        255,025
         Hilton Hotels Corporation                               2,300         25,116
         The Home Depot, Inc.                                   14,500        739,645
         Honeywell International Inc.                            4,600        155,572
         Household International, Inc.                           2,600        150,644
         +Humana Inc.                                            1,000         11,790
         Huntington Bancshares Incorporated                        800         13,752
         IMS Health Incorporated                                 1,400         27,314
         ITT Industries, Inc.                                      600         30,300
         Illinois Tool Works  Inc.                               1,600        108,352
         +Imagistics International Inc.                            352          4,347
         +Inco Limited                                           1,500         25,410
         Ingersoll-Rand Company                                    700         29,267
         Intel Corporation                                      41,500      1,305,175
         International Business Machines Corporation            10,500      1,270,080
         International Flavors & Fragrances  Inc.                  600         17,826
         +International Game Technology                            100          6,830
         International Paper Company                             2,600        104,910
         The Interpublic Group of Companies, Inc.                1,911         56,451
         +Intuit Inc.                                            1,000         42,760
         J.P. Morgan Chase & Co.                                11,790        428,566
         +JDS Uniphase Corporation                              16,160        141,077
         +Jabil Circuit, Inc.                                      800         18,176
         Jefferson - Pilot Corporation                             600         27,762
         John Hancock Financial Services, Inc.                   1,600         66,080
         Johnson & Johnson                                      19,086      1,127,983
         Johnson Controls, Inc.                                    700         56,525
         +Jones Apparel Group, Inc.                                800         26,536
         KB HOME                                                   200          8,020
         +KLA-Tencor Corporation                                   900         44,604
         Kellogg Company                                         2,500         75,250
         Kerr-McGee Corporation                                    301         16,495

Master Enhanced S&P 500 Series                                    December 31, 2001
SCHEDULE OF INVESTMENTS                                             (in US dollars)
--------------------------------------------------------------------------------------
         KeyCorp                                                 2,000     $   48,680
         KeySpan Corporation                                       500         17,325
         Kimberly-Clark Corporation                              3,000        179,400
         Kinder Morgan, Inc.                                       500         27,845
         +King Pharmaceuticals, Inc.                             1,800         75,834
         +Kmart Corporation                                      3,000         16,380
         Knight Ridder, Inc.                                       200         12,986
         +Kohl's Corporation                                     1,800        126,792
         +The Kroger Co.                                         5,500        114,785
         +LSI Logic Corporation                                  1,700         26,826
         Leggett & Platt, Incorporated                             600         13,800
         Lehman Brothers Holdings, Inc.                          2,900        193,720
         +Lexmark International Group, Inc. (Class A)              600         35,400
         The Limited, Inc.                                       2,600         38,272
         Lincoln National Corporation                            1,500         72,855
         Linear Technology Corporation                           1,700         66,368
         Liz Claiborne, Inc.                                       300         14,925
         Lockheed Martin Corporation                               500         23,335
         Loews Corporation                                       3,400        188,292
         Louisiana-Pacific Corporation                             900          7,596
         Lowe's Companies, Inc.                                  4,500        208,845
         Lucent Technologies Inc.                               19,500        122,655
         MBIA, Inc.                                                700         37,541
         MBNA Corporation                                        4,800        168,960
         MGIC Investment Corporation                             1,700        104,924
         +Manor Care, Inc.                                       1,100         26,081
         Marriott International, Inc. (Class A)                  1,500         60,975
         Marsh & McLennan Companies, Inc.                        1,600        171,920
         Masco Corporation                                       2,100         51,450
         Mattel, Inc.                                            2,700         46,440
         +Maxim Integrated Products, Inc.                        2,297        120,615
         The May Department Stores Company                       2,600         96,148
         Maytag Corporation                                        500         15,515
         +McDermott International, Inc.                          4,200         51,534
         McDonald's Corporation                                 11,700        309,699
         The McGraw-Hill Companies, Inc.                         1,000         60,980
         McKesson HBOC, Inc.                                     1,500         56,100
         The Mead Corporation                                      600         18,534
         +MedImmune, Inc.                                        1,100         50,985
         Medtronic, Inc.                                         9,800        501,858
         Mellon Financial Corporation                            2,600         97,812
         Merck & Co., Inc.                                      14,302        840,958
         +Mercury Interactive Corp.                                200          6,796
         Meredith Corporation                                      300         10,695
         Merrill Lynch & Co., Inc.                               2,500        130,300
         MetLife, Inc.                                             600         19,008
         +Micron Technology, Inc.                                3,300        102,300
         +Microsoft Corporation                                 33,150      2,196,850
         Millipore Corporation                                     100          6,070
         Minnesota Mining and Manufacturing Company (3M)         2,300        271,883
         +Mirant Corporation                                     1,700         27,234
         Mitchell Energy & Development Corp. (Class A)          15,000        799,500
         Moody's Corporation                                       700         27,902
         Morgan Stanley Dean Witter & Co.                        6,500        363,610
         Motorola, Inc.                                         12,903        193,803
         +NCR Corporation                                          300         11,058
         +NVIDIA Corporation                                     1,000         66,900
         +Nabors Industries, Inc.                                  500         17,165
         National City Corporation                               3,300         96,492
         +National Semiconductor Corporation                     1,000         30,790
         +Navistar International Corporation                       300         11,850

Master Enhanced S&P 500 Series                                     December 31, 2001
SCHEDULE OF INVESTMENTS                                             (in US dollars)
--------------------------------------------------------------------------------------
         +Network Appliance, Inc.                                1,500     $   32,805
         Newell Rubbermaid Inc.                                  1,100         30,327
         Newmont Mining Corporation                                700         13,377
         The New York Times Company (Class A)                      700         30,275
         +Nextel Communications, Inc. (Class A)                  3,700         40,552
         +Niagara Mohawk Holdings Inc.                             200          3,546
         Nike, Inc. (Class B)                                    1,700         95,608
         NiSource Inc.                                           1,215         28,018
         +Noble Drilling Corporation                             3,000        102,120
         Nordstrom, Inc.                                           800         16,184
         Norfolk Southern Corporation                            1,500         27,495
         Nortel Networks Corporation                            29,215        219,112
         Northern Trust Corporation                              3,400        204,748
         Northrop Grumman Corporation                              700         70,567
         +Novell, Inc.                                           2,300         10,557
         Nucor Corporation                                         500         26,480
         Occidental Petroleum Corporation                        7,000        185,710
         +Office Depot, Inc.                                     1,800         33,372
         Omnicom Group Inc.                                      1,000         89,350
         +Oracle Corporation                                    33,800        466,778
         PACCAR  Inc.                                              500         32,810
         PG&E Corporation                                        1,800         34,632
         +PMC - Sierra, Inc.                                       600         12,756
         PNC Bank Corp.                                          1,600         89,920
         PPG Industries, Inc.                                      800         41,376
         PPL Corporation                                         1,400         48,790
         +Pactiv Corporation                                     1,700         30,175
         Pall Corporation                                          100          2,406
         +Palm, Inc.                                               600          2,328
         +Parametric Technology Corporation                        300          2,343
         Parker-Hannifin Corporation                               700         32,137
         Paychex, Inc.                                           1,900         66,576
         +PeopleSoft, Inc.                                       2,000         80,400
         The Pepsi Bottling Group, Inc.                          1,100         25,850
         PepsiCo, Inc.                                          10,710        521,470
         PerkinElmer, Inc.                                         500         17,510
         Pfizer Inc.                                            39,100      1,558,135
         Pharmacia Corporation                                   7,700        328,405
         Phelps Dodge Corporation                                  100          3,240
         Philip Morris Companies Inc.                           13,300        609,805
         Phillips Petroleum Company                              2,080        125,341
         Pinnacle West Capital Corporation                         600         25,110
         Pitney Bowes Inc.                                       1,500         56,415
         Placer Dome Inc.                                        2,700         29,457
         Praxair, Inc.                                             700         38,675
         The Procter & Gamble Company                            8,000        633,040
         Progress Energy, Inc.                                   1,000         45,030
         The Progressive Corporation                               500         74,650
         Providian Financial Corporation                         5,700         20,235
         Public Service Enterprise Group Incorporated            1,200         50,628
         Pulte Corporation                                         300         13,401
         +QUALCOMM Incorporated                                  4,500        227,250
         +Quintiles Transnational Corp.                          1,400         22,512
         Qwest Communications International Inc.                16,800        237,384
         R.R. Donnelley & Sons Company                           1,000         29,690
         RadioShack Corporation                                  4,100        123,410
         Raytheon Company                                        2,700         87,669
         +Reebok International Ltd.                                300          7,950
         Regions Financial Corporation                             900         27,036
         Reliant Energy, Inc.                                    2,400         63,648
         +Robert Half International Inc.                         1,100         29,370

Master Enhanced S&P 500 Series                                    December 31, 2001
SCHEDULE OF INVESTMENTS                                             (in US dollars)
--------------------------------------------------------------------------------------
         Rockwell Collins                                          500     $    9,750
         Rockwell International Corporation                      2,000         35,720
         Rohm and Haas Company                                     900         31,167
         +Rowan Companies, Inc.                                    600         11,622
         Royal Dutch Petroleum Company (NY Registered Shares)   12,900        632,358
         Ryder System, Inc.                                        300          6,645
         SAFECO Corporation                                        800         24,920
         SBC Communications Inc.                                21,100        826,487
         SUPERVALU Inc.                                          1,600         35,392
         +SYNAVANT Inc.                                             20             80
         SYSCO Corporation                                       3,500         91,770
         +Sabre Holdings Corporation                               600         25,410
         +Safeway Inc.                                           2,700        112,725
         +Sapient Corporation                                   11,000         84,920
         Sara Lee Corporation                                    4,200         93,366
         Schering-Plough Corporation                             8,700        311,547
         Schlumberger Limited                                    3,500        192,325
         Scientific-Atlanta, Inc.                                1,000         23,940
         Sears, Roebuck & Co.                                    4,600        219,144
         Sempra Energy                                           1,900         46,645
         The Sherwin-Williams Company                              300          8,250
         +Siebel Systems, Inc.                                   2,400         67,152
         Sigma-Aldrich Corporation                                 200          7,882
         +Solectron Corporation                                  1,050         11,847
         The Southern Company                                    3,600         91,260
         SouthTrust Corporation                                  2,068         51,018
         Southwest Airlines Co.                                  5,450        100,716
         +Sprint Corp. (PCS Group)                               2,700         65,907
         Sprint Corporation                                      5,000        100,400
         +St. Jude Medical, Inc.                                   600         46,590
         The St. Paul Companies, Inc.                            1,000         43,970
         The Stanley Works                                         600         27,942
         +Staples, Inc.                                          2,100         39,270
         +Starbucks Corporation                                  2,400         45,720
         Starwood Hotels & Resorts Worldwide, Inc.               4,600        137,310
         State Street Corporation                                2,300        120,175
         Stilwell Financial, Inc.                                3,200         87,104
         Stryker Corporation                                     1,000         58,370
         +Sun Microsystems, Inc.                                19,100        235,694
         Sunoco, Inc.                                              600         22,404
         SunTrust Banks, Inc.                                    1,600        100,320
         Symbol Technologies, Inc.                                 800         12,704
         Synovus Financial Corp.                                 2,450         61,372
         T. Rowe Price Group Inc.                                  300         10,419
         TECO Energy, Inc.                                         200          5,248
         The TJX Companies, Inc.                                 1,700         67,762
         +TMP Worldwide Inc.                                       500         21,450
         TRW Inc.                                                  500         18,520
         TXU Corp.                                               1,200         56,580
         Target Corporation                                      5,200        213,460
         +Tektronix, Inc.                                          100          2,578
         +Tellabs, Inc.                                          1,800         27,054
         Temple-Inland, Inc.                                       300         17,019
         +Tenet Healthcare Corporation                           1,000         58,720
         +Teradyne, Inc.                                         1,001         30,170
         Texas Instruments Incorporated                         10,400        291,200
         Textron, Inc.                                           1,700         70,482
         +Thermo Electron Corporation                            1,500         35,790
         Tiffany & Co.                                             600         18,882
         Torchmark Corporation                                     800         31,464
         +Toys 'R' Us, Inc.                                        800         16,592

Master Enhanced S&P 500 Series                                     December 31, 2001
SCHEDULE OF INVESTMENTS                                             (in US dollars)
--------------------------------------------------------------------------------------
         Transocean Sedco Forex Inc.                             1,900     $   64,258
         Tribune Company                                         2,300         86,089
         +Tricon Global Restuarants, Inc.                          700         34,440
         Tupperware Corporation                                  1,000         19,250
         Tyco International Ltd.                                 8,982        529,040
         U.S. Bancorp                                           11,054        231,360
         +UBS AG (Registered)                                        3            150
         +US Airways Group, Inc.                                   500          3,170
         USA Education Inc.                                        800         67,216
         UST Inc.                                                1,000         35,000
         USX-Marathon Group                                      1,900         57,000
         +USX-U.S. Steel Group                                     600         10,866
         Ultramar Diamond Shamrock Corporation                  16,300        806,524
         Unilever NV (NY Registered Shares)                      3,300        190,113
         Union Pacific Corporation                               1,800        102,600
         Union Planters Corporation                                600         27,078
         +Unisys Corporation                                     1,100         13,794
         United Technologies Corporation                         2,600        168,038
         UnitedHealth Group Incorporated                         2,100        148,617
         Unocal Corporation                                      1,900         68,533
         UnumProvident Corporation                               1,500         39,765
         V. F. Corporation                                         700         27,307
         +VERITAS Software Corporation                             601         26,937
         Verizon Communications                                 16,400        778,344
         +Viacom, Inc. (Class A)                                   300         13,275
         +Viacom, Inc. (Class B)                                10,606        468,255
         Visteon Corporation                                       800         12,032
         +Vitesse Semiconductor Corporation                        300          3,738
         Vulcan Materials Company                                  300         14,382
         W. W. Grainger, Inc.                                      200          9,600
         Wachovia Corporation                                    7,900        247,744
         Wal-Mart Stores, Inc.                                  27,100      1,559,605
         Walgreen Co.                                            5,900        198,594
         The Walt Disney Company                                17,600        364,672
         Washington Mutual, Inc.                                 5,760        188,352
         Waste Management, Inc.                                  3,400        108,494
         +Waters Corporation                                       800         31,000
         +Watson Pharmaceuticals, Inc.                             500         15,695
         +Wellpoint Health Networks Inc.                           200         23,370
         Wells Fargo Company                                    10,155        441,235
         Wendy's International, Inc.                               800         23,336
         Westvaco Corporation                                      700         19,915
         Weyerhaeuser Company                                    1,000         54,080
         Whirlpool Corporation                                     500         36,665
         Willamette Industries, Inc.                             8,900        463,868
         The Williams Companies, Inc.                            7,700        196,504
         Winn-Dixie Stores, Inc.                                   900         12,825
         Wm. Wrigley Jr. Company                                 1,100         56,507
         +WorldCom, Inc.                                        17,000        239,360
         Worthington Industries, Inc.                              600          8,520
         XL Capital Ltd. (Class A)                                 700         63,952
         Xcel Energy, Inc.                                       1,600         44,384
         Xerox Corporation                                       4,300         44,806
         +Xilinx, Inc.                                           1,800         70,290
         +Zimmer Holdings, Inc.                                    850         25,959
         Zions Bancorporation                                      300         15,774
-------------------------------------------------------------------------------------
         Total Common Stocks  (Cost - $67,820,143) - 89.7%                 66,430,819
-------------------------------------------------------------------------------------

Master Enhanced S&P 500 Series                                                           December 31, 2001
SCHEDULE OF INVESTMENTS                                                                    (in US dollars)
----------------------------------------------------------------------------------------------------------
SHORT-TERM          Face                                Issue                                     Value
OBLIGATIONS        Amount
----------------------------------------------------------------------------------------------------------
Commercial      $ 2,870,000        General Electric Capital Corp., 1.82% due 1/02/2002        $  2,869,855
Paper*

----------------------------------------------------------------------------------------------------------
US Government                      Federal Home Loan Mortgage Corporation:
Agency            2,572,000          1.755% due 1/15/2002                                        2,570,245
Obligations*         27,000          1.74% due 1/28/2002                                            26,965

----------------------------------------------------------------------------------------------------------
                                   Total Short-Term Obligations  (Cost - $5,467,065) - 7.4%      5,467,065

----------------------------------------------------------------------------------------------------------
                Total Investments  (Cost - $73,287,208)  - 97.1%                                71,897,884

                Financial Futures Contracts** - (0.1)%                                             (79,950)

                Other Assets Less Liabilities - 3.0%                                             2,255,159
                                                                                              ------------
                Net Assets - 100.0%                                                           $ 74,073,093
                                                                                              ============

--------------------------------------------------------------------------------
+     Non-income producing security.
* Commercial Paper and certain US Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Series.
** Financial futures contracts purchased as of December 31, 2001 were as follows:

      --------------------------------------------------------------------------
      Number of          Issue                     Expiration        Value
      Contracts                                       Date
      --------------------------------------------------------------------------
          2           Russell 2000 Index           March 2002     $  489,300
          2           S & P 500 Emini              March 2002        114,925
          29          S & P 500 Index              March 2002      8,331,700
      --------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased                 $8,935,925
      (Total Contract Price - $8,834,975)                         ==========
      --------------------------------------------------------------------------

  See Notes to Financial Statements.

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
Australia   AMP Diversified Property Trust                   25,112   $   37,218
            AMP Limited                                     142,113    1,244,603
            Amcor Limited                                   151,879      702,583
            Aristocrat Leisure Limited                      103,818      315,313
            Australia and New Zealand Banking Group Ltd.    180,026    1,949,575
            Australian Gas Light Company Limited             51,991      287,499
            Australian Stock Exchange                         6,903       51,930
            BHP Billiton Limited                            458,121    2,649,048
            BRL Hardy Limited                                 8,453       42,757
            BT Office Trust                                  51,262       43,168
            Boral Limited                                    32,320       68,042
            Brambles Industries Limited                      82,991      439,820
            CSL Limited                                      20,025      361,769
            CSR Limited                                      75,048      269,223
            Coca-Cola Amatil Limited                         86,205      308,763
            Cochlear Limited                                  6,460      123,487
            Coles Myer Limited                               75,250      280,087
            Colonial First State Prop                        33,390       41,427
            Commonwealth Bank of Australia                  150,983    2,791,208
            Computershare Limited                            81,585      100,764
            David Jones Limited                              55,297       32,906
            Deutsche Office Trust                            60,907       44,451
            ERG Limited                                      81,416       13,712
            Energy Developments Limited                      10,654       22,130
            Foster's Brewing Group Limited                  135,644      359,431
            Futuris Corporation Limited                      67,950       51,880
            Gandel Retail Trust                             370,780      253,950
            General Property Trust                          184,751      291,451
            Gio Australia Reinsurance Note (Warrants)(d)     32,764            0
            Goodman Fielder Limited                          34,618       32,456
            Harvey Norman Holdings Limited                   38,042       65,352
            Iluka Resources Limited                          23,573       64,978
            Insurance Austrailia Group Limited              124,903      220,880
            James Hardie Industries NV                       45,273      165,206
            John Fairfax Holdings Limited                    77,190      143,437
            Leighton Holdings Ltd.                           23,024      134,298
            Lend Lease Corporation Limited                   77,390      457,929
            Macquarie Bank Limited                            6,281      103,140
            Macquarie Infrastructure Group                  264,422      429,010
            Mayne Nickless Limited                          124,456      289,260
            Mirvac Group                                    154,163      361,767
            National Australia Bank Limited                 120,163    2,388,063
            National Australia Bank Limited (7.875%
              Convertible Preferred)(b)                      50,000    1,747,500
            Newcrest Mining Limited                          24,703      105,121
            OneSteel Limited                                 50,043       36,803
            Orica Limited                                    29,601      159,034
            Origin Energy Limited                           502,261      950,237
            Pacific Dunlop Limited(b)                        20,829       73,435
            Paperlinx Limited                                21,738       59,188
            QBE Insurance Group Limited                      47,923      178,642
            Rio Tinto Limited                                37,415      704,080
            Santos Limited                                   97,130      352,256
            Sonic Healthcare Limited                          8,815       25,486
            Sons of Gwalia Limited                              513        1,742
            Southcorp Limited                                65,716      195,902
            Stockland Trust Group                            62,747      154,643
            Suncorp-Metway Limited                           51,711      357,366

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            TABCORP Holdings Limited                         20,517   $  143,978
            Telstra Corporation Limited                     164,171      429,492
            The News Corporation Limited                    176,389      958,560
            The News Corporation Limited (Preferred)        249,082    1,143,847
            Transurban Group                                 58,865      138,797
            WMC Limited                                     131,506      671,092
            Wesfarmers Limited                               45,296      691,674
            Westfield Holdings Limited(b)                    30,733      258,112
            Westfield Trust                                 194,652      371,544
            Westfield Trust (New Shares)                      3,358        6,297
            Westpac Banking Corporation Limited             196,708    1,793,412
            Woodside Petroleum Limited                       92,110      701,712
            Woolworths Limited                              133,257      983,758
--------------------------------------------------------------------------------
            Total Stocks in Australia
               (Cost - $29,757,855) - 4.2%                            31,427,681
--------------------------------------------------------------------------------
Austria     BWT AG                                              453       10,715
            Boehler-Uddeholm AG                                 781       37,686
            Erste Bank der oesterreichischen Sparkassen AG    1,384       98,891
            Erste Bank-Rights                                 1,384            0
            Flughafen Wien AG                                 1,292       44,404
            Mayr-Melnhof Karton AG                              578       41,688
            OMV AG                                            1,531      150,446
            Oesterreichische Elektrizitaetswirtschafts-AG
              "Verbund" 'A'                                     424       36,833
            RHI AG(b)                                         2,259       16,487
            Telekom Austria AG(b)                            26,432      211,966
            VA Technologie AG                                 2,443       64,564
            Voest-Alpine AG                                   1,356       44,327
            Wienerberger Baustoffindustrie AG                   775       13,586
--------------------------------------------------------------------------------
            Total Stocks in Austria  (Cost - $684,867) - 0.1%            771,593
--------------------------------------------------------------------------------
Belgium     Agfa Gevaert NV                                   8,783      159,950
            Barco NV (New Shares)                             1,345       56,587
            Bekaert NV                                        2,429      115,026
            Colruyt NV                                        3,296      154,619
            Compagnie Maritime Belge SA (CMB)                   135        7,686
            D'leteren SA                                        270       48,717
            Delhaize "Le Lion" SA                             8,878      416,476
            Dexia                                            65,233    1,009,526
            Electrabel SA                                     2,991      691,215
            Fortis                                          125,767    2,692,818
            Groupe Bruxelles Lambert SA                       9,471      494,803
            Interbrew                                        17,773      510,255
            KBC Bancassurance Holding                         9,500      384,201
            Omega Pharma S.A                                    903       40,443
            Solvay SA                                         3,855      277,545
            Suez Lyonnaise des Eaux SA(b)                    30,640          303
            UCB SA                                           12,137      445,299
            Union Miniere SA                                  5,896      254,460
--------------------------------------------------------------------------------
            Total Stocks in Belgium
              (Cost - $7,471,550) - 1.0%                               7,759,929
--------------------------------------------------------------------------------
Denmark     A/S Dampskibsselskabet Svendborg 'B'                 23      226,273
            A/S Det Ostasiatiske Kompagni(b)                  2,194       49,878
            Bang & Olufsen Holding A/S 'B'                    1,298       34,340
            Carlsberg A/S 'B'                                 1,530       80,142
            Coloplast A/S 'B'                                   732       59,363
            D/S 1912 'B'                                         34      255,388
            DSV De Sammenslut Vogn-B                          1,021       30,677
            Danisco A/S                                       3,200      116,992
            Danske Bank                                      59,694    1,099,140

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            FLS Industries A/S 'B'(b)                         4,125   $   52,646
            GN Store Nord A/S(b)                             44,669      163,903
            Group 4 Falck A/S                                18,544      640,987
            H. Lundbeck A/S                                   5,124      135,561
            ISS A/S(b)                                        7,002      369,560
            Kobenhavns Lufthavne A/S                          3,151      242,968
            NEG Micon A/S(b)                                 11,910      364,177
            NKT Holding A/S                                   2,789       31,887
            Navision Software A/S(b)                          7,192      285,886
            Novo Nordisk                                     28,934      957,812
            Novozymes A/S 'B'                                 6,667      150,679
            TDC A/S                                           8,296      229,406
            TK Developement                                     616        7,780
            Topdanmark A/S(b)                                11,552      360,909
            Vestas Wind Systems A/S                           4,427      120,064
            William Demant A/S(b)                             6,302      164,213
--------------------------------------------------------------------------------
            Total Stocks in Denmark
              (Cost - $5,695,287) - 0.8%                               6,230,631
--------------------------------------------------------------------------------
Finland     Amer Group Ltd.                                   3,670      119,608
            Asko Oyj                                          2,580       53,508
            AvestaPolarit Oyj                                   163          845
            Comptel Oyj                                      12,338       22,786
            Fortum Corporation, the IVO-Neste Group          49,167      283,575
            Instrumentarium Corporation                       6,650      167,801
            KCI Konecranes International PLC                  1,466       49,226
            Kesko Oyj 'B'                                       297        3,373
            Kone Corporation 'B'                              3,000       88,884
            Metso Oyj                                        17,833      230,716
            Nokia Oyj (Series A)                            556,368    8,143,131
            Orion-Yhtyma OY 'B'                              13,259      310,342
            Outokumpu Oyj                                     1,892       22,796
            Pohjola Group PLC 'D'                             1,995       35,957
            Rautaruukki Oyj                                  14,002       65,685
            Sampo Insurance Company Ltd. 'A'                 61,428      479,264
            Sonera Oyj(b)                                    76,948      292,576
            Stora Enso Oyj 'R'                               90,025    1,261,614
            Tietoenator Oyj                                  10,848      267,837
            UPM-Kymmene Oyj                                  25,458    1,002,173
            Wartsila Oyj 'B'                                  2,200       36,849
--------------------------------------------------------------------------------
            Total Stocks in Finland
              (Cost - $17,809,347) - 1.7%                             12,938,546
--------------------------------------------------------------------------------
France      Accor SA                                         14,786      599,731
            Air Liquide                                      10,681    1,643,465
            Alcatel                                         232,586    1,617,102
            Alcatel (ADR)(a)                                 24,821      176,477
            Altadis                                           8,884      181,004
            Altran Technologies SA                            4,506      131,279
            Arcelor(b)                                       50,895      722,292
            Atos SA(b)                                        3,208      204,350
            Aventis SA                                      105,666    7,487,524
            Aventis SA (ADR)(a)                               2,500      176,075
            Axa                                              91,401    1,671,756
            Axa (ADR)(a)                                     32,060      582,530
            BNP Paribas SA                                   93,222    5,155,699
            Banque Nationale de Paris (Warrants)(d)           5,009            0
            Bouygues SA                                      11,386      318,116
            Business Objects SA(b)                            7,424      217,392
            Cap Gemini SA                                    12,285      488,340
            Carrefour SA                                     60,657    3,282,786
            Casino Guichard Perrach (Warrants)(d)               383          953

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Casino Guichard Perrach (Warrants)(d)               383   $      492
            Castorama Dubois Investissement SA                8,695      558,167
            Club Mediterranee SA(b)                             900       29,776
            Compagnie Francaise d'Etudes et de
              Construction (Technip SA)                       4,343      457,223
            Compagnie Generale des Etablissements
              Michelin 'B'                                   14,944      605,549
            Compagnie de Saint-Gobain                        34,072    1,529,370
            Dassault Systemes SA                              3,988      182,158
            Essilor International SA                          5,063      205,859
            Etablissements Economiques du Casino
              Guichard-Perrachon SA                             500       42,343
            European Aeronautic Defence and Space Company    30,392      467,336
            France Telecom SA                                28,912      269,259
            Groupe Air France                                 9,733      162,929
            Groupe Danone                                    13,294    1,827,578
            Imetal SA                                         1,276      163,193
            L'Air Liquide (Rights)(f)                        10,681      205,433
            L'Oreal SA                                       34,048    2,656,439
            LVMH (Louis Vuitton Moet Hennessy)               19,673      990,882
            Lafarge SA (Ordinary)                            15,731    1,569,152
            Lagardere S.C.A                                   8,552      370,271
            PSA Peugeot Citroen                              17,645      915,747
            Pechiney SA 'A'                                   5,955      272,004
            Pernod Ricard                                     5,164      505,917
            Pinault-Printemps-Redoute SA                      6,602      783,068
            Publicis SA                                       4,514      124,602
            STMicroelectronics NV                            58,725    1,464,419
            Sagem SA (New Shares)                             1,125       75,551
            Sanofi-Synthelabo SA                             42,028    2,556,822
            Schneider SA                                     23,298    1,252,846
            Societe BIC SA                                    4,675      186,990
            Societe Generale 'A'                             35,754    2,355,220
            Societe Generale d'Entreprises SA                 1,898      128,682
            Societe Television Francaise 1                   15,665      419,412
            Sodexho Alliance SA                              18,302      694,082
            Suez SA                                          59,358    1,582,793
            Suez SA                                          30,405      783,130
            Thomson CSF                                      20,566      873,372
            Thomson Multimedia(b)                            17,270      408,488
            TotalFinaElf SA                                  72,855   11,828,843
            Unibail (Union du Credit-Bail Immobilier)         5,627      347,327
            Valeo SA                                          8,064      335,285
            Vivendi Universal SA                             51,792    1,119,157
            Vivendi Universal SA (ADR)(a)                    50,000    1,075,000
            Zodiac SA                                         4,865      119,156
--------------------------------------------------------------------------------
            Total Stocks in France
              (Cost - $70,128,839) - 8.9%                             67,158,193
--------------------------------------------------------------------------------
Germany     Adidas-Salomon  AG                                4,899      402,543
            Aixtron                                             424        5,322
            Allianz AG (Registered Shares)                   26,105    5,270,986
            Altana AG                                         8,618      467,602
            Amey PLC                                         13,721       37,438
            BASF AG                                          53,789    2,504,703
            Bayer AG                                         68,457    2,193,884
            Bayerische Hypo-und Vereinsbank AG               32,714    1,066,175
            Beiersdorf AG                                     2,300      279,392
            Buderus AG                                        5,256      120,635
            Continental AG(b)                                29,859      530,797
            DaimlerChrysler AG                               82,365    3,997,228
            Deutsche Bank AG (Registered Shares)             60,940    4,236,978
            Deutsche Boerse AG                                6,183      263,183
            Deutsche Lufthansa AG (Registered Shares)(b)      8,079      114,895

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Deutsche Post AG (Registered)                    35,968   $  464,983
            Deutsche Telekom AG (Registered Shares)         206,902    1,941,196
            Douglas Holding AG                                2,865       67,851
            E.On AG                                          65,299    3,788,746
            Epcos AG(b)                                       1,539       50,309
            Fresenius Medical Care AG                         1,221       54,565
            Fresenius Medical Care AG (Preferred)             3,258      110,975
            Gehe AG                                           5,215      217,859
            Heidelberger Zement AG                            4,557      224,125
            Heidelberger Zement AG(b)                         3,178           31
            Heidelberger Zement AG                              928       45,641
            Henkel KGaA (Preferred)                           5,613      391,918
            Hugo Boss AG (Preferred)                          9,159      169,602
            Infineon Technologies AG(b)                      34,554      540,207
            Kamps AG (Exchange Shares)(b)                     5,010       61,651
            Karstadt AG                                       6,592      166,663
            Linde AG                                          2,968      148,231
            MAN AG                                           10,245      216,221
            MAN AG (Preferred)                                3,157       56,059
            Marschollek, Lautenschlaeger und Partner AG       2,465       76,928
            Merck KGaA                                       20,699      560,120
            Metro AG                                          6,143      188,982
            Metro AG                                         13,950      427,088
            Muenchener Rueckversicherungs-Gesellschaft
              AG (Registered Shares)                         10,138    2,402,949
            Porsche AG (Preferred)                              968      461,268
            Preussag AG                                       3,940       95,956
            ProSieben Sat.1 Media AG (Preferred)             17,131      173,754
            QIAGEN NV(b)                                     30,396      359,629
            RWE AG                                           39,231    1,553,656
            RWE AG (Preferred)                                8,225      267,085
            SAP AG (Systeme, Anwendungen,
              Produkte in der Datenverarbeitung)             22,082    2,164,462
            SAP AG (Systeme, Anwendungen,
              Produkte in der                                10,000      242,900
            Datenverarbeitung)(ADR)(a)
            SGL Carbon AG(b)                                  2,996       53,703
            Schering AG                                      17,622    1,109,994
            Securicor plc                                    34,128       61,775
            Siemens AG                                       83,872    5,034,528
            Software AG (Registered Shares)                   1,016       14,349
            Thyssen Krupp AG                                 22,096      333,877
            Volkswagen AG                                    21,928    1,056,817
            Volkswagen AG (Preferred)                        16,020      520,522
            WCM Beteiligungs-und Grundbesitz AG(b)           21,153      135,790
            Wella AG - Preferred                              2,872      170,609
--------------------------------------------------------------------------------
            Total Stocks in Germany
              (Cost - $50,039,512) - 6.3%                             47,675,335
--------------------------------------------------------------------------------
Greece      Alpha Credit Bank                                 8,142      116,595
            Aluminium of Greece                                 480       13,311
            Athens Water Supply & Sewage                      1,762        9,223
            Attica Enterprises Holding SA                     6,895       24,378
            Bank of Piraeus                                  13,933      100,450
            Commercial Bank of Greece                         3,764       81,038
            EFG Eurobank Ergasias                             7,261      101,828
            Folli Folli S.A                                     801       15,252
            Hellenic Bottling Co.                            21,945      371,473
            Hellenic Duty Free Shops S.A                     10,948       79,794
            Hellenic Petroleum S.A                            5,018       30,528
            Hellenic Technodomiki SA                          3,283       21,075
            Hellenic Telecommunications
              Organization SA (OTE)                          30,433      480,890
            Intracom SA                                       6,033       54,815
            M.J Maillis S.A                                   1,788       10,383

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            National Bank of Greece SA                       21,972   $  464,370
            Papastratos Cigarettes Company                      961       15,071
            Panafon Hellenic Telecom Co.                     21,677      109,610
            Technical Olympic S.A                             4,111       18,027
            Titan Cement Company                              3,727      146,127
            Viohalco, Hellenic Copper and
              Aluminum Industry SA                           11,153       79,746
--------------------------------------------------------------------------------
            Total Stocks in Greece
              (Cost - $2,440,643) - 0.3%                               2,343,984
--------------------------------------------------------------------------------
Hong Kong   ASM Pacific Technology Limited                    8,000       17,590
            Amoy Properties Limited                          63,400       72,341
            Bank of East Asia, Ltd.                         204,433      410,176
            CLP Holdings Limited                            228,500      908,141
            Cathay Pacific Airways                          118,000      180,782
            Cheung Kong (Holdings) Ltd.                     176,116    1,467,633
            Cheung Kong (Holdings) Ltd. (Rights)              7,044            0
            Cheung Kong Infrastructure Holdings Limited     213,027      342,755
            Esprit Holdings Limited                         108,217      208,110
            Giordano International Limited                  105,658       65,020
            Hang Seng Bank Limited                           73,482      784,279
            Henderson Land Development Company Limited        6,000       24,846
            Hong Kong Exchanges & Clearing Ltd.             126,000      207,577
            Hong Kong and China Gas Company Ltd.            932,792    1,243,723
            Hongkong Electric Holdings Limited              100,000      373,718
            Hutchison Whampoa Limited                       231,269    1,727,105
            Hysan Development Company Limited               175,859      170,222
            Johnson Electric Holdings Limited                27,200       32,082
            Li & Fung Limited                               189,000      256,846
            MTR Corporation Limited                         142,790      183,979
            New World Development Company Ltd.              146,000      117,923
            Pacific Century CyberWorks Limited(b)           215,000       50,718
            Shangri-La Asia Limited                          37,000       30,596
            Sino Land Company Limited                        44,032       16,653
            South China Morning Post Holdings Ltd.          158,000       91,154
            Sun Hung Kai Properties Ltd.                    129,600      984,462
            Swire Pacific Limited 'A'                       134,271      686,848
            Swire Pacific Limited 'B'                        84,000       61,923
            Television Broadcasts Ltd.                       33,000      140,038
            Wharf (Holdings) Ltd.                           326,000      769,026
--------------------------------------------------------------------------------
            Total Stocks in Hong Kong
              (Cost - $11,954,899) - 1.6%                             11,626,266
--------------------------------------------------------------------------------
  Ireland   Allied Irish Banks PLC                           94,993    1,251,493
            Bank of Ireland                                  55,001      684,962
            Bank of Ireland                                  69,440      862,723
            CRH PLC                                              46          750
            CRH PLC                                          58,066      972,014
            DCC PLC                                          11,685      133,288
            Elan Corporation PLC(b)                          19,208      110,973
            Elan Corporation PLC (ADR)(a)(b)                 21,091      115,368
            Green Property PLC                                6,169       54,833
            Greencore Group PLC                              44,793      128,289
            IONA Technologies PLC(b)                          2,296       12,449
            Independent News & Media PLC                     50,101       98,960
            Irish Life & Permanent PLC                       28,086      406,358
            Jefferson Smurfit Group PLC (b)                  17,935       54,831
            Jefferson Smurfit Group PLC                     155,075      474,771
            Kerry Group PLC 'A'                              18,611      275,703
            Ryanair Holdings PLC(b)                          65,834      406,360
            Waterford Wedgwood PLC                           11,054        6,550
--------------------------------------------------------------------------------
            Total Stocks in Ireland
              (Cost - $6,230,319) - 0.8%                               6,050,675
--------------------------------------------------------------------------------

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
Italy       Acea Spa                                          5,853   $   31,388
            Alitalia SpA(b)                                  18,867       12,242
            Alleanza Assicurazioni                           42,857      411,405
            Assicurazioni Generali                          126,072    2,988,209
            Autogrill SpA(b)                                 18,458      214,557
            Autostrade-Concessioni e Costruzioni
              Autostrade SpA                                 99,364      823,327
            Banca Fideuram SpA                                2,623       16,346
            Banca Intesa SpA                                 83,492      184,703
            Banca Monte Dei Paschi Siena                     42,662      138,618
            Banca Nazionale del Lavoro (Ordinary)(b)        121,899      212,484
            Banca di Roma SpA                                88,536      164,821
            Bipop-Carire SpA(b)                             126,892      170,809
            ENI SpA                                         383,711    6,101,143
            Enel SpA                                        246,478    1,411,846
            Fiat SpA                                         12,457      156,365
            Fiat SpA (Preferred)                             12,536      111,177
            Fiat SpA (RNC)                                   10,246       85,303
            Gruppo Editoriale L'Espresso SpA                  3,129       10,229
            Intesa BCI SpA                                  470,722    1,436,495
            Italcementi SpA                                  32,203      318,991
            Italgas SpA                                      21,942      243,787
            La Rinascente SpA                                18,782       72,712
            Luxottica Group SpA                              16,382      318,562
            Mediaset SpA                                     43,458      336,486
            Mediobanca SpA                                   27,100      250,511
            Mediolanum SpA                                   24,330      144,891
            Mondadori (Arnoldo) Editore SpA                  21,308      141,204
            Parmalat Finanziaria SpA                         82,142      253,916
            Riunione Adriatica di Sicurta SpA                42,709      573,218
            San Paolo-IMI SpA                               114,897    1,152,878
            Seat Pagine Gialle SpA(b)                       418,857      306,938
            Snam Rete Gas                                    88,284      260,696
            Snia SpA(b)                                     430,119      870,810
            Telecom Italia Mobile (TIM) SpA                 398,982    1,635,244
            Telecom Italia SpA                              275,854    2,160,397
            Telecom Italia SpA (Registered Shares)          253,703    1,345,492
            Tiscali SpA(b)                                   18,556      112,704
            Unicredito Italiano SpA                         401,184    1,814,639
            e.Biscom(b)                                       1,334       38,891
--------------------------------------------------------------------------------
            Total Stocks in Italy
              (Cost - $26,608,292) - 3.6%                             27,034,434
--------------------------------------------------------------------------------
Japan       ADERANS Company Limited                           1,900       59,603
            AEON CREDIT SERVICE CO                            1,200       71,684
            Acom Co., Ltd.                                    6,400      437,310
            Advantest Corporation                             6,200      385,884
            Aiful Corporation                                 9,948      652,355
            Aioi Insurance Company, Limited                 196,000      433,339
            Air Water Inc                                    72,000      335,191
            Ajinomoto Co., Inc.                              34,000      364,792
            All Nippon Airways Co Ltd(b)                     28,000       72,418
            Alps Electric Co., Ltd.                           4,000       50,526
            Amada Co., Ltd.                                  18,000       87,252
            Amano Corporation                                10,000       72,168
            Aoyamma Trading Co., Ltd.                         8,300       93,346
            Ariake Japan                                        800       30,702
            Asahi Breweries Limited                          10,000       83,681
            Asahi Chemical Industry Co., Ltd.                57,000      189,746
            Asahi Glass Company, Limited                     48,000      307,158
            Asatsu-Dk Inc.                                    5,000      108,877
            Autobacs Seven Co., Ltd.                          4,100      115,960

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Avex Inc.                                         1,200   $   28,083
            Banyu Pharmaceutical Co., Ltd.                    7,000       90,289
            Bellsystem 24, Inc.                                 160       55,999
            Benesse Corporation                               8,100      147,998
            Bridgestone Corp.                                58,000      798,432
            CANON SALES COMPANY                              69,000      557,250
            CSK Corporation                                   1,900       67,687
            Canon, Inc.                                     124,000    4,686,468
            Capcom Company, Ltd.                              1,800       46,554
            Casio Computer Co., Ltd.                         27,000      132,004
            Central Japan Railway Company                       108      657,767
            Chubu Electric Power Company,
              Incorporated                                   74,500    1,308,381
            Chugai Pharmaceutical Co., Ltd.                   8,000       95,712
            Circle K Japan Co. Ltd.                          19,800      472,451
            Coca-Cola West Japan Company Limited              2,200       41,115
            Cosmo Oil Co., Ltd.                             204,000      345,503
            Credit Saison Co., Ltd.                           1,900       45,098
            Dai Nippon Printing Co., Ltd.                    72,000      955,715
            Daicel Chemical Industries, Ltd.                 26,000       88,720
            Daiei IMC Inc(b)                                 67,000      249,867
            Daifuku Co., Ltd.                                14,000       58,518
            Daihatsu Motor Co., Ltd.                        103,000      402,169
            Daiichi Pharmaceutical Co., Ltd.                 28,000      511,597
            Daikin Industries, Ltd.                          21,000      384,574
            Dainippon Ink and Chemicals, Inc.               124,000      265,877
            Daito Trust Construction Co., Ltd.               31,800      595,620
            Daiwa Bank Holdings, Inc.(b)                    209,000      160,420
            Daiwa House Industry Co., Ltd.                   10,000       61,155
            Daiwa Securities Group Inc.                      89,000      576,948
            Denso Corporation                                48,500      757,888
            Diamond Lease Co Ltd.                            17,000      351,744
            Dowa Mining Co., Ltd.                            10,000       48,390
            East Japan Railway Company                          341    1,596,037
            Ebara Corporation                                 3,000       16,169
            Eisai Company, Ltd.                              20,000      513,933
            FUJI OIL                                         39,000      390,130
            Fanuc Ltd.                                        8,500      426,915
            Fast Retailing Co., Ltd.                         17,000      368,764
            Fuji Electric Co., Ltd.                          23,000       62,364
            Fuji Heavy Industries, Ltd.                      70,000      334,056
            Fuji Machine Mfg. Co., Ltd.                      10,670      160,237
            Fuji Photo Film                                  42,000    1,356,082
            Fuji Soft ABC Incorporated                          600       24,178
            Fuji Television Network, Incorporated                27      156,107
            Fujisawa Pharmaceutical Co., Ltd.                21,000      502,837
            Fujitsu Limited                                   5,000       34,874
            Fujitsu Support and Service Inc. (FSAS)          10,800      254,096
            Futaba Industrial Co., Ltd.                      46,000      515,802
            GLORY KOSIYO LTD                                 22,000      383,614
            Goldcrest Co., Ltd.                               6,900      211,847
            Gunze Limited                                     5,000       21,275
            Hankyu Department Stores, Inc.                   16,000      121,742
            Hanwa Co Ltd                                    212,000      274,153
            Hino Motors Ltd.                                 13,000       36,334
            Hirose Electric Co., Ltd.                         1,000       87,185
            Hitachi Cable, Ltd.                              21,000       92,683
            Hitachi Ltd.                                    322,000    2,082,012
            Hitachi Software Engineering                      1,100       38,545
            Hitachi Zosen Corporation(b)                    271,000      158,268
            Hokkaido Electric Power                          41,100      545,554
            Honda Motor Co., Ltd.                            84,900    3,442,466

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            House Foods Corporation                          22,000   $  214,751
            Hoya Corporation                                 16,500    1,200,400
            ITOCHU Corporation                              219,000      767,395
            Ishihara Sangyo Kaisha, Ltd.(b)                  18,000       28,383
            Ishikawajima-Harima Heavy Industries
              Co., Ltd.                                     234,000      353,362
            Ito-Yokado Co., Ltd.                             38,000    1,902,219
            Itochu Techno-Science Corporation                 4,000      153,512
            Iwatani International Corporation               214,000      396,362
            Izutsuya Co Ltd(b)                              154,000      260,821
            JSR Corporation                                   9,000       76,064
            JUSCO Co., Ltd.                                  19,000      507,258
            Japan Airlines Company, Ltd. (JAL)               12,000       33,839
            Japan Energy Corp.                              291,000      441,866
            Japan Tobacco, Inc.                                 100      670,783
            Joint Corp                                       17,600      197,350
            Juki Corporation                                106,000      252,928
            Kaga Electronics Co Ltd.                         25,000      433,839
            Kajima Corporation                                5,000       14,183
            Kaken Pharmaceutical Co., Ltd.                    4,000       22,526
            Kamigumi Co., Ltd.                              107,000      447,247
            Kanebo, Ltd.(b)                                 159,000      270,616
            Kanematsu Corporation(b)                        183,000      297,722
            Kansai Electric Power Company, Inc.              82,800    1,309,077
            Kao Corporation                                  54,000    1,243,451
            Katokichi Co., Ltd.                              32,900      576,422
            Kawasaki Kisen Kaisha, Ltd.                     300,000      417,988
            Kawasaki Steel Corporation(b)                     1,000        1,302
            Keihin Corporation                               41,000      427,240
            Keihin Electric Express Railway Co., Ltd.        97,000      438,628
            Keio Electric Railway Co., Ltd.                 133,000      665,777
            Keyence Corporation                               2,800      593,125
            Kinden Corporation                               47,000      223,511
            Kinki Nippon Railway Co., Ltd.(b)               173,000      564,350
            Kirin Brewery Company, Ltd.                      41,000      287,335
            Kokuyo Co., Ltd.                                 12,000      126,448
            Komatsu Ltd.                                     81,000      289,913
            Komori Corporation                               10,000      124,645
            Konami Co., Ltd.                                  2,500       52,457
            Koyo Seiko Co.                                   38,000      188,320
            Kubota Corporation                               71,000      216,211
            Kyocera Corporation                              15,600    1,138,829
            Kyowa Exeo Corporation                          101,000      480,310
            Kyowa Hakko Kogyo Co., Ltd.                      44,000      238,612
            Kyushu Electric Power Company, Incorporated      82,800    1,226,871
            Lawson Inc.                                       5,200      159,219
            MISAWA HOMES                                    292,000      440,948
            MKC - Stat Corporation                            5,000       41,298
            Mabuchi Motor Co., Ltd.                           1,100      108,385
            Makita Corporation                               12,000       77,490
            Mars Engineering Corporation                      9,100      280,911
            Marui Co., Ltd.                                  18,000      228,116
            Matsushita Communication Industrial Co., Ltd.    56,300    2,170,082
            Matsushita Electric Industrial Company, Ltd.     39,000      531,996
            Matsushita Electric Works, Ltd.                  11,000       78,925
            Meidensha Corporation(b)                         67,000      106,207
            Meiji Milk Products Co., Ltd.                    30,000       82,596
            Meiji Seika Kaisha, Ltd.                         11,000       39,371
            Meitec Corp.                                      1,900       62,773
            Millea Holdings, Inc.(b)                            144    1,182,179
            Mitsubishi Chemical Corporation                  90,000      209,494
            Mitsubishi Corporation                           85,000      614,842

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Mitsubishi Electric Corporation                 131,000   $  588,003
            Mitsubishi Estate Company, Limited               66,000      539,630
            Mitsubishi Heavy Industries, Ltd.               261,000      790,447
            Mitsubishi Logistics Corp.                       16,000      108,660
            Mitsubishi Paper Mills Ltd.                      23,000       33,965
            Mitsubishi Tokyo Financial Group, Inc.              431    2,905,456
            Mitsui & Co., Ltd.                                5,000       33,456
            Mitsui Chemicals Inc.                            61,000      304,847
            Mitsui Engineering & Shipbuilding
              Co., Ltd.(b)                                   48,000       60,070
            Mitsui Fudosan Co., Ltd.                         50,000      442,183
            Mitsui Marine and Fire Insurance
              Company, Ltd.                                  91,000      489,696
            Mitsui O.S.K. Lines, Ltd.                       245,000      515,101
            Miura Co., Ltd.                                  42,600      508,243
            Mizuho Holdings, Inc.                               506    1,122,943
            Mori Seiki Co., Ltd.                             10,000       91,440
            Murata Manufacturing Co., Ltd.                   27,100    1,740,948
            NEC Corporation                                  84,000      584,482
            NGK Spark Plug Co., Ltd.                          5,000       37,919
            NIFCO                                            39,000      386,876
            NKK Corporation(b)                              294,000      284,532
            NTN Corporation                                  43,000      168,255
            NTT Data Corporation                                127      508,593
            NTT DoCoMo, Inc.                                  2,011    4,949,483
            Namco Ltd.                                        7,200      137,260
            Nichirei Corporation                            151,000      485,024
            Nidec Corporation                                   900       65,251
            Nikon Corporation                                31,000      343,209
            Nintendo Company Ltd.                            12,200    1,796,513
            Nippon Electric Glass Co                         38,000      371,884
            Nippon Express Co., Ltd.                         19,000      100,659
            Nippon Kayaku Co Ltd.                             8,000       31,704
            Nippon Konpo Unyu Soko                           44,000      324,512
            Nippon Meat Packers, Inc.                        64,000      802,002
            Nippon Mining & Metal Company Ltd                59,000      226,431
            Nippon Mitsubishi Oil Corp.                     111,000      574,170
            Nippon Sanso Corp                                13,000       44,794
            Nippon Sheet Glass Company, Ltd.                 20,000       67,579
            Nippon Shinpan Co., Ltd.                        157,000      280,310
            Nippon Shokubai Co., Ltd.                        14,000       70,315
            Nippon Steel Corporation                        389,000      606,900
            Nippon System Development Co., Ltd.               1,100       41,482
            Nippon Telegraph & Telephone
              Corporation (NTT)                                 638    2,624,178
            Nippon Unipac Holding                                56      346,671
            Nippon Yusen Kabushiki Kaisha                    31,000      106,816
            Nishimatsu Construction Co., Ltd.                54,000      168,046
            Nissan Chemical Industries, Ltd.                  8,000       46,254
            Nissan Motor Co., Ltd.                          248,000    1,717,337
            Nisshin Seifun Group Inc.                        44,000      314,967
            Nisshinbo Industries Inc.                        15,000       69,706
            Nissin Kogyo Co Ltd.                             12,732      288,398
            Nitto Denko Corporation                           9,400      308,210
            Noritake Co., Ltd.                               19,000       72,126
            OBIC Co. Ltd.                                       300       65,076
            Oji Paper Co., Ltd.                              37,000      211,455
            Okumura Corporation                              25,000       78,425
            Olympus Optical Co., Ltd.                        11,000      153,629
            Omron Corporation                                32,000      463,207
            Oracle Corporation Japan                          2,700      115,109
            Oriental Land Co., Ltd                            2,900      207,350
            Orix Corporation                                  5,200      419,523
            Osaka Gas Co.                                   117,000      278,200

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            PARIS MIKI Inc.                                   1,400   $   29,551
            Pioneer Corporation                               7,000      125,271
            Promise Co., Ltd.                                17,500      881,862
            Q.P. CORP                                        78,000      650,108
            Ricoh Co., Ltd.                                  72,000    1,246,454
            Rohm Company Ltd.                                12,200    1,820,941
            SAIZERIYA CO., LTD                                1,200       31,236
            SMC Corporation                                   3,300      390,130
            Sumitomo Rubber Industries, Ltd.                 73,000      288,078
            Sammy Corporation                                 7,900      260,345
            Sanden Corporation                               16,000       57,133
            Sankyo Co Ltd, Gunma                             11,900      299,833
            Sankyo Company, Ltd.                             26,000      353,579
            Sanrio Company, Ltd.                             19,100      173,694
            Sanyo Electric Co., Ltd.                        222,000      968,680
            Sanyo Electric Credit Co Ltd                     18,600      436,835
            Sanyo Shinpan Finance Co., Ltd.                  12,500      357,709
            Sanyo Shokai Ltd                                 97,000      538,170
            Sapporo Breweries Limited                       189,000      504,589
            Secom Co., Ltd.                                  26,000    1,275,488
            Sega Enterprises Ltd.(b)                          3,700       88,904
            Sekisui Chemical Co., Ltd.                       56,000      191,557
            Sekisui House, Ltd.                              14,000      102,903
            Seven-Eleven Japan Co., Ltd.                     38,000    1,496,412
            Sharp Corporation                                76,000      965,059
            Shimachu Co., Ltd.                               27,400      489,204
            Shimano Inc.                                     11,700      158,720
            Shin-Etsu Chemical Co., Ltd.                     25,100    1,078,467
            Shinko Electric Co Ltd(b)                       133,000      244,118
            Shionogi & Co., Ltd.                             28,000      357,183
            Shiseido Company, Limited                        30,000      399,967
            Showa Corp.                                      42,000      350,409
            Showa Denko K.K.(b)                              44,000       71,584
            Showa Shell Sekiyu K.K                           72,000      418,688
            Snow Brand Milk Products Co., Ltd.(b)            11,000       11,655
            Softbank Corp.                                   12,300      170,759
            Softbank Investments Corporation                    326      254,033
            Sony Corporation                                 62,100    3,279,601
            Sony Corporation (ADR)(a)                         1,000       53,100
            Stanley Electric Co., Ltd.                        8,000       85,433
            Sumisho Lease Co                                 21,000      334,640
            Sumitomo Chemical Co., Ltd.                      71,000      322,835
            Sumitomo Corporation                             36,000      218,054
            Sumitomo Electric Industries                     24,000      166,394
            Sumitomo Forestry Co., Ltd.                      17,000      101,835
            Sumitomo Heavy Industries, Ltd.(b)               15,000       16,144
            Sumitomo Metal Industries, Ltd.(b)              143,000       63,232
            Sumitomo Metal Mining Co.                        13,000       58,785
            Sumitomo Realty & Development Co., Ltd.          97,000      588,345
            Sumitomo Warehouse Co Ltd                        99,000      272,568
            Suzuken Co., Ltd.                                20,300      475,067
            TDK Corporation                                   9,700      458,051
            THE SURUGA BANK, LTD                             11,000       52,127
            THK Co., Ltd.                                    10,900      209,615
            TSUBASA Securities Co                            73,000      211,338
            Taisei Corporation                              111,000      255,598
            Taisho Pharmaceutical Company, Ltd.              23,000      354,230
            Taiyo Yuden Co., Ltd.                             3,000       49,057
            Takeda Chemical Industries, Ltd.                102,000    4,476,222
            Takefuji Corporation                              6,200      430,886
            Takuma Co., Ltd.                                 69,000      532,496

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Teijin Limited                                   20,000   $   68,079
            Teikoku Oil Co., Ltd.                            27,000      107,901
            Terumo Corporation                                5,700       76,184
            The 77 Bank, Ltd.                                41,000      161,455
            The Ashikaga Bank, Ltd.(b)                       54,000       68,930
            The Bank of Fukuoka, Ltd.                        21,000       83,047
            The Bank of Yokohama, Ltd.                       41,000      174,454
            The Chiba Bank, Ltd.                             42,000      142,967
            The Daiei, Inc.(b)                               66,000      112,882
            The Daimaru, Inc.                                99,000      455,106
            The Furukawa Electric Co., Ltd.                   8,000       30,636
            The Gunma Bank Ltd.                              48,000      221,859
            The Hokuriku Bank, Ltd.(b)                       72,000      112,331
            The Joyo Bank, Ltd.                              89,000      240,581
            The Nikko Securities Co., Ltd.                  113,000      570,374
            The Nomura Securities Co., Ltd.                 203,000    2,980,811
            The Shizuoka Bank, Ltd.                          69,000      419,089
            The Sumitomo Bank, Ltd.                         414,000    2,020,607
            The Sumitomo Trust and Banking Co., Ltd.         72,000      346,004
            The Yasuda Fire & Marine Insurance Co. Ltd.      42,000      257,200
            Tobu Railway Co., Ltd.                           81,000      226,389
            Toda Corporation                                 48,000      104,522
            Toho Co., Ltd.                                   12,700      145,585
            Tohoku Electric Power Co., Inc.                  91,900    1,288,103
            Tokai Rubber Industries Ltd                      57,000      507,893
            Tokico Ltd                                      131,000      318,046
            Tokyo Electric Power                            121,400    2,496,671
            Tokyo Electron Limited                           17,000    1,107,709
            Tokyo Gas Co.                                   201,000      558,427
            Tokyo Tatemono Co., Ltd.                        164,000      298,281
            Tokyu Corporation                                37,800      146,331
            Tokyu Land Corporation(b)                       164,000      264,075
            Tomen Electeonics Corporation                     3,100       84,574
            TonenGeneral Sekiyu K.K                          35,000      248,206
            Toppan Printing Co., Ltd.                        78,000      810,846
            Toray Industries, Inc.                           28,000       74,987
            Toshiba Corporation(b)                          262,000    1,066,711
            Tostem Corporation                               11,000      187,677
            Toyo Information Systems Co., Ltd.                3,100       88,195
            Toyo Ink Mfg Co Ltd.                            172,000      512,298
            Toyo Suisan KA                                   48,000      451,727
            Toyo Tire & Rubber Co                           175,000      294,927
            Toyobo Co., Ltd.                                 60,000       91,607
            Toyoda Gosei Co., Ltd.                            7,000       87,544
            Toyota Auto Body Co Ltd                          30,000      326,631
            Toyota Motor Corporation                        272,700    7,234,991
            Toyota Tsusho Corporation                       116,000      490,672
            Trans Cosmos Inc.                                 1,900       43,038
            Trend Micro Incorporated(b)                      14,000      391,290
            UFJ Holdings, Inc.                                  371      897,631
            Union Tool Co.                                    1,200       53,763
            Uny Co., Ltd.                                    17,000      192,608
            Wacoal Corp.                                     30,000      248,540
            West Japan Railway Company                           49      197,864
            World Co., Ltd.                                   2,700       79,968
            Yamada Denki                                        300       26,281
            Yamaha Motor Co., Ltd.                           67,000      493,025
            Yamanouchi Pharmaceutical Co., Ltd.              32,000      830,302
            Yamatake Corporation                             56,000      453,663
            Yamato Kogyo Co Ltd                              56,000      327,515
            Yamato Transport Co., Ltd.                       29,000      528,658

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Yamazaki Baking Co., Ltd.                         6,000   $   33,539
            Yokohama rubber co ltd                          155,000      381,487
            Yoshinoya D & C Co Ltd                              286      513,015
--------------------------------------------------------------------------------
            Total Stocks in Japan
              (Cost - $159,832,616) - 20.7%                          155,476,504
--------------------------------------------------------------------------------
Netherlands ABN AMRO Holding NV                             179,185    3,254,352
            ASM Lithography Holding NV(b)                    20,284      321,121
            ASM Lithography Holding NV (NY Registered
              Shares)(a)(b)                                  23,145      349,952
            Aegon NV                                        121,657    2,536,333
            Akzo Nobel NV                                    38,579    1,679,856
            Buhrmann NV                                       3,788       34,941
            Elsevier NV                                      63,207      861,441
            Getronics NV(b)                                  20,461       39,000
            Hagemeyer NV                                      9,588      132,568
            Heineken NV                                      27,953    1,226,828
            IHC Caland NV                                     4,667      279,083
            ING Groep NV                                    206,679    5,307,021
            KPN NV(b)                                       181,397      849,160
            Koninklijke (Royal) Philips Electronics NV      182,910    5,106,747
            Koninklijke Ahold NV                             29,078      611,681
            Koninklijke Luchtvaart Maatschappij
               NV (KLM)                                       2,717       32,683
            Oce NV                                           10,058      117,213
            Royal Dutch Petroleum Company                   251,442   14,005,480
            Royal Dutch Petroleum Company (NY
              Registered Shares)                              2,591      143,205
            TNT Post Group NV                                33,457      755,674
            Unilever NV 'A'                                  68,100    4,459,044
            VNU NV                                           23,869      663,345
            Vedior NV 'A'                                    21,838      301,941
            Vendex KBB NV                                    20,172      251,016
            Wolters Kluwer NV 'A'                            27,252      517,289
--------------------------------------------------------------------------------
            Total Stocks in the Netherlands
              (Cost - $44,796,021) - 5.8%                             43,836,974
--------------------------------------------------------------------------------
New Zealand Auckland International Airport Limited          111,498      240,988
            Brierley Investments Limited(b)                  37,223       11,571
            Carter Holt Harvey Limited                       47,796       45,965
            Contact Energy Limited                           38,476       74,564
            Fisher & Paykel Appliances Holdings Limited       3,294       14,719
            Fisher & Paykel Industries Limited                8,522       34,148
            Fletcher Building Limited                        35,929       47,989
            Fletcher Challenge Forests(b)                    91,914       10,714
            Fletcher Challenge Forests Ltd. (Preferred)     168,501       19,642
            Independent Newspapers Ltd.                       7,103       12,937
            Sky City Limited                                 24,843       74,811
            Telecom Corporation of New Zealand Limited      136,592      327,071
            The Warehouse Group Limited                      25,853       92,920
            Tower Limited                                    43,167       96,025
--------------------------------------------------------------------------------
            Total Stocks in New Zealand
              (Cost - $959,400) - 0.2%                                 1,104,064
--------------------------------------------------------------------------------
Norway      Bergesen d.y. ASA 'A'                             5,366      114,409
            Bergesen d.y. ASA 'B'                             3,074       58,987
            DNB Holding ASA                                  30,200      164,596
            EDB Business Partner ASA(b)                       7,336       21,604
            Elkem ASA                                         4,289       96,304
            Frontline Limited                                 2,616       24,925
            Gjensidige NOR Sparebank
              (Capital Certificates)                          5,965      220,976
            Kvaerner ASA 'A'(b)                              28,762       26,063
            Merkantildata ASA(b)                              6,057        2,946
            Nera ASA(b)                                      11,863       12,615
            Norsk Hydro ASA                                  17,646      841,820

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Norske Skogindustrier ASA                         7,019   $  130,946
            Opticom ASA(b)                                      617       10,812
            Orkla ASA 'A'                                    17,645      340,941
            Pan Fish ASA(b)                                   9,781       17,465
            Petroleum Geo-Services(b)                        13,215       47,899
            SAS AB(b)                                         2,550       16,990
            Schibsted ASA                                       888       10,650
            Smedvig ASA 'A'                                   6,969       44,669
            Smedvig ASA 'B'                                   1,615        8,608
            Statoil ASA                                      32,113      286,712
            Storebrand ASA(b)                                29,395      177,836
            Tandberg ASA                                     34,632      408,423
            Tandberg Television ASA(b)                        8,384       11,005
            Telenor A/S                                     233,371      827,215
            Tomra Systems ASA                                   375        2,948
--------------------------------------------------------------------------------
            Total Stocks in Norway
              (Cost - $3,892,723) - 0.5%                               3,928,364
--------------------------------------------------------------------------------
Portugal    BPI-SGPS, SA (Registered Shares)                 83,099      201,889
            Banco Comercial Portugues, SA (BCP)
              (Registered Shares)                           182,001      630,902
            Banco Espirito Santo, SA (New Shares)(b)          1,376       15,084
            Brisa-Auto Estradas de Portugal, SA              38,967      219,358
            Cimpor-Cimentos de Portugal, SGPS, SA            10,583      205,482
            Electricidade de Portugal, SA (EDP)             167,672      324,562
            Jeronimo Martins SGPS, SA(b)                      2,463       17,416
            Portugal Telecom SA (Registered Shares)         125,488      886,113
            Sonae, S.G.P.S., SA(b)                           40,554       22,829
--------------------------------------------------------------------------------
            Total Stocks in Portugal
              (Cost - $2,742,897) - 0.3%                               2,523,635
--------------------------------------------------------------------------------
Singapore   Allgreen Properties Limited                      43,000       24,825
            Capitaland Limited                               51,000       44,165
            Chartered Semiconductor Manufacturing
              Limited(b)                                     38,000       77,428
            Chartered Semiconductor Manufacturing
              Limited (ADR)(a)(b)                             3,500       70,035
            City Developments Limited                        53,000      170,987
            Creative Technology Limited                           9           80
            DBS Group Holdings Limited                      134,652      945,033
            Datacraft Asia Limited                           29,600       35,520
            First Capital Corporation Limited                19,000       10,431
            Fraser & Neave Limited                           21,958       98,182
            Fraser & Neave Ltd                               24,000      106,633
            Haw Par Corporation Ltd.                          3,000        7,539
            Hotel Properties Limited                          5,000        3,254
            Keppel Land Limited                              21,000       18,067
            Keppel Corporation Ltd.                         174,000      405,751
            NatSteel Ltd.                                    45,000       43,553
            Neptune Orient Lines Limited(b)                   9,000        5,196
            Oversea-Chinese Banking Corporation Ltd.        131,899      873,454
            Overseas Union Enterprise Ltd.                    4,000       16,187
            Parkway Holdings Limited                         59,000       28,886
            SMRT Corporation Limited                         39,000       14,789
            SembCorp Logistics Limited                       21,000       26,268
            Sembcorp Industries Limited                      93,000       71,587
            Sembcorp Marine Ltd                              46,000       28,379
            Singapore Airlines Limited                       37,300      272,340
            Singapore Exchange Limited                       38,000       24,949
            Singapore Land                                    9,000       17,829
            Singapore Press Holdings Ltd.                    44,000      495,585
            Singapore Technologies Engineering Ltd.         156,000      170,410
            Singapore Telecommunications, Ltd.              223,000      172,917
            St Assembly Test Services Limited(b)              3,000        3,803
            United Overseas Bank Ltd.                       252,800    1,817,161

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            United Overseas Land Limited                      9,000   $    9,169
            Venture Manufacturing (Singapore) Ltd.           50,000      399,026
            Wing Tai Holdings Limited                        63,000       26,030
--------------------------------------------------------------------------------
            Total Stocks in Singapore
              (Cost - $7,558,098) - 0.9%                               6,535,448
--------------------------------------------------------------------------------
Spain       ACS, Actividades de Construccion y
              Servicios, SA                                   6,693      215,486
            Acciona SA                                        2,971      129,661
            Acerinox SA                                       4,869      204,126
            Altadis                                          33,703      695,658
            Amadeus Global Travel Distribution SA 'A'        12,972       83,016
            Autopistas, Concesionaria Espanola SA            21,283      236,465
            Banco Bilbao Vizcaya Argentaria, SA (ADR)(a)     50,000      558,500
            Banco Bilbao Vizcaya, SA                        302,722    3,423,186
            Banco Santander Central Hispano SA              480,435    3,814,800
            Corporacion Mapfre SA                            26,136      206,495
            Endesa SA                                        62,478      907,655
            Fomento de Construcciones y Contratas SA          1,151       28,077
            Gas Natural SDG, SA 'E'                          28,700      552,710
            Grupo Dragados SA                                15,592      277,946
            Grupo Ferrovial, SA                               6,817      185,883
            Iberdrola SA                                     76,376    1,112,577
            Iberia (Linea Aer De Espana)                     82,700      144,564
            Industria de Disenso Textil, SA                  90,814    1,917,527
            Metrovacesa, SA                                   5,150      106,656
            Promotora de Informaciones SA                    10,523       88,648
            Puleva Biotech, SA(b)                               677        2,788
            Reno de Medici SpA                                4,106        5,920
            Sociedad General de Aguas de Barcelona, SA       10,605      124,844
            Sol Melia, SA                                     4,955       37,631
            TelePizza, SA(b)                                     91          104
            Telefonica Publicidad e Informacion, SA          12,676       51,703
            Telefonica SA(b)                                343,390    2,882,622
            Telefonica, SA (ADR)(a)(b)                       53,724    1,335,041
            Terra Networks, SA(b)                            72,708      412,887
            Union Electrica Fenosa, SA                       22,760      418,087
            Vallehermoso SA                                  13,148      125,954
            Zeltia, SA                                       31,060      246,933
--------------------------------------------------------------------------------
            Total Stocks in Spain
              (Cost - $24,380,420) - 2.7%                             20,534,150
--------------------------------------------------------------------------------
Sweden      ABB Ltd.(b)                                      37,688      334,212
            Assa Abloy AB 'B'                                56,041      789,653
            Atlas Copco AB 'A'                               14,096      337,427
            Atlas Copco AB 'B'                                8,388      188,925
            Billerud                                          6,917       66,984
            Drott AB 'B'                                     12,381      142,798
            Electrolux AB 'B'                                41,349      834,583
            Eniro AB                                         19,917      152,783
            Gambro AB 'A'                                    21,694      142,809
            Gambro AB 'B'                                     9,951       65,506
            Granges AB                                        2,448       46,613
            Hoganas AB 'B'                                    2,874       61,917
            Hennes & Mauritz AB 'B'                         111,755    2,237,410
            Holmen AB 'B'                                     2,522       66,957
            Modern Times Group MTG AB 'B'(b)                  7,780      103,276
            Nobel Biocare Holding AG(b)                       2,817      186,972
            Nordbanken Holding AB                           155,069      843,637
            Nordea AB                                        66,784      364,023
            OM Gruppen AB                                     4,110       30,857
            SAS AB(b)                                         2,413       16,361
            SKF AB 'A'                                        2,461       63,463

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            SKF AB 'B'                                        8,267   $  214,085
            SSAB Svenskt Stal AB 'A'                         31,503      409,620
            SSAB Svenskt Stal AB 'B'                            452        5,631
            Sandvik AB                                       17,929      447,713
            Sas Ab(b)                                         6,568       45,380
            Securitas AB 'B'                                 24,612      506,139
            Skandia Forsakrings AB                           87,989      400,189
            Skandinaviska Enskilda Banken (SEB) 'A'          45,311      475,764
            Skanska AB 'B'                                   47,297      326,790
            Svenska Cellulosa AB (SCA) 'B'                   28,386    1,009,980
            Svenska Handelsbanken AB                         65,776    1,005,552
            Svenska Handelsbanken AB 'B'                      6,586       97,101
            Swedish Match AB                                 43,832      362,465
            Tele2 AB 'B'(b)                                  11,102      204,150
            Telefonaktiebolaget LM Ericsson AB 'B'(b)       902,297    1,364,662
            Telia AB                                         40,734      113,464
            Trelleborg AB (Class B)                           7,575       74,592
            Volvo AB 'A'                                     16,742      337,919
            Volvo AB 'B'                                     12,618      261,545
            WM-Data AB 'B'                                   17,955       33,993
--------------------------------------------------------------------------------
            Total Stocks in Sweden
              (Cost - $18,803,034) - 2.0%                             14,773,900
--------------------------------------------------------------------------------
Switzerland ABB Ltd.(b)                                      72,733      647,526
            Adecco SA (Registered Shares)                    10,881      646,295
            Ciba Specialty Chemicals AG (Registered)          5,557      445,254
            Clariant AG (Registered)                          2,932       69,739
            Compagnie Financiere Richemont AG 'A'            62,827    1,428,942
            Credit Suisse Group                             128,352    4,074,872
            Forbo Holding AG 'R'                                151       55,396
            Georg Fischer AG                                    405       79,732
            Givaudan (Registered Shares)                        840      338,641
            Holcim Ltd. 'B'                                   2,069      474,745
            Kudelski SA (Bearer)(b)                           4,205      147,343
            Kuoni Reisen Holding AG(b)                          817      230,558
            Logitech International SA (Registered)(b)         5,176      240,663
            Lonza Group AG (Registered Shares)                7,274      562,057
            Nestle SA (Registered Shares)                    45,002   10,492,303
            Novartis AG (Registered Shares)                 336,986   14,819,414
            Phonak Holding AG-Reg                             4,372       66,096
            PubliGroupe SA(b)                                   241       55,866
            Roche Holding AG                                 82,138    6,208,778
            Roche Holding AG (Bearer)                         5,826      663,513
            Schindler Holding AG                                890      161,459
            SGS Societe Generale de Surveillance
              Holding SA 'R'                                    954      304,475
            Serono SA 'B'                                       497      327,593
            Sulzer Medica AG (Registered)(b)                  6,440    1,074,199
            Swatch Group AG 'B'                               4,495      400,180
            Swiss Re (Registered Shares)                     35,353    3,456,199
            Swisscom AG (Registered Shares)                   2,959      860,880
            Syngenta AG                                      13,462      809,095
            Synthes-Stratec Inc.                                410      250,689
            Tecan Group AG                                      716       28,336
            UBS AG (Registered Shares)                       80,209    4,033,893
            UBS AG (Registered)                              74,272    3,705,430
            Unaxis Holding AG 'R'                             1,189      140,606
            Valora Holding AG                                   422       90,451
            Zurich Financial Services AG                      8,813    1,779,417
--------------------------------------------------------------------------------
            Total Stocks in Switzerland
              (Cost - $56,035,553) - 7.9%                             59,170,635
--------------------------------------------------------------------------------
United
 Kingdom    3i Group PLC                                     76,034      793,326

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            AGGREKO PLC                                      13,247   $   36,548
            AMEC PLC                                            674        4,300
            ARM Holdings PLC(b)                              86,172      191,774
            AVIVA PLC                                       294,587    2,368,680
            AWG PLC                                          36,553      306,448
            Airtours PLC                                     57,460      134,664
            Amvescap PLC                                     50,471      411,207
            Associated British Ports Holdings PLC            40,554      278,174
            AstraZeneca Group PLC                           206,351    8,542,929
            BAA PLC                                         146,905    1,341,324
            BAE Systems PLC                                 241,366    1,232,513
            BBA Group PLC                                    32,011      134,428
            BG Group PLC                                    356,506    1,551,470
            BICC PLC                                         73,501      262,168
            BOC Group PLC                                    70,945    1,101,962
            BP Amoco PLC                                  2,449,234   20,570,854
            BP Amoco PLC (ADR)(a)                            28,880    1,458,151
            BPB PLC                                          59,326      316,507
            BT Group PLC                                    979,680    3,763,182
            BTG PLC(b)                                       18,621       96,506
            Bae Systems Plc(b)                              225,000      608,767
            Barclays PLC                                    878,367    7,390,699
            Barratt Developments PLC                        127,724      817,697
            Billiton PLC                                    293,321    1,598,415
            Boots Company PLC                                77,217      765,651
            Brambles Industries PLC                          75,174      376,134
            British Airways PLC(b)                            3,805       10,802
            British American Tobacco PLC                    182,203    1,958,011
            British Sky Broadcasting Group PLC ("BSkyB")     87,522      839,148
            Bunzl PLC                                        40,848      323,153
            CMG PLC                                          80,853      124,477
            Cable & Wireless PLC                            328,736      838,077
            Cadbury Schweppes PLC                           203,881    1,527,463
            Canary Wharf Group PLC                           87,747      595,200
            Capita Group PLC                                 57,269      272,361
            Caradon PLC                                      53,094      112,899
            Carlton Communications PLC                      137,651      440,625
            Celltech Group PLC(b)                            32,487      257,504
            Centrica PLC                                    587,434    1,817,714
            Chubb PLC                                        37,258       89,448
            Close Brothers Group PLC                          7,487       71,613
            Compass Group PLC                               308,536    1,871,800
            Corus Group PLC(b)                              371,686      475,911
            Daily Mail and General Trust 'A'                 22,309      213,215
            De La Rue PLC                                    21,938      169,130
            Diageo PLC                                      397,321    5,160,022
            Dixons Group PLC                                247,244      720,772
            EMI Group PLC                                    65,784      249,684
            Electrocomponents PLC                            58,226      326,171
            FKI PLC                                          42,516      101,585
            FirstGroup PLC                                   23,148       88,917
            GKN PLC                                          17,686       82,966
            George Wimpey PLC                                65,394      267,143
            GlaxoSmithKline PLC                             731,277   15,806,241
            Granada PLC                                     232,096      394,469
            Great Portland Estates PLC                       11,094       41,918
            HBOS PLC                                        454,750    4,921,546
            HSBC Holdings PLC                             1,064,744   12,245,454
            Hammerson PLC                                    31,234      263,655
            Hanson PLC                                       50,001      357,074
            Hays PLC                                        228,985      537,524

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            Hilton Group PLC                                110,135   $  383,183
            IMI PLC                                          75,774      375,094
            IONA Technologies PLC (ADR)(a)(b)                 1,734        9,189
            Imperial Chemical Industries PLC                 88,916      432,356
            Imperial Tobacco Group PLC                      110,833    1,802,619
            Imperial Tobacco Group PLC(b)                    16,491      260,673
            International Power PLC(b)                       43,541      111,501
            Invensys PLC                                    335,462      455,097
            J Sainsbury PLC                                 159,114      863,433
            Johnson Matthey PLC                              19,362      296,316
            Kidde PLC                                        37,258       48,841
            Kingfisher PLC                                  137,359      662,153
            Land Securities PLC                              51,353      675,534
            Lattice Group PLC                               420,189    1,095,245
            Legal & General Group PLC                       638,025    1,271,598
            Lloyds TSB Group PLC                            668,076    6,649,814
            Logica PLC                                       50,176      152,967
            Man Group PLC                                    28,624      449,405
            Marks & Spence Group PLC                        363,142    2,063,310
            Misys PLC                                        67,201      247,891
            National Grid Group PLC                         228,957    1,626,336
            Next PLC                                         38,775      550,856
            Nycomed Amersham PLC                            107,832      953,336
            Ocean Group PLC                                  23,266      296,305
            P & O Princess Cruises PLC                       82,480      521,756
            Pearson PLC                                      74,247      738,465
            Pilkington PLC                                   61,721       87,260
            Provident Financial PLC                          34,583      364,260
            Prudential Corporation PLC                      260,871    2,385,874
            RMC Group PLC                                    21,452      214,671
            Railtrack Group PLC                              12,000       40,699
            Rank Group PLC                                   47,430      193,396
            Reckitt Benckiser PLC                            63,910    1,146,610
            Reed Elsevier PLC                               148,049    1,407,059
            Rentokil Initial PLC                            203,330      827,529
            Reuters Group PLC                               149,521      793,144
            Rexam PLC                                        52,148      337,829
            Rio Tinto PLC (Registered Shares)               124,472    2,282,484
            Rolls-Royce PLC                                 162,342      400,882
            Royal & Sun Alliance Insurance Group PLC        107,549      395,088
            Royal Bank of Scotland Group PLC                328,029    9,300,272
            Safeway PLC                                      68,301      293,333
            Schroders PLC                                     3,500       31,237
            Scottish & Newcastle PLC                         82,198      761,790
            Scottish and Southern Energy PLC                 73,306      725,195
            ScottishPower PLC                               226,841    1,219,717
            ScottishPower PLC (ADR)(a)                       11,600      248,240
            Serco Group PLC                                  52,711      161,471
            Seton Scholl Healthcare Group PLC                13,885       75,693
            Severn Trent PLC                                 25,165      277,336
            Shell Transport & Trading Company             1,137,816    8,585,146
            Signet Group PLC                                205,783      297,207
            Six Continents PLC                               76,007      772,190
            Slough Estates PLC                               44,538      246,501
            Smith & Nephew PLC                               79,311      440,053
            Smiths Industries PLC                            35,732      464,053
            Spirent PLC                                      96,137      126,759
            Stagecoach Holdings PLC                         142,906      136,689
            Tate & Lyle PLC                                  51,125      273,534
            Taylor Woodrow PLC                               73,274      201,045
            Tesco PLC                                       887,062    3,224,874

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
COUNTRY                  Stocks                           Shares Held     Value
--------------------------------------------------------------------------------
            The Berkeley Group PLC                            9,251   $  103,645
            The British Land Company PLC                     22,904      194,463
            The Great Universal Stores PLC                  106,347      976,681
            The Peninsular and Oriental Steam
              Navigation Company                             53,095      195,048
            The Sage Group PLC                              162,038      418,656
            Unilever PLC                                    345,025    3,145,011
            United Business Media PLC                        40,373      267,701
            United Utilities PLC                             32,406      301,812
            Vodafone Group PLC                            7,841,698   10,757,791
            Vodafone Group PLC (ADR)(a)                      12,315      168,100
            WPP Group PLC                                   138,368    1,168,465
            Whitbread PLC                                    66,716      622,883
            Wolseley PLC                                     68,654      695,918
            YORKSHIRE WATER PLC                              21,601      140,596
--------------------------------------------------------------------------------
            Total Stocks in the United Kingdom
              (Cost - $200,566,393) - 25.4%                          190,917,333
--------------------------------------------------------------------------------
United
  States    TALX Corporation                                  1,000       18,960
--------------------------------------------------------------------------------
            Total Stocks in the United States
              (Cost - $18,451) - 0.0%                                     18,960
--------------------------------------------------------------------------------
            Total Investments in Stocks
              (Cost - $748,407,016) - 95.7%                          719,837,234
--------------------------------------------------------------------------------
 Fixed-Income Securities                   Currency        Face
                                         Denomination     Amount
--------------------------------------------------------------------------------
Australia    AMP Group Finance Service,
               6.132% (c)(e)                  AUD           90,100        47,395
--------------------------------------------------------------------------------
             Total Fixed-Income
               Securities in Australia
               (Cost -$64,488) - 0.0%                                     47,395
--------------------------------------------------------------------------------
Japan        Canon, Inc.,  1.30%
               due 12/19/2008                 JPY        5,000,000       125,146
             Daiwa Securities Group
               Inc.,  0.50% due 9/29/2006               50,000,000       459,912
             Fujitsu Limited,
               0% due 5/27/2009 (f)                    170,000,000     1,428,959
             Matsushita Electric
               Industrial Company, Ltd.,               155,000,000     1,504,911
               #6, 1.40% due 3/31/2004
             Mitsui & Co., Ltd.,
               1.05% due 9/30/2009                     134,000,000     1,288,462
             NEC Corporation,
               1% due 9/30/2011                        116,000,000       975,054
             Sharp Corporation,
               1.60% due 9/30/2004                      40,000,000       398,799
             Shin-Etsu Chemical Co., Ltd.,
               #6,  0.40% due 9/30/2005                 30,000,000       643,250
             Sony Corporation,
               1.40% due 3/31/2005                     163,000,000     2,247,121
             The Bank of Fukuoka, Ltd.,
               1.10% due 9/28/2007                      21,000,000       184,072
             The Furukawa Electric Co., Ltd.,
               2.20% due 3/31/2004                      29,000,000       250,175
--------------------------------------------------------------------------------
             Total Fixed-Income
               Securities in Japan
               (Cost -$11,853,973) -1.3%                               9,505,862
--------------------------------------------------------------------------------
Netherlands  VNU-Veren Neder,  1.75%
               due 11/15/2004                 EUR        1,000,000     1,023,400
             ASM Lithography ASML,
               5.75% due 10/15/2006           USD          200,000       229,500
--------------------------------------------------------------------------------
             Total Fixed-Income Securities
               in the Netherlands
               (Cost -$1,186,679) - 0.2%                               1,252,900
--------------------------------------------------------------------------------
Switzerland  Georg Fischer AG,  1.50%
               due 1/31/2005                  CHF            7,500         4,940
             Nestle Holding Inc.,
               2% due 6/11/2008 (f)                      3,000,000     2,640,300
--------------------------------------------------------------------------------
             Total Fixed-Income Securities
               in Switzerland
               (Cost -$2,671,027) - 0.3%                               2,645,240
--------------------------------------------------------------------------------
             Total Investments in Fixed-Income
               Securities
               (Cost - $15,776,167) - 1.8%                            13,451,397
--------------------------------------------------------------------------------

Master Enhanced International Series                               June 30, 2002
SCHEDULE OF INVESTMENTS                                        (in U.S. dollars)
--------------------------------------------------------------------------------
     Total Investments  (Cost - $764,183,183)  - 97.5%              733,288,631
     Variation Margin on Financial
          Futures Contracts* - 0.0%                                     275,391
     Unrealized Appreciation on Forward
          Foreign Exchange Contracts-Net** - 0.0%                       184,440
     Other Assets Less Liabilities - 2.5%                            18,121,762
                                                                   ------------
     Net Assets - 100.0%                                           $751,870,224
                                                                   ============

----------
(a)  American Depositary Receipts (ADR).

(b)  Non-income producing security.

(c)  Floating rate note.

(d) Warrants entitle the Fund to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.

(e)  The security is a perpetual bond and has no definite maturity date.

(f) Represents a zero coupon bond; the interest rate shown reflects the effective yield at the time of purchase by the Series.

*    Financial futures contracts purchased as of June 30, 2002 were as follows:

     ---------------------------------------------------------------------------
      Number of                                    Expiration
      Contracts    Issue          Exchange           Date             Value
     ---------------------------------------------------------------------------
      9          Amsterdam         Amsterdam      July 2002         $   779,957
      25         IBEX 35           MEFF           July 2002           1,700,277
      59         CAC 40            MATIF          July 2002           2,274,216
      54         CAC 40            MATIF          September 2002      2,092,685
      55         DAX               DTB            September 2002      6,004,176
      103        FTSE              LIFFE          September 2002      7,305,345
      10         Hang Seng         Hang Seng      July 2002             680,128
      5          MIB 30            MSE            September 2002      1,246,420
      25         SFE All Ordinary  SPI            September 2002        494,186
      28         Tokyo-TOPIX       Tokyo          September 2002      2,381,612
     ---------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased
      (Total Contract Price - $24,683,611)                          $24,959,002
     ---------------------------------------------------------------------------

**   Forward foreign exchange contracts as of June 30, 2002 were as follows:

     ---------------------------------------------------------------------------
       Foreign Currency         Settlement            Unrealized Appreciation
       Purchased                Date                      (Depreciation)
     ---------------------------------------------------------------------------
       EUR    11,200,000        July 2002                    $ 204,148
       GBP     3,700,000        July 2002                       99,277
       HKD     1,000,000        July 2002                          (13)
       JPY    60,000,000        July 2002                       15,223
     ---------------------------------------------------------------------------
      Total (US$ Commitment-$16,992,467)                       318,635
     ---------------------------------------------------------------------------
       Foreign
       Currency Sold
     ---------------------------------------------------------------------------
       AUD       850,000        July 2002                        6,098
       CAD       350,000        July 2002                          (42)
       CHF     7,050,000        July 2002                     (101,418)
       DKK     1,500,000        July 2002                       (3,387)
       JPY   250,000,000        July 2002                      (29,833)
       NOK     1,500,000        July 2002                       (2,533)
       NZD       400,000        July 2002                        1,586
       SEK     3,000,000        July 2002                       (4,708)
       SGD       300,000        July 2002                           42
     ---------------------------------------------------------------------------
      Total (US$ Commitment-$8,487,335)                       (134,195)
     ---------------------------------------------------------------------------
      Total Unrealized Appreciation on
      Forward Foreign Exchange Contracts-Net                 $ 184,440
     ---------------------------------------------------------------------------

See Notes to Financial Statements.

Master Enhanced International Series

NOTES TO FINANCIAL STATEMENTS

1.    Significant Accounting Policies:

Master Enhanced International Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Series, subject to certain limitations. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' Index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

      o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

      o Equity swaps - The Series is authorized to enter into equity swap agreements, which are over-the-counter contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate of the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

      o Options - The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

            Written and purchased options are non-income producing investments.

      o Forward foreign exchange contracts - The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Series as an unrealized gain or loss. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

      o Foreign currency options and futures - The Series may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Foreign currency transactions - Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As a partnership for Federal income tax purposes, the Series will not incur Federal income tax liability. Items of partnership income, gain, loss and deduction will pass through to investors as partners in the Series. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income - Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Series has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(g) Custodian bank- The Series recorded an amount payable to the custodian bank which resulted from management estimates of available cash.

2.    Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. For the six months ended June 30, 2002, FAM earned fees of $30,375. FAM reimbursed the Series $40,869 for operating expenses. FAM will reimburse the Series for any operating expenses that exceed .07% of the Series' average daily net assets until December 31, 2002.

For the six months ended June 30, 2002, the Series reimbursed FAM $5,743 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI and/or ML & Co.

3.    Investments:

Purchases and sales of investments, excluding short-term securities, for the six months ended June 30, 2002 were $565,932,892 and $231,598,622, respectively.

Net realized gains (losses) for the six months ended June 30, 2002 and net unrealized gains (losses) as of June 30, 2002 were as follows:

--------------------------------------------------------------------------------
                                           Realized           Unrealized
                                         Gains (Losses)     Gains (Losses)
--------------------------------------------------------------------------------
Investments:

   Long-term                             $(18,367,598)      $(30,894,552)
   Financial futures contracts             (3,377,117)           275,391
                                         ------------       ------------
Total investments                         (21,744,715)       (30,619,161)
                                         ------------       ------------
Currency transactions:

   Forward foreign exchange contracts         (91,761)           184,440
   Foreign currency transactions            1,646,479             35,398
                                         ------------       ------------
Total currency transactions                 1,554,718            219,838
                                         ------------       ------------
Total                                    $(20,189,997)      $(30,399,323)
                                         ============       ============
--------------------------------------------------------------------------------

As of June 30, 2002, net unrealized depreciation for Federal income tax purposes aggregated $30,894,552, of which $43,140,715 related to appreciated securities and $74,035,267 related to depreciated securities. At June 30, 2002, the aggregate cost of investments for Federal income tax purposes was $764,183,183.

4.    Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of .09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Series did not borrow under the credit agreement during the six months ended June 30, 2002.

STATEMENT OF ASSETS AND LIABILITIES

MASTER ENHANCED
INTERNATIONAL
SERIES        As of June 30, 2002
------------------------------------------------------------------------------------------------------------------------------
Assets:       Investments, at value (including securities loaned of $102,941,113)
                (identified cost-$764,183,183) ...............................................                   $ 733,288,631
              Investments held as collateral on securities loaned, at value ..................                     104,992,701
              Unrealized appreciation on forward foreign exchange contracts ..................                         184,440
              Cash on deposit for financial futures contracts ................................                       2,733,823
              Foreign cash (cost -- $17,407,408) .............................................                      17,683,030
              Receivables:
                    Dividends ................................................................   $ 2,062,976
                    Securities sold ..........................................................     2,053,685
                    Variation margin .........................................................       275,391
                    Interest .................................................................        21,544
                    Investment adviser .......................................................        15,857         4,429,453
                                                                                                 -----------
              Prepaid expenses and other assets ..............................................                          13,969
                                                                                                                 -------------
              Total assets ...................................................................                     863,326,047
                                                                                                                 -------------

------------------------------------------------------------------------------------------------------------------------------
Liabilities:  Collateral on securities loaned, at value ......................................                     104,992,701
              Payables:
                    Securities purchased .....................................................     5,314,468
                    Custodian bank ...........................................................     1,121,310         6,435,778
                                                                                                 -----------
              Other liabilities ..............................................................                          27,344
                                                                                                                 -------------
              Total liabilities ..............................................................                     111,455,823
                                                                                                                 -------------

------------------------------------------------------------------------------------------------------------------------------
Net Assets:   Net assets .....................................................................                   $ 751,870,224
                                                                                                                 =============

------------------------------------------------------------------------------------------------------------------------------
Net Assets    Investors' capital..............................................................                   $ 782,269,547
Consist of:   Unrealized depreciation on investments and foreign currency
                transactions-net..............................................................                     (30,399,323)
                                                                                                                 -------------
              Net assets......................................................................                   $ 751,870,224
                                                                                                                 =============

STATEMENT OF OPERATIONS

MASTER ENHANCED
INTERNATIONAL
SERIES              For the Six Months Ended June 30, 2002
-----------------------------------------------------------------------------------------------------------------------------
Investment          Dividends (net of $1,200,885 foreign withholding tax).......                              $9,163,623
Income:             Securities lending-net......................................                                 184,999
                    Interest (net of $3,610 foreign withhholding tax)...........                                  79,514
                                                                                                             -----------
                    Total income................................................                               9,428,136
                                                                                                             -----------
-----------------------------------------------------------------------------------------------------------------------------
Expenses:           Custodian fees..............................................           $82,912
                    Accounting services  .......................................            56,599
                    Professional fees...........................................            50,622
                    Investment advisory fees  ..................................            30,375
                    Trustees' fees and expenses.................................             2,899
                    Printing and shareholder reports............................               837
                    Other.......................................................             4,942
                                                                                       -----------
                    Total expenses before reimbursement.........................           229,186
                    Reimbursement of expenses ..................................           (40,869)
                                                                                       -----------
                    Total expenses after reimbursement..........................                                 188,317
                                                                                                             -----------
                    Investment income-net.......................................                               9,239,819
                                                                                                             -----------
-----------------------------------------------------------------------------------------------------------------------------
Realized &          Realized gain (loss) from:
Unrealized             Investments-net..........................................       (21,744,715)
Gain (Loss) on         Foreign currency transactions-net........................         1,554,718           (20,189,997)
Investments &                                                                          -----------
Foreign Currency    Change in unrealized appreciation/depreciation on:
Transactions-Net:      Investments-net..........................................           968,795
                       Foreign currency transactions-net........................           134,311             1,103,106
                                                                                       -----------           -----------
                    Total realized and unrealized loss on investments
                      and foreign currency transcations-net.....................                             (19,086,891)
                                                                                                             -----------
                    Net Decrease in Net Assets Resulting from Operations........                             ($9,847,072)
                                                                                                             ===========
-----------------------------------------------------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                    For the Six         For the
MASTER ENHANCED                                                                     Months Ended      Year Ended
INTERNATIONAL                                                                         June 30,        December 31,
SERIES         Increase (Decrease) in Net Assets:                                       2002              2001
-----------------------------------------------------------------------------------------------------------------------
Operations:    Investment income-net...........................................     $  9,239,819     $  9,100,717
               Realized loss on investments and foreign currency
                  transactions-net.............................................      (20,189,997)    (111,524,500)
               Change in unrealized appreciation/depreciation on
                 investments and foreign currency transactions-net.............        1,103,106      (26,381,471)
                                                                                    ------------     ------------
               Net decrease in net assets resulting from operations............       (9,847,072)    (128,805,254)
                                                                                    ------------     ------------
-----------------------------------------------------------------------------------------------------------------------
Capital        Proceeds from contributions.....................................      346,337,401       24,960,695
Transactions:  Fair value of withdrawals.......................................       (5,118,643)     (61,527,076)
                                                                                    ------------     ------------
               Net increase (decrease) in net assets
                 derived from capital transactions.............................      341,218,758      (36,566,381)
                                                                                    ------------     ------------
-----------------------------------------------------------------------------------------------------------------------
Net Assets:    Total increase (decrease) in net assets.........................      331,371,686     (165,371,635)
               Beginning of period.............................................      420,498,538      585,870,173
                                                                                    ------------     ------------
               End of period...................................................     $751,870,224     $420,498,538
                                                                                    ============     ============
-----------------------------------------------------------------------------------------------------------------------

                                                                   June 30, 2002

FINANCIAL HIGHLIGHTS

MASTER ENHANCED
INTERNATIONAL
SERIES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                         For the
                                                                 For the Six            Year Ended              For the Period
                  The following  ratios have                     Months Ended           December 31,           August 2, 1999+
                  been derived from information provided           June 30,       -----------------------      to December 31,
                  in the financial statements.                       2002          2001            2000             1999
---------------------------------------------------------------------------------------------------------------------------------
Total Investment ...............................................    (1.72%)#        (21.10%)           --              --
Return:                                                           ========         ========      ========        ========
---------------------------------------------------------------------------------------------------------------------------------
Ratios to         Expenses, net of reimbursement and
Average Net         excluding equity swap payment...............      .06%*             .06%          .07%            .08%*
Assets:                                                           ========         ========      ========        ========
                  Expenses, net of reimbursement................      .06%*             .06%          .09%            .23%*
                                                                  ========         ========      ========        ========
                  Expenses......................................       .08%*            .08%          .11%            .27%*
                                                                  ========         ========      ========        ========
                  Investment income-net.........................      3.04%*           1.80%         1.78%           2.89%*
                                                                  ========         ========      ========        ========
---------------------------------------------------------------------------------------------------------------------------------
Supplemental      Net assets, end of period (in thousands)......  $751,870         $420,499      $585,870        $528,321
Data:                                                             ========         ========      ========        ========
                  Portfolio turnover............................     38.37%           83.89%        71.77%          31.72%
                                                                  ========         ========      ========        ========
---------------------------------------------------------------------------------------------------------------------------------

+     Commencement of operations.
*     Annualized.
#     Aggregate total investment return.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

MASTER ENHANCED
INTERNATIONAL
SERIES        As of December 31, 2001
------------------------------------------------------------------------------------------------------------------------------
Assets:       Investments, at value (including securities loaned of $24,905,407) .............                   $ 416,876,402
                (identified cost-$448,745,215)
              Investments held as collateral on securities loaned, at value ..................                      26,094,466
              Unrealized appreciation on forward foreign exchange contracts ..................                         117,913
              Cash ...........................................................................                           4,729
              Cash on deposit for financial futures contracts ................................                       1,134,671
              Receivables:
                    Securities sold ..........................................................   $ 3,141,872
                    Dividends ................................................................       568,299
                    Variation margin .........................................................       280,857
                    Interest .................................................................       103,966
                    Forward foreign exchange contracts .......................................         1,934         4,096,928
                                                                                                 -----------
              Prepaid expenses ...............................................................                           9,766
                                                                                                                 -------------
              Total assets ...................................................................                     448,334,875
                                                                                                                 -------------

------------------------------------------------------------------------------------------------------------------------------
Liabilities:  Collateral on securities loaned, at value ......................................                      26,094,466
              Payables:
                    Custodian bank ...........................................................     1,383,017
                    Securities purchased .....................................................        48,626
                    Investment adviser .......................................................         3,635         1,435,278
                                                                                                 -----------
              Accrued expenses and other liabilities .........................................                         306,593
                                                                                                                 -------------
              Total liabilities ..............................................................                      27,836,337
                                                                                                                 -------------

------------------------------------------------------------------------------------------------------------------------------
Net Assets:   Net assets .....................................................................                   $ 420,498,538
                                                                                                                 =============

------------------------------------------------------------------------------------------------------------------------------
Net Assets    Investors' capital..............................................................                   $ 452,000,967
Consist of:   Unrealized depreciation on investments and foreign currency
                transactions-net..............................................................                     (31,502,429)
                                                                                                                 -------------
              Net assets......................................................................                   $ 420,498,538
                                                                                                                 =============

--------------------------------------------------------------------------------
              See Notes to Financial Statements.

                                                               December 31, 2001

STATEMENT OF OPERATIONS

MASTER ENHANCED
INTERNATIONAL
SERIES            For the Year Ended December 31, 2001
------------------------------------------------------------------------------------------------------------------------------
Investment        Dividends (net of $1,078,746 foreign withholding tax) ...............                          $   8,688,727
Income:           Interest (net of $9,050 foreign withhholding tax) ...................                                437,026
                  Securities lending-net ..............................................                                302,391
                                                                                                                 -------------
                  Total income ........................................................                              9,428,144
                                                                                                                 -------------

------------------------------------------------------------------------------------------------------------------------------
Expenses:         Custodian fees ......................................................         $    163,416
                  Professional fees ...................................................              122,814
                  Accounting services .................................................               52,689
                  Investment advisory fees ............................................               50,469
                  Trustees' fees and expenses .........................................               10,977
                  Offering costs ......................................................                3,437
                  Printing and shareholder reports ....................................                2,029
                  Other ...............................................................                4,729
                                                                                                ------------
                  Total expenses before reimbursement .................................              410,560
                  Reimbursement of expenses ...........................................              (83,133)
                                                                                                ------------
                  Total expenses after reimbursement ..................................                                327,427
                                                                                                                 -------------
                  Investment income-net ...............................................                              9,100,717
                                                                                                                 -------------

------------------------------------------------------------------------------------------------------------------------------
Realized &        Realized loss from:
Unrealized           Investments-net...................................................         (108,340,485)
Gain (Loss) on       Foreign currency transactions-net.................................           (3,184,015)     (111,524,500)
Investments &                                                                                   ------------
Foreign Currency  Change in unrealized appreciation/depreciation on:
Transactions-Net:    Investments-net...................................................          (27,157,667)
                     Foreign currency transactions-net.................................              776,196       (26,381,471)
                                                                                                 -----------     -------------
                  Net Decrease in Net Assets Resulting from Operations.................                          $(128,805,254)
                                                                                                                 =============

--------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                                                               December 31, 2001

                                                                                             For the
                                                                                           Year Ended
MASTER ENHANCED                                                                            December 31,
INTERNATIONAL                                                                    -------------------------------
SERIES        Increase (Decrease) in Net Assets:                                      2001                2000
-----------------------------------------------------------------------------------------------------------------
Operations:   Investment income-net .......................................      $   9,100,717      $ 10,969,280
              Realized loss on investments and foreign currency
                 transactions-net .........................................       (111,524,500)      (37,865,592)
              Change in unrealized appreciation/depreciation on
                 investments and foreign currency transactions-net ........        (26,381,471)      (65,694,138)
                                                                                 -------------     -------------
              Net decrease in net assets resulting from operations ........       (128,805,254)      (92,590,450)
                                                                                 -------------     -------------

-----------------------------------------------------------------------------------------------------------------
Capital       Proceeds from contributions .................................         24,960,695       168,677,488
Transactions: Fair value of withdrawals ...................................        (61,527,076)      (18,537,548)
                                                                                 -------------     -------------
              Net increase (decrease) in net assets derived from
                 net capital transactions .................................        (36,566,381)      150,139,940
                                                                                 -------------     -------------

-----------------------------------------------------------------------------------------------------------------
Net Assets:   Total increase (decrease) in net assets .....................       (165,371,635)       57,549,490
              Beginning of year ...........................................        585,870,173       528,320,683
                                                                                 -------------     -------------
              End of year .................................................      $ 420,498,538     $ 585,870,173
                                                                                 =============     =============

--------------------------------------------------------------------------------
              See Notes to Financial Statements.

                                                                                                           December 31, 2001

FINANCIAL HIGHLIGHTS

MASTER ENHANCED
INTERNATIONAL
SERIES
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      For the
                                                                                    Year Ended               For the Period
                    The following ratios have                                       December 31,             Aug. 2, 1999+ to
                    been derived from information provided                   -------------------------         December 31,
                    in the financial statements.                                2001             2000              1999
-----------------------------------------------------------------------------------------------------------------------------
Total Investment    Based on net asset value per share                         (21.10%)             --                 --
Return:                                                                      ========         ========           ========
-----------------------------------------------------------------------------------------------------------------------------
Ratios to           Expenses, net of reimbursement and
Average Net            excluding equity swap payment.                             .06%             .07%               .08%*
Assets:                                                                      ========         ========           ========
                    Expenses, net of reimbursement                                .06%             .09%               .23%*
                                                                             ========         ========           ========
                    Expenses                                                      .08%             .11%               .27%*
                                                                             ========         ========           ========
                    Investment income-net                                        1.80%            1.78%              2.89%*
                                                                             ========         ========           ========

-----------------------------------------------------------------------------------------------------------------------------
Supplemental        Net assets, end of period (in thousands)                 $420,499         $585,870           $528,321
Data:                                                                        ========         ========           ========
                    Portfolio turnover                                          83.89%           71.77%             31.72%
                                                                             ========         ========           ========

--------------------------------------------------------------------------------
                  + Commencement of operations.
                  * Annualized.
                    See Notes to Financial Statements.

Master Enhanced International Series

NOTES TO FINANCIAL STATEMENTS

1.    Significant Accounting Policies:

Master Enhanced International Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' Index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Equity swaps - The Series is authorized to enter into equity swap agreements, which are over-the-counter contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate of the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

o Options - The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts - The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Series' records. However, the effect on operations is recorded from the date the Series enters into such contracts.

o Foreign currency options and futures - The Series may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Foreign currency transactions - Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As a partnership for Federal income tax purposes, the Series will not incur Federal income tax liability. Items of partnership income, gain, loss and deduction will pass through to investors as partners in the Series. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income - Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Series has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(g) Custodian bank- The Series recorded an amount payable to the custodian bank which resulted from management estimates of available cash.

2.    Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. For the year ended December 31, 2001, FAM earned fees of $50,469. FAM reimbursed the Series $83,133 for operating expenses. FAM will reimburse the Series for any operating expenses that exceed .07% of the Series' average daily net assets until December 31, 2002.

Prior to January 1, 2001, FAM provided accounting services to the Series at its cost and the Series reimbursed FAM for these services. FAM continues to provide certain accounting services to the Series. The Series reimburses FAM at its cost for such services. For the year ended December 31, 2001, the Series reimbursed FAM an aggregate of $8,490 for the above-described services. The Series entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI and/or ML & Co.

3.    Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2001 were $413,391,727 and $414,088,612, respectively.

Net realized losses for the year ended December 31, 2001 and net unrealized gains (losses) as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
                                            Realized        Unrealized
                                             Losses       Gains (Losses)
--------------------------------------------------------------------------------
Investments:
   Long-term                             $(103,462,502)   $ (31,868,813)
   Financial futures contracts              (4,877,983)         280,857
                                         -------------    -------------
Total investments                         (108,340,485)     (31,587,956)
                                         -------------    -------------
Currency transactions:
   Forward foreign exchange contracts          (47,107)         117,913
   Foreign currency transactions            (3,136,908)         (32,386)
                                         -------------    -------------
Total currency transactions                 (3,184,015)          85,527
                                         -------------    -------------
Total                                    $(111,524,500)   $ (31,502,429)
                                         -------------    -------------

--------------------------------------------------------------------------------

As of December 31, 2001, net unrealized depreciation for Federal income tax purposes aggregated $38,987,502, of which $18,162,597 related to appreciated securities and $57,150,099 related to depreciated securities. At December 31, 2001, the aggregate cost of investments for Federal income tax purposes was $455,863,904.


4.    Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of .09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Series did not borrow under the credit agreement during the year ended December 31, 2001.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Enhanced International Series
(one of the series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Enhanced International Series as of December 31, 2001, and the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Enhanced International Series as of December 31, 2001, the result of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
February 26, 2002

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)

--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Australia       AMP Diversified Property Trust                                    21,935     $   28,970
                 AMP Limited                                                       54,794        517,224
                 Amcor Limited                                                     36,589        133,919
                 Aristocrat Leisure Limited                                        45,593        154,038
                 Australia and New Zealand Banking Group Ltd.                      77,190        703,697
                 Australian Gas Light Company Limited                              26,994        125,511
                 BHP Billiton Limited                                             212,449      1,141,903
                 Boral Limited                                                     32,320         54,432
                 Brambles Industries Limited                                       29,589        157,525
                 CSL Limited                                                       32,764        863,585
                 CSR Limited                                                       63,765        221,634
                 Coca-Cola Amatil Limited                                          62,018        189,879
                 Cochlear Limited                                                   3,601         83,873
                 Coles Myer Limited                                                26,824        115,342
                 Commonwealth Bank of Australia                                    93,225      1,428,793
                 Computershare Limited                                             56,071        151,550
                 David Jones Limited                                               20,116         12,151
                 ERG Limited                                                       78,156         22,004
                 Foster's Brewing Group Limited                                    79,984        198,987
                 Futuris Corporation Limited                                       29,439         27,879
                 Gandel Retail Trust                                              355,170        211,810
                 General Property Trust                                            80,955        117,278
                 Gio Australia Reinsurance Note (Warrants)(d)                      32,764              0
                 Harvey Norman Holdings Limited                                     1,664          3,450
                 Iluka Resources Limited                                           10,891         24,809
                 James Hardie Industries NV                                        22,973         70,477
                 Leighton Holdings Ltd.                                            15,017         79,563
                 Lend Lease Corporation Limited                                    91,969        614,380
                 Macquarie Bank Limited                                             3,972         76,150
                 Macquarie Infrastructure Group                                    12,873         23,064
                 Mayne Nickless Limited                                            80,198        282,447
                 Mirvac Group                                                     120,354        238,428
                 National Australia Bank Limited                                   45,808        747,089
                 Newcrest Mining                                                   12,834         27,199
                 The News Corporation Limited                                      95,679        765,136
                 Normandy Mining Limited                                            2,919          2,705
                 OneSteel Limited                                                  28,699         16,219
                 Orica Limited                                                     16,344         60,322
                 Pacific Dunlop Limited                                            53,864         28,400
                 Paperlinx Limited                                                 12,196         30,410
                 QBE Insurance Group Limited                                        4,795         18,851
                 Rio Tinto Limited                                                 51,086        972,971
                 Santos Limited                                                   222,927        707,521
                 Sons of Gwalia Limited                                             8,092         31,026
                 Southcorp Limited                                                 35,463        137,059
                 Stockland Trust Group                                             19,730         43,631
                 Suncorp-Metway Limited                                             1,428         10,256
                 TABCORP Holdings Limited                                          20,517        103,346
                 Telstra Corporation Limited                                      195,178        543,519
                 Transurban Group(b)                                               35,036         78,429
                 WMC Limited                                                      105,167        515,362
                 Wesfarmers Limited                                                24,982        396,309
                 Westfield Holdings Limited                                         7,651         66,009
                 Westfield Trust                                                   89,344        158,427
                 Westfield Trust (New Shares)(b)                                    3,552          6,182
                 Westpac Banking Corporation Limited                               90,916        733,236

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Australia       Woodside Petroleum Limited                                         5,391     $   36,955
 (concluded)     Woolworths Limited                                                97,424        560,554

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Australia  (Cost - $13,968,754) - 3.5%                14,871,875

--------------------------------------------------------------------------------------------------------
 Austria         Flughafen Wien AG                                                  1,118         29,864
                 Mayr-Melnhof Karton AG                                             1,142         54,055
                 OMV AG                                                               789         66,122
                 RHI AG                                                             1,046          6,799
                 Telekom Austria AG(b)                                             23,350        193,563
                 VA Technologie AG                                                  1,378         30,294

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Austria  (Cost - $373,372) - 0.1%                        380,697

--------------------------------------------------------------------------------------------------------
 Belgium         Agfa Gevaert NV                                                    5,051         68,316
                 Barco NV (New Shares)                                                738         25,890
                 Bekaert NV                                                         1,329         51,203
                 Colruyt NV                                                         2,363        103,097
                 Delhaize "Le Lion" SA                                              1,283         66,772
                 Dexia                                                             30,332        436,173
                 Electrabel SA                                                      2,099        437,334
                 Fortis                                                            40,557      1,052,663
                 Groupe Bruxelles Lambert SA                                        5,670        298,118
                 Interbrew                                                          4,921        134,736
                 KBC Bancassurance Holding                                         11,671        391,773
                 Solvay SA                                                          6,172        371,774
                 Suez Lyonnaise des Eaux SA                                        30,640            273
                 UCB SA                                                            10,123        409,845
                 Union Miniere SA                                                   5,331        210,042

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Belgium  (Cost - $3,777,812) - 1.0%                    4,058,009

--------------------------------------------------------------------------------------------------------
 Canada          Celestica Inc.(b)                                                  1,413         57,071

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Canada  (Cost - $45,046) - 0.0%                           57,071

--------------------------------------------------------------------------------------------------------
 Denmark         A/S Dampskibsselskabet Svendborg 'B'                                  13        118,318
                 A/S Det Ostasiatiske Kompagni(b)                                   1,076         24,096
                 Bang & Olufsen Holding A/S 'B'                                       726         16,954
                 Carlsberg A/S 'B'                                                  1,700         71,050
                 D/S 1912 'B'                                                          19        129,694
                 Danske Bank                                                       37,466        601,222
                 FLS Industries A/S 'B'                                             2,735         23,091
                 Falck A/S                                                          1,324        148,249
                 GN Store Nord A/S                                                 13,315         79,727
                 H. Lundbeck A/S                                                    1,280         32,957
                 ISS A/S(b)                                                         4,700        231,330
                 Kobenhavns Lufthavne A/S                                           3,422        221,702
                 NEG Micon A/S(b)                                                   1,289         33,960
                 NKT Holding A/S                                                    1,825         23,494
                 Navision Software A/S(b)                                           3,317         88,979
                 Novo Nordisk A/S 'B'                                              14,988        612,953
                 Novozymes A/S 'B'                                                  4,000         80,715
                 TDC A/S                                                            4,423        157,578
                 Topdanmark A/S(b)                                                  7,762        181,260

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Denmark         Vestas Wind Systems A/S                                            5,666     $  154,705
 (concluded)     William Demant A/S(b)                                              4,865        126,426

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Denmark  (Cost - $2,996,367) - 0.7%                    3,158,460

--------------------------------------------------------------------------------------------------------
 Finland         Amer Group Ltd.                                                    1,697         44,575
                 Asko Oyj                                                           2,000         33,390
                 Fortum Corporation, the IVO-Neste Group                           79,386        335,755
                 Instrumentarium Corporation                                        1,300         54,403
                 Kone Corporation 'B'                                               1,000         73,903
                 Metso Oyj                                                         10,088        105,992
                 Nokia Oyj `A'                                                    309,148      7,971,685
                 Orion-Yhtyma OY 'B'                                               11,422        202,386
                 Oyj Hartwall ABP                                                   3,200         65,249
                 Rautaruukki Oyj                                                    7,200         26,285
                 Sampo Insurance Company Ltd. 'A'                                  20,213        158,379
                 Sonera Oyj                                                        55,819        282,800
                 Stora Enso Oyj 'R'                                                35,173        450,353
                 Tietoenator Oyj                                                    9,364        248,047
                 UPM-Kymmene Oyj                                                   10,903        361,624
                 Wartsila Oyj 'B'                                                   2,200         40,745

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Finland  (Cost - $10,471,719) - 2.5%                  10,455,571

--------------------------------------------------------------------------------------------------------
 France          Accor SA                                                          14,750        536,237
                 Air Liquide                                                        6,726        942,642
                 Alcatel                                                           37,067        633,686
                 Alcatel (ADR)(a)                                                  24,821        410,788
                 Alstom                                                             4,362         48,510
                 Altadis                                                            8,884        150,929
                 Altran Technologies SA                                             1,289         58,247
                 Atos SA(b)                                                         2,125        139,164
                 Aventis SA                                                        47,324      3,360,449
                 Aventis SA (ADR)(a)                                                2,500        177,500
                 Axa                                                               28,946        604,904
                 Axa (ADR)(a)                                                      32,060        673,901
                 BNP Paribas SA                                                    21,110      1,889,033
                 Banque Nationale de Paris (Warrants)(d)                            5,009         30,150
                 Bouygues SA                                                        9,164        300,274
                 Business Objects SA(b)                                               586         19,593
                 Cap Gemini SA                                                      4,932        356,147
                 Carrefour SA                                                      26,507      1,378,347
                 Casino Guichard Perrach (Warrants)(d)                                383          1,620
                 Casino Guichard Perrach (Warrants)(d)                                383          1,255
                 Castorama Dubois Investissement SA                                 4,809        247,710
                 Club Mediterranee SA                                                 900         32,856
                 Compagnie de Saint Gobain                                          3,376        509,515
                 Compagnie Generale des Etablissements Michelin 'B'                 8,380        276,450
                 Dassault Systemes SA                                               1,789         86,018
                 Essilor International SA                                           3,734        112,875
                 Etablissements Economiques du Casino Guichard-Perrachon SA         2,221        171,357
                 European Aeronautic Defence and Space Company                     15,097        183,354
                 France Telecom SA                                                 16,578        662,771
                 Groupe Air France                                                  5,505         80,583
                 Groupe Danone                                                      6,355        775,213
                 Imetal SA                                                            837         80,340
                 L'Oreal SA                                                        22,149      1,595,467

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 France          LVMH (Louis Vuitton Moet Hennessy)                                25,965    $ 1,056,549
 (concluded)     Lafarge SA (Ordinary)                                              8,089        755,537
                 Lagardere S.C.A.                                                   4,188        175,263
                 PSA Peugeot Citroen                                               17,207        731,583
                 Pechiney SA 'A'                                                    4,527        233,386
                 Pernod Ricard                                                      2,224        172,282
                 Pinault-Printemps-Redoute SA                                       3,861        497,111
                 Publicis SA                                                          253          6,702
                 Renault SA                                                          6,900       243,354
                 STMicroelectronics NV                                             33,737      1,082,921
                 Sagem SA (New Shares)                                              2,391        146,365
                 Sanofi-Synthelabo SA                                              22,118      1,650,346
                 Schneider SA                                                      10,945        526,253
                 Societe BIC SA                                                     2,887         98,608
                 Societe Generale 'A'                                              19,429      1,087,279
                 Societe Generale d'Entreprises SA                                    783         45,910
                 Societe Television Francaise 1                                    12,652        319,823
                 Sodexho Alliance SA                                                1,567         66,986
                 Suez SA                                                           13,692        414,506
                 Suez SA                                                           30,405        906,933
                 Thomson CSF                                                        3,449        119,001
                 Thomson Multimedia(b)                                                979         30,074
                 TotalFinaElf SA                                                   38,119      5,444,162
                 Unibail (Union du Credit-Bail Immobilier)                          3,241        164,634
                 Usinor SA                                                         36,856        461,073
                 Valeo SA                                                           1,186         47,309
                 Vivendi Universal SA                                               3,808        208,525
                 Vivendi Universal SA (ADR)(a)                                     50,000      2,689,500
                 Zodiac SA                                                            279         50,653

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in France  (Cost - $37,472,539) - 8.6%                   35,960,513

--------------------------------------------------------------------------------------------------------
 Germany         Adidas-Salomon  AG                                                   422         31,676
                 Allianz AG (Registered Shares)                                     8,204      1,943,088
                 BASF AG                                                           26,515        985,674
                 Bayer AG                                                          34,467      1,098,681
                 Bayerische Hypo-und Vereinsbank AG                                16,288        497,737
                 Beiersdorf AG                                                      2,297        260,769
                 Buderus AG                                                         3,350         92,170
                 DaimlerChrysler AG                                                45,280      1,949,342
                 Deutsche Bank AG (Registered Shares)                              25,176      1,779,887
                 Deutsche Boerse AG                                                 2,161         83,143
                 Deutsche Post AG (Registered)                                      7,321         97,714
                 Deutsche Telekom AG (Registered Shares)                           96,551      1,659,202
                 Douglas Holding AG                                                 2,090         57,689
                 E.On AG                                                           36,842      1,908,543
                 Epcos AG                                                           4,527        223,712
                 Fresenius Medical Care AG                                          2,471        152,912
                 Fresenius Medical Care AG (ADR)(a)                                 3,700         73,889
                 Gehe AG                                                            4,470        173,134
                 Heidelberger Zement AG                                             4,087        196,510
                 Heidelberger Zement AG(b)                                          3,178            28
                 Infineon Technologies AG                                           8,442        176,644
                 Kamps AG                                                           2,821         22,606
                 Karstadt AG                                                        6,592        260,607
                 Linde AG                                                           4,145        167,927
                 MAN AG                                                            11,836        250,296

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Germany         Marschollek, Lautenschlaeger und Partner AG                        1,177     $   85,737
 (concluded)     Merck KGaA                                                         3,145        116,185
                 Metro AG                                                          13,950        489,391
                 Muenchener Rueckversicherungs-Gesellschaft AG (Registered Shares)  4,368      1,186,032
                 Preussag AG                                                          974         23,936
                 QIAGEN NV(b)                                                       2,688         50,261
                 RWE AG                                                            22,380        840,926
                 SAP AG (Systeme, Anwendungen, Produkte in der Datenverarbeitung)  11,428      1,488,674
                 SAP AG (Systeme, Anwendungen, Produkte in der                     10,000        319,300
                 Datenverarbeitung)(ADR)(a)
                 SGL Carbon AG(b)                                                   1,504         30,198
                 Schering AG                                                       11,772        624,715
                 Siemens AG                                                        47,289      3,130,590
                 Thyssen Krupp AG                                                   8,920        130,731
                 Volkswagen AG                                                      9,287        434,130
                 WCM Beteiligungs-und Grundbesitz AG(b)                            14,462        157,099

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Germany  (Cost - $23,500,459) - 5.5%                  23,251,485

--------------------------------------------------------------------------------------------------------
 Greece          Attica Enterprises Holding SA                                    111,756        505,498
                 Bank of Piraeus                                                    7,500         66,646
                 Hellenic Bottling Co.                                             16,740        241,466
                 Hellenic Telecommunications Organization SA (OTE)                 16,579        270,143
                 National Bank of Greece SA                                        11,935        283,951
                 Panafon Hellenic Telecom Co.                                      11,400         58,873
                 Titan Cement Company                                               2,152         76,569
                 Viohalco, Hellenic Copper and Aluminum Industry SA                 6,455         52,647

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Greece  (Cost - $1,636,545) - 0.4%                     1,555,793

--------------------------------------------------------------------------------------------------------
 Hong Kong       Bank of East Asia, Ltd.                                          152,233        327,975
                 CLP Holdings Limited                                             160,500        612,328
                 Cathay Pacific Airways                                            70,000         89,768
                 Cheung Kong (Holdings) Ltd.                                       84,000        872,543
                 Cheung Kong Infrastructure Holdings Limited                       31,000         48,301
                 Esprit Holdings Limited                                          164,217        185,320
                 Giordano International Limited                                    71,658         31,703
                 Hang Seng Bank Limited                                            65,100        715,875
                 Hong Kong and China Gas Company Ltd.                             368,720        453,931
                 Hong Kong Electric Holdings Limited                               13,500         50,206
                 Hutchison Whampoa Limited                                        129,200      1,250,927
                 Hysan Development Company Limited                                155,859        156,900
                 Johnson Electric Holdings Limited                                    175           184
                 Li & Fung Limited                                                286,000        320,920
                 New World Development Company Ltd.                               146,000        127,316
                 Sino Land Company Limited                                             32            13
                 South China Morning Post Holdings Ltd.                            96,000         60,324
                 Sun Hung Kai Properties Ltd.                                      87,000        702,882
                 Swire Pacific Limited 'A'                                         59,500        322,279
                 Swire Pacific Limited 'B'                                         84,000         60,324
                 Television Broadcasts Ltd.                                        53,000        229,729
                 Wharf (Holdings) Ltd.                                            142,000        346,901

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Hong Kong  (Cost - $6,696,311) - 1.7%                  6,966,649

--------------------------------------------------------------------------------------------------------
 Ireland         Allied Irish Banks PLC                                            41,466        476,285
                 Bank of Ireland                                                   14,413        134,108

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Ireland         Bank of Ireland                                                   55,001     $  520,582
 (concluded)     CRH PLC                                                               46           809
                 CRH PLC                                                           29,540        512,897
                 DCC PLC                                                            7,216         76,138
                 Elan Corporation PLC(b)                                            1,000         45,767
                 Elan Corporation PLC (ADR)(a)(b)                                  21,091        950,360
                 Greencore Group PLC                                               20,752         52,661
                 Independent News & Media PLC                                      30,882         57,744
                 Irish Life & Permanent PLC                                         7,986         82,484
                 Jefferson Smurfit Group PLC                                       17,935         38,501
                 Jefferson Smurfit Group PLC                                      117,556        253,306
                 Kerry Group PLC 'A'                                               10,382        128,031
                 Ryanair Holdings PLC(b)                                          106,328        662,721

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Ireland  (Cost - $3,823,987) - 0.9%                    3,992,394

--------------------------------------------------------------------------------------------------------
 Italy           Alleanza Assicurazioni                                             3,346         36,794
                 Assicurazioni Generali                                            68,573      1,904,991
                 Autogrill SpA                                                     16,958        157,185
                 Autostrade-Concessioni e Costruzioni Autostrade SpA               31,573        219,278
                 Banca di Roma SpA                                                 88,536        175,402
                 Banca Intesa SpA                                                  40,130         71,821
                 Banca Nazionale del Lavoro (Ordinary)                             34,335         69,551
                 Banca Popolare di Milano (BPM)                                    14,473         50,516
                 Benetton Group SpA                                                12,667        143,465
                 Bipop-Carire SpA                                                 290,478        481,073
                 ENI SpA                                                          180,404      2,261,695
                 Enel SpA                                                         129,832        731,763
                 Fiat SpA                                                           4,615         74,048
                 Fiat SpA (RNC)                                                     4,352         44,795
                 Intesa BCI SpA                                                   277,145        693,423
                 Italcementi SpA                                                   27,822        218,000
                 La Rinascente SpA                                                 14,114         49,137
                 Luxottica Group SpA                                                2,113         34,674
                 Mediaset SpA                                                      16,687        121,985
                 Mediobanca SpA                                                    34,922        391,169
                 Mediolanum SpA                                                    16,196        145,940
                 Mondadori (Arnoldo) Editore SpA                                   15,646         98,911
                 Parmalat Finanziaria SpA                                         155,526        419,595
                 Riunione Adriatica di Sicurta SpA                                 23,860        281,071
                 San Paolo-IMI SpA                                                 68,577        735,785
                 Seat Pagine Gialle SpA(b)                                        146,901        118,636
                 Snia SpA                                                          17,784         23,911
                 Telecom Italia Mobile (TIM) SpA                                  270,573      1,510,557
                 Telecom Italia SpA                                               147,110      1,257,473
                 Telecom Italia SpA (Registered Shares)                           110,609        590,917
                 Unicredito Italiano SpA                                          235,876        947,208

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Italy  (Cost - $14,677,698) - 3.3%                    14,060,769

--------------------------------------------------------------------------------------------------------
 Japan           The 77 Bank, Ltd.                                                 22,000         97,192
                 Acom Co., Ltd.                                                     6,700        488,212
                 Advantest Corporation                                              2,800        158,523
                 Aiful Corporation                                                  1,200         77,644
                 Ajinomoto Co., Inc.                                               37,000        361,361
                 Alps Electric Co., Ltd.                                           25,000        169,770
                 Amada Co., Ltd.                                                   18,000         71,418

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Japan           Amano Corporation                                                  5,000     $   29,948
 (continued)     Aoyamma Trading Co., Ltd.                                          4,000         38,150
                 The Asahi Bank, Ltd.                                             145,000         90,722
                 Asahi Breweries Limited                                           38,000        341,843
                 Asahi Chemical Industry Co., Ltd.                                125,000        438,730
                 Asahi Glass Company, Limited                                      55,000        325,233
                 Asatsu-Dk Inc.                                                     2,000         39,066
                 The Ashikaga Bank, Ltd.(b)                                        40,000         36,624
                 Autobacs Seven Co., Ltd.                                           2,000         46,544
                 The Bank of Yokohama, Ltd.                                        69,000        240,600
                 Benesse Corporation                                                4,600        119,335
                 Bridgestone Corp.                                                 35,000        370,403
                 CSK Corporation                                                    2,100         49,191
                 Canon, Inc.                                                       57,000      1,961,468
                 Casio Computer Co., Ltd.                                          13,000         56,341
                 Central Japan Railway Company                                         86        556,447
                 The Chiba Bank, Ltd.                                               7,000         22,860
                 Chubu Electric Power Company, Incorporated                        17,800        320,525
                 Chugai Pharmaceutical Co., Ltd.                                    7,000         81,131
                 The Chuo Trust & Banking Co., Ltd.                                54,000         53,563
                 Citizen Watch Co.                                                 42,000        209,263
                 Credit Saison Co., Ltd.                                            7,500        145,926
                 Dai Nippon Printing Co., Ltd.                                     39,000        389,821
                 Daicel Chemical Industries, Ltd.                                  24,000         70,502
                 The Daiei, Inc.(b)                                               114,000         64,367
                 Daifuku Co., Ltd.                                                  8,000         32,352
                 Daiichi Pharmaceutical Co., Ltd.                                  22,000        428,048
                 Daikin Industries, Ltd.                                           18,000        282,237
                 The Daimaru, Inc.                                                 14,000         56,295
                 Dainippon Ink and Chemicals, Inc.                                 89,000        126,988
                 Dainippon Screen Mfg. Co., Ltd.                                   40,000        125,744
                 Daito Trust Construction Co., Ltd.                                12,300        188,169
                 Daiwa House Industry Co., Ltd.                                    49,000        279,658
                 Daiwa Securities Group Inc.                                       43,000        226,057
                 Denki Kagaku Kogyo Kabushiki Kaisha                               82,000        190,203
                 Denso Corporation                                                 44,000        582,817
                 East Japan Railway Company                                           218      1,052,907
                 Ebara Corporation                                                  3,000         18,083
                 Eisai Company, Ltd.                                               11,000        273,615
                 FamilyMart Co., Ltd.                                              11,300        190,115
                 Fanuc Ltd.                                                        14,600        621,608
                 Fast Retailing Co., Ltd.                                           1,900        169,037
                 Fuji Machine Mfg. Co., Ltd.                                        7,470         97,464
                 Fuji Photo Film                                                   23,000        821,303
                 Fuji Soft ABC Incorporated                                           600         23,897
                 Fuji Television Network, Incorporated                                 15         60,545
                 Fujikura Ltd.                                                     50,000        187,700
                 Fujisawa Pharmaceutical Co., Ltd.                                  8,000        184,343
                 Fujitsu Limited                                                  171,000      1,244,728
                 The Furukawa Electric Co., Ltd.                                   10,000         53,105
                 The Gunma Bank Ltd.                                               29,000        132,764
                 Hitachi Cable, Ltd.                                               11,000         42,805
                 Hankyu Department Stores, Inc.                                    10,000         60,125
                 Hirose Electric Co., Ltd.                                          1,400         95,391
                 Hitachi Ltd.                                                     187,000      1,369,754
                 Hitachi Zosen Corporation(b)                                     240,000        111,705

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Japan           The Hokuriku Bank, Ltd.(b)                                        44,000     $   48,009
 (continued)     Honda Motor Co., Ltd.                                             25,900      1,033,550
                 House Foods Corporation                                           19,000        155,845
                 Hoya Corporation                                                   9,400        561,590
                 ITO EN, Ltd.                                                       1,800         75,538
                 ITOCHU Corporation                                               113,000        255,211
                 Isetan Company Ltd.                                               12,000        122,967
                 Ishikawajima-Harima Heavy Industries Co., Ltd.                    28,000         43,583
                 Ito-Yokado Co., Ltd.                                              19,000        858,233
                 Itochu Techno-Science Corporation                                   3,900       161,285
                 JGC Corporation                                                    3,000         22,135
                 JUSCO Co., Ltd.                                                   34,000        767,893
                 Japan Energy Corp.                                               140,000        157,027
                 Japan Tobacco, Inc.                                                   76        478,407
                 The Joyo Bank, Ltd.                                               51,000        141,256
                 Kamigumi Co., Ltd.                                                16,000         65,680
                 Kanebo, Ltd.(b)                                                   91,000        138,868
                 Kaneka Corporation                                                 8,000         48,772
                 Kansai Electric Power Company, Inc.                               56,300        806,311
                 Kao Corporation                                                   29,000        602,968
                 Katokichi Co., Ltd.                                                4,000         63,788
                 Kawasaki Heavy Industries Ltd.(b)                                 84,000         76,911
                 Kawasaki Kisen Kaisha, Ltd.                                      117,000        156,226
                 Kawasaki Steel Corporation                                       101,000        102,495
                 Keihin Electric Express Railway Co., Ltd.                          1,000          3,785
                 Keyence Corporation                                                1,200        199,512
                 Kikkoman Corporation                                              11,000         59,507
                 Kinden Corporation                                                39,000        182,413
                 Kinki Nippon Railway Co., Ltd.                                    63,000        201,892
                 Kirin Brewery Company, Ltd.                                       48,000        343,171
                 Kokuyo Co., Ltd.                                                   8,000         67,145
                 Komatsu Ltd.                                                      36,000        128,826
                 Komori Corporation                                                 5,000         56,425
                 Konami Co., Ltd.                                                   8,400        249,321
                 Konica Corporation                                                42,000        247,078
                 Koyo Seiko Co.                                                    36,000        126,904
                 Kubota Corporation                                                56,000        146,986
                 Kuraray Co., Ltd.                                                 29,000        185,205
                 Kurita Water Industries Ltd.                                       8,000         99,313
                 Kyocera Corporation                                                8,300        541,470
                 Kyowa Exeo Corporation                                            21,000        124,821
                 Kyowa Hakko Kogyo Co., Ltd.                                       29,000        137,632
                 Kyushu Electric Power Company, Incorporated                       15,500        223,287
                 Mabuchi Motor Co., Ltd.                                              300         24,722
                 Makita Corporation                                                 9,000         44,430
                 Marui Co., Ltd.                                                   13,000        153,746
                 Matsushita Communication Industrial Co., Ltd.                      8,500        230,238
                 Matsushita Electric Industrial Company, Ltd.                     114,000      1,463,925
                 Matsushita Electric Works, Ltd.                                    6,000         49,397
                 Meiji Milk Products Co., Ltd.                                     26,000         63,681
                 Minebea Company Ltd.                                              53,000        285,503
                 Mitsubishi Chemical Corporation                                  109,000        232,039
                 Mitsubishi Corporation                                            41,000        266,222
                 Mitsubishi Electric Corporation                                  145,000        560,926
                 Mitsubishi Estate Company, Limited                                74,000        541,477
                 Mitsubishi Gas Chemical Company, Inc.                              3,000          4,189

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Japan           Mitsubishi Heavy Industries, Ltd.                                140,000    $   373,875
 (continued)     Mitsubishi Logistics Corp.                                        10,000         70,807
                 Mitsubishi Materials Corporation                                  72,000         98,337
                 Mitsubishi Paper Mills Ltd.                                       18,000         25,683
                 Mitsubishi Tokyo Financial Group, Inc.                               251      1,683,420
                 Mitsui & Co., Ltd.                                                 1,000          4,952
                 Mitsui Engineering & Shipbuilding Co., Ltd.(b)                    41,000         40,668
                 Mitsui Fudosan Co., Ltd.                                          31,000        236,533
                 Mitsui Marine and Fire Insurance Company, Ltd.                    48,000        225,240
                 Mitsui Mining & Smelting Co., Ltd.                                37,000        121,395
                 Mitsui O.S.K. Lines, Ltd.                                         46,000         92,660
                 Mitsukoshi, Ltd.                                                  26,000         73,005
                 Mizuho Holdings, Inc.                                                611      1,244,750
                 Mori Seiki Co., Ltd.                                               5,000         29,948
                 Murata Manufacturing Co., Ltd.                                    13,600        815,626
                 NEC Corporation                                                   24,000        244,834
                 NGK Insulators, Ltd.                                              10,000         74,088
                 NGK Spark Plug Co., Ltd.                                           5,000         36,014
                 NSK Limited                                                       38,000        131,054
                 NTN Corporation                                                   29,000         46,910
                 NTT Data Corporation                                                  58        206,226
                 NTT DoCoMo, Inc.                                                     222      2,608,576
                 Namco Ltd.                                                         4,500         85,839
                 Nichirei Corporation                                              58,000        128,781
                 Nidec Corporation                                                  2,300        121,090
                 The Nikko Securities Co., Ltd.                                    61,000        272,280
                 Nikon Corporation                                                 16,000        123,180
                 Nintendo Company Ltd.                                              6,800      1,190,752
                 Nippon COMSYS Corporation                                          8,000         42,790
                 Nippon Express Co., Ltd.                                          52,000        176,560
                 Nippon Meat Packers, Inc.                                         11,000        116,664
                 Nippon Mitsubishi Oil Corp.                                       58,000        221,273
                 Nippon Sheet Glass Company, Ltd.                                  20,000         63,177
                 Nippon Shokubai Co., Ltd.                                         10,000         35,861
                 Nippon Steel Corporation                                         450,000        648,939
                 Nippon Telegraph & Telephone Corporation (NTT)                       251        817,770
                 Nippon Unipac Holding                                                 54        241,035
                 Nippon Yusen Kabushiki Kaisha                                     46,000        138,639
                 Nishimatsu Construction Co., Ltd.                                 15,000         44,407
                 Nissan Motor Co., Ltd.                                           168,000        890,890
                 Nisshin Flour Milling Co., Ltd.                                   33,000        198,917
                 Nisshinbo Industries Inc.                                         12,000         44,499
                 Nissin Food Products Co., Ltd.                                    12,300        240,256
                 Nitto Denko Corporation                                            6,100        141,027
                 The Nomura Securities Co., Ltd.                                  107,000      1,371,586
                 Noritake Co., Ltd.                                                11,000         41,798
                 Obayashi Corporation                                              17,000         48,253
                 Oji Paper Co., Ltd.                                               44,000        174,912
                 Okumura Corporation                                               13,000         31,940
                 Olympus Optical Co., Ltd.                                         10,000        143,827
                 Omron Corporation                                                 20,000        267,053
                 Onward Kashiyama Co., Ltd.                                         7,000         67,191
                 Oracle Corporation Japan                                             900         54,937
                 Orix Corporation                                                   5,200        465,802
                 Osaka Gas Co.                                                    119,000        284,198
                 Pioneer Corporation                                                5,000        109,110

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Japan           Promise Co., Ltd.                                                  4,800     $  259,667
 (continued)     Ricoh Co., Ltd.                                                   18,000        335,114
                 Rohm Company Ltd.                                                 10,200      1,323,836
                 SMC Corporation                                                    3,500        356,249
                 Sanden Corporation                                                 9,000         26,438
                 Sankyo Company, Ltd.                                              13,000        222,684
                 Sanrio Company, Ltd.                                              14,600        115,298
                 Sanyo Electric Co., Ltd.                                          95,000        448,688
                 Sapporo Breweries Limited                                         59,000        163,414
                 Secom Co., Ltd.                                                   15,000        753,090
                 Sega Enterprises Ltd.(b)                                           5,400        107,745
                 Seino Transportation Co., Ltd.                                    39,000        158,309
                 Seiyu, Ltd.(b)                                                    13,000         27,079
                 Sekisui Chemical Co., Ltd.                                        36,000         94,766
                 Sekisui House, Ltd.                                               24,000        173,966
                 Seven-Eleven Japan Co., Ltd.                                      22,000        802,381
                 Sharp Corporation                                                 27,000        315,817
                 Shimachu Co., Ltd.                                                10,900        149,702
                 Shimamura Co., Ltd.                                                2,500        146,879
                 Shimano Inc.                                                       8,000         90,951
                 Shimizu Corporation                                               36,000        121,959
                 Shin-Etsu Chemical Co., Ltd.                                       5,900        212,033
                 Shionogi & Co., Ltd.                                              14,000        239,280
                 Shiseido Company, Limited                                         12,000        110,881
                 The Shizuoka Bank, Ltd.                                           32,000        242,210
                 Showa Denko K.K.(b)                                               24,000         25,637
                 Showa Shell Sekiyu K.K.                                            5,000         26,553
                 Skylark Co., Ltd.                                                  3,600         60,430
                 Softbank Corp.                                                     6,500        105,143
                 Sony Corporation                                                  14,700        671,853
                 Sony Corporation (ADR)(a)                                          1,000         45,100
                 Sumitomo Bakelite Company Limited                                 11,000         67,229
                 The Sumitomo Bank, Ltd.                                          319,000      1,350,870
                 Sumitomo Chemical Co., Ltd.                                       82,000        278,422
                 Sumitomo Corporation                                              48,000        220,113
                 Sumitomo Electric Industries                                      37,000        258,317
                 Sumitomo Forestry Co., Ltd.                                       11,000         57,745
                 Sumitomo Metal Mining Co.                                         59,000        196,727
                 Sumitomo Osaka Cement Co., Ltd.                                   93,000        135,533
                 Sumitomo Realty & Development Co., Ltd.                           22,000        100,717
                 The Sumitomo Trust and Banking Co., Ltd.                          41,000        166,428
                 TDK Corporation                                                    5,100        240,485
                 Toyoda Gosei Co., Ltd.                                             4,000         49,443
                 Taiheiyo Cement Corporation                                        7,000         10,629
                 Taisho Pharmaceutical Company, Ltd.                               14,000        220,052
                 Taiyo Yuden Co., Ltd.                                             13,000        196,895
                 Takara Shuzo Co., Ltd.                                            11,000         92,492
                 Takeda Chemical Industries, Ltd.                                  64,000      2,895,773
                 Takefuji Corporation                                               6,100        441,233
                 Takuma Co., Ltd.                                                   4,000         27,377
                 Teijin Limited                                                    82,000        314,711
                 Terumo Corporation                                                 4,200         54,415
                 Tobu Railway Co., Ltd.                                            49,000        128,987
                 Toda Corporation                                                  43,000        118,114
                 Toho Co., Ltd.                                                     1,200        129,834
                 Tohoku Electric Power Co., Inc.                                   29,800        408,823

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Japan           The Tokio Marine & Fire Insurance Co. Ltd.                        74,000     $  540,913
 (concluded)     Tokyo Electric Power                                              68,900      1,466,740
                 Tokyo Electron Limited                                             7,800        382,680
                 Tokyo Gas Co.                                                    115,000        307,989
                 Tokyo Style Co., Ltd.                                              7,000         60,034
                 Tokyu Corporation                                                 75,800        228,453
                 Toppan Printing Co., Ltd.                                         41,000        378,216
                 Toray Industries, Inc.                                            83,000        200,755
                 Toshiba Corporation                                              139,000        477,262
                 Tosoh Corporation                                                 93,000        180,948
                 Tostem Corporation                                                 7,000         94,697
                 Toto Limited                                                       7,000         33,382
                 Toyo Information Systems Co., Ltd.                                 1,000         23,882
                 Toyo Seikan Kaisha, Ltd.                                          19,000        242,683
                 Toyobo Co., Ltd.                                                  39,000         48,802
                 Toyoda Automatic Loom Works, Ltd.                                 10,000        145,735
                 Toyota Motor Corporation                                         165,500      4,192,431
                 Trans Cosmos Inc.                                                    700         18,213
                 Trend Micro Incorporated(b)                                        9,500        224,706
                 UFJ Holdings, Inc.(b)                                                 99        218,305
                 Ube Industries, Ltd.                                              52,000         51,183
                 Uni-Charm Corporation                                              4,700         98,260
                 Ushio Inc.                                                         7,000         79,101
                 Wacoal Corp.                                                      23,000        183,214
                 West Japan Railway Company                                            19         84,953
                 Yakult Honsha Co., Ltd.                                           19,000        142,072
                 Yamada Denki                                                         200         14,039
                 Yamaha Corporation                                                12,000         88,814
                 Yamanouchi Pharmaceutical Co., Ltd.                               24,000        633,603
                 Yamato Transport Co., Ltd.                                        31,000        584,236

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Japan  (Cost - $94,357,270) - 18.1%                   76,092,672

--------------------------------------------------------------------------------------------------------
 Netherlands     ABN AMRO Holding NV                                               96,241      1,550,186
                 ASM Lithography Holding NV(b)                                     11,194        194,559
                 ASM Lithography Holding NV (NY Registered Shares)(b)              23,145        394,622
                 Aegon NV                                                          68,087      1,842,990
                 Akzo Nobel NV                                                     22,858      1,020,691
                 Elsevier NV                                                       29,494        348,752
                 Getronics NV                                                      19,398         62,870
                 Hagemeyer NV                                                      11,499        215,013
                 Heineken NV                                                       30,189      1,144,831
                 IHC Caland NV                                                      2,032         94,988
                 ING Groep NV                                                     119,424      3,045,438
                 KPN NV                                                            56,245        285,960
                 Koninklijke Ahold NV                                              39,741      1,156,394
                 Koninklijke Numico NV                                              2,538         59,162
                 Koninklijke (Royal) Philips Electronics NV(b)                     83,497      2,481,660
                 Oce NV                                                             5,948         59,687
                 Royal Dutch Petroleum Company                                    136,313      6,906,129
                 Royal Dutch Petroleum Company (NY Registered Shares)               2,591        127,011
                 TNT Post Group NV                                                 15,020        324,984
                 Unilever NV 'A'                                                   35,138      2,060,241
                 VNU NV                                                             8,509        261,462
                 Vedior NV 'A'                                                     16,767        201,098
                 Vendex KBB NV                                                     14,641        166,605
                 Wolters Kluwer NV 'A'                                             12,013        273,827
--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in the Netherlands  (Cost - $25,834,009) - 5.8%         $24,279,160
--------------------------------------------------------------------------------------------------------

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 New Zealand     Auckland International Airport Limited                            25,503         38,442
                 Brierley Investments Limited                                      37,223          4,650
                 Contact Energy Limited                                            38,476         63,765
                 Fisher & Paykel Appliances Holdings Limited(b)                     3,294         13,853
                 Fisher & Paykel Industries Limited                                 5,266         37,496
                 Fletcher Building Limited                                         16,990         20,799
                 Fletcher Challenge Forests Ltd. (b)                               43,376          3,974
                 Telecom Corporation of New Zealand Limited                        53,508        111,404
                 The Warehouse Group Limited                                       42,507        116,819

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in New Zealand  (Cost - $396,671) - 0.1%                    411,202

--------------------------------------------------------------------------------------------------------
 Norway          Bergesen d.y. ASA 'A'                                              3,100         54,954
                 Bergesen d.y. ASA 'B'                                              1,186         18,776
                 DNB Holding ASA                                                   65,104        293,245
                 Elkem ASA                                                          3,000         50,171
                 Frontline Limited                                                    108          1,120
                 Kvaerner ASA 'A'(b)                                                9,100          8,776
                 Kvaerner ASA (Rights)(f)                                          16,001          1,160
                 Nera ASA                                                           5,761         12,461
                 Norsk Hydro ASA                                                    9,572        401,266
                 Norske Skogindustrier ASA                                          7,019        131,861
                 Opticom ASA(b)                                                       236          9,683
                 Orkla ASA 'A'                                                     13,768        233,322
                 Petroleum Geo-Services(b)                                          7,695         59,626
                 SAS AB(b)                                                          2,550         16,347
                 Smedvig ASA 'A'                                                    3,000         24,417
                 Smedvig ASA 'B'                                                    1,200          8,228
                 Statoil ASA(b)                                                    85,801        588,314
                 Storebrand ASA                                                    10,836         62,822
                 Tandberg ASA(b)                                                    3,948         88,034
                 Tomra Systems ASA                                                    375          3,596

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Norway  (Cost - $1,886,801) - 0.5%                     2,068,179

--------------------------------------------------------------------------------------------------------
 Portugal        BPI-SGPS, SA (Registered Shares)                                  51,842        104,322
                 Banco Comercial Portugues, SA (BCP) (Registered Shares)(b)       117,409        475,661
                 Banco Espirito Santo, SA (Registered Shares)                       2,752         35,457
                 Cimpor-Cimentos de Portugal, SGPS, SA                              7,626        133,767
                 Electricidade de Portugal, SA (EDP)                               66,513        144,505
                 PT Multimedia-Servicos de Telecomunicacoes e Multimedia, SGPS,    28,108        195,213
                 SA(b)
                 Portugal Telecom SA (Registered Shares)(b)                        62,483        486,805

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Portugal  (Cost - $1,887,003) - 0.4%                   1,575,730

--------------------------------------------------------------------------------------------------------
 Singapore       Chartered Semiconductor Manufacturing Limited(b)                  53,000        140,644
                 Chartered Semiconductor Manufacturing Limited (ADR)(a)(b)          3,500         92,536
                 City Developments Limited                                         59,000        193,312
                 Creative Technology Limited                                            9            72
                 DBS Group Holdings Limited                                        83,652        625,181
                 Datacraft Asia Limited                                            47,000        102,460
                 Fraser & Neave Limited (Ordinary)                                 13,398         55,145
                 Keppel Corporation Ltd.                                           36,000         55,370
                 Oversea-Chinese Banking Corporation Ltd.                          81,350        484,620

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Singapore       Parkway Holdings Limited                                          38,000     $   19,756
 (concluded)     Sembcorp Industries Limited                                       93,000         80,585
                 Singapore Airlines Limited                                         8,000         47,658
                 Singapore Press Holdings Ltd.                                     36,000        425,020
                 Singapore Technologies Engineering Ltd.                          207,000        263,444
                 United Overseas Bank Ltd.                                         76,800        528,221
                 Venture Manufacturing (Singapore) Ltd.                            19,000        136,854
                 Wing Tai Holdings Limited                                         43,000         19,096

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Singapore  (Cost - $4,161,335) - 0.8%                  3,269,974

--------------------------------------------------------------------------------------------------------
 Spain           Altadis(b)                                                        17,751        301,885
                 Autopistas, Concesionaria Espanola SA                             14,860        148,059
                 Banco Bilbao Vizcaya Argentaria, SA (ADR)(a)                      50,000        622,500
                 Banco Bilbao Vizcaya, SA                                         145,006      1,794,675
                 Banco Santander Central Hispano, SA                              249,963      2,094,356
                 Corporacion Mapfre SA                                              8,850         51,299
                 Endesa SA                                                         45,341        709,329
                 Fomento de Construcciones y Contratas SA                            6,422       132,947
                 Gas Natural SDG, SA 'E'                                            8,712        145,059
                 Grupo Dragados SA                                                 15,592        208,663
                 Promotora de Informaciones SA                                      4,828         45,138
                 Iberdrola SA                                                      34,876        454,003
                 Industria de Disenso Textil, SA(b)                                50,056        954,241
                 Metrovacesa, SA                                                    2,602         35,911
                 Puleva Biotech, SA(b)                                                602          1,597
                 Reno de Medici SpA                                                 4,106          4,314
                 Repsol-YPF, SA                                                    94,680      1,380,884
                 Sociedad General de Aguas de Barcelona, SA                         7,457         92,956
                 Sociedad General de Aguas de Barcelona, SA (New Shares)               74           903
                 Sol Melia, SA                                                      1,349         10,294
                 Telefonica SA(b)                                                  91,808      1,228,640
                 Telefonica SA (ADR)(a)(b)                                         51,639      2,069,691
                 Terra Networks, SA(b)                                             34,950        286,299
                 Union Electrica Fenosa, SA                                        17,105        276,887
                 Zeltia, SA(b)                                                      8,435         65,642

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Spain  (Cost - $15,244,698) - 3.1%                    13,116,172

--------------------------------------------------------------------------------------------------------
 Sweden          ABB Ltd.                                                          37,688        362,879
                 Assa Abloy AB 'B'                                                  6,137         88,343
                 Atlas Copco AB 'A'                                                14,281        319,255
                 Atlas Copco AB 'B'                                                 4,872        102,412
                 Billerud(b)                                                        6,917         46,819
                 Drott AB 'B'                                                       6,800         70,012
                 Electrolux AB 'B'                                                 31,505        470,036
                 Gambro AB 'A'                                                     15,444         96,436
                 Gambro AB 'B'                                                      5,333         33,555
                 Granges AB                                                         1,900         26,083
                 Hennes & Mauritz AB 'B'                                           29,211        604,287
                 Modern Times Group MTG AB 'B'(b)                                   7,780        171,328
                 Nordbanken Holding AB                                             56,122        296,936
                 Nordea AB                                                         66,784        352,699
                 SAS AB                                                             2,413         15,315
                 SKF AB 'A'                                                         2,461         43,872
                 SKF AB 'B'                                                         8,546        167,829
                 SSAB Svenskt Stal AB 'A'                                           3,646         35,627

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 Sweden          Sandvik AB                                                         8,449     $  180,825
 (concluded)     Securitas AB 'B'                                                  11,607        220,196
                 Skandia Forsakrings AB                                           131,351        951,665
                 Skandinaviska Enskilda Banken (SEB) 'A'                           30,996        282,193
                 Skanska AB 'B'                                                    85,015        555,166
                 Svenska Cellulosa AB (SCA) 'B'                                    18,686        511,252
                 Svenska Handelsbanken AB                                          44,795        657,638
                 Svenska Handelsbanken AB 'B'                                       3,400         47,323
                 Swedish Match AB                                                  24,809        131,262
                 Tele2 AB 'B'(b)                                                    1,448         52,179
                 Telefonaktiebolaget LM Ericsson AB 'B'                           468,831      2,547,582
                 Telia AB                                                          24,782        110,329
                 Trelleborg AB (Class B)                                            7,575         58,132
                 Volvo AB 'A'                                                       9,942        160,650
                 Volvo AB 'B'                                                       4,053         68,003

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Sweden  (Cost - $11,541,305) - 2.3%                    9,838,118

--------------------------------------------------------------------------------------------------------
 Switzerland     ABB Ltd.                                                          44,905        432,741
                 Adecco SA (Registered Shares)                                      4,102        222,975
                 Charles Voegele Holding AG                                         5,082        195,132
                 Ciba Specialty Chemicals AG (Registered)                              26          1,625
                 Compagnie Financiere Richemont AG 'A'                             23,478        436,244
                 Credit Suisse Group(b)                                            74,449      3,174,721
                 Forbo Holding AG 'R'                                                  70         21,291
                 Givaudan (Registered Shares)                                         159         48,458
                 Holcim Ltd. 'B'                                                    1,001        215,839
                 Kudelski SA (Bearer)(b)                                              652         38,092
                 Kuoni Reisen Holding AG                                            1,250        332,018
                 Lonza AG (Registered Shares)                                           8          5,228
                 Nestle SA (Registered Shares)                                     22,167      4,726,325
                 Novartis AG (Registered Shares)                                  185,640      6,708,667
                 PubliGroupe SA                                                       590        119,045
                 Roche Holding AG                                                  44,568      3,180,936
                 Roche Holding AG (Bearer)                                          5,442        445,770
                 SGS Societe Generale de Surveillance Holding SA 'R'                  490         78,651
                 Schindler Holding AG                                                  35         50,382
                 Serono SA 'B'                                                        279        243,493
                 Sulzer AG (Registered Shares)                                      3,502        537,861
                 Sulzer Medica AG (Registered Shares)                               8,044        339,143
                 Swatch Group AG 'B'(b)                                             3,818        343,213
                 Swatch Group AG (Registered Shares)(b)                             3,520         69,751
                 Swiss Re (Registered Shares)                                      17,847      1,795,127
                 Swisscom AG (Registered Shares)                                    2,440        676,022
                 Syngenta AG(b)                                                     3,726        192,999
                 Synthes-Stratec Inc.                                                  76         52,916
                 UBS AG (Registered Shares)(b)                                      3,758        189,677
                 UBS AG (Registered Shares)(b)                                     74,272      3,713,600
                 Valora Holding AG                                                    220         32,000
                 Zurich Financial Services AG                                       7,816      1,833,604

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in Switzerland  (Cost - $31,303,028) - 7.2%              30,453,546

--------------------------------------------------------------------------------------------------------
 United Kingdom  3i Group PLC                                                      58,796        735,489
                 AMEC PLC                                                             674          3,875
                 ARM Holdings PLC(b)                                               83,428        435,902
                 AWG PLC                                                           19,303        151,705

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 United Kingdom  Airtours PLC                                                     138,079     $  502,400
 (continued)     Amvescap PLC                                                      58,671        846,213
                 AstraZeneca Group PLC                                            108,757      4,903,667
                 BAA PLC                                                          114,599        918,164
                 BAE Systems PLC                                                  138,601        624,323
                 BBA Group PLC                                                     32,011        131,846
                 BG Group PLC                                                     292,746      1,192,975
                 BICC PLC                                                          21,926         55,206
                 BOC Group PLC                                                     19,789        305,290
                 BP Amoco PLC                                                    1,301,426    10,114,469
                 BP Amoco PLC (ADR)(a)                                             28,880      1,343,209
                 BT Group PLC                                                     624,745      2,300,412
                 BTG PLC(b)                                                        10,125        110,814
                 Barclays PLC                                                     116,686      3,863,514
                 Barratt Developments PLC                                          36,687        228,661
                 The Berkeley Group PLC                                             9,251         94,896
                 Billiton PLC                                                      68,352        347,183
                 Boots Company PLC                                                 43,089        366,550
                 Brambles Industries PLC(b)                                        53,462        264,549
                 British American Tobacco PLC                                     124,375      1,054,415
                 The British Land Company PLC                                       7,914         53,789
                 British Sky Broadcasting Group PLC ("BSkyB")(b)                   47,478        522,392
                 Bunzl PLC                                                         32,400        207,482
                 CGNU PLC                                                         150,379      1,849,380
                 CMG PLC                                                           67,074        237,215
                 Cable & Wireless PLC                                             185,217        890,912
                 Cadbury Schweppes PLC                                            111,079        708,090
                 Canary Wharf Group PLC(b)                                         54,246        351,918
                 Capita Group PLC                                                  27,078        193,204
                 Caradon PLC                                                       30,253         55,896
                 Celltech Group PLC(b)                                             25,672        326,553
                 Centrica PLC                                                     337,222      1,089,560
                 Compass Group PLC                                                101,970        764,297
                 Corus Group PLC(b)                                               105,579        110,635
                 Daily Mail and General Trust 'A'                                   4,687         44,203
                 De La Rue PLC                                                     12,559         82,830
                 Diageo PLC                                                       214,225      2,447,497
                 Dixons Group PLC                                                 243,015        831,157
                 EMI Group PLC                                                     41,285        214,508
                 Electrocomponents PLC                                             56,332        439,443
                 FKI PLC                                                           42,516        114,474
                 GKN PLC                                                            6,609         25,490
                 George Wimpey PLC                                                190,163        606,111
                 GlaxoSmithKline PLC                                              409,644     10,272,455
                 Granada PLC                                                      125,706        262,537
                 The Great Universal Stores PLC                                    50,080        470,117
                 HBOS PLC                                                         247,024      2,861,769
                 HSBC Holdings PLC                                                577,339      6,772,489
                 Hammerson PLC                                                     17,123        110,524
                 Hanson PLC                                                        25,922        178,825
                 Hays PLC                                                         154,649        468,158
                 Hilton Group PLC                                                  46,782        143,663
                 IMI PLC                                                          146,224        572,471
                 IONA Technologies PLC (ADR)(a)(b)                                  1,734         35,200
                 Imperial Chemical Industries PLC                                  23,792        131,236
                 Imperial Tobacco Group PLC                                        20,520        270,575

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 United Kingdom  International Power PLC(b)                                        27,467     $   80,950
 (continued)     Invensys PLC                                                     161,617        280,497
                 J Sainsbury PLC                                                  116,209        619,018
                 Johnson Matthey PLC                                                5,646         78,392
                 Kingfisher PLC                                                    87,053        508,051
                 Land Securities PLC                                               20,579        234,664
                 Lattice Group PLC                                                247,821        562,659
                 Legal & General Group PLC                                        427,541        989,367
                 Lloyds TSB Group PLC                                             367,590      3,991,029
                 Logica PLC                                                        37,521        349,492
                 Marks & Spencer PLC                                              176,155        925,517
                 Misys PLC                                                         58,944        278,808
                 National Grid Group PLC                                          101,576        632,728
                 Next PLC                                                          12,679        165,154
                 Nycomed Amersham PLC                                              25,793        249,448
                 Ocean Group PLC                                                    5,008         57,216
                 P & O Princess Cruises PLC                                       117,167        682,099
                 Pace Micro Technology PLC                                         27,567        140,423
                 Pearson PLC                                                       69,095        795,436
                 The Peninsular and Oriental Steam Navigation Company              47,811        165,436
                 Pilkington PLC                                                     8,006         13,050
                 Provident Financial PLC                                           21,718        203,874
                 Prudential Corporation PLC                                       143,270      1,659,781
                 RMC Group PLC                                                     18,769        169,089
                 Railtrack Group PLC                                               12,000             0
                 Rank Group PLC                                                    45,560        152,508
                 Reckitt Benckiser PLC                                             23,936        348,365
                 Reed International PLC                                           101,691        843,606
                 Rentokil Initial PLC                                              81,028        325,482
                 Reuters Group PLC                                                105,330      1,042,421
                 Rexam PLC                                                         23,494        128,139
                 Rio Tinto PLC (Registered Shares)                                 71,917      1,377,431
                 Rolls-Royce PLC                                                   39,581         95,914
                 Royal & Sun Alliance Insurance Group PLC                          94,447        542,616
                 Royal Bank of Scotland Group PLC                                 179,988      4,379,880
                 Safeway PLC                                                       35,119        163,559
                 The Sage Group PLC                                               101,443        337,358
                 Schroders PLC                                                      7,949         97,758
                 Scottish & Newcastle PLC                                          21,888        167,243
                 Scottish and Southern Energy PLC                                  40,606        360,498
                 ScottishPower PLC                                                177,983        984,338
                 ScottishPower PLC (ADR)(a)                                        11,600        251,720
                 Severn Trent PLC                                                   6,300         65,925
                 Shell Transport & Trading Company                                624,313      4,288,711
                 Six Continents PLC                                               113,142      1,119,735
                 Slough Estates PLC                                                24,396        117,702
                 Smith & Nephew PLC                                                43,963        265,533
                 Smiths Industries PLC                                             18,257        179,887
                 Spirent PLC                                                       55,871        128,477
                 Stagecoach Holdings PLC                                          112,418        121,074
                 Tate & Lyle PLC                                                   28,783        144,523
                 Taylor Woodrow PLC                                                40,015         99,004
                 Telewest Communications PLC(b)                                   201,018        181,388
                 Tesco PLC                                                        516,427      1,871,504
                 Unilever PLC                                                     186,424      1,530,253
                 United Business Media PLC                                         43,545        304,202

Master Enhanced International Series                                                   December 31, 2001

SCHEDULE OF INVESTMENTS                                                                  (in US dollars)
--------------------------------------------------------------------------------------------------------
                                                                                   Shares
 COUNTRY         Common Stocks                                                      Held         Value
--------------------------------------------------------------------------------------------------------
 United Kingdom  United Utilities PLC                                              17,582     $  157,499
 (concluded)     Vodafone Group PLC                                              4,364,345    11,417,482
                 Vodafone Group PLC (ADR)(a)                                       12,315        316,249
                 WPP Group PLC                                                     81,154        897,648
                 Whitbread PLC                                                     91,992        735,029
                 Wolseley PLC                                                      15,895        133,018

--------------------------------------------------------------------------------------------------------
                 Total Common Stocks in the United Kingdom  (Cost - $116,498,865) - 27.4%    115,118,639

--------------------------------------------------------------------------------------------------------
                 Total Investments in Common Stocks  (Cost - $422,551,594) - 93.9%           394,992,678

--------------------------------------------------------------------------------------------------------
                 Preferred Stocks


--------------------------------------------------------------------------------------------------------
 Australia       National Australia Bank Limited (7.875% Convertible)(b)           50,000      1,500,000
                 The News Corporation Limited                                     137,907        921,259

--------------------------------------------------------------------------------------------------------
                 Total Preferred Stocks in Australia  (Cost - $2,450,431) - 0.6%               2,421,259

--------------------------------------------------------------------------------------------------------
 Germany         Fresenius Medical Care AG                                          1,828         81,383
                 Hugo Boss AG                                                       7,640        162,856
                 MAN AG                                                             2,500         40,068
                 Porsche AG                                                           111         42,192
                 ProSieben Sat.1 Media AG                                          13,285         68,017
                 RWE AG                                                             6,254        174,018
                 Volkswagen AG                                                     10,854        336,804

--------------------------------------------------------------------------------------------------------
                 Total Preferred Stocks in Germany  (Cost - $1,252,853) - 0.2%                   905,338

--------------------------------------------------------------------------------------------------------
 Italy           Fiat SpA                                                          20,671        228,228

--------------------------------------------------------------------------------------------------------
                 Total Preferred Stocks in Italy  (Cost - $221,743) - 0.1%                       228,228

--------------------------------------------------------------------------------------------------------
 Netherlands     Fletcher Challenge Forests Ltd.                                   86,752          7,947

--------------------------------------------------------------------------------------------------------
                 Total Preferred Stocks in the Netherlands  (Cost - $9,322) - 0.0%                 7,947
--------------------------------------------------------------------------------------------------------
                 Total Investments in Preferred Stocks  (Cost - $3,934,349) - 0.9%             3,562,772
--------------------------------------------------------------------------------------------------------

                                                                                   Currency         Face
                 Fixed-Income Securities                                          Denomination     Amount
--------------------------------------------------------------------------------------------------------------------------
  Australia      AMP Group Finance Service,  6.23% (c)(e)                             AUD            90,100         41,764

--------------------------------------------------------------------------------------------------------------------------
                 Total Fixed-Income Securities in Australia  (Cost - $64,502) - 0.0%                                41,764

--------------------------------------------------------------------------------------------------------------------------
  France         Axa, 2.50% due 01/01/2014 (Convertible)                              EUR         2,310,000      1,932,168
                 France Telecom SA, 2% due 01/01/2004 (Convertible)                               2,440,320        324,604
                 Suez Lyonnaise des Eaux SA,  2.875% due 1/12/2004                                2,000,000      1,812,605

--------------------------------------------------------------------------------------------------------------------------
                 Total Fixed-Income Securities in France  (Cost - $4,991,574) - 1.0%                             4,069,377

--------------------------------------------------------------------------------------------------------------------------
  Japan          The Bank of Fukuoka, Ltd.,  1.10% due 9/28/2007 (Convertible)        JPY        21,000,000        166,883
                 Canon, Inc.,  1.30% due 12/19/2008 (Convertible)                                 5,000,000        115,215
                 Daiwa Securities Group Inc.,  0.50% due 9/29/2006 (Convertible)                 50,000,000        516,789
                 The Furukawa Electric Co., Ltd.,  2.20% due 3/31/2004 (Convertible)             29,000,000        258,889
                 Matsushita Electric Industrial Company, Ltd.,
                   #6,  1.40% due 3/31/2004 (Convertible)                                       155,000,000      1,464,560
                 Mitsui & Co., Ltd.,  1.05% due 9/30/2009 (Convertible)                         134,000,000      1,138,438

                       Master Enhanced International    Series December 31, 2001
 SCHEDULE OF INVESTMENTS                                         (in US dollars)

--------------------------------------------------------------------------------------------------------------------------
                                                                                   Currency         Face
COUNTRY          Fixed-Income Securities                                          Denomination     Amount         Value
--------------------------------------------------------------------------------------------------------------------------

  Japan          NEC Corporation,  1% due 9/30/2011 (Convertible)                     JPY       116,000,000    $ 1,114,834
  (concluded)    Sharp Corporation, 1.60% due 9/30/2004 (Convertible)                            40,000,000        378,133
                 Shin-Etsu Chemical Co., Ltd., #6, 0.40% due 9/30/2005 (Convertible)             30,000,000        442,883
                 Sony Corporation,  1.40% due 3/31/2005 (Convertible)                           163,000,000      1,959,673

--------------------------------------------------------------------------------------------------------------------------
                 Total Fixed-Income Securities in Japan  (Cost - $10,558,073) - 1.8%                             7,556,297

--------------------------------------------------------------------------------------------------------------------------
  Netherlands    Koninklijke Ahold NV,  4% due 5/19/2005 (Convertible)                EUR           250,000        252,929

                 VNU-Veren Neder,  1.75% due 11/15/2004 (Convertible)                             1,000,000        957,358

--------------------------------------------------------------------------------------------------------------------------
                 Total Fixed-Income Securities in the Netherlands
                   (Cost - $1,199,604) - 0.3%                                                                    1,210,287

--------------------------------------------------------------------------------------------------------------------------
  Switzerland    Georg Fischer AG,  1.50% due 1/31/2005 (Convertible)                 CHF             7,500          4,423
                 Nestle Holding Inc., 2% due 6/11/2008 (Convertible) (g)                          3,000,000      2,609,100

--------------------------------------------------------------------------------------------------------------------------
                 Total Fixed-Income Securities in Switzerland  (Cost - $2,645,726) - 0.6%                        2,613,523

--------------------------------------------------------------------------------------------------------------------------
  United Kingdom BAA PLC,  4.875% due 9/29/2004 (Convertible)                         GBP           500,000        740,714
                 National Grid Company PLC,  4.25% due 2/17/2008 (Convertible)                      200,000        341,139
                 Swiss Life Finance Ltd., 1% due 5/20/2005                            CHF         2,000,000      1,200,879

--------------------------------------------------------------------------------------------------------------------------
                 Total Fixed-Income Securities in the United Kingdom  (Cost - $2,252,821) - 0.5%                 2,282,732

--------------------------------------------------------------------------------------------------------------------------
                 Total Investments in Fixed-Income Securities  (Cost - $21,712,300) - 4.2%                      17,773,980

--------------------------------------------------------------------------------------------------------------------------
 SHORT-TERM         Face
 SECURITIES        Amount                                                                                        Issue
--------------------------------------------------------------------------------------------------------------------------
 Commercial      $     547,000   General Electric Capital Corp.,  1.82% due 1/02/2002                              546,972
 Paper*
--------------------------------------------------------------------------------------------------------------------------
                 Total Investments in Short-Term Securities  (Cost - $546,972) - 0.1%                              546,972
--------------------------------------------------------------------------------------------------------------------------
                 Total Investments  (Cost - $448,745,215)  - 99.1%                                             416,876,402
                 Variation Margin on Financial Futures Contracts** - 0.1%                                          280,857
                 Unrealized Appreciation on Forward Foreign Exchange Contracts-Net*** - 0.0%                       117,913
                 Other Assets Less Liabilities - 0.8%                                                            3,223,366
                                                                                                             -------------
                 Net Assets - 100.0%                                                                         $ 420,498,538
                                                                                                             =============
--------------------------------------------------------------------------------------------------------------------------

(a)   American Depositary Receipts (ADR).
(b)   Non-income producing security.
(c)   Floating rate note.
(d) Warrants entitle the Series to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.
(e)   The security is a perpetual bond and has no definite maturity date.
(f)   The rights may be exercised until 1/22/2002.
(g) Represents a zero coupon bond; the interest rate shown reflects the effective yield at the time of purchase by the Series.
 * Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Series.
** Financial futures contracts purchased as of December 31, 2001 were as follows:

      --------------------------------------------------------------------------
      Number of                                    Expiration
      Contracts     Issue         Exchange         Date             Value
      --------------------------------------------------------------------------
      13            IBEX 35       MEFF             January 2002     $  963,288
      87            CAC 40        MATIF            March 2002        3,609,085
      50            DAX           DTB              March 2002        5,774,801
      18            FTSE          LIFFE            March 2002        1,365,136
      4             MIB 30        MSE              March 2002          577,353
      6             SFE All       SPI              March 2002          262,374
                    Ordinary
      14            Tokyo-TOPIX   Tokyo            March 2002        1,091,714
      --------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased
      (Total Contract Price - $13,363,046)                         $13,643,751
      --------------------------------------------------------------------------

      Financial futures contracts sold as of December 31, 2001 were as follows:

      --------------------------------------------------------------------------
      Number of                                   Expiration
      Contracts     Issue            Exchange     Date             Value
      --------------------------------------------------------------------------
      2             Japanese
                    Government Bond  TSE          March 2002       $2,109,263
      --------------------------------------------------------------------------
      Total Financial Futures Contracts Sold
      (Total Contract Price - $2,109,415)                          $2,109,263
      --------------------------------------------------------------------------

*** Forward foreign exchange contracts as of December 31, 2001 were as follows:

      --------------------------------------------------------------------------
           Foreign Currency            Settlement       Unrealized Appreciation
           Purchased                   Date                 (Depreciation)
      --------------------------------------------------------------------------
           EUR    8,600,000          March 2002               $(25,449)
           GBP      900,000          February 2002              25,150
           GBP      150,000          March 2002                  2,454
           HKD    3,000,000          February 2002                  (8)
      --------------------------------------------------------------------------
          Total (US$ Commitment-$9,542,533)                      2,147
      --------------------------------------------------------------------------

           Foreign
           Currency Sold
      --------------------------------------------------------------------------
           AUD      500,000          February 2002               3,187
           AUD      280,000          March 2002                  1,826
           CHF    4,800,000          March 2002                 15,118
           EUR      225,000          January 2002                1,083
           EUR      800,000          February 2002               2,716
           HKD    3,200,000          March 2002                     72
           JPY   58,000,000          February 2002              23,248
           JPY  219,240,000          March 2002                 68,516
      --------------------------------------------------------------------------
          Total (US$ Commitment-$6,848,941)                    115,766
      --------------------------------------------------------------------------
          Total Unrealized Appreciation on
          Forward Foreign Exchange Contracts-Net             $ 117,913
      --------------------------------------------------------------------------

      See Notes to Financial Statements.

                            PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit                                 Description
Number
1(a)             Declaration of Trust of Registrant.(1)

1(b)             Certificate of Trust.(1)

1(c)             Amendment to Declaration of Trust.(2)

1(d)             Amendment No. 2 to Declaration of Trust.(4)

1(e)             Certificate of Amendment to Certificate of Trust.(4)

1(f)             Amendment No. 3 to Declaration of Trust.(5)

1(g)             Certificate of Amendment to Certificate of Trust.(5)


1(h)             Amendment No. 4 to Declaration of Trust.(7)


2                By-Laws of Registrant.(1)

3 Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.(3)


4 Amended and Restated Management Agreement between Registrant and Fund Asset Management, L.P.

5 Second Amended and Restated Placement Agent Agreement with FAM Distributors, Inc.


6                Not applicable.

7(a)             Form of Custody Agreement with Merrill Lynch Trust Company.(3)


7(b)             Form of Custody Agreement with JPMorgan Chase Bank.(11)



8(a)             Licensing Agreement.(3)


8(b) Form of Fee Waiver Agreement by and among Registrant, Merrill Lynch Index Funds Inc., Fund Asset Management L.P. and Merrill Lynch Investment Managers, L.P.(6)

8(c) Form of Fee Waiver Agreement by and among Registrant, Mercury Index Funds, Inc. and Fund Asset Management, L.P.(10)

8(d) Form of Amended and Restated Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between Registrant and Financial Data Services, Inc.(10)

8(e) Credit Agreement between Registrant and a syndicate of banks.(8)

8(f) Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(9)


9                Not applicable.

10(a)            Consent of Deloitte & Touche LLP, independent auditors for
                 Registrant.

10(b)            Consent of Shearman & Sterling, counsel for Registrant.


11               Not applicable.

12               Not applicable.

13               Not applicable.


14(a)            Form of Power of Attorney.(10)

14(b)            Form of Power of Attorney.(10)

14(c)            Power of Attorney.(11)


15               Not applicable.


16               Code of Ethics.(7)

(1) Incorporated by reference to identically numbered Exhibit to Registrant's initial Registration Statement on Form N-1A (File No. 811-7885).

(2) Incorporated by reference to identically numbered Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(3) Incorporated by reference to the corresponding Exhibit number in Amendment No.1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885) as set forth below:

Exhibit Number                     Incorporated by Reference to Exhibit Number
--------------                     -------------------------------------------
         3                                                    4
         5                                                    6
         7(a)                                                 8(a)
         7(b)                                                 8(b)
         8(a)                                                 9
         14                                                   17(b)

(4) Incorporated by reference to identically numbered Exhibit to Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


(5) Incorporated by reference to identically numbered Exhibit to Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(6) Incorporated by reference to identically numbered Exhibit to Amendment No. 7 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(7) Incorporated by reference to identically numbered Exhibit to Amendment No. 8 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(8) Incorporated by reference to Exhibit B to the Issuer Tender Offer on Form TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973).

(9) Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File Nos. 33-10794 and 811-4934) filed on February 16, 2001.

(10) Incorporated by reference to identically numbered Exhibit to Amendment No. 10 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(11) Incorporated by reference to identically numbered Exhibit to Amendment No. 11 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


Item 24. Persons Controlled by or under Common Control with Registrant.

         The Registrant is not controlled by or under common control with any other person.

Item 25.  Indemnification.

      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the "Investment Company Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

      Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

         Section 8.3 Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the Investment Company Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                  (a) the Trustee, officer, employee or agent to be indemnified provided a security for an undertaking; or

                  (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                  (c) there is a determination, based on a review of readily available facts, that there is reasons to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                           (i) a majority of a quorum of Trustees who are
                    neither Interested Persons of the Trust nor parties to the Proceedings; or

                           (ii) an independent legal counsel in a written
                    opinion.

      Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

      Section 8.4 No Protection Against Certain Investment Company Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Manager or Asset Manager to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Manager or Asset Manager to the Trust or any Series.

      As permitted by Article VIII, Section 8.7 of the Registrant's Declaration of Trust, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.  Business and Other Connections of Investment Adviser.


      Fund Asset Management, L.P. (including doing business as Mercury Advisors) (previously defined as the "Investment Adviser" or "FAM"), also acts as the investment adviser for the following open-end registered investment companies:
Merrill Lynch Strategy Series, Inc., CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Financial Institutions Series Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Mercury HW Funds, Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch World Income Fund, Inc. The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc.; The Municipal Fund Accumulation Program, Inc. and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Corporate High Yield Fund IV, Inc., Corporate High Yield Fund V, Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, MuniHoldings Insured Fund II, Inc., MuniHoldings Michigan Insured Fund II, Inc.,

      MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc. and Senior High Income Portfolio, Inc.

      Merrill Lynch Investment Managers, L.P. (previously defined as "MLIM"), an affiliate of FAM, acts as the investment adviser for the following open-end registered investment companies: Global Financial Services Master Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term Global Income Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc. and the Asset Program, Inc.; and for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Senior Floating Rate Fund II, Inc. and The S&P 500(R) Protected Equity Fund, Inc. MLIM also acts as a sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.


The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for

Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch and Merrill Lynch & Co., Inc. ("ML & Co.") is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The address of the Fund's transfer agent Financial Data Services, Inc. ("FDS") is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

      Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since January 1, 2000 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the first two paragraphs of this
Item 26. Mr. Doll is an officer of one or more of such companies.

      Officers and partners of FAM are set forth as follows:

                        Position(s) with the Investment      Other Substantial Business, Profession,
Name                                Adviser                         Vocation or Employment
----                    -------------------------------      ---------------------------------------
ML & Co.                Limited Partner                      Financial Services Holding Company; Limited
                                                             Partner of MLIM

Princeton Services      General Partner                      General Partner of MLIM

Robert C. Doll, Jr.     President                            President of MLIM; Co-Head (Americas
                                                             Region) of MLIM from 2000 to 2001; Senior
                                                             Vice President of FAM and MLIM from 1999
                                                             to 2000; Director of Princeton Services;
                                                             Chief Investment Officer of
                                                             OppenheimerFunds, Inc. in 1999 and
                                                             Executive Vice President thereof from
                                                             1991 to 1999

Terry K. Glenn          Chairman (Americas Region)           President, Merrill Lynch Mutual Funds;
                        and Executive Vice President         Executive Vice President of MLIM; Executive
                                                             Vice President and Director of Princeton
                                                             Services; President and Director of FAMD;
                                                             Director of FDS; President of Princeton
                                                             Administrators, L.P.

                        Position(s) with the Investment      Other Substantial Business, Profession,
Name                                Adviser                         Vocation or Employment
----                    -------------------------------      ---------------------------------------
Donald C. Burke         First Vice President,                First Vice President and Treasurer of MLIM;
                        Treasurer and Director of            Senior Vice President and Treasurer of Princeton
                        Taxation                             Services; Vice President of FAMD


Philip L. Kirstein      General Counsel                      General Counsel (Americas Region) of MLIM; Senior
                        (Americas Region)                    Vice President, Secretary, General Counsel
                                                             and Director of Princeton Services


Debra Landsman-Yaros    Senior Vice President                First Vice President of MLIM; Senior Vice
                                                             President of Princeton Services; Vice
                                                             President of FAMD

Stephen M.M. Miller     Senior Vice President                Executive Vice President of Princeton
                                                             Administrators, L.P.; Senior Vice President of
                                                             Princeton Services

Mary Taylor             Head (Americas Region)               President and Chief Operating Officer of
                                                             MLIM Canada; Vice President of ML & CO.

Gregory D. Upah         Senior Vice President                First Vice President of MLIM; Senior Vice
                                                             President of Princeton Services

Item 27.  Principal Underwriters.

      (a) FAM Distributors, Inc. (previously defined as "FAMD"), acts as the placement agent for the Registrant, principal underwriter for Merrill Lynch Index Funds, Inc., Mercury Index Funds, Inc., Merrill Lynch Strategy Series, Inc. and Mercury Asset Management Funds, Inc., for Summit Cash Reserves Fund of Financial Institutions Series Trust, and for Mercury Asset Management V.I. Funds, Inc. and its affiliates act as principal underwriter for each of the open-end registered investment companies referred to in the first two paragraphs of Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Global Financial Services Master Trust, Master Basic Value Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc. FAMD acts as the principal underwriter for each of the following additional open-end registered investment companies: Mercury Basic Value Fund, Inc., Mercury Focus Twenty Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury Gold and Mining Fund of Mercury Funds, Inc., Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Mid Cap Growth Fund, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Premier Growth Fund, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Mid Cap Growth Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc. and Merrill Lynch U.S. High Yield Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Mercury Senior Floating Rate Fund, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

      (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9011, except that the address of Messrs. Breen, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

                                         Positions and Office                 Positions and Offices
Name                                           with FAMD                         with Registrant
----                                           ---------                          ---------------
Terry K. Glenn                           President and Director                President and Trustee
Michael G. Clark                         Director and Treasurer                None
Thomas J. Verage                         Director                              None
Michael J. Brady                         Vice President                        None
William M. Breen                         Vice President                        None
Donald C. Burke                          Vice President                        Vice President and Treasurer
James T. Fatseas                         Vice President                        None
Debra W. Landsman-Yaros                  Vice President                        None
William Wasel                            Vice President                        None
Robert Harris                            Secretary                             None

      (c) Not Applicable.

Item 28.  Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29.  Management Services.

      Other than as set forth under the captions "Management, Organization, and Capital Structure" and "Management of the Registrant" in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

      None.

                                   SIGNATURES



      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 6th day of December, 2002.



                                      Quantitative Master Series Trust

                                               (Registrant)


                                      By: /s/ Donald C. Burke
                                          ----------------------------
                                          Donald C. Burke

                                 EXHIBIT INDEX

Exhibits                       Description
--------                       -----------


4 Amended and Restated Management Agreement between Registrant and Fund Asset Management, L.P.

5 Second Amended and Restated Placement Agent Agreement with FAM Distributors, Inc.

10(a)          Consent of Deloitte & Touche LLP, independent auditors for
               Registrant.

10(b)          Consent of Shearman & Sterling, counsel for Registrant.